Registration Statement No. 333-51817
                                                Filed pursuant to Rule 424(b)(5)

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 1998)

                          $1,061,090,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                                  as Depositor
                      Morgan Stanley Mortgage Capital Inc.
                 Midland Loan Services, Inc. and PNC Bank, N.A.
                         Residential Funding Corporation
                          as Mortgage Loan Sellers and
                           Midland Loan Services, Inc.
                     as Master Sericer and Special Servicer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1
                           -------------------------
      The Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will consist of 19 Classes of Certificates, designated as (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), (ii) the Class X Certificates (the "Class X Certificates" or the "Interest Only Certificates" and together with the Class A Certificates, the "Senior Certificates"), (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Subordinate Certificates" and together with the Senior Certificates, the "Regular Certificates", (iv) the Class R-I, Class R-II and Class R-III Certificates (together, the "Residual Certificates"); and (v) the Class V certificates (the "Class V Certificates," or the "Non-REMIC Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies") as set forth in the table below. Each Class of Offered Certificates will be issued with the aggregate principal balance (the aggregate "Certificate Balance") or aggregate notional amount (the aggregate "Notional Amount"), and will accrue interest (initially, in the case of the Interest Only Certificates and the Class E Certificates) at the per annum rate (the "Pass-Through Rate"), set forth in the table below.

      The Certificates will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Commercial Mortgage Acceptance Corp. (the "Depositor") pursuant to a Pooling and Servicing
Agreement,  to be  dated  as  of  July  1,  1998  (the  "Pooling  and  Servicing
Agreement"),  among  the  Depositor,  Midland  Loan  Services,  Inc.,  as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO
Bank N.V., as fiscal agent (the "Fiscal Agent"). Distributions on the Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Certificates (the "Certificateholders"). The Offered Certificates do not constitute obligations of the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their respective affiliates. Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their respective affiliates or any other person.
(cover page continued on following pages)
                           -------------------------
      See "Risk Factors" beginning on page S-20 in this Prospectus Supplement and page 6 of the Prospectus for a discussion of the material risks to be considered before purchasing the Offered Certificates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                     Scheduled
                         Initial       Initial         Final
                       Certificate   Pass-Through   Distribution   Ratings (4)
      Class            Balance (1)     Rate (2)        Date (3)    S&P/Moody's
      -----            -----------   ------------   ------------   -----------

Class A-1..........  $  277,000,000    6.23000%    December 2007     AAA/Aaa
Class A-2..........  $  581,412,000    6.49000%    May      2008     AAA/Aaa
Class X............  $1,192,237,749    1.10227%    March    2023     AAAr/Aaa
Class B............  $   59,611,000    6.60000%    June     2008     AA/Aa2
Class C............  $   59,612,000    6.76000%    June     2008      A/A2
Class D............  $   62,593,000    7.15000%    April    2010     BBB/Baa2
Class E............  $   20,862,000    7.49317%    May      2011     BBB-/Baa3

-----------------------
(footnotes on next page)


      The Offered Certificates will be purchased by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and by Residential Funding Securities Corporation ("RFSC" and together with Morgan Stanley, the "Underwriters") from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $1,145,031,000, before deducting certain expenses payable by the Depositor, plus accrued interest. For further information with respect to the plan of distribution and any discounts and commissions, see "PLAN OF DISTRIBUTION" herein.

      The Offered Certificates are offered by the Underwriters, when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in the United States and may be made in book-entry form through Cedel Bank, S.A. ("CEDEL") and the Euroclear System ("Euroclear"), as participants of DTC, in Europe, against payment therefor on or about July 29, 1998 (the "Delivery Date").

MORGAN STANLEY DEAN WITTER
      RESIDENTIAL FUNDING SECURITIES CORPORATION
                              --------------------

                      PNC CAPITAL MARKETS as Selling Agent
July 15, 1998

                           [MAP OMITTED]

The footnotes to the table on the cover page are as follows:

   (1)The table sets forth: in the case of the Interest Only Certificates, the initial aggregate Notional Amount thereof; and, in the case of each other Class of Offered Certificates, the initial aggregate Certificate Balance thereof. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to distributions of principal. The initial aggregate Certificate Balance or Notional Amount of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%.
   (2)The Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date are fixed at the respective per annum rates set forth in the table; provided that in each case (other than the Class D Certificates) such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date. The Pass-Through Rates for the Interest Only Certificates and the Class E Certificates are variable and, subsequent to the initial Distribution Date (as defined herein), will be determined as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" herein. The Pass-Through Rates for the Interest Only Certificates and the Class E Certificates as set forth in the table are the approximate initial Pass-Through Rates. In addition to distributions of principal and interest, holders of certain Classes of the Offered Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers as described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums" herein.
   (3)The "Scheduled Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the final distribution would occur for such Class based on the assumption that no Mortgage Loan is prepaid in whole or in part and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experiences of the Mortgage Loans will likely differ from such assumptions. As described herein under "RATINGS", the Rated Final Distribution Date for those Classes of Offered Certificates entitled to distributions of principal will be the Distribution Date in July 2031.
   (4)See "RATINGS" herein.

---------------------------
(continued from cover)

      This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

      Until October 13, 1998, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

      No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

      There is currently no secondary market for the Offered Certificates. The Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any securities exchange. See "RISK FACTORS--Limited Liquidity" herein.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Offered Certificates. This Prospectus Supplement and the accompanying Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W, Washington D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov. See "ADDITIONAL INFORMATION" and "REPORTS" in the Prospectus.

                           FORWARD-LOOKING STATEMENTS

      If and when included in this Prospectus Supplement and the accompanying Prospectus or in documents incorporated herein or therein by reference, the words "expects," "intends," "anticipates," "estimates" and analogous expressions are intended to identify forward-looking statements. Any such statements, which may include statements contained in "RISK FACTORS" herein and in the Prospectus, inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other events, conditions and circumstances, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


                          REPORTS TO CERTIFICATEHOLDERS

      The Trustee will mail or otherwise make available monthly reports concerning the Certificates to all Certificateholders of record.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION......................................... S-iii

FORWARD-LOOKING STATEMENTS.....................................S-iii

REPORTS TO CERTIFICATEHOLDERS..................................S-iii

SUMMARY OF PROSPECTUS SUPPLEMENT...............................S-1

RISK FACTORS...................................................S-21
  Investment in Commercial and Multifamily Mortgage Loans......S-21
  Repurchase of Mortgage Loans.................................S-29
  Prepayment and Yield Considerations..........................S-29
  Effect of Prepayment Premiums................................S-30
  Risks Associated with Balloon Loans..........................S-30
  Pass-Through Rate Considerations.............................S-30
  Limited Liquidity............................................S-30
  Potential Conflict of Interest in Connection with Specially
  Serviced Mortgage Loans......................................S-30

DESCRIPTION OF THE MORTGAGE POOL...............................S-31
  General......................................................S-31
  Security for the Mortgage Loans..............................S-32
  Underwriting Standards.......................................S-33
  Certain Terms and Conditions of the Mortgage Loans...........S-33
  Certain Characteristics of the Mortgage Pool.................S-37
  The Sellers..................................................S-41
  Changes in Mortgage Pool Characteristics.....................S-42
  Representations and Warranties; Repurchase...................S-42

MASTER SERVICER AND SPECIAL SERVICER...........................S-46

DESCRIPTION OF THE CERTIFICATES................................S-49
  General......................................................S-49
  Certificate Balances and Notional Amounts....................S-49
  Pass-Through Rates...........................................S-50
  Distributions................................................S-51
  Appraisal Reductions.........................................S-55
  Realized Losses and Allocations of Certain Expenses..........S-57
  Prepayment Interest Shortfalls...............................S-58
  Scheduled Final Distribution Date............................S-58
  Subordination................................................S-59
  Optional Termination.........................................S-60
  Voting Rights................................................S-60
  Delivery, Form and Denomination..............................S-60
  Registration and Transfer....................................S-64

YIELD AND MATURITY  CONSIDERATIONS.............................S-64
  Yield Considerations.........................................S-64
  Yield Sensitivity of the Interest Only  Certificates.........S-67
  Weighted Average Life........................................S-68

THE POOLING AND SERVICING AGREEMENT............................S-73
  General......................................................S-73
  Assignment of the Mortgage Loans.............................S-73
  Servicing of the Mortgage Loans; Collection of Payments......S-75
  Collection Activities........................................S-76
  Advances.....................................................S-76
  Accounts.....................................................S-77
  Withdrawals from the Collection Account......................S-79
  Enforcement of "Due-on-Sale" and "Due-on-Encumbrance"
  Clauses......................................................S-79
  Inspections..................................................S-80
  Realization Upon Mortgage Loans..............................S-80
  Amendments, Modifications and Waivers........................S-82
  The Trustee..................................................S-83
  Duties of the Trustee........................................S-84
  The Fiscal Agent.............................................S-84
  Servicing Compensation and Payment of Expenses...............S-84
  Special Servicing............................................S-85
  The Operating Adviser........................................S-86
  Sub-Servicers................................................S-88
  Reports to Certificateholders; Available Information.........S-88

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.......................S-91

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA..S-93

ERISA CONSIDERATIONS...........................................S-93
  Plan Asset Regulation........................................S-94
  Individual Exemption.........................................S-94
  Other Exemptions.............................................S-95
  Insurance Company Purchasers.................................S-96

LEGAL INVESTMENT...............................................S-97

PLAN OF DISTRIBUTION...........................................S-97

USE OF PROCEEDS................................................S-98

LEGAL MATTERS..................................................S-98

RATINGS........................................................S-98

INDEX OF DEFINITIONS...........................................S-100

APPENDIX I - Mortgage Pool Information.........................I-1

APPENDIX II - Certain Characteristics of the Mortgage Loans....II-1

APPENDIX III -- Significant Loan Summaries.....................III-1

APPENDIX  IV  - Additional Information Regarding Multifamily
Mortgage Loans.................................................IV-1

TERM SHEET.....................................................T-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      Prospective investors are advised to read carefully, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Summary does not include all relevant information relating to the Offered Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should review fully this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. See "INDEX OF DEFINITIONS" herein and in the Prospectus.


---------------------------------------------------------------------------------------------------------------------
               Initial Aggregate
                  Certificate                                                        Description of      Initial
                   Balance or        Rating by        Weighted         Principal      Pass-Through    Pass-Through
    Class       Notional Amount(1)  S&P/Moody's     Average Life(2)    Window(2)          Rate          Rate (3)
---------------------------------------------------------------------------------------------------------------------
Senior Certificates
---------------------------------------------------------------------------------------------------------------------
A-1            $   277,000,000        AAA/Aaa            5.4             1-113         Fixed Rate       6.23000%
---------------------------------------------------------------------------------------------------------------------
A-2            $   581,412,000        AAA/Aaa            9.6            113-118        Fixed Rate       6.49000%
---------------------------------------------------------------------------------------------------------------------
X (4)          $ 1,192,237,749(4)     AAAr/Aaa           N/A              N/A        Variable Rate      1.10227%
---------------------------------------------------------------------------------------------------------------------
Subordinate Certificates
---------------------------------------------------------------------------------------------------------------------
B              $    59,611,000         AA/Aa2            9.8            118-119        Fixed Rate       6.60000%
---------------------------------------------------------------------------------------------------------------------
C              $    59,612,000          A/A2             9.9              119          Fixed Rate       6.76000%
---------------------------------------------------------------------------------------------------------------------
D              $    62,593,000        BBB/Baa2          10.5            119-141        Fixed Rate       7.15000%
---------------------------------------------------------------------------------------------------------------------
E              $    20,862,000       BBB-/Baa3          12.1            141-154      Variable Rate      7.49317%
---------------------------------------------------------------------------------------------------------------------
F (5)          $    53,650,000         BB+/NR           14.2            154-176        Fixed Rate       6.23000%
---------------------------------------------------------------------------------------------------------------------
G (5)          $    11,923,000         BB/NR            14.7            176-178        Fixed Rate       6.21000%
---------------------------------------------------------------------------------------------------------------------
H (5)          $     8,942,000         BB-/NR           15.0            178-186        Fixed Rate       6.21000%
---------------------------------------------------------------------------------------------------------------------
J (5)          $    14,905,000         B+/NR            16.5            186-210        Fixed Rate       6.21000%
---------------------------------------------------------------------------------------------------------------------
K (5)          $      8,939,000         B/NR            18.0            210-223        Fixed Rate       6.21000%
---------------------------------------------------------------------------------------------------------------------
L (5)          $    11,924,000         NR/B3            19.1            223-233        Fixed Rate       6.21000%
---------------------------------------------------------------------------------------------------------------------
M(5)           $      8,940,000       NR/Caa2           19.6            233-236        Fixed Rate       6.21000%
---------------------------------------------------------------------------------------------------------------------
N(5)           $    11,925,941         NR/NR            21.5            236-296        Fixed Rate       6.21000%
---------------------------------------------------------------------------------------------------------------------

 (1) In each case,  subject to a variance of plus or minus 5%.
 (2) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table are based on the Maturity Assumptions and a pricing speed of 0% CPR (as defined herein) applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Yield Maintenance Premium (as defined herein) in connection therewith. See "YIELD AND MATURITY CONSIDERATIONS" herein.
 (3) The Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates for each Distribution Date will be equal to the fixed rates per annum set forth in the table; provided that in each case (other than the Class D Certificates) such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date. The initial Pass-Through Rates for the Interest Only Certificates and the Class E Certificates set forth in the table are approximate. The Pass-Through Rates for the Interest Only Certificates and the Class E Certificates are variable and, subsequent to the initial Distribution Date, will be determined as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" herein.
 (4) Initial Aggregate Notional Amount. The Notional Amount for the Class X Certificates will be equal to 99.9999% of the aggregate Stated Principal Balance of the Mortgage Loans.
 (5) Not offered hereby.

---------------

      The Residual Certificates and the Class V Certificates are not represented in this table. The Residual Certificates and Class V Certificates do not have Certificate Balances, Notional Amounts, Pass-Through Rates or any ratings thereon.

Title of
 Certificates...... Commercial  Mortgage  Acceptance Corp.  Commercial  Mortgage
                    Pass-Through     Certificates,     Series    1998-C1    (the
                    "Certificates").

                    The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of July 1, 1998 (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

                    Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates are offered hereby.

                    The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class V, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") have not been registered under the 1933 Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided solely because of its relevance to a prospective purchaser of an Offered Certificate.

Depositor.......... Commercial  Mortgage  Acceptance Corp. (the "Depositor"),  a
                    wholly owned subsidiary of Midland Loan Services, Inc. (the Master Servicer and the Special Servicer). See "THE DEPOSITOR" in the Prospectus.

Sellers............ Morgan  Stanley  Mortgage  Capital  Inc.  ("MSMC") as to 142
                    Mortgage Loans, representing 49.06% of the Initial Pool Balance (as defined herein), Midland Loan Services, Inc. ("Midland") and PNC Bank, N.A. ("PNC") as to 109 Mortgage Loans, representing 32.72% of the Initial Pool Balance; and Residential Funding Corporation ("RFC" and, collectively with MSMC, Midland and PNC, the "Sellers") as to 71 Mortgage Loans, representing 18.22% of the Initial Pool Balance. Each Seller will sell its Mortgage Loans to the Depositor on the Closing Date pursuant to an agreement (each, a "Mortgage Loan Purchase Agreement"), which will be assigned in relevant part to the Trustee. See "DESCRIPTION OF THE MORTGAGE POOL--The Sellers" herein.

Master Servicer.... Midland  Loan  Services,  Inc.  (the "Master  Servicer"),  a
                    wholly owned subsidiary of PNC. See "MASTER SERVICER AND SPECIAL SERVICER" herein. The Master Servicer will be obligated to make Advances (as defined herein) with respect to the Mortgage Loans as described herein. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein.

Special Servicer... Midland Loan  Services,  Inc.  (the "Special  Servicer"),  a
                    wholly owned subsidiary of PNC. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is reasonably foreseeable, and for the management of REO Properties. The Special Servicer will be required to notify the Operating Adviser before taking certain actions and to obtain the approval of the Operating Adviser with respect to certain matters, and may be replaced by the Operating Adviser without cause, as described herein. See "MASTER SERVICER AND SPECIAL SERVICER" herein.

Trustee............ LaSalle National Bank, a national  banking  association (the
                    "Trustee"). See "THE ------- POOLING AND SERVICING AGREEMENT--The Trustee" herein. The Trustee will be obligated to make Advances with respect to the Mortgage Loans in certain circumstances in which the Master Servicer was required but failed to do so, as described under "THE POOLING AND SERVICING AGREEMENT-Advances" herein.

Fiscal Agent....... ABN AMRO Bank N.V., a Netherlands banking  corporation,  and the indirect corporate parent of the Trustee (the "Fiscal Agent"). See "THE POOLING AND SERVICING AGREEMENT--The Fiscal Agent" herein. The Fiscal Agent will be obligated to make Advances with respect to the Mortgage Loans in certain circumstances in which the Master Servicer and the Trustee were required but failed to do so, as described under "THE POOLING AND SERVICING AGREEMENT--Advances" herein.

Operating Adviser.. The holders of  Certificates  representing  more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then-aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class, the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class"), may appoint a representative (the "Operating Adviser") as described herein. The Special Servicer will be required to notify the Operating Adviser before taking certain actions and to obtain the approval of the Operating Adviser with respect to certain matters, and may be replaced by the Operating Adviser without cause, as described herein. See "THE POOLING AND SERVICING AGREEMENT--General" and "--The Operating Adviser" herein.

Cut-off Date....... July 1, 1998.

Closing Date....... On or about July 29, 1998.

Distribution Date.. The 15th  day of each  month,  or if such  15th day is not a
                    Business   Day,  the   Business  Day  (as  defined   herein)
                    immediately following such day, commencing in August, 1998.

Scheduled Final
Distribution Date..                                               Scheduled
                                                                    Final
                     Class Designation                         Distribution Date
                     -----------------                         -----------------

                     Class A-1...............................     December 2007
                     Class A-2...............................     May 2008
                     Class X  ...............................     March 2023
                     Class B  ...............................     June 2008
                     Class C  ...............................     June 2008
                     Class D  ...............................     April 2010
                     Class E  ...............................     May 2011
                     Class F.................................     March 2013
                     Class G  ...............................     May 2013
                     Class H  ...............................     January 2014
                     Class J  ...............................     January 2016
                     Class K.................................     February 2017
                     Class L.................................     December 2017
                     Class M.................................     March 2018
                     Class N  ...............................     March 2023

                    The Scheduled Final Distribution Dates set forth above have been determined on the basis of the assumptions described in

                    "DESCRIPTION    OF   THE    CERTIFICATES--Scheduled    Final
                    Distribution Date" herein.

Rated Final
Distribution Date.. The Distribution Date in July 2031.

Record Date........ With  respect  to  each  Distribution  Date,  the  close  of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Interest Accrual
Period............. With respect to any  Distribution  Date,  the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

Collection Period.. With  respect  to each  Distribution  Date and any  Mortgage
                    Loan, the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August, 1998 on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

Determination
Date............... With respect to each Distribution  Date, (i) with respect to scheduled Monthly Payments, the fourth Business Day prior to such Distribution Date and (ii) with respect to all other payments received with respect to the Mortgage Loans or REO Property, the fifth Business Day prior to such Distribution Date.

Due Date........... With respect to any Collection Period and Mortgage Loan, the date on which scheduled payments are due on such Mortgage Loan (without regard to grace periods), which date for all of the Mortgage Loans is the first day of the month (the "Due -- Date").

Denominations...... The  Class  A  Certificates  will  initially  be  issued  in book-entry form in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D and Class E Certificates will initially be issued in book-entry form in denominations of $50,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See
                    "DESCRIPTION OF THE CERTIFICATES--Delivery, Form and Denomination" herein.

Clearance and
Settlement......... Certificateholders   must  elect  to  hold   their   Offered
                    Certificates in book-entry form, delivery of which will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedel Bank, societe anonyme ("CEDEL"), or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

Distributions...... Distributions  on the  Certificates  will  be  made  on each
                    Distribution Date, commencing in August, 1998, to the holders of record at the close of business on the related Record Date.

                    The aggregate amount available for distribution with respect to the Certificates on any Distribution Date, other than distributions of Prepayment Premiums, is the Available Funds. See "DESCRIPTION OF THE CERTIFICATES-- Distributions--Method, Timing and Amount" for a detailed description of what constitutes Available Funds for any Distribution Date.

                    On each Distribution Date, the Available Funds first will be applied to make distributions to the holders of the Senior Certificates as follows:

                    First, pro rata among the respective Classes of Senior Certificates, in respect of interest accrued on such Classes during the preceding month and any interest accrued on such Classes in prior months but not previously paid, together with interest on such past due amount at a rate equal to the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date;

                    Second, to distributions of principal to the holders of the Class A Certificates, in the following order: first, to the holders of the Class A-1 Certificates and second, to the holders of the Class A-2 Certificates, in each case up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date; and

                    Third, in reimbursement of any Realized Losses and Expense Losses allocated to the Class A-1 and Class A-2 Certificates on a prior Distribution Date, together with interest thereon at the Pass-Through Rate for such Class, pro rata as among such Classes in accordance with the respective amounts of Realized Losses and Expense Losses.

                    On each Distribution Date, the Available Funds remaining after distributions to the holders of the Senior Certificates will be distributed to the holders of each Class of Subordinate Certificates, in the order of their alphabetic designation, as follows:

                    First, in respect of interest accrued on such Class during the preceding month and any interest accrued on such Class in prior months but not previously paid, together with interest on such past due amount at a rate equal to the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date;

                    Second, if the Certificate Balance of each Class with an earlier alphabetic designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (x) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (y) the remaining portion of the Principal Distribution Amount for such Distribution Date; and

                    Third, in reimbursement of any Realized Losses and Expense Losses allocated to such Class on a prior Distribution Date, together with interest thereon at the Pass-Through Rate for such Class;

                    provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, the payments of principal to be made as contemplated by clause second above with respect to the Class A Certificates will be made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding Certificate Balances of such Classes of Certificates.

                    Any portion of the Available Funds for any Distribution Date that is not otherwise payable to the holders of the Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

                    Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balances of the Certificates in respect of which any such reimbursement is made.

                    An amount equal to 22% and 45% of any Edgewater Final Contingent Interest will be distributed to the holders of the Class A-1 and Class X Certificates, respectively. Any remaining Contingent Interest will be distributed to the holders of the Class V Certificates.

                    See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

                    Distribution   of   Prepayment    Premiums...........    Any
                    Prepayment Premium actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of the Offered Certificates as set forth in "DESCRIPTION OF THE CERTIFICATES--Distributions-- Distributions of Prepayment Premiums" herein.

Appraisal
Reductions......... With respect to the first  Distribution  Date  following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan,
                    (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 45 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer,
                    (iv) 30 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding,
                    (v) immediately  after a borrower declares  bankruptcy,  and
                    (vi)
                    immediately after a Mortgage Loan becomes an REO Mortgage Loan (each, an "Appraisal Reduction Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), an Appraisal Reduction will be calculated.

                    The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of
                    (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such
                    Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance). Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain (i) a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, which appraisal shall be conducted in accordance with MAI standards by an appraiser with at least ten years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located or (ii) an internal property valuation performed by the Special Servicer at its discretion in accordance with the servicing standard set forth herein with respect to any Mortgage Loan with an outstanding principal balance equal to or less than $1,500,000 (an "Updated Appraisal"); provided that if the Special Servicer had completed or obtained an Updated Appraisal within the immediately preceding 12 months,  the  Special  Servicer  may  rely on  such  Updated
                    Appraisal and shall have no duty to prepare a new Updated Appraisal, unless such reliance would not be in accordance with the servicing standard set forth herein. The cost of any such Updated Appraisal if not an internal valuation performed by the Special Servicer shall be paid by the
                    Master Servicer as a Servicing Advance. If no Updated Appraisal has been obtained within 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Property or REO Property (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction.

                    The Master Servicer, based on the Updated Appraisal or Special Servicer's Appraised Reduction Estimate provided to it by the Special Servicer, shall calculate any Appraisal Reduction. If the Appraisal Reduction is calculated using the Special Servicer's Reduction Estimate, then on the first Distribution Date occurring on or after the delivery of the Updated Appraisal, the Master Servicer will be required to adjust the Appraisal Reduction to take into account the Updated

                    Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate).

                    Annual updates of such Updated Appraisal will be obtained during the continuance of an Appraisal Reduction Event. The cost of such annual updates shall be paid as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. In addition, the Operating Adviser may at any time request the Special Servicer to obtain (at the Operating Adviser's expense) an Updated Appraisal. The Appraisal Reduction will be adjusted by the Master Servicer based on such Updated Appraisal. Any Updated Appraisal obtained by the Special Servicer pursuant to this section shall be delivered by the Special Servicer to the Master Servicer, and the Master Servicer shall deliver such Updated Appraisal to the Trustee within 15 days of receipt by the Master Servicer of such Updated Appraisal from the Special Servicer and the Trustee shall deliver such Updated Appraisal to the Holders of the Privately Offered Certificates within 15 days of receipt by the Trustee of such Updated Appraisal from the Master Servicer.

                    Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined, such Appraisal Reduction will be eliminated.

                    The existence of an Appraisal Reduction proportionately reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent interest on the related Mortgage Loan, which may result in a reduction in current distributions in respect of one or more of the then-most subordinate Classes of Principal Balance Certificates and may under certain circumstances result in an Expense Loss being allocated to the then-most subordinate Class of Principal Balance Certificates. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein.

Administrative
Cost Rate.......... Each of the Master Servicer and the Trustee will be entitled to receive a monthly fee (a "Master Servicing Fee" and a "Trustee Fee", respectively) in respect of each Mortgage Loan (payable out of payments (or advances in lieu thereof) and other collections of interest thereon) based upon the Stated Principal Balance of such Mortgage Loan. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). With respect to 150, 75 and 41 Mortgage Loans, representing approximately 44.48%, 19.81% and 14.13%, respectively, of the Initial Pool Balance, the Administrative Cost Rate for each Mortgage Loan will equal 0.0824%, 0.0834% and 0.1250%, respectively, per annum and, with respect to the remainder of the Mortgage Loans, the Administrative Cost Rate for each Mortgage Loan will range from 0.0484% to 0.6034% per annum, as set forth in Appendix II hereto. As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was 0.0984% per annum. The Master Servicer will be obligated to pay the fees of its subservicers out of its Master Servicing Fees. For a discussion of additional Master Servicer compensation, as well as Special Servicer compensation, see "THE POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses" herein.

Certain Yield
and Prepayment
Considerations..... The yield on each  Class of the  Offered  Certificates  will depend on, among other things, the Pass-Through Rate for such Certificates.

                    The yield on any Principal Balance Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of such Certificate. An investor that purchases any Principal Balance Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Principal Balance Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Principal Balance Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield. The yield to an Investor in the Certificates also will be affected by, among other things, Pass-Through Rates in effect from time to time, Appraisal Reductions, Realized Losses and Expense Losses, which may adversely affect the amounts distributable to one or more Classes of Regular Certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of Available Funds" and "--Distributions--Principal Distribution Amount" herein.

                    The Class X Certificates are interest-only Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase, extension, default and recovery experience on the Mortgage Loans, which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates. See "YIELD AND MATURITY
                    CONSIDERATIONS--Yield Sensitivity of the Interest Only Certificates" herein.

                    The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "YIELD AND MATURITY CONSIDERATIONS" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

Advances........... As and to the extent described herein,  the Master Servicer, the Trustee and the Fiscal Agent will each be obligated to make advances ("Advances") in respect of -------- delinquent payments of principal (other than the principal portion of Balloon Payments) and/or interest on the Mortgage Loans (each, a "P&I Advance") ------------ and the Master Servicer, the Trustee and the Fiscal Agent will each be obligated to cover certain servicing expenses (each, a "Servicing Advance") in -------------------- accordance with the provisions set forth in the Pooling and Servicing
                    Agreement. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein. If the Master Servicer fails to make any Advance that it is obligated to make pursuant to the Pooling and Servicing Agreement, the Trustee will be required to make such Advance; if the Trustee fails to make any Advance that it is obligated to make pursuant to the Pooling and Servicing Agreement, the Fiscal Agent will be required to make such Advance. No Advances will be required in respect of payments of Contingent Interest.

                    Each of the Master Servicer, the Trustee and the Fiscal Agent, as applicable, will be obligated to make Advances only to the extent that it determines, in its reasonable discretion, that such Advances are ultimately recoverable from future payments and other collections on the related Mortgage Loan or REO Property. Such determination will be conclusive and binding on the Certificateholders.

                    The Master Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to the Mortgage Loans identified as Loan ID numbers 136, 195, 208 and 240 on the Mortgage Loan Schedule, for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related borrower's obligation to make the related Monthly Payment expires pursuant to the related Mortgage Loan documents. Such interest on any Advance will be payable to the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, first out of default interest actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan and, to the extent such amounts are insufficient, in connection with or at any time following the reimbursement of such
                    Advance, out of any amounts then on deposit in the Collection Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates. See "THE POOLING AND SERVICING AGREEMENT-- Advances" herein.

Subordination;
Allocation of
Realized Losses
and Expense Losses. The  rights of the Class B, Class C, Class D, Class E, Class
                    F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (the "Subordinate ----------- Certificates") to receive payments of ------------ principal and interest will be subordinated to the rights of the Class A-1, Class A-2 and Class X Certificates (the "Senior Certificates"), to the --------------------- extent described herein and, further, in the case of any particular Class of Subordinate Certificates to the rights of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, as described herein. Such subordination will be accomplished by
                    (i)  the   application  of  Available  Funds  in  the  order
                    described above under "--Distributions" and (ii) the allocation of Realized Losses incurred on the Mortgage Loans and Expense Losses to the Regular Certificates (other than the Class X Certificates, which may nonetheless incur reductions of their Notional Amount) in reverse order of their alphabetical Class designations; provided that Realized Losses and Expense Losses are allocated pro rata to the Class A-1 and Class A-2 Certificates in accordance with their respective Certificate Balances. In addition, the rights of the holders of the Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Regular Certificates, to the extent described herein. No other form of credit enhancement is offered for the benefit of the holders of the Certificates.

Payment Interest
Shortfalls......... If a borrower  prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest at the related Mortgage Rate (as defined herein) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee
                    Fees) on such prepayment will constitute a "Prepayment Interest Shortfall".

                    Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of its Master Servicing Fees for the related Collection Period (but only up to 0.029% per annum per Mortgage Loan), any
                    Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the

                    Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

                    Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of Regular Certificates will be reduced to the extent that any Net Aggregate Prepayment Interest Shortfalls are allocated thereto. See "THE POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses" herein.

Optional
Termination........ The Depositor,  the Master Servicer,  the Special  Servicer,
                    the majority holders of the Controlling Class and any holder of the Class R-I Certificates representing more than a 50% Percentage Interest of the Class R-I Certificates will each have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans, and all property acquired through exercise of remedies in respect of any Mortgage
                    Loans, remaining in the Trust Fund, and thereby effect a termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

Certain Federal
Income Tax
Consequences....... Three separate  "real estate  mortgage  investment  conduit"
                    ("REMIC") elections will be ----- made with respect to the Trust Fund for federal income tax purposes. The assets of "REMIC I" will consist primarily of the Mortgage Loans and any properties acquired on behalf of the Certificateholders (but not including the Contingent Interest). The assets of "REMIC II" will consist of the separate uncertificated REMIC I regular interests, and the assets of "REMIC III" will consist of the separate uncertificated REMIC II regular interests. For federal income tax purposes, (i) the Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III,
                    (ii) the Class R-I Certificates will be the sole class of residual interests in REMIC I, (iii) the Class R-II Certificates will be the sole class of residual interests in REMIC II and (iv) the Class R-III Certificates will be the sole class of residual interests in REMIC III.

                    Because they represent regular interests, the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. The Class A-1 and Class X Certificates, for federal income tax purposes, represent both REMIC III regular interests (which components will be treated as newly issued debt instruments) and a beneficial interest in certain assets of the Trust Fund described below. Holders of the Offered Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. The REMIC interest component of the Class X Certificates will be treated as having been issued with original issue discount for federal income tax reporting purposes. For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will not be voluntarily prepaid prior to their respective maturity dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates-- Interest and Acquisition Discount" in the Prospectus.

                    The amount of income reported by a holder of a Subordinate Certificate may exceed cash distributions as a result of the preferential right of other Classes of Regular Certificates to receive cash distributions in the event of losses or delinquencies on the Mortgage Loans.

                    Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Interests" in the Prospectus.

                    Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
                    Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and interest (including original issue discount) with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the underlying assets of the REMIC are secured by residential property or otherwise are assets described in
                    Section 7701(a)(19)(C) of the Code and, accordingly, an investment in the Certificates may not be suitable for some thrift institutions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC" in the Prospectus.

                    The Class A-1 and Class X Certificates also represent undivided beneficial interests in 22% and 45%, respectively, of the Edgewater Final Contingent Interest, which portions of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes and will be treated as having been issued with original issue discount for federal income tax reporting purposes. Furthermore the Class V Certificates will represent the right to receive any remaining Contingent Interest, which portion of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.

                    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC" in the Prospectus and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

ERISA
Considerations..... A fiduciary of an employee  benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or an investor that is an insurance company, should review carefully with its legal advisors whether the purchase, holding or sale of the Offered Certificates could constitute or result in a transaction that is prohibited or is not otherwise permissible under ERISA or Section 4975 of the Code and, if prohibited, whether any statutory or administrative exemption is applicable to any such purchase, holding or sale.

                    The United States Department of Labor has issued an individual prohibited transaction exemption to each of Morgan Stanley and RFSC that generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the Code a transaction relating to the purchase, holding and sale of certain pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," and the servicing and operation of asset pools, such as the Mortgage Pool, provided that certain conditions are satisfied. This exemption is not applicable to the Subordinate Certificates; however, a class prohibited transaction exemption granted with respect to transactions involving insurance company general accounts may be applicable to the purchase and holding by insurance companies of such Classes, provided that the conditions of such exemption are satisfied. See "ERISA CONSIDERATIONS" herein.

Ratings............ It  is  a   condition   of  the   issuance  of  the  Offered
                    Certificates that they receive the following ratings from S&P and Moody's (the "Rating Agencies"):

                           Class           S&P           Moody's
                           -----           ---           -------
                           A-1             AAA            Aaa
                           A-2             AAA            Aaa
                           X               AAAr           Aaa
                           B               AA             Aa2
                           C               A               A2
                           D               BBB            Baa2
                           E               BBB-           Baa3


                    A securities rating addresses the likelihood of the receipt by Certificateholders of distributions due on their Certificates. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates, including, if applicable, distribution of all principal by the Distribution Date in July 2031 (the "Rated Final Distribution Date"). Each security rating assigned to the Certificates should be evaluated independently of any other security rating.

                    The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans or the corresponding effect on yield to investors, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest and a portion of Prepayment Premiums actually collected. The aggregate Notional Amount upon which interest in respect of the Interest Only Certificates is calculated may be reduced by Realized Losses, Expense Losses, prepayments of principal, whether voluntary or involuntary, and repurchases of Mortgage Loans by the Sellers as a result of breaches of representations and warranties. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Interest Only Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such results would be consistent with the "AAA/AAAr" rating received on the Interest Only Certificates, because the rating addresses only the obligation to pay interest timely on the Notional Amount of such Certificates as so reduced from time to time. Accordingly, the ratings of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

                    A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RATINGS" and "RISK FACTORS" herein.

Legal Investment... The  Offered  Certificates  will  not  constitute  "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the Prospectus.

Collateral
Overview:
Loan Details....... The  Certificates   will  represent   beneficial   ownership
                    interests in a trust fund (the "Trust Fund") to be created by the ------------ Depositor. The Trust Fund will consist primarily of a pool (the "Mortgage -------- Pool") of 314 fixed-rate loans with an aggregate Cut-off Date Principal Balance of approximately $1,192,238,941, subject to a variance of plus or minus 5%. With respect to five of such loans, representing approximately 3.01% of the Initial Pool Balance, a single Note is secured by one or more Mortgages encumbering two or more Mortgaged Properties. For purposes of the statistical information contained in this Prospectus Supplement and the Appendices hereto, each such Mortgaged Property (other than the Mortgaged Properties securing the 4th Street Portfolio Loan), is deemed to be a separate loan (collectively the "Multiple Property Loans"). The Cut-off Date Principal Balances for each Multiple Property Loan was calculated by allocating a portion of the Cut-off Date Principal Balance of the related Note based upon the ratio of the appraised value or underwritable cash flow of the related Mortgaged Property to the aggregate appraised value or underwritable cash flow for all of the Mortgaged Properties securing the related Note. Although the related Note for the 4th Street Portfolio Loan (see Appendix
                    II), representing approximately 0.74% of the Initial Pool Balance, is secured by multiple Mortgages encumbering 14 separate Mortgaged Properties, such loan is deemed to be one Mortgage Loan and such Mortgaged Properties are deemed to constitute one Mortgaged Property. The Multiple Property Loans and all other loans in the Mortgage Pool are herein collectively referred to as the "Mortgage Loans". All reports and other information provided by the Master Servicer or the Trustee will be based upon the actual number of loans in the Mortgage Pool, not the number of Mortgage Loans as defined herein.

                    Each Mortgage Loan is secured by a first lien (other than the Crossroads Second Loan) on fee simple or leasehold estates in commercial and multifamily residential properties (each, a "Mortgaged Property"). The Mortgage in the Crossroads Second Loan, which represents approximately 0.27% of the Initial Pool Balance, represents a second lien encumbering the related borrower's: (i) fee interest in a portion of the related Mortgaged Property and (ii) leasehold interest in the remainder of the related Mortgaged Property. The first lien encumbering such Mortgaged Property secures a Mortgage Loan also included in the Mortgage Pool, and both such Mortgage Loans are cross-collateralized and cross-defaulted with each other. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances. The "Cut-off Date Principal Balance" of each
                    Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                    None of the Mortgage Loans is insured or guaranteed by any governmental entity, any private mortgage insurer or by any other person or entity. Substantially all of the Mortgage Loans are non-recourse loans, and prospective Investors should consider all of the Mortgage Loans to be non-recourse loans.

                    The number of the Mortgage Loans included within any particular property type, and the approximate percentage of the Initial Pool Balance for such property type, is set forth below:

                                           % by Cut-off
                                          Date Principal         Number of
                    Property Types            Balance         Mortgage Loans
                    --------------        --------------      --------------

                    Retail                     31.59%                94
                    Multifamily                29.14%               108
                    Office                     12.12%                36
                    Hospitality                 8.91%                26
                    Industrial                  7.08%                25
                    Mixed Use                   4.65%                 2
                    Mobile Home Park            3.04%                15
                    Self Storage                2.03%                12
                    Garage                      0.86%                 2
                    Nursing Home/
                    Assisted Living             0.57%                 2


                    The number of the Mortgage Loans secured by Mortgaged Properties included within any specified geographic area, and the approximate percentage of the Initial Pool Balance for such geographic area, is set forth below:


                                           Approximate
                                           % by Cut-off
                                          Date Principal         Number of
                    Jurisdiction             Balance          Mortgage Loans
                    ------------          --------------      --------------

                    Southern California       12.85%                30
                    Northern California       10.04%                20
                    Pennsylvania               7.42%                15
                    New Jersey                 5.50%                13
                    Texas                      5.08%                25

                    No other jurisdiction has Mortgage Loans aggregating more than approximately 5% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL-Certain Characteristics of the Mortgage Pool-Geographic Concentration" herein, and Appendix I and Appendix II hereto.

                    The Mortgage Pool includes 13 separate sets of Cross-Collateralized Loans, none of which are cross-collateralized or cross-defaulted with any mortgage loan not included in the Mortgage Pool. No set of related Cross-Collateralized Loans constitutes more than approximately 2.59% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Cross-Collateralized Loans" herein and Appendix II hereto.

                    Thirty-nine borrowers (or groups of affiliated borrowers) are a borrower under more than one Mortgage Loan in the Mortgage Pool (totaling 117 of the Mortgage Loans representing approximately 31.72% of the Initial Pool Balance). However, no set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 2.59% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL--

                    Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" herein and Appendix II hereto.

                    Fifty-three of the Mortgage Loans, representing approximately 16.02% of the Initial Pool Balance, are secured by Mortgaged Properties wherein a Major Tenant occupies approximately 50% or more of such Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Tenant Matters" herein and Appendix II hereto.

                    The Mortgage Loans generally permit the related borrower, after the expiration of the applicable Lock-out Period, to voluntarily prepay the Mortgage Loan provided that the specified Prepayment Premium is paid in connection therewith. The applicable Prepayment Premium is generally calculated on the basis of a yield maintenance formula (or, for some Mortgage Loans, a specified percentage of the amount prepaid to the extent such percentage is greater than the yield maintenance amount) or a specified percentage of the amount prepaid, which percentage may either remain constant or decline over time. The "Prepayment Restriction Analysis" table included in Appendix I sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium or Yield Maintenance Premium. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein and Appendix I and Appendix II hereto.

                    Thirteen of the Mortgage Loans permit the related Borrower to defease its Mortgage Loan, subject to certain conditions. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Defeasance" herein and Appendix II hereto.

                    Forty-one of the Mortgage Loans, representing approximately 11.34% of the Initial Pool Balance, have remaining amortization terms that are the same as their respective remaining terms to maturity. The Note evidencing one Mortgage Loan, representing approximately 1.72% of the Initial Pool Balance, is to fully amortize over its stated term through stepped annual debt service payment as follows (11/1/71 through 12/1/88 - $2,499,180; 1/1/89 through
                    10/1/2006 - $2,789,820;  and 11/1/2006  through  10/1/2011 -
                    $2,128,140). See Appendix III-- "The Eastridge Mall Loans" hereto. The remainder of the Mortgage Loans (including 42 Hyper-Amortization Loans representing approximately 18.61% of the Initial Pool Balance) are Balloon Loans providing for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates or Hyper-Amortization Dates. The weighted average Balloon LTV applicable to the Mortgage Pool is 52.2%. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Amortization of Principal" herein and Appendix II hereto.

                    Three of the Mortgage Loans, representing approximately 3.36% of the Initial Pool Balance, provide for the related borrower to pay contingent interest pursuant to the related Mortgage Loan documents. See

                    "DESCRIPTION  OF  THE  MORTGAGE   POOL--Certain   Terms  and
                    Conditions of the Mortgage Loans--Contingent Interest Loans" herein.

                    As of the Cut-off Date, the Mortgage Loans have the following characteristics:

                         (a) Mortgage  Rates  ranging  from 10.250% per annum to
                    6.640% per annum, and a weighted average Mortgage Rate of 7.454% per annum;

                         (b) remaining terms to  stated  maturity  ranging  from
                    31 months to 296 months, and a weighted average remaining term to stated maturity of 132 months;

                         (c) Cut-off   Date  Principal  Balances  ranging   from
                    $537,699  to  $41,939,454,   and  an  average  Cut-off  Date
                    Principal Balance of $3,702,605;

                         (d) a weighted average DSCR  (calculated  as  described
                    in "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Other Information") of 1.42x; and

                         (e) a weighted average LTV (calculated as described  in
                    "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Other Information") of 70.3%.

                    The characteristics of the Mortgage Loans are more particularly described herein under "DESCRIPTION OF THE MORTGAGE POOL" and in the tables in Appendix I, Appendix II, Appendix III and Appendix IV hereto.

                                  RISK FACTORS

      Prospective holders of Certificates should consider, among other things, the factors listed below and in the Prospectus under "RISK FACTORS" in connection with the purchase of the Certificates.

Investment in Commercial and Multifamily Mortgage Loans

      Commercial and Multifamily Lending Generally. Commercial and multifamily lending generally is viewed as exposing a lender to risks which are different from many of the risks faced in connection with other types of lending such as residential mortgage lending. Commercial and multifamily lending generally involves larger loans, thereby providing lenders with less diversification of risk. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, borrower's ability to repay its loan may be impaired. This may occur for a variety of reasons, including an increase in vacancy rates, a decline in rental rates, an increase in operating expenses and/or an increase in necessary capital expenditures. Because the value of an income-producing property is directly related to the net income derived from such property, if the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount outstanding on the related Mortgage Loan. The income from and market value of a Mortgaged Property may also be adversely affected by such factors as changes in the general economic climate, the existence of an oversupply of comparable space or a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions regarding such property's safety, convenience and services. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, the willingness and ability of a property owner to provide capable management, changes in interest rate levels, the availability of financing and potential liability under environmental and other laws. Accordingly, commercial and multifamily property values and net operating income are subject to volatility.

      In addition, as described in more detail below with respect to the various types of properties constituting the Mortgaged Properties, additional risk may be presented by the type and use of a particular Mortgaged Property.

           a. Property Location and Condition. In general, the location, age, construction quality and design of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged for individual leases or, in the case of any hospitality property, the amount that the customer may be charged for the occupancy thereof. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality are likely to require the borrower to spend increasing amounts of money over time for maintenance and capital improvements. Even Mortgaged Properties that were well constructed will deteriorate over time if adequate maintenance is not scheduled and performed in a timely manner.

           b. Leases. In general, except in the case of any hospitality property, borrowers rely upon periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of their related Mortgaged Property, to fund capital improvements and to service the related Mortgage Loan and any other outstanding debt or other obligations. There can be no guarantee that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Accordingly, repayment of the Mortgage Loans may be affected by the expiration or termination of occupancy leases and the ability of the related borrowers to renew such leases with the existing occupants or to release the space on economically favorable terms to new occupants, or the existence of a market which requires a reduced rental rate, substantial tenant improvements or expenditures or other concessions to a tenant in connection with a lease renewal. No assurance can be given that leases that expire can be renewed, that the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms or that the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. In addition, upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur and a recovery with respect thereto, if any, may be significantly less than if no default had occurred. If a significant portion of a Mortgaged Property is leased to a single tenant, the consequences of the failure of the borrower to release such portion of such Mortgaged Property in the event that such tenant vacates the space leased to it (either as a result of the expiration of the term of the lease or a default by the tenant) or a failure of such tenant to perform its obligations under the related lease, will be more pronounced than if such Mortgaged Property were leased to a greater number of tenants. See "--Tenant Matters" herein. Certain tenants at the Mortgaged Properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions, e.g., if an anchor tenant ceases operations at the related Mortgaged Property. In such cases, there can be no assurance that the operation of such provisions will not allow such a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if such tenant becomes the subject of a bankruptcy proceeding.

      In the case of retail, office and industrial properties, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of such property. Accordingly, a decline in the financial condition of a significant or the sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as a bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

           c. Competition. Other multifamily and commercial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of similar types to attract customers, tenants and other occupants. Such properties generally compete on the basis of rental rates, location, condition and features of the property. If competing properties in the applicable market have lower rents, lower operating costs, more favorable locations or better facilities, the rental rates for a Mortgaged Property may be adversely affected. In addition, if any oversupply of competing properties exists in a particular market (either as a result of an increase in similar properties or a decrease in the number of customers, tenants or other occupants due to a decline in economic activity in the area), the rental rates for a Mortgaged Property may be adversely affected. Increased competition could adversely affect income from and the market value of the Mortgaged Properties.

           d. Quality of Management. The successful operation of a Mortgaged Property may also be dependent on the performance and viability of the respective property managers of the Mortgaged Properties. Property managers are responsible for responding to changes in the local market, planning and implementing the rental rate structure (including establishing levels of rent payments) and advising the related borrower so that maintenance and capital improvements can be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. There can be no assurance regarding the performance of any present or future property manager, or that any such property manager will at all times be in a financial condition to continue to fulfill its management responsibilities under the related management agreement.

      Risks Particular to Multifamily Properties. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis: (i) the tenants who reside in a particular project within such a market may easily move to newer projects with better amenities; and (ii) the timely receipt of rent payments and occupancy and rent levels may be adversely affected more rapidly than other types of properties by unfavorable economic conditions generally, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Further, reduced mortgage interest rates may encourage renters to purchase single-family housing.

      Risks Particular to Office Properties. Office properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of reletting space. In addition, office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. Office properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risk of such an adverse effect is increased if revenue is dependent on a significant tenant or if there is a significant concentration of tenants in a particular business or industry.

      Risks Particular to Retail Properties. In addition to risks generally associated with real estate, retail properties can also be adversely affected by other factors such as adverse changes in economic conditions generally, consumer preferences, demographics or spending patterns and competition from alternative forms of retailing (such as "off-price" or "factory outlet" retailing, direct mail, video shopping networks, telephone shopping and electronic commerce) that reduce the need for retail space. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants. Thus, a retail property may be adversely affected if an anchor or other significant tenant ceases operations (which may occur at the expiration of a lease term or the term of its covenant to operate, the tenant's bankruptcy, its general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if one or more anchor tenants cease operations.

      Risks Particular to Self Storage Facilities. Tenant privacy, anonymity and unsupervised access may heighten environmental risks to a lender making a loan secured by a self storage property. The environmental site assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Risks" below. Due to the short term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. Additionally, because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

      Risks Particular to Hospitality Properties. Various factors, including location, quality and franchise affiliation, if any, affect the economic viability of a hospitality property. Additional factors affecting a hospitality property's performance include a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hospitality properties, increases in operating costs, dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. Because hospitality property rooms generally are rented for short periods of time, such properties tend to experience more volatility in response to adverse economic conditions and competition than do other commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have an impact on such property's quality of service and economic viability. Certain of the Mortgaged Properties consisting of hospitality properties are franchisees of national chains. The viability of any hospitality property affiliated with a franchise depends in part on the continued existence and financial strength of the franchiser, such property's adherence to the franchise operating standards, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The loss of a franchise could have a material adverse effect upon the operations or the underlying value of the related Mortgaged Property because of the loss of associated name recognition, marketing support and centralized reservation system. Additionally, in the event of a foreclosure on a hospitality property (i) any related franchise agreement, operating, liquor or other licenses may not be transferable; (ii) it may be difficult to terminate an ineffective operator; and (iii) future occupancy rates may be adversely affected by any negative perception created by the foreclosure.

      Risks Particular to Parking Garage Facilities. The risks associated with garage properties are generally the risks associated with the type of property from which such garage property draws its customers. A garage property dependent upon a retail facility for customers is subject to the risks affecting such retail facility, while a garage property dependent upon an office facility for customers is subject to the risks affecting such office facility. Due to the short-term nature of parking leases, garage properties also may be subject to more volatility than other types of properties.

      Risks Particular to Mobile Home Parks. Mortgage lenders whose loans are secured by mortgages encumbering mobile home parks may be subject to additional risks not faced by lenders whose loans are secured by other types of income producing properties. Since the borrower often does not own the mobile homes located upon the related Mortgaged Property, the borrower (and the lender subsequent to any foreclosure) may face additional costs and delays in obtaining evictions of tenants and the removal of mobile homes upon a default or abandonment by a tenant.

      Risks Particular to Industrial Properties. Mortgage Loans secured by an industrial property may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment. Furthermore, a property that suited the particular needs of a tenant may be difficult to lease to a future tenant or may become functionally obsolete relative to newer properties. Given the inherent nature of the operations typically conducted upon them, industrial properties may be subject to increased environmental risks. See "--Environmental Risks" herein.

      Mortgage Loans Not Insured. No Mortgage Loan is insured or guarantied by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the applicable Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters, any of their respective affiliates or any other person. However, as more fully described under "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase" herein, the applicable Seller will be obligated to repurchase a Mortgage Loan if (i) there is a defect with respect to certain of the documents relating to such Mortgage Loan or (ii) certain of their respective representations or warranties concerning such Mortgage Loan are breached, and such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. There can be no assurance that the applicable Seller will be in a financial position to effect such repurchase. See "DESCRIPTION OF THE MORTGAGE POOL--The Sellers" herein.

      Limited Recourse. Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of default, will be limited to the related Mortgaged Property. With respect to Mortgage Loans where recourse is permitted as to any person or entity, no current evaluation has been undertaken of the financial condition of such person or entity. Consequently, prospective Investors should consider each of the Mortgage Loans to be a non-recourse loan, the payment of which is primarily dependent upon the sufficiency of the net operating income from the related Mortgaged Property and, at maturity, upon the market value of such Mortgaged Property or the ability of the related borrower to refinance such Mortgaged Property.

      Concentration of Mortgage Loans and Borrowers. In general, a mortgage pool with a smaller number of loans that have larger average balances may be subject to losses that are more severe than other pools having the same or similar aggregate principal balance and composed of smaller average loan balances and a greater number of loans. Additionally, a mortgage pool with a high concentration of Mortgage Loans to the same borrower or affiliated borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate such difficulties, to the detriment of one or more of the Mortgaged Properties. In all cases, each Investor should carefully consider all aspects of any loans representing a significant percentage of the outstanding principal balance of a mortgage pool in order to ensure that such loans are not subject to risks unacceptable to such Investor. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" herein.

      No Reunderwriting of Mortgage Loans. The Depositor has not reunderwritten the Mortgage Loans. Instead, the Depositor has relied on the representations and warranties made by the applicable Seller, and the applicable Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that the Depositor would review in underwriting a mortgage loan and should not be viewed as a substitute for reunderwriting the Mortgage Loans. If the Depositor had reunderwritten the Mortgage Loans, it is possible that the reunderwriting process may have revealed problems with a Mortgage Loan not covered by a representation or warranty. In addition, no assurance can be given that the applicable Seller will be able to repurchase a Mortgage Loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" herein.

      Tax Considerations Related to Foreclosure. REMIC I might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax, thereby reducing net proceeds available for distribution to Certificateholders. Such taxable net income does not include qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is customary in the area and for the type of property involved. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates," "--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates" in the Prospectus.

      Future Changes in the Composition of the Mortgage Pool. As principal payments are made on the Mortgage Loans at different rates based upon the varied amortization schedules and maturities of the Mortgage Loans, or if prepayments are made with respect to one or more of the Mortgage Loans, the Mortgage Pool may be subject to more concentrated risk with respect to the reduction in both the diversity of types of Mortgaged Properties and the number of borrowers. Because principal of the Certificates is generally payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding sequential Class or Classes has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to such risk of concentration than Classes with an earlier sequential priority.

      Geographic Concentration. In general, a mortgage pool with a significant portion of its loans secured by properties located in a smaller number of states or geographic regions may be subject to losses that are more severe than other pools having a more diverse geographic distribution of its loans. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Geographic Concentration" herein and Appendix I and Appendix II hereof for a more detailed discussion of the location of the Mortgaged Properties on a state-by-state basis. Repayments by borrowers and the market values of the Mortgaged Properties could be affected by economic conditions generally or in the regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, natural disasters (which may result in uninsured losses) and other factors that are beyond the control of the borrowers. To the extent that general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Geographic Concentration" herein, and "CERTAIN LEGAL ASPECTS OF CALIFORNIA MORTGAGE LOANS" herein.

      Environmental Risks. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund may be subject to the following risks: (i) a diminution in the value of such Mortgaged Property or the inability to foreclose against such Mortgaged Property; (ii) the potential that the related borrower may default on the related Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such Mortgaged Property or the unpaid balance of the related Mortgage Loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or to lease such Mortgaged Property to potential tenants. Under certain federal and state laws, the reimbursement of remedial costs incurred by state and federal regulatory agencies to correct environmental conditions are secured by a statutory lien over the subject property, which lien, in some instances, may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

      Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under applicable laws, and could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be found to be an "owner" or "operator" of the related Mortgaged Property if it is determined that the lender participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund, or an agent of the Trust Fund, actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE

LOANS--Environmental  Risks" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE
POOL--Certain Characteristics of the Mortgage Pool--Environmental Risks" herein.

      The Pooling and Servicing Agreement will provide that the Special Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Special Servicer has previously determined, based upon an environmental site assessment prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for any damages or for remediation costs under any environmental law. However, there can be no assurance that the environmental site assessment will accurately reveal the existence of conditions or circumstances that would diminish the value of the related Mortgaged Property or result in the Trust Fund becoming liable under any environmental law. See "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks" in the Prospectus.

      Special Hazards Losses. The Master Servicer and/or Special Servicer will generally be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any
Mortgaged Property through its acquisition of a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Any losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions to the Certificateholders.

      Other Financing. In general, the borrowers: (i) are required to satisfy all existing indebtedness encumbering the related Mortgaged Property as of the closing of the related Mortgage Loan and (ii) are prohibited from encumbering the related Mortgaged Property with additional secured debt without the lender's prior approval. However, with respect to any such future subordinate debt, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the risks that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result, and that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first and that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Other Financing" herein.

      Risks Related to the Borrower's Form of Entity. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. The borrowers are generally not bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (a) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business and (b) individuals who have personal liabilities unrelated to the property. However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. No assurance can be given that a borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws" in the Prospectus.

      Limitations of Appraisals and Engineering Reports. In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool" herein for illustrative purposes only. Any engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

      Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto.

      Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, e.g., Zoning Laws and the Americans with Disabilities Act of 1990. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Americans With Disabilities Act" in the Prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow, and consequently, its ability to pay its Mortgage Loan.

      Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. The Mortgages generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. There may be limitations on the enforceability of such clauses. The Mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related Mortgage Loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a Mortgage when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

      The Mortgage Loans may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related Mortgaged Property and/or appointment of a receiver. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in the Prospectus.

      Limitations on Enforceability of Cross-Collateralization. Certain of the Mortgage Loans (the "Cross-Collateralized Loans") are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by the liens securing the indebtedness represented by the other Cross-Collateralized Loans, receive "fair consideration" or "reasonably equivalent value" for pledging such Mortgaged Property for the equal benefit of the other related borrowers. No assurance can be given that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Cross-Collateralized Loans" and Appendix II herein for more information regarding the Cross-Collateralized Loans.

      Tenant Matters. Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied (each such tenant or owner-occupier, a "Major Tenant"). Any default by a Major Tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. There can be no assurance that any Major Tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan documents). See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Tenant Matters" and Appendix II herein.

      Ground Leases. Mortgage Loans secured by a Mortgage encumbering a leasehold interest are subject to certain risks not applicable to a Mortgage encumbering a fee interest. The most serious of such risks is the potential for the total loss of the security for the related Mortgage Loan upon the termination or expiration of the ground lease creating the mortgaged leasehold interest. In general, the closer the expiration date of a ground lease is to the maturity date of the related Mortgage Loan, the more adversely affected will be the value of the related Mortgaged Property and the ability of the related borrower to sell or refinance such Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Leasehold Risks" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Security for the Mortgage Loans--Ground Leases" herein.

      Purchase Options. Certain of the Mortgage Loans are secured, wholly or in part, by first mortgage liens subject to an existing option to purchase all or part of the related Mortgaged Property. Mortgage Loans secured, wholly or in part, by a Mortgage which is subject to an existing option to purchase all or part of the related Mortgaged Property may expose a lender to the risk that its mortgage lien may be eliminated upon the effective exercise of such option. This risk may be minimized if the agreement of the holder of the purchase option to subordinate its option to the lien of the related Mortgage can be obtained, or if the purchase price to be obtained by the borrower upon an exercise of such option is appropriately assigned to the lender, is adequate to fully satisfy the indebtedness remaining under the Mortgage Loan or is at least equivalent to the fair market value of the Mortgaged Property. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Security for the Mortgage Loans--Purchase Options; Rights of First Refusal" herein.

      Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. There can be no assurance that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

      Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. There can be no assurance that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of or income generation from the affected Mortgaged Property. Therefore, no assurance can be made that the occurrence of any Condemnation will not have a negative impact upon the distributions to Certificateholders.

Repurchase of Mortgage Loans

      As more fully described under "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase" herein, the applicable Seller will be obligated to substitute a Qualified Substitute Mortgage Loan or to repurchase a Mortgage Loan if (i) there is a defect with respect to the documents relating to such Mortgage Loan or (ii) one or more of its representations or warranties concerning such Mortgage Loan in the related Mortgage Loan Purchase Agreement are breached, if such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. However, there can be no assurance that the applicable Seller will be in a financial position to effect such substitution or repurchase. The ability of Midland to perform its obligations as Master Servicer and Special Servicer under the Pooling and Servicing Agreement may be jeopardized if it incurs significant liabilities for the repurchase of Mortgage Loans as to which there has been a breach of a representation or warranty. In addition, since the Pooling and Servicing Agreement requires the Master Servicer to enforce on behalf of the Trust the Sellers' obligations to repurchase Mortgage Loans, Midland may experience a conflict of interest to the extent that Midland is obligated to repurchase a Mortgage Loan as a Seller.

Prepayment and Yield Considerations

      The yield on any Offered Certificate will depend on (x) the price at which such Certificate is purchased by an investor and (y) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (a) the Pass-Through Rate for such Certificate, (b) the rate and timing of principal payments (including principal prepayments, liquidations and repurchases) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (c) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Expense Losses and the extent to which such losses and expenses result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (d) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on such Certificate, (e) the timing and severity of any Appraisal Reductions and the extent to which such Appraisal Reductions result in a reduction or deferral of amounts otherwise payable on such Certificate and (f) the extent to which Prepayment Premiums are collected and, in turn, distributed on such Certificate. Except for the Pass-Through Rates on the Principal Balance Certificates (which are, other than the Class E Certificates, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults, extensions, repurchases and liquidations) on or in respect of the Mortgage Loans, and an investor in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the aggregate Certificate Balance of the Principal Balance Certificates could result in the failure of such investors to recoup their initial investments. See "DESCRIPTION OF THE MORTGAGE POOL," "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination" herein and "RISK FACTORS--Effects of Prepayments on Average Life of Certificates and Yields" in the Prospectus.

Effect of Prepayment Premiums

      The rate and timing of principal payments made on a Mortgage Loan will be affected, in part, by restrictions on voluntary prepayments contained in the related Note (e.g., Lock-out Periods and Prepayment Premiums). All of the Mortgage Loans generally provide that a permitted prepayment must be accompanied by a Prepayment Premium; provided, however, that the Prepayment Premium requirement generally expires prior to the maturity date of a Mortgage Loan. The existence of Prepayment Premiums generally will result in the Mortgage Loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. In addition, potential purchasers of the Offered Certificates should especially consider that provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds received with respect to a defaulted Mortgage Loan will be sufficient to make such payment. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein. In addition, pursuant to the Pooling and Servicing Agreement, the Special Servicer will be able to waive any Prepayment Premium with respect to Specially Serviced Mortgage Loans. See "THE POOLING AND SERVICING AGREEMENT--Amendments, Modifications and Waivers."

Risks Associated with Balloon Loans

      Most of the Mortgage Loans are Balloon Loans, which involve a greater risk of default than self amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the related Mortgaged Property, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and the operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "YIELD AND MATURITY CONSIDERATIONS-Yield Considerations--Balloon Payments" herein.

Pass-Through Rate Considerations

      The Pass-Through Rates of the Class X and Class E Certificates are based on the Weighted Average Net Mortgage Rate of the Mortgage Loans. Varying rates of principal payments (whether resulting from differences in amortization terms or prepayments) on Mortgage Loans having mortgage interest rates above the weighted average of such rates of the Mortgage Loans will have the effect of reducing the Pass-Through Rates of such Certificates.

Limited Liquidity

      There is currently no secondary market for the Offered Certificates. The Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange.

Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans

      The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. As described under "THE POOLING AND SERVICING AGREEMENT--The Operating Adviser" herein, the Operating Adviser will be empowered to replace the Special Servicer. See "THE POOLING AND SERVICING AGREEMENT--General" herein. At any given time, the Operating Adviser will be controlled generally by the holders of the most subordinated (or, under certain circumstances as described herein, the next most subordinated) Class of Certificates (that is, the Controlling Class as described herein) outstanding from time to time, and such holders may have interests in conflict with those of the holders of the Offered Certificates. For instance, the holders of Certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust Fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. The Pooling and Servicing Agreement will provide that the Operating Adviser and the Controlling Class may act in their own interest without incurring any liability to the holders of any other Class of Certificates. It is anticipated that an affiliate of the Special Servicer may acquire certain of the most subordinated Regular Certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer may have interests that conflict with the interests of the other holders of the Certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

General

      The Mortgage Pool will consist of 314 multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of approximately $1,192,238,941 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. Four of such loans, representing approximately 2.27% of the Initial Pool Balance, are Multiple Property Loans. The Multiple Property Loans and all other loans in the Mortgage Pool are herein collectively referred to as the "Mortgage Loans". The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Principal Balances for each of the respective Multiple Property Loans was calculated by allocating a portion of the Cut-off Date Principal Balance of the related Note based upon the ratio of the appraised value or underwritable cash flow of the related Mortgaged Property to the aggregate appraised value or underwritable cash flow for all of the Mortgaged Properties securing the related Note. All reports and other information provided by the Master Servicer or the Trustee will be based upon the actual number of loans in the Mortgage Pool, not the number of Mortgage Loans as defined herein. Any description of the terms and provisions of the Mortgage Loans herein is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description. A brief summary of certain of the terms of the Mortgage Loans, or groups of Cross-Collateralized Loans, with a Cut-off Date Principal Balance greater than $20,000,000 is set forth on Appendix III attached hereto. Additionally, certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is set forth in Appendix IV attached hereto.

      Except as described below for the Multiple Property Loans, each Mortgage Loan is evidenced by a separate promissory note (collectively the "Notes" and individually a "Note"). Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages") that creates a first lien (excepting the Crossroads Second Loan described below which is secured by a second lien) on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. The Mortgage securing one Mortgage Loan (the "Crossroads Second Loan"), representing approximately 0.27% of the Initial Pool Balance, represents a second lien encumbering the related Mortgaged Property. The first lien encumbering such Mortgaged Property secures a Mortgage Loan also included in the Mortgage Pool, and both such Mortgage Loans are cross-collateralized and cross-defaulted with each other. See Appendix I hereto for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.

      None of the Mortgage Loans is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters, any of their respective affiliates or any other person. Substantially all of the Mortgage Loans are non-recourse loans, wherein recourse generally may be had only against the related Mortgaged Property and such limited other assets as have been pledged to secure such Mortgage Loan. In connection with those Mortgage Loans wherein recourse to any person or entity is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of any such person or entity (such entity may be a single asset entity having no assets other than those pledged to secure the related Mortgage Loan). Accordingly, prospective Investors should consider all of the Mortgage Loans to be non-recourse loans.

      The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Sellers, in each case pursuant to separate mortgage loan purchase and sale agreements (each, a "Mortgage Loan Purchase Agreement") entered into between the Depositor and the particular Seller. As described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" herein, each Seller will be obligated under its respective Mortgage Loan Purchase Agreement to repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan in the event of a breach of a representation or warranty made by such Seller in the applicable Mortgage Loan Purchase Agreement with respect to such Mortgage Loan, if such breach materially and adversely affects the interests of the Certificateholders and is not cured. There can be no assurance that any Seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The Depositor will not have any obligation to fulfill any repurchase obligation upon the failure of a Seller to do so. The Depositor will assign the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against the Sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments."

Security for the Mortgage Loans

      All of the Mortgage Loans are secured by a first lien (except the Crossroads Second Loan which is secured by a second lien) encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to (a) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,
(b) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of such Mortgage, and (c) such other exceptions and encumbrances on the Mortgaged Property as are reflected in the related title insurance policies. Substantially all of the Mortgage Loans are also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property, and a security interest in all personal property material to the use of the Mortgaged Property.

      Ground Leases. Eight Mortgage Loans, representing approximately 6.76% of the Initial Pool Balance, are each secured by a first lien encumbering only the related borrower's leasehold interest in the related Mortgaged Property. With respect to each such ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower. The Mortgage in the Crossroads Second Loan, which represents approximately 0.27% of the Initial Pool Balance, represents a second lien encumbering the related borrower's: (i) fee interest in a portion of the related Mortgaged Property and (ii) leasehold interest in the remainder of the related Mortgaged Property. The first lien encumbering such Mortgaged Property secures a Mortgage Loan also included in the Mortgage Pool, and both such Mortgage Loans are cross-collateralized and cross-defaulted with each other. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Leasehold Risks" in the Prospectus. Two Mortgage Loans, representing approximately 2.20% of the Initial Pool Balance, are each secured by a first lien encumbering both the related borrower's leasehold interest in the related Mortgaged Property and the fee interest of the person/entity which owns the related Mortgaged Property. The execution of such Mortgages by the fee owners may be subject to challenge as a fraudulent conveyance. See "RISK FACTORS--Investment in Commercial and Multifamily Mortgage Loans--Limitations on enforceability of Cross-Collateralization" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure---Leasehold Risks" in the Prospectus.

      Purchase Options; Rights of First Refusal. With respect to six Mortgage Loans, representing approximately 2.07% of the Initial Pool Balance, a tenant of all or a portion of the related Mortgaged Property (or in one case an agency of the City of Boston) possesses a purchase option with respect to all or part of the related Mortgaged Property. Each such purchase option has been subordinated to the lien of the related Mortgage. With respect to one Mortgage Loan, representing approximately 0.18% of the Initial Pool Balance, a tenant possesses an option to purchase its demised premises which has not been subordinated to the lien of the related Mortgage. However, the option price is to be equal to the fair market value of such premises at the time of the exercise of such option. With respect to seven Mortgage Loans, representing approximately 1.80% of the Initial Pool Balance, a tenant of all or a portion of the related Mortgaged Property (or in one case an agency of the City of Boston) possesses a right of first refusal with respect to any future sale of either the Mortgaged Property or its demised premises therein. No assurance can be made that such rights of first refusal would not apply in the context of a foreclosure of the related Mortgage, and consequently, there may be additional risks, delays and costs associated with any such foreclosure. See "RISK FACTORS--Prepayment and Yield Considerations" and "YIELD AND MATURITY CONSIDERATIONS" herein.

Underwriting Standards

      Based upon information provided by the Sellers, which has not been independently verified by any of the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Trustee or the Fiscal Agent, the following is a discussion of the customary underwriting policies and procedures utilized in connection with the origination of the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral. Factors typically analyzed in connection with a Mortgaged Property include its historical cash flow; age and condition; appraised value; gross square footage; net rentable area; gross land area; number of units, rooms or beds; current tenants' size, identity and any termination or purchase option rights; property interest to be mortgaged (fee or leasehold); term, expiration and rental rates under current leases; leasing commissions, tenant improvements and concessions; applicable market rentals for similar properties; historical vacancy rate and credit loss rate; debt service coverage ratio; and loan to value ratio. A site inspection of the related Mortgaged Property was also typically performed, and third party appraisals, engineering reports and Phase I environmental site assessments were obtained. Factors typically analyzed in connection with a prospective borrower include its credit history, capitalization and overall financial resources and management skill and experience in the applicable property type.

Certain Terms and Conditions of the Mortgage Loans

      Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the first day of each month.

      Mortgage Rates; Calculations of Interest. Twenty-nine of the Mortgage Loans, representing approximately 10.97% of the Initial Pool Balance, accrue interest on the basis of an assumed 360-day year with twelve 30-day months, while the remainder of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. Except with respect to the Hyper-Amortization Loans and the Contingent Interest Loans, each Mortgage Loan generally accrues interest at an annualized rate (a "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.

      Contingent Interest Loans. With respect to the Mortgage Loans described below (the "Contingent Interest Loans"), the related borrower has agreed to pay additional interest (the "Contingent Interest") contingent upon the occurrence of certain conditions specified in the related loan documents. Under the terms of the Eastridge Mall Loans (see Appendix III hereto), representing approximately 2.59 % of the Initial Pool Balance, the related borrower is required to pay Contingent Interest equal to 1.25% per annum on the outstanding principal of one of the two separate Notes evidencing such Mortgage Loan (the "Eastridge Contingent Interest"). The Eastridge Contingent Interest is payable from a specified portion of the gross income from the related Mortgaged Property and to the extent not paid, accrues and is payable in future periods. Under the terms of the Edgewater Loan, which represents approximately 0.77% of the Initial Pool Balance, the related borrower is required to pay Contingent Interest annually equal to 35% of a portion of the net cash flow from the related Mortgaged Property, subject to an annual interest (fixed and contingent) cap of 11% per annum (the "Edgewater Annual Contingent Interest"). Additionally, upon any prepayment of the Edgewater Loan or at maturity thereof, the borrower is required to pay additional Contingent Interest (the "Edgewater Final Contingent Interest") equal to the greater of: (a) 25% of the greater of (i) the net proceeds from any sale of the Mortgaged Property to a third party, (ii) the net proceeds from any refinancing of the Mortgaged Property by a third party, and
(iii) the net appraised value of the Mortgaged Property; and (b) an amount sufficient to provide the mortgagee an internal rate of return (taking into account all prior fixed and Continent Interest paid) equal to 11% per annum; provided that the Edgewater Final Contingent Interest cannot exceed an amount sufficient to provide the mortgagee an internal rate of return (taking into account all prior fixed and Contingent Interest paid) equal to 13% per annum.

      The Contingent Interest was transferred to the Depositor by MSMC along with the Contingent Interest Loans, and were transferred by the Depositor, along with the Contingent Interest Loans, into the Trust Fund on the

Closing Date. Unlike the Mortgage Loans, however, the Contingent Interest is not included in the Mortgage Pool and is an asset of the Trust Fund for which no REMIC election has been or will be made; no "regular interest" in any of REMIC I, REMIC II or REMIC III will correspond to any Contingent Interest.

      Amortization of Principal. Two hundred eighty-one Mortgage Loans (the "Balloon Loans"), which represent approximately 88.66% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving potentially substantial principal amounts due and payable on their respective maturity dates (each such payment, together with interest on the related Balloon Loan for the one-month period ending on the day preceding such Balloon Loan's maturity date, a "Balloon Payment"), unless previously prepaid. Forty-one Mortgage Loans, representing approximately 11.34% of the Initial Pool Balance, have remaining amortization terms that are the same as their respective remaining terms to maturity. Such Mortgage Loans include the Eastridge Mall Loan evidenced by the Eastridge Mall Note 1, representing approximately 1.72% of the Initial Pool Balance, which is scheduled to fully amortize over its stated term through stepped annual debt service payment as follows (11/1/71 through 12/1/88 - $2,499,180; 1/1/89 through 10/1/2006 - $2,789,820; and 11/1/2006 through
10/1/2011 - $2,128,140). See Appendix III-- "The Eastridge Mall Loans" hereto. However, to the extent the Monthly Payment for a Mortgage Loan is calculated on an assumed 30/360 basis but interest accrues on such Mortgage Loan on an actual/360 basis, there may be a remaining balance upon maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is 52.2%. With respect to four Mortgage Loans, representing approximately 0.80 % of the Initial Pool Balance, the grace period for the payment of Monthly Payments expires on the 15th of each month.

      Forty-two of the Balloon Loans (the "Hyper-Amortization Loans"), representing approximately 18.61% of the Initial Pool Balance, have the following characteristics: (i) each is to fully amortize by its related maturity date; (ii) each bears interest until its Hyper-Amortization Date at its Initial Interest Rate; (iii) each bears interest on and after its Hyper-Amortization Date at its Revised Interest Rate, provided that payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate shall be deferred until the related maturity date or such earlier date as principal is paid in full and such deferred interest shall bear interest at the Revised Interest Rate (such accrued and deferred interest, and interest thereon, the "Deferred Interest"), and (iv) each requires that each scheduled monthly payment due and payable thereunder from and after its Hyper-Amortization Date be in the amount of the Revised Payment, which payments are to be applied in accordance with the related loan documents, which typically require application first to interest at the Initial Interest Rate, then to all principal amounts then outstanding, and then to all outstanding Deferred Interest. For purposes hereof:
"Hyper-Amortization Date", means for any Hyper-Amortization Loan the date specified therein on and after which the Revised Interest Rate and the Revised Payment are to apply; "Revised Payment", means for any Hyper-Amortization Loan the revised scheduled monthly payment required thereunder from and after its Hyper-Amortization Date, which is to be equal to the greater of (a) the scheduled monthly payment required in each month prior to its Hyper-Amortization Date, or (b) all Excess Cash Flow from the operation of the related Mortgaged Property; "Excess Cash Flow", means for any Hyper-Amortization Loan gross income or revenues less debt service, any required reserve deposits and capital and operating expenses approved by mortgagee; "Initial Interest Rate", means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Hyper-Amortization Date; and "Revised Interest Rate", means for any Hyper-Amortization Loan the increased rate at which such Hyper-Amortization Loan bears interest from and after its Hyper-Amortization Date, which is equal to the greater of (a) its Initial Interest Rate plus 2%, or (b) the yield rate on the U.S. Treasury obligation that matures in the month in which the original maturity date of such Hyper-Amortization Loan occurs plus 2%; provided that the Revised Interest Rate may not exceed the Initial Interest Rate plus 5%.

      Prepayment   Provisions.   All  but  five  Mortgage  Loans,   representing
approximately 1.62% of the Initial Pool Balance, are subject to specified periods following the origination of such Mortgage Loans wherein no voluntary prepayments are allowed (any such period, a "Lock-out Period"). Substantially all of the Mortgage Loans (other than the Defeasance Loans) permit each borrower to voluntarily prepay the entire principal balance of its Mortgage Loan after the applicable Lock-out Period provided that a specified premium or fee (a "Prepayment Premium") is paid in connection therewith; provided, however, that the applicable Prepayment Premium requirement expires prior to the maturity date of all but twelve of the Mortgage Loans. Prepayments of less than the full outstanding principal balance of a Mortgage Loan are generally prohibited; provided that no Prepayment Premium is required in connection with partial prepayments made with respect to (a) a sale of all or part of the related Mortgaged Property in seven Mortgage Loans, representing approximately 2.26% of the Initial Pool Balance; or (b) the application of a portion of the net cash flow from the related Mortgaged Property to the outstanding principal of the Edgewater Loan. No Prepayment Premium will be payable in connection with any principal repayment of any Hyper-Amortization Loan from and after its Hyper-Amortization Date.

      The applicable Prepayment Premium is generally calculated (a) for a certain period (any such period, a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid to the extent such percentage is greater than the yield maintenance amount, and (b) after the expiration of the applicable Yield Maintenance Period, a specified percentage of the amount prepaid, which percentage may either remain constant or decline over time. Appendix II hereto contains more specific information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.

      With respect to the Eastridge Mall Loans (see Appendix III), representing approximately 2.59% of the Initial Pool Balance, the applicable Prepayment Premium is calculated as follows: (1) for Eastridge Mall Note 1, ten times the average annual contingent interest paid during the three years preceding such prepayment plus the applicable specified percentage prepayment (which percentage declines over time); and (2) for Eastridge Mall Note 2, the applicable specified percentage prepayment (which percentage declines over time).

      The applicable Prepayment Premium for the Edgewater Loan, which represents approximately 0.77% of the Initial Pool Balance, is the Edgewater Final Contingent Interest. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Contingent Interest Loans" herein.

      The Mortgage Loans typically: (i) provide that so long as no event of default then exists, no Prepayment Premium is payable in connection with any involuntary prepayment resulting from a Casualty or Condemnation; (ii) permit prepayment after an event of default (but prior to the sale by the mortgagee thereunder of the Mortgaged Property through foreclosure or otherwise) provided that the related borrower pays the applicable Prepayment Premium; (iii) permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan, provided that certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan.

      The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "RISK FACTORS--Prepayment and Yield Considerations" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

      The "Prepayment Restriction Analysis" table included in Appendix I hereto sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium or Yield Maintenance Premium.

      Defeasance. For 13 of the Mortgage Loans (the "Defeasance Loans"), representing approximately 7.78% of the Initial Pool Balance, even though a voluntary prepayment may be generally prohibited, the borrower may after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. This substitute collateral consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive dates on which a Monthly Payment is due (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date. A borrower's ability to obtain such a release is in each case subject to certain conditions specified in the related loan documents, including a requirement that a written confirmation be obtained from the applicable Rating Agency (the Master Servicer will use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the borrower; any costs not paid by the borrower will be advanced by the
Master Servicer as a Servicing Advance, unless such Advance would be nonrecoverable) that the acceptance of the pledge of the substitute collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any Class of Certificates.

      "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. However, in certain of the Mortgage Loans, the related borrower is allowed, under certain circumstances, to encumber the related Mortgaged Property with additional liens. See "--Certain Characteristics of the Mortgage Pool --Other Financing" herein. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property.

      The Mortgages generally prohibit, without the mortgagee's prior consent, the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower; provided, however, that such a transfer or change may be permitted if certain conditions specified in the related Mortgage Loan documents are satisfied, which conditions may include one or more of the following, (i) no event of default exists, (ii) the proposed transferee meets the mortgagee's customary underwriting criteria, (iii) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria, (iv) and an acceptable assumption agreement is executed. The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, family members, affiliated companies and certain specified individuals, or for estate planning purposes. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan which is the subject of a proceeding under the Bankruptcy Code. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus.

      With respect to the Eastridge Mall Loans (see Appendix III), representing approximately 2.59% of the Initial Pool Balance, the related borrower is only required to provide the lender notice of any conveyance, transfer or changes of ownership.

      Default Provisions. The related Mortgage Loan documents generally provide that an event of default will exist if (a) any regular installment of principal and/or interest is not paid when specified (generally either (i) upon the date the same is due, or (ii) within a specified period after the date upon which the same was due or following written notice from the mortgagee of such failure), or
(b) any violation of the conditions described in "--'Due-on-Encumbrance' and 'Due-on-Sale' Provisions" above occurs. Upon the occurrence of an event of default with respect to any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, may take such action as the Master Servicer or the Special Servicer deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan, including, without limitation, declaring the entire debt to be immediately due and payable and/or instituting a proceeding, judicial or non-judicial, for the complete or partial foreclosure of the Mortgage Loan.

      Hazard, Liability and Other Insurance. Generally, each Mortgage Loan requires that the related Mortgaged Property be insured (in an amount not less than the lesser of (a) the full replacement cost of the Mortgaged Property or
(b) the outstanding principal balance of the related Note, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer) against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Generally, each Mortgage Loan also requires that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence, (ii) if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the lesser of the outstanding principal balance of the related Note or the maximum limit of coverage available from governmental sources, (iii) if deemed advisable by the separate originators of the Mortgage Loans (each, an "Originator"), rent loss and/or business interruption insurance in an amount equal to all rents or estimated gross revenues from the operation of the Mortgaged Property for a period as required by the Mortgage, (iv) if deemed advisable by the related Originator, earthquake insurance in the amount specified in the related loan documents, (v) if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus, and (vi) such other insurance as may from time to time reasonably be required by the mortgagee. With respect to many of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies, subject to the review and approval of the same by the mortgagee, including the amount of insurance and the number of properties covered by such policies.

      Casualty and Condemnation. The related Mortgage Loan documents typically provide that in the event of damage to the related Mortgaged Property by reason of fire or other casualty (a "Casualty") or in the event of any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation"), all applicable insurance proceeds or condemnation awards will be paid to the mortgagee and then it is such mortgagee's option as to whether to apply such proceeds or awards to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that if certain specified conditions are satisfied, the mortgagee may be required to disburse such proceeds or awards in connection with a restoration of the related Mortgaged Property. In certain of the Mortgage Loans, the lease between the related borrower and a tenant of all or part of the related Mortgaged Property may require the borrower or the tenant to restore the related Mortgaged Property in the event of a Casualty or Condemnation and the related Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy such requirement.

      Financial Reporting. The Mortgages generally contain covenants which require the related borrower to provide the mortgagee with certain financial reports regarding such borrower's operations at the related Mortgaged Property at least upon an annual basis. Such reports typically include information about one or more of the following regarding such Mortgaged Property: (a) income and expenses for the period covered by such reports, and (b) current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information with respect to itself instead of the Mortgaged Property.

      Delinquencies. No Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the twelve months immediately preceding the Cut-off Date.

      Borrower Escrows and Reserve Accounts. In many of the Mortgage Loans, the related borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the related Originator, which matters may include one or more of the following, necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and assessments, water and sewer charges, insurance premiums, environmental remediation, improvements mandated under the Americans with Disabilities Act of 1990, or deferred maintenance and/or scheduled capital improvements.

Certain Characteristics of the Mortgage Pool

      Concentration of Mortgage Loans and Borrowers. The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 3.52% of the Initial Pool Balance. The five largest individual Mortgage Loans (or sets of Cross-Collateralized Loans) have Cut-off Date Principal Balances that represent in the aggregate approximately 10.96% of the Initial Pool Balance. Thirty-nine borrowers (or groups of affiliated borrowers) are the borrower under more than one Mortgage Loan in the Mortgage Pool (totaling 117 of the Mortgage Loans representing approximately 31.72% of the Initial Pool Balance). However, no set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 2.59% of the Initial Pool Balance. See Appendix II hereto for further information regarding such Mortgage Loans.

      Cross-Collateralized Loans. The Mortgage Pool includes 13 separate sets (including related sets of the Multiple Property Loans) of Mortgage Loans (the "Cross-Collateralized Loans") which are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. However, none of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the Mortgage Pool, and no set of related
Cross-Collateralized Loans constitutes more than approximately 2.59% of the Initial Pool Balance. See Appendix II hereto for further information regarding the Cross-Collateralized Loans.

      Multiple Property Loans. With respect to five of the loans in the Mortgage Pool, representing approximately 3.01% of the Initial Pool Balance, a single
Note is secured by one or more Mortgages encumbering two or more Mortgaged Properties. For purposes of the statistical information contained in this Prospectus

Supplement and the Appendices hereto, each such Mortgaged Property (other than the Mortgaged Properties securing the 4th Street Portfolio Loan), is deemed to be a separate loan (collectively the "Multiple Property Loans"). The Cut-off Date Principal Balances for each of the respective Multiple Property Loans was calculated by allocating a portion of the Cut-off Date Principal Balance of the related Note based upon the ratio of the appraised value or underwritable cash flow of the related Mortgaged Property to the aggregate appraised value or underwritable cash flow for all of the Mortgaged Properties securing the related Note. Although the related Note for the 4th Street Portfolio Loan (see Appendix
II), representing approximately 0.74% of the Initial Pool Balance, is secured by multiple Mortgages encumbering 14 separate Mortgaged Properties, such loan is deemed to be one Mortgage Loan and such Mortgaged Properties are deemed to constitute one Mortgaged Property. All reports and other information provided by the Master Servicer or the Trustee will be based upon the actual number of loans in the Mortgage Pool, not the number of Mortgage Loans as defined herein.

      Environmental Risks. Except as discussed below, (a) environmental site assessments with respect to the Mortgaged Properties generally were obtained either by (i) the Originator within 12 months of the respective origination dates of the Mortgage Loans or (ii) the applicable Seller within 12 months of the respective dates such Mortgage Loans were acquired by such Seller and (b) all but five of the Mortgaged Properties have been subject to environmental site assessments within 18 months preceding the Cut-off Date. With respect to 17 Mortgage Loans, representing 7.13% of the Initial Pool Balance, no environmental indemnity was obtained from any person or entity. With respect to the remainder of the Mortgage Loans, no current evaluation has been undertaken of the financial condition of any person or entity that indemnified the lender from any losses related to the environmental condition of the Mortgaged Property.

      Other than as described below, the environmental site assessments did not reveal the existence of conditions or circumstances respecting any Mortgaged Property that would constitute or result in a material violation of applicable environmental law, impose a material constraint on the operation of such Mortgaged Property, require any material change in the use thereof, require any material clean-up, remedial action or other response with respect to hazardous materials on or affecting such Mortgaged Property under any applicable environmental law, with the exception of conditions or circumstances (a) that such assessments indicated could be cleaned up, remediated or brought into compliance with applicable environmental law by the taking of certain actions and (b) for which (i) a hold-back or other escrow of funds has been created in an amount estimated by the related Originator to be adequate to pay the cost of completing such clean-up, remediation or compliance actions as specified in such assessments, (ii) an environmental insurance policy in an amount satisfactory to the related Originator has been obtained by the related borrower or an indemnity for such costs has been obtained from a potentially culpable party, or (iii) prior to the closing of such Mortgage Loan, such clean up, remediation or compliance actions have been completed in compliance with applicable environmental law, or commenced by a responsible party deemed solvent by the related Originator in accordance with a remediation plan approved by applicable regulatory agencies, all in compliance with applicable environmental law.

      Certain  of the  Mortgaged  Properties  are in areas of known  groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" ("LUSTs") or other potential sources of groundwater contamination. The above referenced environmental site assessments generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency (the "EPA") stated its position that, with respect to federal enforcement actions and subject to certain conditions specified therein, where hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property, the EPA will not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. However, even if the owners of such Mortgaged Properties and the Trust Fund are not be liable for such contamination, enforcement of the related borrower's or the Trust Fund's rights against third parties may result in additional transaction costs and the presence of such contamination or potential contamination may affect the related borrower's ability to refinance using such Mortgaged Property as collateral or to sell such Mortgaged Property to a third party.

      Investors should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the Underwriters, the Depositor, the Originators, the Sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment. Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.

      Geographic Concentration. Fifty Mortgage Loans, representing approximately 22.89% of the Initial Pool Balance, are secured by liens encumbering Mortgaged Properties located in California. Thirty of such Mortgage Loans, representing approximately 12.85% of the Initial Pool Balance, are located in Southern California. The remaining 20, representing approximately 10.04% of the Initial Pool Balance, are located in Northern California. The occurrence of adverse economic conditions in California may affect repayments of such Mortgage Loans or the value of the related Mortgaged Properties. Such Mortgaged Properties may be more susceptible to special hazard losses (such as earthquakes) than properties located in other areas of the country. The Mortgage Loans generally do not require the related borrower to maintain earthquake insurance. No other jurisdiction has Mortgage Loans representing more than approximately 7.5% of the Initial Pool Balance. See "RISK FACTORS--Geographic Concentration" herein and Appendix I hereto.

      Other Financing. The related Mortgage Loan documents generally prohibit subordinate financing without the mortgagee's prior consent. With respect to eight Mortgage Loans, representing approximately 3.92% of the Initial Pool Balance, the related Mortgage Loan documents allow the borrower, under certain specified circumstances, to either maintain an existing subordinate mortgage encumbering the related Mortgaged Properties, or to grant such a subordinate mortgage in the future. Generally, prior to any such subordinate mortgage being allowed, certain conditions specified in the related Mortgage Loan documents must be satisfied. Such conditions may include one or more of the following: (a) the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan documents, must be acceptable to the senior mortgagee; (b) pursuant to either the specific terms of the subordinate mortgage or a separate recorded agreement obtained from such subordinate lender, the subordinate mortgage must be unconditionally subordinated to the related Mortgage Loan documents, and the subordinate lender is also typically prohibited from exercising any remedies against the borrower without the senior mortgagee's consent and from receiving any payments on such subordinate debt if, for the immediately prior 12 months, either (i) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio, or (ii) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is greater than a specified ratio; (c) the subordinate debt must be non-recourse; and (d) acceptable economic conditions regarding the related Mortgaged Property must exist as of the effective date of such subordinate financing, typically including (i) an aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt equal to or exceeding a specified ratio, and/or (ii) an aggregate loan to value ratio for such Mortgage Loan and such subordinate debt of less than a specified ratio.

      Zoning Compliance. The Originator generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all Zoning Laws in all respects material to the continued use of the related Mortgaged Property, or that such improvements qualified as permitted non-conforming uses.

      Tenant Matters. Certain additional information regarding the Major Tenants is set forth in Appendix II hereto. Generally, Major Tenants do not have investment-grade credit ratings. The Major Tenants generally occupy their premises pursuant to leases which require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. In 53 of the Mortgage Loans, representing 16.02% of the Initial Pool Balance, the related Major Tenant occupies approximately 50% or more of the related Mortgaged Property.

      Other Information. Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto. For a brief summary of certain of the terms of the Mortgage Loans, or groups of Cross-Collateralized Loans, with a Cut-off Date Principal Balance greater than $20,000,000, see Appendix III hereto. Additionally, certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is set forth in Appendix IV attached hereto.

      For purposes of the tables in Appendix I and for the information set forth herein and in Appendix II, Appendix III and Appendix IV:

      (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any
Mortgage  Loan  (or  group  of  Cross-Collateralized  Loans)  is  the  ratio  of
"Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans). "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) recurring capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the applicable Seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the Seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for, leasing commission and tenant improvements. The applicable Seller made certain changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the Seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties.
Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Seller in determining the presented operating information.

      The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.

      (2) References in the tables to "Cut-Off Date Loan-to-Value" or "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

      The Mortgaged Properties were appraised at the request of the Originator of the related Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. None of the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Underwriters, the Trustee or the Fiscal Agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the Originator of the related Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. Accordingly, investors should not place undue reliance on the loan to-value-ratios set forth herein.

      (3) References to "Years Built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

      (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

      The sum in any column of any of the tables in Appendix 1 may not add to 100% and may not equal the indicated total due to rounding.

The Sellers

      Morgan Stanley Mortgage Capital Inc. MSMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of MSMC's Mortgage Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

      Midland Loan Services, Inc and PNC Bank, N.A.. Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly owned subsidiary of PNC Bank, National Association ("PNC"). Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. Included in the Mortgage Loans are 41 Mortgage Loans with an aggregate original principal balance of approximately $201,300,000 which were originated by PNC prior to its acquisition of Midland. PNC will be the Seller with respect to these Mortgage Loans and will convey them to the Depositor pursuant to a separate Mortgage Loan Purchase Agreement. In addition, 63 of the Mortgage Loans, with an aggregate original principal balance of approximately $183,125,300, were originated by Midland. Five Mortgage Loans, with an aggregate original principal balance of approximately $7,395,000, were purchased by Midland in the secondary market.

      Residential Funding Corporation. RFC is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. and was formed as a Delaware corporation. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Prior to origination or acquisition, RFC Commercial's staff underwrites all the loans. RFC maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis,
Minnesota 55437. Its telephone number is (612) 832-7000. RFC Commercial's offices are located at 4800 Montgomery Lane, Suite 300, Bethesda, Maryland 20814 and its telephone number is (301) 215-6200. RFSC is an affiliate of RFC.

      Although RFC is described as a Seller in this Prospectus Supplement, it sold its respective Mortgage Loans to MSMC prior to the date hereof. MSMC intends to sell the RFC Mortgage Loans and the MSMC Mortgage Loans to the Depositor on the Closing Date. Nevertheless, RFC (and not MSMC) will be responsible to the Trust Fund in respect of the representations and warranties that relate to the RFC Loans to the same extent as the other Sellers are with respect to their Mortgage Loans.

Changes in Mortgage Pool Characteristics

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. Accordingly, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the Mortgage Pool at the time the Certificates are issued may vary from those described herein.

      A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

Representations and Warranties; Repurchase

      In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders certain representations and warranties made by each Seller in its respective Mortgage Loan Purchase Agreement. In each Mortgage Loan Purchase Agreement, the applicable Seller will represent and warrant (with respect only to such Seller's Mortgage Loans and subject to certain specified exceptions), in favor of the Depositor as of the date of the Depositor's purchase of the related Mortgage Loan or such other date specified in the related representation or warranty, among other things, substantially as set forth below:

(1) The information set forth in the schedule of the Mortgage Loans attached to the related Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects.

(2) Such Seller owns such Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances.

(3) No scheduled payment of principal and interest under such Mortgage Loan was 30 days or more past due as of the Cut-off Date or during the 12-month period immediately preceding the Cut-off Date.

(4) The related Mortgage, subject to certain creditors' rights exceptions and general principles of equity, constitutes a valid and enforceable first priority mortgage lien upon the related Mortgaged Property, subject to (a) the lien for current real property taxes and assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record or referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) purchase money security interests and (e) other matters to which like properties are commonly subject.

(5) The assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment.

(6) The related assignment of leases, subject to certain creditors' rights exceptions and general principles of equity, establishes and creates a valid and enforceable first priority lien in the related borrower's interest in all leases of the related Mortgaged Property.

(7) The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage in whole or in material part, except for partial releases included in the related Mortgage File.

(8) Except as set forth in a structural engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (normal wear and tear excepted) or defective condition that would materially and adversely affect its value as security for such Mortgage Loan.

(9) To the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of the related Mortgaged Property.

(10) The related Mortgaged Property is or will be covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein.

(11) The proceeds of such Mortgage Loan have been fully disbursed, and there is no obligation for future advances with respect thereto.

(12) One or more environmental site assessments were performed with respect to the Mortgaged Property in connection with the origination of such Mortgage Loan and reviewed by the Seller, a report of each such assessment has been delivered to the Depositor, and to the Seller's knowledge, there is no material and adverse environmental condition or circumstance affecting such Mortgaged Property except as disclosed in such report.

(13) Each Note, Mortgage and other agreement that evidences or secures such Mortgage Loan is, subject to non-recourse provisions thereof, certain creditors' rights exceptions and general principles of equity, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and subject to such matters, there is no valid defense, counterclaim, or right of offset or rescission available to the related borrower with respect to such Note, Mortgage or other agreement.

(14) The related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement.

(15) There are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage.

(16) The related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

(17) The related Mortgaged Property consists of the related borrower's fee simple estate in real estate; or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the related Mortgaged Property (but not the related fee interest), (a) such ground lease or a memorandum thereof has been or will be duly recorded, and such ground lease or other agreement permits the interest of the lessee thereunder to be encumbered by such Mortgage; (b) the related borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the further consent of, the lessor thereunder; (c) such ground lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder; (d) such ground lease or other related agreement requires the lessor thereunder to give notice of any default by the lessee to the holder of such Mortgage (provided any required notice of such holder's mortgage lien is given to such lessor), provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and provides that no modification of such ground lease will be effective without the prior written consent of such holder; (e) the holder of such Mortgage is permitted a reasonable opportunity (including, if necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has a current term (excluding any extension options set forth therein which are not binding on the lessor thereunder) which extends not less than ten years beyond the scheduled maturity date of such Mortgage Loan.

(18) With respect to a related Mortgage that encumbers the interest of a borrower as a lessee under a ground lease of the related Mortgaged Property and also the related fee interest, (a) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other encumbrance upon such fee interest, and (b) upon the occurrence of a default under such Mortgage by the related borrower, any right of the lessor in such ground lease to receive notice of, and cure, such default under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders.

(19) All escrow deposits and payments required under such Mortgage Loan (inclusive of any applicable grace or cure period) have been so deposited or paid by the related borrower and have been applied in accordance with their intended purposes or are being transferred to the Depositor.

(20) Either (a) such Mortgage Loan is secured by an interest in real property having a fair market value at least equal to 80% of the adjusted issue price of such Mortgage Loan or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement). Any such Mortgage Loan that was "significantly modified" so as to result in a taxable exchange under Section 1001 of the Code either was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or is covered under clause (a) of the immediately preceding sentence.

(21) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the borrower, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

(22) Each Mortgaged Property is free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related Mortgage, except for liens insured against by the related title insurance policy.

(23) Such Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

(24) No Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of such Mortgage Loan or, in connection with a partial release, upon the satisfaction of certain legal and underwriting requirements and the payment of a release price and prepayment consideration in connection herewith.

(25) No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

(26) To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Note or Mortgage, in any such case to the extent the same materially and adversely affects the value of such Mortgage Loan and the related Mortgaged Property, provided that this representation does not cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation under paragraph 3, 8, 9, 12, 14, 15 or 17 above.

(27) Based on due diligence, the improvements located on or forming a part of each Mortgaged Property comply with applicable zoning laws and ordinances or constitute a legal nonconforming use or structure, except such noncompliance as does not materially and adversely affect the value of such Mortgaged Property, and to the Seller's knowledge, the related borrower was, as of the date of origination of such Mortgage Loan, in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of such Mortgaged Property.

(28) No Mortgage Loan permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein.

      Although RFC is described herein as a Seller, MSMC acquired the RFC Mortgage Loans from RFC prior to the Closing Date pursuant to a mortgage loan purchase agreement containing representations and warranties, rights and remedies substantially similar to those contained in the Mortgage Loan Purchase Agreements. In lieu of making the foregoing representations and warranties with respect to such RFC Mortgage Loans, MSMC will assign to the Depositor all of MSMC's rights related to its acquisition of the RFC Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE POOL--The Sellers--Residential Funding Corporation" herein.

      The Pooling and Servicing Agreement will require that the custodian, the Master Servicer, the Special Servicer or the Trustee notify the applicable Seller upon its becoming aware (i) of any breach of certain representations or warranties made by such Seller in its Mortgage Loan Purchase Agreement, or (ii) that any document required to be included in the Mortgage File does not conform to the requirements of the Pooling and Servicing Agreement, which in the case of any such breach or defect materially and adversely affects the interests of the Trustee or the Certificateholders. The applicable Mortgage Loan Purchase Agreement provides that, if such breach or default is not cured within 90 days after discovery of such breach or defect by the applicable Seller, the Depositor, the custodian, the Master Servicer, the Special Servicer or the Trustee, the applicable Seller will either (1) repurchase such Mortgage Loan at its outstanding principal balance, plus unpaid accrued interest at the applicable rate (in absence of a default and excluding Contingent Interest) to, but not including, the date of repurchase, the amount of any unreimbursed Servicing Advances relating to such Mortgage Loan, accrued interest on Advances (including P&I Advances) at the Advance Rate, the amount of any unpaid servicing compensation (other than Master Servicing Fees) and Trust Fund expenses allocable to such Mortgage Loan and the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer or the Trustee in respect of such repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and if the repurchased Mortgage Loan is either the Edgewater Loan or the Eastridge Mall Loans, $0.01 as payment in full for the Contingent Interest associated with such Mortgage Loan (such price, the "Repurchase Price") or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Repurchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution, provided, however, if such Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such 90-day period shall not commence until the Seller receives notice of or discovers that such Mortgage Loan is a defective Mortgage Loan; provided, further, that if such breach or defect cannot be cured within such 90-day period, so long as such Seller has commenced and is diligently proceeding with the cure of such breach or defect, such 90-day period will be extended for an additional 90 days; provided, further, that no such extension will be applicable unless such Seller delivers to the Depositor (or its successor in interest) an officer's certificate (i) describing the measures being taken to cure such breach or defect, (ii) stating that such breach or defect is susceptible to being cured within such 90 days, and (iii) stating that such breach or defect does not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan to-value-ratio not higher than the then-current loan to-value-ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) at the Trustee's request, be determined by Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Seller); (xiii) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xiv) not be substituted for a deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution based upon an engineering report and the environmental report obtained with respect to such Qualified Substitute Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

      The obligations of the Sellers to substitute, repurchase or cure constitute the sole remedies available to the Trustee for the benefit of the holders of Certificates for a breach of a representation or warranty with regard to a Mortgage Loan by a Seller or missing or defective Mortgage Loan documentation. Other than as specifically described in the preceding paragraph, neither the Sellers, the Special Servicer (unless the Seller is the Special Servicer and is otherwise obligated as described herein), the Master Servicer (unless the Seller is the Master Servicer and is otherwise obligated as described herein) nor the Depositor will be obligated to purchase a Mortgage Loan if any Seller defaults on its respective obligation to substitute, repurchase or cure, and no assurance can be given that any Seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage," REMIC I, REMIC II and REMIC III may be disqualified.

                      MASTER SERVICER AND SPECIAL SERVICER

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly owned subsidiary of PNC Bank, National Association ("PNC"). Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Midland will serve as the Master Servicer and the initial Special Servicer for the Trust Fund under the Pooling and Servicing Agreement. In addition, Midland (or its predecessor in interest, Midland Loan Services, L.P.) and its affiliates are the Seller with respect to 109 of the Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE POOL--The Sellers" herein.

      As of May 31, 1998, Midland was responsible for the servicing of approximately 12,300 commercial and multifamily loans with an aggregate principal balance of approximately $26.8 billion the collateral for which is located in all 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,400 loans with an aggregate principal balance of approximately $18.8 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

      Midland provides asset management and disposition services for commercial and multifamily mortgage-backed securities transactions and transactions for private investors. As of May 31, 1998, Midland provided such services for 26 transactions with original aggregate asset balances in excess of $8 billion. Midland and its affiliates have liquidated, disposed of or otherwise resolved approximately 2,250 assets with net recoveries of more than $2.4 billion.

      The following delinquency tables set forth information concerning the delinquency experience on commercial and multifamily mortgage loans serviced by the Master Servicer (including loans serviced by Midland Loan Services, L.P. prior to April 3, 1998) for commercial mortgage-backed securities transactions (the "CMBS Portfolio"). The CMBS Portfolio does not include mortgage loans included in distressed RTC portfolios.

                                                                      As of December 31,
                                         ------------------------------------------------------------------------------
                                                 1995                       1996                         1997
                                         ----------------------     ---------------------        ----------------------
                                           By        By Dollar       By         By Dollar          By        By Dollar
                                         No. of        Amount      No. of         Amount         No. of        Amount
                                          Loans      of Loans       Loans       of Loans          Loans      of Loans
                                         ------      ---------     ------       ---------        ------      ---------
                                                               (Dollar amounts in thousands)
Total Portfolio...............              651     $1,899,207      2,782      $6,557,024         4,290    $13,284,970
                                            ===     ==========      =====      ==========         =====    ===========

Period of delinquency(1)......
        30-59 days............               16     $   80,888        198      $   89,419            96    $   140,191
        60 to 89 days.........                3          1,372         17          10,479            27         13,381
        90 days or more(2)....                6         49,607         18          33,898            78        155,223
                                            ---     ----------      -----      ----------         -----    -----------

Total delinquent loans........               25     $  131,866        233      $  133,795           201    $   308,795
                                            ===     ==========      =====      ==========         =====    ===========

Percent of portfolio..........               4%             7%         8%              2%            5%             2%
                                            ===             ==      =====              ==           ===             ==


---------------

(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1), at which time such mortgage loan is considered 30 days delinquent. The delinquencies reported above were determined as of the dates indicated.
(2)   Includes pending foreclosures.

                                                                             As of March 31,
                                                 ------------------------------------------------------------------------
                                                             1997                                       1998
                                                 -----------------------------              -----------------------------
                                                    By              By Dollar                  By              By Dollar
                                                  No. of              Amount                 No. of              Amount
                                                   Loans            of Loans                  Loans            Of Loans
                                                  ------            ---------                ------            ---------
                                                                (Dollar amounts in thousands)
Total Portfolio................                    2,866           $7,160,214                 5,022          $15,790,583
                                                   =====           ==========                 =====          ===========

Period of delinquency(1)
       30-59 days..............                      318             $110,821                    34          $    25,170
       60 to 89 days...........                       31               20,859                    19               34,218
       90 days or more(2)......                       24               35,560                   122              106,688
                                                     ---               ------                   ---              -------

Total delinquent loans.........                      373             $167,240                   175          $   166,076
                                                     ===             ========                   ===          ===========

Percent of portfolio...........                      13%                   2%                    3%                   1%
                                                     ===                   ==                    ==                   ==

---------------

 (1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1), at which time such mortgage loan is considered 30 days delinquent. The delinquencies reported above were determined as of the dates indicated.
(2)   Includes pending foreclosures.


      Management of Midland believes that because the delinquency rate for the CMBS Portfolio is relatively low, any changes in delinquency levels from period to period are not due to any overall market trends, but rather are primarily due to variations in the size of the CMBS Portfolio, as well as individual property level economics and circumstances unique to individual borrowers.

      The delinquency experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. In addition, most of the mortgage loans included in the CMBS Portfolio were originated by persons that are not affiliated with the Master Servicer and were not reunderwritten by the Master Servicer or its affiliates. These mortgage loans were originated by numerous entities over a long period of time in accordance with a variety of underwriting policies and standards that may be materially different from those used to underwrite the Mortgage Loans included in the Mortgage Pool. Furthermore, some of the mortgage loans included in the CMBS Portfolio and some of the Mortgage Loans in the Mortgage Pool are being primary serviced or sub-serviced by third parties.

      The CMBS Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the CMBS Portfolio, it is possible that the delinquency percentages experienced in the future could be significantly higher than those indicated in the tables above.

      It should be noted that if the commercial and/or multifamily real estate market should experience an overall decline in property values, the actual rates of delinquencies could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies with respect to the Mortgage Pool.

      Midland has been approved as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities by Fitch IBCA, Inc. ("Fitch") and S&P. Midland is ranked "Strong" as a commercial loan servicer and asset manager and "Above Average" as a master servicer by S&P, and "Acceptable" as a master servicer and "Above Average" as a special servicer by
Fitch.  S&P ranks  commercial  loan  servicers,  asset managers and master servicers in one of five rating  categories:  Strong,  Above
Average,  Average,  Below  Average and Weak.  Fitch  ranks  special servicers  in one of  five  categories:  Superior,  Above  Average,
Average,  Below  Average  and  Unacceptable.   Fitch  ranks  master
servicers as Acceptable or Unacceptable.

      The information concerning Midland set forth above has been provided by Midland and none of the Trustee, the Fiscal Agent, the Sellers or the Underwriters make any representation or warranty as to the accuracy thereof.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 19 Classes to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E
Certificates,  the Class F Certificates,  the Class G Certificates,  the Class H
Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class R-I Certificates, the Class R-II Certificates, the Class R-III and Class V Certificates. Only the Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates are offered hereby. The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the Commission within 15 days after the Closing Date. See "THE POOLING AND SERVICING AGREEMENT" herein and "DESCRIPTION OF THE CERTIFICATES" and "SERVICING OF THE MORTGAGE LOANS" in the Prospectus for more important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

      The  Certificates   represent  in  the  aggregate  the  entire  beneficial
ownership interest in a Trust Fund consisting primarily of: (i) the Mortgage Loans and principal due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the applicable Mortgage Loan Purchase Agreement; and
(vi) all of the mortgagee's right, title and interest in the Reserve Accounts.

Certificate Balances and Notional Amounts

      Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                      Initial        Approximate
                     Aggregate        Percent of       Approximate
                    Certificate        Initial         Percent of
Class                 Balance        Pool Balance     Credit Support
Class A-1         $ 277,000,000         23.23%           28.00%
Class A-2         $ 581,412,000         48.77            28.00
Class B           $  59,611,000          5.00            23.00
Class C           $  59,612,000          5.00            18.00
Class D           $  62,593,000          5.25            12.75
Class E           $  20,862,000          1.75            11.00
Class F           $  53,650,000          4.50             6.50
Class G           $  11,923,000          1.00             5.50
Class H           $   8,942,000          0.75             4.75
Class J           $  14,905,000          1.25              3.5
Class K           $   8,939,000          0.75             2.75
Class L           $  11,924,000          1.00             1.75
Class M           $   8,940,000          0.75             1.00
Class N           $  11,925,941          1.00             0.00

      The Certificate Balance of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed on such Class that are allocable to principal and by any Realized Losses and Expense Losses allocated to such Class. The Class X Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal. The aggregate Notional Amount of the Class X
Certificates as of any date is equal to 99.9999% of the aggregate Stated Principal Balance of the Mortgage Loans.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualified Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distributions--Treatment of REO Properties" herein, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

Pass-Through Rates

      The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate".

      The Pass-Through Rates applicable to Class A-1, Class A-2, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to 6.23000%, 6.49000%, 6.60000%, 6.76000%, 7.15000%, 6.23000%, 6.21000%, 6.21000%, 6.21000%, 6.21000%,
6.21000%, 6.21000% and 6.21000% per annum, respectively; provided, however, that each such Pass-Through Rate (other than with respect to the Class D Certificates) will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

      The Pass-Through Rate on the Class E Certificates for the initial Distribution Date will equal 7.49317%. For each subsequent Distribution Date, the Pass-Through Rate on the Class E Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.08%.

      The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will equal 1.10227%. For each subsequent Distribution Date, the Pass-Through Rate on the Class X Certificates will be a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the Weighted Average Pass-Through Rate.

      The "Weighted Average Net Mortgage Rate" for any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Rates as of the close of the preceding Distribution Date (or in the case of the first Distribution Date, the Cut-off Date). The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan (in the absence of a default and without giving effect to any Contingent Interest or Revised Interest Rate) minus the Administrative Cost Rate. However, for purposes of calculating Pass-Through Rates, Prepayment Interest Excesses and Prepayment Interest Shortfalls, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of a Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. See "THE POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses" herein.

      The "Weighted Average Pass-Through Rate" for any Distribution Date is a per annum rate equal to the weighted average of the Pass-Through Rates for the Principal Balance Certificates as of the close of the preceding Distribution Date (or in the case of the first Distribution Date, the Cut-off Date).

      The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

Distributions

      Method, Timing and Amount. Distributions on the Regular Certificates will be made on the 15th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing in August, 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made by wire transfer of immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement  is  to  occur  after  the  date  on  which  such  Certificate  is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance (or, with respect to the Class X Certificates, the initial Notional Amount) of the related Class.

      The aggregate distribution to be made on the Regular Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will, in general, equal (a) all amounts on deposit in the Collection Account as of the close of business on the related Determination Date (including Deferred Interest), exclusive of any portion thereof that represents one or more of the following:

           (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

           (ii)  Prepayment    Premiums   (which   are   separately
      distributable on the Certificates as hereinafter described);

           (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

           (iv)  amounts representing Contingent Interest; and

           (v) amounts deposited in the Collection Account in error;

      plus (b) to the  extent  not  already  included  in  clause  (a),  any P&I
Advances  and  Compensating   Interest   Payments  made  with  respect  to  such
Distribution Date.

      As used herein, a "Business Day" is any day other than a Saturday, Sunday or a day in which banking institutions in the States of New York, Missouri or Illinois are authorized or obligated by law, executive order or governmental decree to close.

      "Prepayment Premiums" are payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to compensate the lender for the economic effect of an early payment of the principal on the Mortgage Loan.

      "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of payment.

      The "Collection Period" with respect to a Distribution Date is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August, 1998 on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

      "Determination Date" means, with respect to a Distribution Date, (i) with respect to scheduled Monthly Payments, the fourth Business Day prior to the Distribution Date and (ii) with respect to all other payments received with respect to the Mortgage Loans or REO Property, the fifth Business Day immediately preceding such Distribution Date.

      Application of Available Funds. On each Distribution Date, the Trustee will apply the Available Funds for such date for the following purposes and in order of priority:

           (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

           (2) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (b) the remaining portion of such Principal Distribution Amount;

           (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus
      (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

           (4) to make payments on the Subordinate Certificates and the Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates.

      On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Funds for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Funds remaining after all required distributions to be made therefrom (as described under this "--Distributions--Application of the Available Funds" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rate for such Class of Certificates.

      On each Distribution Date, following the above-described distributions on the Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Funds for such date to the holders of the Class R-I Certificates.

      Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls" below.

      The "Accrued Certificate Interest" in respect of each Class of Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates as of the close of the preceding Distribution Date (or in the case of the first Distribution Date, the Cut-off Date). Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Class Interest Shortfall. The "Class Interest Shortfall" with respect to any Class of Regular Certificates for any Distribution Date will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates on the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

           (a) the principal portions of all Monthly Payments (other than Balloon Payments) and Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

           (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

If on any Distribution Date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount for the next succeeding Distribution Date. This provision would generally result in a Class Interest Shortfall to the then-most subordinate Class or Classes outstanding on such succeeding Distribution Date in an amount equal to such carried forward amount.

      The "Monthly  Payment" for any Mortgage  Loan (other than any REO Mortgage
Loan) will, in general, be the scheduled payment of principal and/or interest (excluding Balloon Payments, Deferred Interest and Contingent Interest) due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

      An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or (ii) an REO Mortgage Loan. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any REO Mortgage Loan, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

      Distributions of Prepayment Premiums. Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Privately Offered Certificates) then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Interest Only Certificates.

      For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

      Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

      Distributions of Contingent Interest. An amount equal to 22% and 45% of any Edgewater Final Contingent Interest will be distributed to the holders of the Class A-1 and Class X Certificates, respectively. The remaining Edgewater Final Contingent Interest and any other Contingent Interest will be distributed to the holders of the Class V Certificates.

      Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan (an "REO Mortgage Loan") will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such REO Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and subject to the applicable limitations described under "THE POOLING AND SERVICING AGREEMENT--Advances" herein, the Master Servicer, the Trustee and the Fiscal Agent will each be required, to the extent such proceeds are less than the monthly payments due under such REO Mortgage Loan, to make P&I Advances in respect of such REO Mortgage Loan, in all cases as if such REO Mortgage Loan had remained outstanding.

Appraisal Reductions

      With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 45 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 30 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan (each, an "Appraisal Reduction Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), an Appraisal Reduction will be calculated.

      The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance).

      Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain (i) a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, which appraisal shall be conducted in accordance with MAI standards by an appraiser with at least ten years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located or (ii) an internal property valuation performed by the Special Servicer at its discretion in accordance with the servicing standard set forth herein with respect to any Mortgage Loan with an outstanding principal balance equal to or less than $1,500,000 (an "Updated Appraisal"); provided that if the Special Servicer had completed or obtained an Updated Appraisal within the immediately preceding 12 months, the Special Servicer may rely on such Updated Appraisal and shall have no duty to prepare a new Updated Appraisal, unless such reliance would not be in accordance with the servicing standard set forth herein. The cost of any such Updated Appraisal if not an internal valuation performed by the Special Servicer shall be paid by the Master Servicer as a Servicing Advance. If no Updated Appraisal has been obtained within 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Property or REO Property (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction.

      The Master Servicer, based on the Updated Appraisal or Special Servicer's Appraisal Reduction Estimate provided to it by the Special Servicer, shall calculate any Appraisal Reduction. If the Appraisal Reduction is calculated using the Special Servicer's Reduction Estimate, then on the first Distribution Date occurring on or after the delivery of the Updated Appraisal, the Master Servicer will be required to adjust the Appraisal Reduction to take into account the Updated Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate).

      Annual updates of such Updated Appraisal will be obtained during the continuance of an Appraisal Reduction Event. The cost of such annual updates shall be paid as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. In addition, the Operating Adviser may at any time request the Special Servicer to obtain (at the Operating Adviser's expense) an Updated Appraisal. The Appraisal Reduction will be adjusted by the Master Servicer based on such Updated Appraisal. Any Updated Appraisal obtained by the Special Servicer pursuant to this section shall be delivered by the Special Servicer to the Master Servicer, and the Master Servicer shall deliver such Updated Appraisal to the Trustee within 15 days of receipt by the Master Servicer of such Updated Appraisal from the Special Servicer and the Trustee shall deliver such Updated Appraisal to the Holders of the Privately Offered Certificates within 15 days of receipt by the Trustee of such Updated Appraisal from the Master Servicer.

      Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined, such Appraisal Reduction will be eliminated.

      The existence of an Appraisal Reduction proportionately reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent interest on the related Mortgage Loan, which may result in a reduction in current distributions in respect of one or more of the then-most subordinate Classes of Principal Balance Certificates and may under certain circumstances result in an Expense Loss being allocated to the then-most subordinate Class of Principal Balance Certificates. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein.

Realized Losses and Allocations of Certain Expenses

      If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the aggregate Certificate Balance of the Principal Balance
Certificates, the respective aggregate Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A-1 and Class A-2

Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero.

      In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

      "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances (including interest on any outstanding Advances at the Advance Rate) and outstanding liquidation expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

      "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund that were not of the type typically subject to a Servicing Advance or were of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable. Generally, Additional Trust Fund Expenses will result in an Expense Loss only if such expenses cause the amount of principal distributions on the Principal Balance Certificates to be less than the Principal Distribution Amount for such Distribution Date. In other cases, Additional Trust Fund Expenses will result in a Class Interest Shortfall for the then-most subordinate Classes of Certificates then outstanding. "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Disposition Fees, (ii) interest in respect of Advances not paid out of default interest and late payment charges, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee (and certain indemnities and reimbursements to the Fiscal Agent comparable to those for the Trustee) as described under "THE POOLING AND SERVICING AGREEMENT--The Trustee" herein, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor as described under "SERVICING OF THE MORTGAGE LOANS--Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "THE POOLING AND SERVICING AGREEMENT--Withdrawals from the Collection Account" and "--Realization Upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates", "--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein), and
(vi) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

Prepayment Interest Shortfalls

      If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest accrued on such prepayment, in general, from the related Due Date occurring in such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period (but only up to 0.029% per annum per Mortgage
Loan), any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment." The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "THE POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses" herein.

Scheduled Final Distribution Date

      The "Scheduled Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

        Class Designation          Scheduled Final Distribution Date

             Class A-1                       December 2007
             Class A-2                         May 2008
             Class X                          March 2023
             Class B                           June 2008
             Class C                           June 2008
             Class D                          April 2010
             Class E                           May 2011
             Class F                          March 2013
             Class G                           May 2013
             Class H                         January 2014
             Class J                         January 2016
             Class K                         February 2017
             Class L                         December 2017
             Class M                          March 2018
             Class N                          March 2023

      The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage

Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

      In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no repurchases, no early termination, no defaults, no modifications and no extensions. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience.

Subordination

      As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates to the extent described herein, and, further, in the case of any particular Class of
Subordinate  Certificate  to the  rights  of  holders  of each  other  Class  of
Subordinate Certificates, if any, with an earlier alphabetical class designation, as described herein. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Such subordination will be accomplished by (i) the application of Available Funds in the order described above under "--Distributions" herein and (ii) the allocation of Realized Losses and Expenses Losses to the Regular Certificates (other than the Class X Certificates, which may nonetheless incur reductions of their Notional Amount) in reverse order of their alphabetical Class designations; provided that Realized Losses and Expense Losses are allocated pro rata to the Class A-1 and Class A-2 Certificates in accordance with their respective Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Certificates.

Optional Termination

      The majority holders of the Controlling Class, the Depositor, the Master Servicer, the Special Servicer and the holder of the Class R-I Certificates representing greater than a 50% Percentage Interest of the Class R-I Certificates will each have the option, in that order, to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate (excluding Contingent Interest) to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund and if the Edgewater Loan or the Eastridge Mall Loans are still part of the Trust Fund at such time, $0.01 as payment in full for the Contingent Interest associated with such Mortgage Loans. The purchase price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Funds for the final Distribution Date.

Voting Rights

      At all times during the term of the Pooling and Servicing Agreement, 97% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance
Certificates in proportion to the aggregate Certificate Balances of such Classes, 2% of the Voting Rights are to be allocated among the holders of the Class of Interest Only Certificates, and the remaining Voting Rights are to be allocated equally among the holders of the respective Classes of Residual Certificates. The Class V Certificates will not have Voting Rights. Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

Delivery, Form and Denomination

      Book-Entry Certificates. No Person acquiring an Offered Certificate will be entitled to receive a physical certificate representing such Certificate, except under the limited circumstances described below. Absent such circumstances, the Offered Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC, as described herein. The Class A Certificates will initially be issued in denominations of $5,000 initial Certificate Balance and integral multiples of $1 in excess thereof and the remaining Classes of Offered Certificates will be issued in denominations of $50,000 initial Certificate Balance or Notional Amount and integral multiples of $1 in excess thereof, except in each case one certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Amount to accommodate the remainder of the initial Certificate Balance or Notional Amount of such Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Offered Certificates. Certificateholders may also hold Certificates through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' certificates accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (in such capacities, the "Depositaries").

      Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving certificates through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of certificates received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      No Beneficial Owner of an Offered Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Offered Certificates, except as set forth below.

Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Offered Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Offered Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Offered Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Offered Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders under the Pooling and Servicing Agreement.

      Offered Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i)(A) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Offered Certificates and (B) the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Offered Certificates.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Offered Certificates and receipt from DTC of instructions for re-registration, the Certificate Registrar will reissue the Offered Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Class A-1, Class A-2, Class X, Class B, Class C, Class D or Class E Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

      Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.

      The Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and certain other organizations. The rules applicable to DTC and its participants are on file with the Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

      Purchases of Offered Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Offered Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Offered Certificates through the book-entry facilities of DTC.

      To facilitate subsequent transfers, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Offered Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to lack of a definitive Certificate for such Offered Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Offered Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

      Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Offered Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Offered Certificates are registered, the ability of the Beneficial Owners of such Offered Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Offered Certificates may be impaired.

      CEDEL. Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear. The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Certificates clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Registration and Transfer

      Subject to the restrictions on transfer and exchange set forth in the Pooling and Servicing Agreement, the holder of any Definitive Certificate may transfer or exchange the same in whole or part (in a principal amount equal to the minimum authorized denomination or any integral multiple thereof) by surrendering such Definitive Certificate at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent, together with an executed instrument of assignment and transfer in the case of transfer and a written request for exchange in the case of exchange. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such corporate trust office or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a Definitive Certificate or Definitive Certificates, as the case may require, for a like aggregate Certificate Balance or Notional Amount, as applicable, and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate will not be valid unless made at the corporate trust office of the Certificate Registrar or at the office of a transfer agent by the registered holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Definitive Certificate during the period of 15 days preceding any Distribution Date.

      No fee or service charge will be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to herein; provided, however, that in connection with the transfer of Private Certificates to certain institutional accredited investors, the Certificate Registrar will be entitled to be reimbursed by the transferor for any costs incurred in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.

      For  a   discussion   of  certain   transfer   restrictions,   see  "ERISA
CONSIDERATIONS" herein.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

      Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates and any other Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance or Notional Amount of such Certificates. As described herein, the Principal Distribution Amount for each Distribution Date generally will be distributable in its entirety in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety to each remaining Class of Principal Balance Certificates, sequentially in order of Class designation, in each case until the Certificate Balance of each such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including, for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, Casualties or Condemnations affecting the Mortgaged Properties or repurchases of Mortgage Loans out of the Trust Fund in the manner described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" and "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and repurchases of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a Balloon Payment. See "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure" in the Prospectus.

      The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

      The rate of prepayment on the Mortgage Pool is likely to be affected by the amount of any required Prepayment Premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of either (i) converting to another fixed rate loan with a lower interest rate and thereby "locking in" such rate or (ii) taking advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property. See "RISK FACTORS--Prepayment and Yield Considerations" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

      An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate applicable thereto. Conversely, slower rates of prepayments on the Mortgage Loans, and therefor of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      If  the  markets  for  commercial  and  multifamily   real  estate  should
experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses may be higher than those originally anticipated by investors.

      Neither the Depositor nor the Sellers make any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment, default or principal payment on the Mortgage Loans.

      The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium (or the Interest Only Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance of any Principal Balance Certificate purchased at a discount or premium (or, in the case of the Interest Only Certificates, applied in reduction of the Notional Amount), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Principal Balance Certificates could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "RISK FACTORS--Prepayment and Yield Considerations" herein.

      Balloon Payments. Most of the Mortgage Loans are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. The ability of the borrowers to pay the Balloon Payment at the maturity of the Balloon Loans will depend on their ability to sell or refinance the

Mortgaged Properties, which, in turn, depends on a number of factors, many of which are beyond the control of such borrowers. Such factors include the level of interest rates and general economic conditions at the time of sale or refinancing and changes in federal, state or local laws, including tax laws, environmental laws and safety standards. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments. If any borrower with respect to any of such Balloon Loans is unable to make the applicable Balloon Payment when due, the average life of the Certificates will be longer than expected. See the Remaining Terms to Stated Maturity Table in Appendix I for additional information regarding maturity dates of the Mortgage Loans.

      Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, Additional Trust Fund Expenses or other similar items (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne by holders of each Class of Principal Balance Certificates in reverse alphabetical order of class designation to the extent of amounts otherwise distributable to such holder; provided that any such shortfalls will be allocated to the holders of the Class A-1 and Class A-2 Certificates on a pro rata basis.

      Realized Losses and Expense Losses will be allocated, as and to the extent described herein, to the Classes of Certificates (in reduction of the Certificate Balance of each such Class) in reverse order of their Class designation. As a result, a loss on any one of the Mortgage Loans could result in a significant loss, or in some cases a complete loss, of an investors' investment in any Class of the Subordinate Certificates. Consequently prospective investors should perform their own analysis of the expected timing and severity of Realized Losses and Expense Losses prior to investing in any Subordinate Certificate. Even if losses on the Mortgage Loans are not borne by an investor in any Class, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. The allocation of Realized Losses and Expense Losses to the Principal Balance Certificates will reduce the Notional Amount of the Interest Only Certificates.

      Pass-Through Rate. Because (i) the Pass-Through Rate for the Class X Certificates is equal to the excess, if any of the Weighted Average Net Mortgage Rate over the Weighted Average Pass-Through Rate and (ii) the Pass-Through Rate for the Class E Certificates is equal to the Weighted Average Net Mortgage Rate less 0.08%, the Pass-Through Rate for the Class X Certificates will be sensitive to changes in both the Weighted Average Net Mortgage Rate and the Weighted Average Pass-Through Rate and the Pass-Through Rate for the Class E Certificates will be sensitive to changes in the Weighted Average Net Mortgage Rate.

      The  Weighted  Average  Pass-Through  Rate  will  fluctuate  based  on the relative sizes of the Certificate Balances of the Principal Balance Certificates. The Weighted Average Net Mortgage Rate will fluctuate over the life of the Class X and Class E Certificates as a result of scheduled amortization, voluntary prepayments and liquidations and repurchases of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Class X and Class E
Certificates will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, repurchases and liquidations of Mortgage Loans.

      Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).

Yield Sensitivity of the Interest Only Certificates

      The yield to maturity of the Interest Only Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments (including prepayments as a result of liquidations and repurchases) will have a material negative effect on the yield to maturity of the Interest Only Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Interest Only Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

      The following table indicates the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the respective aggregate purchase prices of the Interest Only Certificates are as specified below and the initial Pass-Through Rate (expressed as a percentage of the initial Notional Amount) and the initial Notional Amount are as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and the Interest Only Certificates will likely result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios. For purposes of calculating and allocating Prepayment Premiums, the yields for U.S. Treasury Securities having a maturity of up to one year, two years, three years, five years, ten years and thirty years are approximately 5.3350%, 5.4370%, 5.4470%, 5.4430%, 5.4600% and
5.6900%.

      The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, which includes accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations or repurchases) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates (and accordingly does not purport to reflect the return on any investment in the Interest Only Certificates when such reinvestment rates are considered).

      Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest Only Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

      There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on Interest Only Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                         Pre-Tax Yield to Maturity (CBE)
                           of the Class X Certificates

Assumed Aggregate
 Purchase Price               Prepayment Assumption (CPR)
                    -------------------------------------------------
   (including         0%       3%      5%      7%      10%     15%
                      --       --      --      --      ---     ---
accrued interest)
------------------
  $ 68,830,651      9.720%    9.666% 9.633%  9.600%  9.554%  9.484%
  $ 69,575,799      9.456%    9.402% 9.368%  9.335%  9.289%  9.219%
  $ 70,320,948      9.198%    9.143% 9.109%  9.076%  9.029%  8.958%

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution to the investor of each dollar distributed in reduction of principal balance of such security. The weighted average life of each Class of Principal Balance Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i). Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. Consequently no assurance can be given and no representation is made that (i) prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period) will conform to any particular CPR, (ii) all the Mortgage Loans will prepay in accordance with the assumptions at the same rate, or (iii) Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default, repurchases or otherwise.

      The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "DESCRIPTION OF THE MORTGAGE POOL" herein and the performance thereof. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"): (i) the Initial Pool Balance is approximately $1,192,238,941, (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan are as set forth in Appendix II, (iv) all Monthly Payments are due and timely received on the first day of each month, (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no Casualties or Condemnations affecting the Mortgaged Properties, (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or Yield Maintenance Period, if any, unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage) and (B) Mortgage Loans that provide for an increase in the respective Mortgage Rate and/or principal amortization on a specified date prior to stated maturity are prepaid in full on their respective Hyper-Amortization Dates, (vii) no party entitled thereto exercises its right of optional termination described herein under "DESCRIPTION OF THE CERTIFICATES--Optional Termination", (viii) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Certificates are made on the 15th day of each month, commencing in August, 1998, (xii) the Certificates are issued on the Closing Date, (xiii) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums", (xiv) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date, (xv) in the case of the Edgewater Loan, no principal amortization occurs, (xvi) the Edgewater Loan does not prepay prior to maturity and (xvii) the prepayment premium for the Eastridge Mall Loan #1 is assumed to be 13.5% of the outstanding principal balance. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set froth below, the Offered Certificates (other than the Interest Only Certificates) may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

      Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each Class of the Offered Certificates (other than the Class X Certificates), and set forth the percentages of the initial Certificate Balance of each such Class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various CPRs.

                    Percentage of Initial Certificate Balance
                          of the Class A-1 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)
Distribution Date     0%      3%       5%      7%      10%     15%
-----------------     --      --       --      --      ---     ---

Closing Date         100     100      100     100      100     100
July 1999             94      94       94      93       93      92
July 2000             88      87       87      86       86      85
July 2001             80      79       79      78       77      76
July 2002             64      63       62      62       61      59
July 2003             55      54       53      52       51      49
July 2004             47      45       44      43       41      39
July 2005             32      30       29      28       27      25
July 2006             21      19       18      16       15      13
July 2007              8       6        5       3        2       0
July 2008              0       0        0       0        0       0

Weighted Average
 Life (Years)       5.41    5.29     5.22    5.15     5.06    4.94


                    Percentage of Initial Certificate Balance
                          of the Class A-2 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)
Distribution Date     0%      3%       5%      7%      10%     15%
-----------------     --      --       --      --      ---     ---

Closing Date         100     100      100     100      100     100
July 1999            100     100      100     100      100     100
July 2000            100     100      100     100      100     100
July 2001            100     100      100     100      100     100
July 2002            100     100      100     100      100     100
July 2003            100     100      100     100      100     100
July 2004            100     100      100     100      100     100
July 2005            100     100      100     100      100     100
July 2006            100     100      100     100      100     100
July 2007            100     100      100     100      100     100
July 2008              0       0        0       0        0       0

Weighted Average    9.62    9.61     9.61    9.60     9.59    9.58
Life (Years)

                    Percentage of Initial Certificate Balance
                           of the Class B Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)
Distribution Date     0%      3%       5%      7%      10%     15%
-----------------     --      --       --      --      ---     ---

Closing Date         100     100      100     100      100     100
July 1999            100     100      100     100      100     100
July 2000            100     100      100     100      100     100
July 2001            100     100      100     100      100     100
July 2002            100     100      100     100      100     100
July 2003            100     100      100     100      100     100
July 2004            100     100      100     100      100     100
July 2005            100     100      100     100      100     100
July 2006            100     100      100     100      100     100
July 2007            100     100      100     100      100     100
July 2008              0       0        0       0        0       0

Weighted Average
Life (Years)        9.80    9.80     9.79    9.79     9.79    9.79

                    Percentage of Initial Certificate Balance
                           of the Class C Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)
Distribution Date     0%      3%       5%      7%      10%     15%
-----------------     --      --       --      --      ---     ---

Closing Date         100     100      100     100      100     100
July 1999            100     100      100     100      100     100
July 2000            100     100      100     100      100     100
July 2001            100     100      100     100      100     100
July 2002            100     100      100     100      100     100
July 2003            100     100      100     100      100     100
July 2004            100     100      100     100      100     100
July 2005            100     100      100     100      100     100
July 2006            100     100      100     100      100     100
July 2007            100     100      100     100      100     100
July 2008              0       0        0       0        0       0

Weighted Average
Life (Years)        9.88    9.88     9.87    9.87     9.87    9.86

                    Percentage of Initial Certificate Balance
                           of the Class D Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)
Distribution Date     0%      3%       5%      7%      10%     15%
-----------------     --      --       --      --      ---     ---

Closing Date         100     100      100     100      100     100
July 1999            100     100      100     100      100     100
July 2000            100     100      100     100      100     100
July 2001            100     100      100     100      100     100
July 2002            100     100      100     100      100     100
July 2003            100     100      100     100      100     100
July 2004            100     100      100     100      100     100
July 2005            100     100      100     100      100     100
July 2006            100     100      100     100      100     100
July 2007            100     100      100     100      100     100
July 2008             45      40       38      36       33      31
July 2009             28      24       22      20       18      16
July 2010              0       0        0       0        0       0

Weighted Average
Life (Years)      10.49   10.41    10.37   10.34    10.30   10.26

                    Percentage of Initial Certificate Balance
                           of the Class E Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)
Distribution Date     0%      3%       5%      7%      10%     15%
-----------------     --      --       --      --      ---     ---

Closing Date         100     100      100     100      100     100
July 1999            100     100      100     100      100     100
July 2000            100     100      100     100      100     100
July 2001            100     100      100     100      100     100
July 2002            100     100      100     100      100     100
July 2003            100     100      100     100      100     100
July 2004            100     100      100     100      100     100
July 2005            100     100      100     100      100     100
July 2006            100     100      100     100      100     100
July 2007            100     100      100     100      100     100
July 2008            100     100      100     100      100     100
July 2009            100     100      100     100      100     100
July 2010             42      33       28      25       21      16
July 2011              0       0        0       0        0       0

Weighted Average
Life (Years)       12.06   11.97    11.93   11.90    11.86   11.82

                       THE POOLING AND SERVICING AGREEMENT

General

      The  Certificates  will be  issued  pursuant  to a Pooling  and  Servicing
Agreement to be dated as of July 1, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

      The Depositor will provide to a prospective or actual holder of a Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Commercial Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, attention: Clarence Krantz at telephone number (816) 435-5000.

Assignment of the Mortgage Loans

      On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with a copy to the Master Servicer, with respect to each Mortgage Loan the following set of documents (the "Trustee Mortgage File"):

      (i) the original of the related Note, endorsed by the applicable Seller in blank in the following form: "Pay to the order of , without recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the applicable Seller;

      (ii) the related original recorded Mortgage or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording, each related original recorded Assignment of Mortgage which, together with other such Assignments of Mortgage, shows a complete chain of assignment of the related Mortgage from the applicable Originator to the applicable Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording and the related original Assignment of Mortgage executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

      (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause
(ii) above, the related original assignment of such security agreement to the applicable Seller or a counterpart thereof and the related original assignment of such security agreement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

      (iv) the acknowledgment copy of each Form UCC-1 financing statement (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to personal property or fixtures constituting a part of the related Mortgaged Property, or a copy thereof in the form submitted for filing or recording, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, of such financing statement which, together with other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing or recording, and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing or recording information which is not yet available to the applicable Seller, is in suitable form for filing or recording in the filing or recording office in which such financing statement was filed);

      (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a counterpart thereof;

      (vi) the related original lender's title insurance policy (or the original pro forma or specimen title insurance policy or a marked, redated and recertified commitment for lender's title insurance policy), together with any endorsements thereto;

      (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original recorded Assignment of Leases, Rents and Profits or a copy thereof certified by the related title insurance company, public recording office, or closing agent to be in the form in which executed or submitted for recording, each related original recorded reassignment of such instrument, if any, which, together with other such reassignments, shows a complete chain of assignment of such instrument from the applicable Originator to the applicable Seller or a copy thereof certified by the related title insurance company or closing agent to be in the form in which executed or submitted for recording and the related original reassignment of such instrument, if any, executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

      (viii) the original or a counterpart of each environmental warranty or indemnity agreement, if any, with respect to such Mortgage Loan;

      (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original reassignment of such instrument to the applicable Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

      (x) with respect to the related Reserve Accounts, if any, a copy of the original of any separate agreement with respect thereto between the related borrower and the Originator;

      (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

      (xii) with respect to the related Reserve Accounts, if any, the acknowledgment copy of each UCC-1 financing statement (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to the applicable Originator's security interest in such Reserve Accounts and all funds contained therein, or a copy thereof in the form submitted for filing, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing thereof in the applicable public filing office), if any, of such financing statement which assignment, together will all other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing, and a copy of each Form UCC-2 or UCC-3 assignment, if any (file stamped to show the filing thereof in the applicable public filing office) of such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Seller, is in suitable form for filing in the filing office in which such financing statement was filed);

      (xiii) the original of each assumption, consolidation or substitution agreement, if any, with evidence of recording thereon, where appropriate (or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording);

      (xiv) if any document or instrument described above is signed by an attorney in fact or similar agent on behalf of the related borrower or another party, the original of the applicable power of attorney or a counterpart thereof; and

      (xv) originals or copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) such original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will deliver such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 45 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

      The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.

Servicing of the Mortgage Loans; Collection of Payments

      The Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. In furtherance of and to the extent consistent with the foregoing, except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (x) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement, but without regard to (i) any other relationship that the Master Servicer, the Special Servicer, any Sub-Servicer or any affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer may have with the borrowers or any affiliate of such borrowers; (ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either; (iii) the Master Servicer's, the Trustee's or the Fiscal Agent's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Master Servicer's, the Special Servicer's or any Sub-Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (v) the ownership, servicing or management for others by the Master Servicer, the Special Servicer or any Sub-Servicer of any other mortgage loans or property or (vi) any obligation of the Master Servicer, the Special Servicer, any Sub-Servicer or any affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer to repurchase, as a Seller, any Mortgage Loan if (a) there is a defect with respect to certain of the documents relating to such Mortgage Loan or (b) certain of its representations or warranties concerning such Mortgage Loan are breached, and such defect or breach materially and adversely affects the interests of the Certificateholders and such breach or defect is not cured as required. The Pooling and Servicing Agreement will provide, however, that neither the Master Servicer nor the Special Servicer, nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer, the Special Servicer or such person for the breach of any of the Master Servicer's or Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement, or against any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the servicing standards set forth in the Pooling and Servicing Agreement, any liability by reason of willful misfeasance, misrepresentation, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow collection procedures as are consistent with the servicing standard under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Collection Activities

      The Master Servicer monitors the performance of all loans, including tracking of the status of outstanding payments due, grace periods and due dates, and the calculation and assessment of late fees. The Master Servicer has created a customized collection system that downloads all current loan information from the servicing system on a daily basis. A variety of delinquency reports are regularly prepared, and a series of delinquency notice letters is system-generated and mailed. Payment reminder letters are automatically generated and mailed to borrowers at 10 days past due; more strongly worded collection letters are sent at 30 and 60 days past due. Higher-risk mortgage loans, such as those with a large principal balance or chronic delinquency are flagged on the system and the borrower receives a telephone call rather than a letter. A delinquent Mortgage Loan will be transferred to the Special Servicer upon such Mortgage Loan becoming a Specially Serviced Mortgage Loan.
See "--Special Servicing" herein.

Advances

      Subject to the limitations described below, the Master Servicer will be obligated to advance (each such amount, a "P&I Advance"), on the Business Day preceding each Distribution Date (the "Remittance Date"), an amount equal to the total or any portion of the Monthly Payment on a Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Monthly Payment with respect to the related Balloon Loan, unless the Master Servicer determines that any such advance would be a nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability as required by the Pooling and Servicing Agreement. Upon determination of the Appraisal Reduction with respect to any Required Appraisal Loan, the amount of delinquent interest required to be advanced with respect to such Required Appraisal Loan on any Distribution Date will be an amount equal to the product of (A) the amount of the delinquent interest that would be required to be made in respect of such Required Appraisal Loan without regard to the application of this sentence, multiplied by (B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan as of the close of the immediately preceding Distribution Date less the Appraisal Reduction and the denominator of which is such Stated Principal Balance. No P&I Advances will be required in respect of payments of Contingent Interest or Deferred Interest.

      In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Servicing Advances," and together with P&I Advances, "Advances") to pay (i) certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, (ii) delinquent real estate taxes, assessments and hazard insurance premiums and (iii) other similar costs and expenses necessary to protect and preserve the security of the related Mortgage.

      If the Master Servicer fails to fulfill its obligation to make any required Advance, the Trustee will be required to make the Advance subject to its good faith determination of recoverability. If the Trustee fails to make any such required Advance, the Fiscal Agent will be required to make the Advance, subject to its good faith determination of recoverability. Any such Advance made by the Fiscal Agent will cure the Trustee's failure to make such Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--Duties of the Trustee" and "--The Fiscal Agent" below.

      The obligation of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement will continue through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines (based on, among other things, an Updated Appraisal) in its good faith business judgment will not be recoverable by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, insurance proceeds, liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. To the extent that any borrower is not obligated under its Mortgage Loan documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer, the Trustee or the Fiscal Agent previously advanced, and the Master Servicer, the Trustee or the Fiscal Agent determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable; provided, however, in connection with the foregoing, the Master Servicer, the Trustee or the Fiscal Agent will provide an officer's certificate as described below. In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account prior to distributions on the Certificates. Any such judgment or determination must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee or the Fiscal Agent, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedure and considerations of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the Master Servicer, the Trustee or the Fiscal Agent, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support such determinations.

      The Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest at a rate (the "Advance Rate") equal to the Prime Rate (as published in The Wall Street Journal, or if The Wall Street Journal is no longer published, such other publication determined by the Trustee (with the concurrence of the Master Servicer) in its reasonable discretion, from time to time) on its outstanding Advances and will be authorized to pay itself such interest first out of default interest and late payment charges actually collected by the Master Servicer in respect of the related Mortgage Loan and, to the extent such amounts are insufficient, from general collections with respect to all of the Mortgage Loans at such time as it is reimbursed for an unreimbursed Advance, prior to any payment to holders of Certificates; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to the Mortgage Loans identified as Loan ID numbers 136, 195, 208 and 240 on the
Mortgage Loan Schedule, for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related borrower's obligation to make the related Monthly Payment expires pursuant to the related Mortgage Loan documents. If the interest on such Advance is not offset by default interest, a shortfall will result which generally will result in a reduction in amounts payable on the Certificates.

Accounts

      Collection Account. The Master Servicer will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within one Business Day of receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans: (i) all payments on account of principal on the Mortgage Loans; (ii) all payments on account of interest and default interest on the Mortgage Loans and all Prepayment Premiums; (iii) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls; (iv)
(x) all Net REO Proceeds transferred from an REO Account and (y) all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to the restoration or repair of the related Mortgaged Property; (v) any amounts received from borrowers that represent recoveries of Servicing Advances; and (vi) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase," "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans" and "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

      "Net REO Proceeds" with respect to any REO Property and any related Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute liquidation proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

      The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.

      Distribution Account. The Trustee will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account or accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on or before the Remittance Date an aggregate amount of immediately available funds equal to the Available Funds plus any Prepayment Premiums received by the Master Servicer during the related Collection Period. To the extent not included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

      The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (i) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company (a) the short term unsecured debt obligations of which are rated at least "P1" by Moody's and the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "A2" by Moody's and (b) the short term unsecured debt obligations of which are rated at least "A-1+" by S&P and the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "AA" by S&P or
(ii) a segregated trust account or accounts maintained with a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds or deposits substantially similar to 12 CFR 9.10(b), or otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an "Eligible Bank"). Amounts on deposit in such accounts may be invested in certain United States government securities and other investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). See "DESCRIPTION OF THE CERTIFICATES--Accounts" in the Prospectus for a listing of Permitted Investments.

Withdrawals from the Collection Account

      The Master Servicer may make withdrawals from the Collection Account for the following purposes: (i) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums for such Distribution Date; (ii) to pay or reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by it and interest on Advances; provided, however, that the Master Servicer's right to reimburse itself for items described in this clause (ii) is limited as described herein under "--

Advances"; (iii) to pay (a) on or before each Remittance Date, to the Master Servicer and Special Servicer the unpaid fee portion of the servicing compensation to be paid, in the case of the Master Servicing Fee, from interest received on the related Mortgage Loan and to pay to the Trustee the Trustee Fee,
(b) from time to time, to the Master Servicer any interest or investment income earned on funds deposited in the Collection Account, (c) to the Master Servicer as additional servicing compensation any Prepayment Interest Excess received in the preceding Collection Period and (d) to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation; (iv) to pay on or before each Distribution Date to the Depositor, the applicable Seller or other purchaser with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Depositor and/or the Fiscal Agent, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses

      The Master Servicer or the Special Servicer, as applicable, will exercise or waive (subject to the limitations described under "--Amendments, Modifications and Waivers" and "--The Operating Adviser" herein) the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan documents to accelerate the maturity of the related Mortgage Loan, in accordance with the servicing standard described herein. If the Master Servicer or Special Servicer determines that such enforcement is not in the best interests of the Trust Fund and, as a consequence, a Mortgage Loan is assumed, (x) the original borrower may be released from liability for the unpaid principal balance of the related Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (y) the Master Servicer may accept payments in respect of the Mortgage Loan from the new owner of the Mortgaged Property and (z) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the Mortgaged Property will be substituted as the borrower and the original borrower released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan; provided, that if the then-outstanding principal balance of the subject Mortgage Loan is more than 5% of the then-outstanding aggregate principal balance of all Mortgage Loans in the Trust Fund, the Master Servicer or Special Servicer, as applicable, shall have first obtained written confirmation from each of the Rating Agencies that such action shall not result in a qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the borrower; any costs not paid by the borrower will be advanced by the Master Servicer as a Servicing Advance, unless such Advance would be nonrecoverable). In the event a Mortgage Loan is assumed as described in the preceding sentences, the Trustee, the Master Servicer and the Special Servicer, will not permit any modification of such Mortgage Loan other than as described below under "--Amendments, Modifications and Waivers." The Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. A new owner of the Mortgaged Property may be substituted or a junior or senior lien allowed on the Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

      If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (i) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will exercise or waive (subject to the limitations described under "--Amendments, Modifications and Waivers" and "--The Operating Adviser" herein) the Trustee's rights under such provision to (x) accelerate the payments due on such Mortgage Loan or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, in each case in accordance with the applicable servicing standard; provided, that the Master Servicer or Special Servicer, as applicable, will not consent to the creation of any such lien or encumbrance unless it shall have first obtained written confirmation from S&P (if the then-outstanding principal balance of the subject Mortgage Loan is greater than $2.5 million) and Moody's (if the then-outstanding principal balance of the subject Mortgage Loan is greater than $5.0 million) that such consent shall not result in a qualification, downgrade or withdrawal of the rating than assigned by such Rating Agency to any Class of Certificates (the Master Servicer or the Special Servicer, as applicable, will use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the borrower; any costs not paid by the borrower will be advanced by the Master Servicer as a Servicing Advance, unless such Advance would be nonrecoverable). Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.

Inspections

      The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Property) will be required (at its own expense) to inspect each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current principal balance greater than $2,000,000, then at least once every year). The Master Servicer and the Special Servicer will each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection and will deliver a copy of such report to the Trustee and the Operating Adviser within 10 days after the preparation thereof.

Realization Upon Mortgage Loans

      Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, any costs and expenses incurred in any such proceedings will be advanced by the Master Servicer as a Servicing Advance, unless the Master Servicer determines that such Advance would constitute a nonrecoverable Advance.

      If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state in which the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

      Notwithstanding any provision to the contrary, the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee, as the holder of the REMIC I Certificates and as Trustee for the holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property is sold by the Trust Fund and the principal balance thereof will be reduced by Net REO Proceeds allocated thereto.

      If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement will provide that the Special Servicer must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement will also require that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property" (which opinion will be an expense of the Trust Fund). Generally, REMIC I will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%; however, phase out rates of 39% for taxable income between $100,000 and $335,000 and 38% for taxable income between $15,000,000 and $18,333,333 apply) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Trust Fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than what would be realized under another method of operating or net leasing the mortgaged property. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC," "--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates" in the Prospectus.

      Sale of Specially Serviced Mortgage Loans and REO Properties. The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund. The Special Servicer will give the Trustee not less than 10 Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property. The Trustee will be required, within five Business Days after receipt of such notice, to notify the Operating Adviser. The Operating Adviser may at its option purchase (or designate an affiliate thereof to purchase) from the Trust Fund, at a cash price equal to the applicable Repurchase Price, any such Specially Serviced Mortgage Loan or REO Property. If the Operating Adviser (or a designated affiliate thereof) has not purchased such Specially Serviced Mortgage Loan or REO Property within 30 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may at its option purchase (or designate an affiliate thereof to purchase) such Specially Serviced Mortgage Loan or REO Property from the Trust Fund at a cash price equal to the applicable Repurchase Price. The Special Servicer may offer to sell any such Specially Serviced Mortgage Loan or REO Property not otherwise purchased as described in the two preceding sentences, if and when the Special Servicer determines, consistent with the servicing standard set forth herein, that such a sale would be in the best economic interests of the Trust Fund (as a collective whole), but will, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Operating Adviser, the Master Servicer and the Special Servicer may offer to purchase any such Specially Serviced Mortgage Loan or REO Property. The Special Servicer will accept any offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not the Special Servicer or an affiliate thereof, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is the Special Servicer or an affiliate thereof; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer for or purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standard stated in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

Amendments, Modifications and Waivers

      Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may amend any term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan that does not relate to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term"). Subject to any restrictions applicable to REMICs and to certain limitations imposed by the Pooling and Servicing Agreement, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forebear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a Principal Prepayment during any Lock-Out Period; provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis. See "--The Operating Adviser."

      In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date that is 10 years prior to the expiration of the term of such ground lease.

      Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "DESCRIPTION OF THE CERTIFICATES--Realized Losses and Allocations of Certain Expenses" herein.

The Trustee

      LaSalle National Bank, a national banking association, with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention:
Asset-Backed Securities Trust Services Group - Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1.

      The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Fiscal Agent will also be removed and, accordingly, the Master Servicer will appoint a successor trustee, which appointment of successor trustee will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agencies to any Class of the Certificates as confirmed in writing by each of the Rating Agencies, and, if required, a successor fiscal agent, which, if the successor trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, will be confirmed in writing by each of the Rating Agencies that such appointment of such successor fiscal agent will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The cost, if any, of obtaining such confirmation shall be paid by the resigning Trustee. If no successor trustee and successor fiscal agent is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for appointment of a successor trustee and successor fiscal agent.

      The Depositor or the Master Servicer may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Fiscal Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or its property is appointed or any public officer takes charge or control of the Trustee or the Fiscal Agent or of its property. The holders of Certificates evidencing a majority of the aggregate Voting Rights may remove the Trustee and the Fiscal Agent upon written notice to the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such successor trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, fiscal agent will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent.

      Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") for each Mortgage Loan from amounts on deposit in the Collection Account equal to .0034% of the then outstanding principal balance of such Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The Trust Fund will indemnify the Trustee, the Fiscal Agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are unanticipated expenses incurred by the REMIC) other than those resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified pursuant to the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee, the Fiscal Agent and their respective directors, officers, employees, agents and affiliates for similar losses incurred related to the willful misconduct, fraud, misrepresentation, bad faith and/or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.

Duties of the Trustee

      The Trustee, the Fiscal Agent, the Special Servicer and Master Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee and the Fiscal Agent will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection

Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.

      If no Event of Default has occurred of which the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, the Trustee will be required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

      If the Master Servicer fails to make any required Advance, the Trustee will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. See "--Advances" herein.

The Fiscal Agent

      ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect parent corporation of the Trustee, will act as Fiscal Agent for the Trustee and will be obligated to make any Advance required to be made, and not made, by the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer. See "--Advances" herein.

      In the event of the resignation or removal of the Trustee, the Fiscal Agent will be entitled to resign or will be removed, as the case may be. The initial Fiscal Agent is not obligated to act in such capacity at any time that LaSalle National Bank is not the Trustee. No resignation or removal of the Fiscal Agent will become effective until a successor fiscal agent has assumed the Fiscal Agent's obligations and duties under the Pooling and Servicing Agreement and it is confirmed in writing by each of the Rating Agencies that the appointment of such successor fiscal agent will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The cost, if any, of obtaining such confirmation to be paid by the Fiscal Agent that resigned or was removed, unless the Trustee or Fiscal Agent was removed without cause by holders of a majority of the aggregate Voting Rights, in which case such costs shall be an Additional Trust Fund Expense.

Servicing Compensation and Payment of Expenses

      Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to receive a monthly servicing fee (the "Master Servicing Fee") for each Mortgage Loan equal to the per annum rate set forth on Appendix II (the "Master Servicing Fee Rate") on the then outstanding principal balance of such Mortgage Loan (any Master Servicing Fee Rate calculated on Actual/360 basis will be recomputed on a 30/360 basis for purposes of the Pooling and Servicing Agreement). See footnote 10 to Appendix II. The Master Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents), the Collection Account and the Distribution Account, (ii) all amounts collected with respect to the Mortgage Loans (that are not Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, NSF check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but not including any Prepayment Premiums or default interest), and (iii) any Prepayment Interest Excess (to the extent not offset against any Prepayment Interest Shortfall in accordance with the provisions of the Pooling and Servicing Agreement).

      The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any Sub-Servicers retained by it, and the various expenses of the Master Servicer specifically described herein.

Special Servicing

      Midland will be the Special Servicer. The Special Servicer may be removed without cause and a successor Special Servicer appointed by the Operating Adviser.

      Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer will not be effective until (i) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under the Pooling and Servicing Agreement pursuant to an agreement satisfactory to the Trustee, and (ii) each of the Rating Agencies confirms to the Trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates, the cost, if any, of obtaining such confirmation to be paid by the Operating Adviser. The removed Special Servicer shall be entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement on or prior to the effective date of such removal.

      The duties of the Special Servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether in respect thereof P&I Advances have been reimbursed); (ii) the borrower under which has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Master Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (v) a default of which the Master Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vi) the borrower has failed to make a Balloon Payment (except in the case where the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default); or (vii) the Master Servicer proposes to commence foreclosure or other workout arrangements; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (vi) above, when the borrower thereunder has brought the Mortgage Loan current (with respect to the circumstances described in clause (vi), pursuant to any workout recommended by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments, (b) with respect to the circumstances described in clauses
(ii) and (iv) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (iii) and (vii), when such circumstances cease to exist or (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in any such case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

      The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after such Mortgage Loan becomes a Specially Serviced Mortgage Loan. Each Asset Status Report will be delivered to the Operating Adviser and each Rating Agency.

      Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (the "Special Servicing Fee") equal to 1/12th of 0.35% on a monthly basis of the Stated Principal Balance of each related Specially Serviced Mortgage Loan. The Special Servicer will also receive with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase"), in addition to the Special Servicing

Fee, a disposition fee (the "Disposition Fee") equal to the product of (A) the excess, if any, of (x) the proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property over (y) any broker's commission and related brokerage referral fees and (B) 1.0%. Furthermore, the Special Servicer will be entitled to receive, as additional servicing compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer will be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason it will retain the right to receive any Workout Fees payable in respect of any Mortgage Loans that become Corrected Mortgage Loans during the period that it acted as Special Servicer (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fees for any Mortgage Loan cease to be payable in accordance with this paragraph. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in any REO Account and (ii) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items (but not including any default interest or Prepayment Premiums), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

      "Corrected Mortgage Loan" means any Mortgage Loan that is no longer a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of the term "Specially Serviced Mortgage Loan" as a result of the curing of any event of default under such Specially Serviced Mortgage Loan through a written modification, restructuring or workout negotiated by the Special Servicer.

      "Net Collections" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.

The Operating Adviser

      Selection. The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

      Certain Rights and Powers. The Operating Adviser will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and subject to the discussion in the second following paragraph, the Special Servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such 10 business day period, then the Operating Adviser's approval will be deemed to have been given):

           (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

           (ii) any amendment, waiver or modification of a Money Term or any other term of a Specially Serviced Mortgage Loan;

           (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Optional Termination" herein);

           (iv)   any acceptance of a discounted payoff;

           (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

           (vi) any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

           (vii)  any acceptance of substitute  or additional   collateral for a
      Mortgage Loan;

           (viii) any  waiver   of   a   "due-on-sale"   or "due-on-encumbrance"
      clause; and

           (ix)   any  acceptance   of  an  assumption   agreement  releasing  a
      borrower from liability under a Mortgage Loan.

      In addition, subject to the discussion in the following paragraph, the Operating Adviser may direct the Special Servicer to take, or to refrain from taking, such other actions as Operating Adviser may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement.

      The foregoing notwithstanding, no such advice, direction or objection contemplated by either of the two preceding paragraphs may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement; including the Special Servicer's obligation to act in accordance with the Servicing Standard.

      Limitation on Liability of Operating Adviser. The Operating Adviser will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that, the Operating Adviser may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Operating Adviser may act solely in the interests of the holders of the Controlling Class, that the Operating Adviser does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Operating Adviser may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes, that the Operating Adviser will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Controlling Class, and that the Operating Adviser will have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Operating Adviser for having so acted. With limited exception, Special Servicer will be required by the Pooling and Servicing Agreement to keep confidential all advice, directions, recommendations and/or objections received from the Operating Adviser.

Sub-Servicers

      The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties, and will be responsible for the acts and omissions of any such Sub-Servicer. Sixty-one Mortgage Loans, representing approximately 21.9% of the Initial Pool Balance, are currently directly serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

      The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing Compensation and Payment of Expenses" herein.

Reports to Certificateholders; Available Information

      Monthly Reports. On each Distribution Date, based upon, and to the extent of information provided to it by the Master Servicer, upon which information it may conclusively rely, the Trustee will forward by mail to each
Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriters, the Master Servicer, the Operating Adviser and each Rating Agency, a statement as to such distribution setting forth the information set forth in the form of Monthly Distribution Statement included with this Prospectus Supplement, and including, among other things, for each Class, as applicable:

      (i) The Principal Distribution Amount and the amount allocable to principal for such Class, included in Available Funds;

      (ii)    Distributable  Certificate  Interest for such Class and the amount
of  Available  Funds  allocable  thereto,  together  with  any  Class   Interest
Shortfall allocable to such Class;

      (iii)   The amount of any P&I Advances by the Master Servicer, the Trustee
or  the   Fiscal   Agent   included   in   the   amounts   distributed   to  the
Certificateholders;

      (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on such Distribution Date;

      (v) Realized Losses and Expense Losses and their allocation to the Certificate Balance of any Class of Certificates;

      (vi) The Stated Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

      (vii) The number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and (E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Servicing Advances made during the related Collection Period, the amount of the P&I Advances made on such Distribution Date, the aggregate amount of Servicing Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

      (viii) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

      (ix) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

      (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

      (xi) The amount of the servicing compensation paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation that was paid to the Master Servicer with respect to such Distribution Date;

      (xii) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

      (xiii) (A) The amount of Prepayment Premiums, if any, received during the related Collection Period, and (B) the amount of default interest received during the related Collection Period;

      (xiv) The Pass-Through Rate applicable to the Interest Only Certificates and the Class E Certificates for such Distribution Date;

      (xv) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and

      (xvi) Such other information and in such form as shall be specified in the Pooling and Servicing Agreement.

      In the case of  information  furnished  pursuant to subclauses  (i), (ii),
(iii) and (xiii)(A) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance or Notional Amount.

      Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

      In addition, the Trustee will forward to each Certificateholder any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders.

      Certain information made available in the Distribution Date statements referred to above may be obtained via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200 and requesting statement number 338. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle National Bank at www.lnbabs.com or their electronic bulletin board service at (714) 282-3990 or such other mechanism as the Trustee may have in place from time to time.

      Loan Portfolio Analysis System. The Master Servicer will collect and maintain information regarding the Mortgage Loans in a computerized database, which the Master Servicer currently commonly refers to as the "Loan Portfolio Analysis System" or "LPAS." The Master Servicer currently intends to provide access to LPAS via on-line telephonic communication to Certificateholders, persons identified by a Certificateholder as a prospective transferee and such other persons deemed appropriate by the Master Servicer. Information contained in LPAS regarding the composition of the Mortgage Pool and certain other information about the Mortgage Pool deemed appropriate by the Master Servicer will be updated periodically. Certificateholders should contact Brad Hauger, at telephone number (816) 435-5175, for access to LPAS.

      Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriters, the Operating Adviser and the applicable Seller of (a) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (b) any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines would have a material effect on such Mortgage Loan or REO Property, which notice will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will be deemed to have a material effect).

      In addition to the other reports and information made available and distributed to the Depositor, the Underwriters, the Operating Adviser, the Trustee or the Certificateholders pursuant to other provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as they may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer or the Special Servicer, as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrower for review by the Depositor, the Underwriters, the Operating Adviser, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

      The Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, the Operating Adviser, any Certificateholder, the Underwriters, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) the Pooling and Servicing Agreement, (ii) all monthly statements to Certificateholders delivered since the closing date, (iii) all annual statements as to compliance delivered to the Trustee and the Depositor and (iv) all annual independent accountants' reports delivered to the Trustee and the Depositor. The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriters, the Operating Adviser, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and (iii) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. The Master Servicer, the Special Servicer and the Trustee will be permitted to require payment (other than from any Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information.

      The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund that the Master Servicer or the Depositor determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the Commission, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.

      None of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Master Servicer, the Special Servicer or the Trustee hereunder, and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the Commission.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating three REMICs (the "Trust REMICs"). Upon the issuance of the
Offered Certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Code and (ii) (a) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will be, or will represent ownership of, REMIC "regular interests" (the "Regular Certificates") and (b) the Class R-I, Class R-II and Class R-III Certificates, respectively, will be the sole "residual interest" in the related REMIC. In addition, the Class A-1 and Class X Certificates will represent undivided beneficial interests in 22% and 45%, respectively, of the Edgewater Final
Contingent Interest, which portion of the Trust Fund will be treated as a portion of a grantor trust for federal income tax purposes. The holders of these two classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in REMIC III and their beneficial interests in a portion of the Edgewater Final Contingent Interest held by the grantor trust based on the relative fair market values of each. It is anticipated that the rights to a portion of the Edgewater Final Contingent Interest will have a negligible value as of the Closing Date. The difference between such value (the adjusted issue price) of such rights and the amount payable to the Class A-1 and Class X Certificates at maturity of the Edgewater Loan will be original issue discount. The Class V Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the remaining Contingent Interest, and such portion will be treated as a portion of the grantor trust for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made-- Stripped Certificates--Discount or Premium on Stripped Certificates" in the Prospectus.

      Because they represent regular interests, the Regular Certificates (and, in the case of the Class A-1 and Class X Certificates, to the extent they represent REMIC regular interests) generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. Except as discussed below with respect to the Class X, Class F, Class G, Class H, Class J, Class K , Class L, Class M and Class N Certificates, and except as previously discussed with respect to the Edgewater Final Contingent Interest, the Certificates are not expected to be treated for federal income tax reporting purposes as having been issued with original issue discount ("OID"); provided that, depending on the issue price of the Class A-1 Certificates and the allocation of value to the grantor trust component portion of the holders' investment, the REMIC regular interest component of the Class A-1 Certificates may be issued with OID. The REMIC interest portion of the Class X Certificates constitute interest only Classes. These Certificates, together with the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, are expected to be deemed to have been issued with OID. The Trustee intends to treat the Class X Certificates as having no "qualified stated interest." Accordingly, the Class X Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest, if any, unless the holder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date). Any "negative" amounts of OID on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. However, certain holders of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate. No representation is made as to the timing, amount or character of such loss, if any. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Interest and Acquisition Discount" and "--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" in the Prospectus.

      For the purposes of determining the rate of accrual of market discount, OID and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. Although it is unclear whether the Class X and Class E Certificates will qualify as "variable rate instruments" under the OID Regulations, it will be assumed for purposes of determining the OID thereon that such Certificates so qualify. See

"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates--Interest and Acquisition Discount" in the Prospectus.

      With respect to non-corporate taxpayers, it should be noted that President Clinton signed into law the Internal Revenue Service Restructuring and Reform Act of 1998 on July 22, 1998 (the "1998 Act"). Under the 1998 Act, the holding period for long-term capital gains is reduced to 12 months for amounts taken into account on or after January 1, 1998. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Federal Income Tax Consequences for REMIC Certificates - Taxation of REMIC Regular Certificates Sale or Exchange of Regular Certificates" in the Prospectus.

      Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates" in the Prospectus.

      Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Code to the extent that the respective portions of the assets and income of the REMIC are so treated. Offered Certificates held by a domestic building and loan association will generally constitute "loans . . . secured by an interest in real property. . . which is residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code only to the extent of the 29% of the underlying assets of the REMIC which are mortgages secured by residential property or otherwise are described in Section 7701(a)(19)(c) of the Code. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for any of the characterizations set forth in this paragraph. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC " in the Prospectus.

      In addition, the Class A-1 and Class X Certificates also represent undivided beneficial interests in 22%, and 45%, respectively, of the Edgewater Final Contingent Interest, which portions of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes. Furthermore, the Class V Certificates will represent beneficial ownership of the right to receive any remaining Contingent Interest, which portion of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates --Taxation of the REMIC" in the Prospectus.

      DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 22.89% of the Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

      Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust of by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt (excepting, however, certain cases involving environmentally impaired real property). California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such one action rule. A violation of such one action rule may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale, or (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts, annuities, Keogh plans, and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each a "Plan") and any entity whose assets include assets of such a Plan should carefully review with its legal advisers whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

      Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In accordance with ERISA's general fiduciary standards, before investing in an Offered Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "YIELD AND MATURITY CONSIDERATIONS" herein.

Plan Asset Regulation

      The United States Department of Labor (the "DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, the assets of the Trust Fund would not be treated as assets of the Plans that become Certificateholders. In the absence of treatment of the Certificates as debt, and unless the Final Regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and
Section 4975 of the Code, as an asset of each Plan that acquires and holds the Offered Certificates.

      The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each Class of equity interests in the entity, excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be

"plan assets"). Because the availability of this exemption to the Trust Fund depends upon the identity of the holders of the Offered Certificates at any time, there can be no assurance that any Class of the Offered Certificates will qualify for this exemption.

Individual Exemption

      The DOL has issued to each of Morgan Stanley and RFSC an individual prohibited transaction exemption, Prohibited Transaction Exemption Nos. 90-24 and 94-29 (as amended by Prohibited Transaction Exemption No. 97-34), respectively (each, an "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and
(b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage loans, such as the Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Residential Funding Securities Corporation.

      The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Duff & Phelps Credit Rating Co. ("DCR"), Moody's or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Sub-Servicer, and any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any Sub-Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

      Because the Senior Certificates are not subordinate to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "Aaa" and "AAA" (or, in the case of the Interest Only Certificates, "Aaa" and "AAAr") by each of Moody's and S&P; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market also must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of a Senior Certificate also must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

      The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire Senior Certificates, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least 50% of such class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in Senior Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Finally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Loan. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

      A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more parts of the Exemption is satisfied, the scope of relief provided by the Exemption may not cover all acts that may be considered prohibited transactions.

      Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

Other Exemptions

      The characteristics of each Class of the Subordinate Certificates do not meet the requirements of the Exemption. Accordingly, Certificates of those Classes may not be acquired by, on behalf of or with assets of (A) a Plan, (B) a governmental plan subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the provisions of ERISA or the Code ("Other Plans"), (C) a collective investment fund in which Plans or Other Plans are invested, or (D) other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of DOL Regulations Section 2510.3-101), unless such transaction is covered by a Prohibited Transaction Class Exemption ("PTCE") issued by the DOL, such as: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and PTCE 96-23, regarding transactions effected by "in-house asset managers". There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in Offered Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Before purchasing Subordinate Certificates based on the availability of any such exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements set forth in such exemption have been satisfied. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Sub-Servicer that the purchase and holding of such Certificate is so exempt on the basis of the availability of a PTCE.

      Each prospective transferee of a Subordinate Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee, (i) a transferee representation letter, substantially in the form attached as an Exhibit to the Pooling and Servicing Agreement, stating that such prospective transferee is not a person referred to in clause (A), (B), (C) or (D) above, or
(ii) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, the Code or any Similar Law, and will not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which opinion of counsel will not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

Insurance Company Purchasers

      Purchasers that are insurance companies should consult their legal advisors with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA required the DOL to issue final regulations ("401(c) Regulations") no later than December 31, 1997, to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan after December 31, 1998, or issued to Plans on or before December 31, 1998, for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

      The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Underwriters have severally agreed to purchase the respective aggregate principal or notional amount of each Class of the Offered Certificates, in each case as set forth opposite its name below:

                   Underwriter                     Class A-1       Class A-2        Class X
                   -----------                     ---------       ---------        -------
Morgan Stanley & Co. Incorporated                  $138,500,000    $290,706,000     $   596,118,874.50
Residential Funding Securities Corporation          138,500,000     290,706,000         596,118,874.50
   Total                                           $277,000,000    $581,412,000     $ 1,192,237,749.00
                                                    ===========     ===========      =================



                   Underwriter                     Class B         Class C          Class D          Class E
                   -----------                     -------         -------          -------          -------
Morgan Stanley & Co. Incorporated                  $ 29,805,500    $ 29,806,000     $ 31,296,500     $   10,431,000
Residential Funding Securities Corporation           29,805,500      29,806,000       31,296,500         10,431,000
   Total                                           $ 59,611,000    $ 59,612,000     $ 62,593,000     $   20,862,000
                                                     ==========      ==========      ===========      =============


      PNC Capital Markets, Inc., an affiliate of PNC and Midland, also is acting as selling agent for the Certificates.

      The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

      The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

      The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about July 29, 1998, which is the 10th business day following the date of pricing of the Certificates. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments the Underwriters may be required to make in respect thereof.

      The Underwriters intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                 USE OF PROCEEDS

      The Depositor will use net proceeds from the sale of the Offered Certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the Offered Certificates.

                                  LEGAL MATTERS

      The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from S&P and Moody's:

Class                                    S&P           Moody's
-----                                    ---           -------
Class A-1...........................     AAA           Aaa
Class A-2...........................     AAA           Aaa
Class X.............................     AAAr          Aaa
Class B.............................     AA            Aa2
Class C.............................     A             A2
Class D.............................     BBB           Baa2
Class E.............................     BBB-          Baa3

      S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indicated that a class will exhibit no volatility or variability in total return.

The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in July 2031 (the "Rated Final Distribution Date"). The ratings on the Offered
Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the
Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "Aaa/AAAr" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude or reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                              INDEX OF DEFINITIONS


1933 Act...............................S-iii
1998 Act................................S-91
401(c) Regulations......................S-95
Accrued Certificate Interest............S-52
Additional Trust Fund Expenses..........S-56
Administrative Cost Rate.................S-8
Advance Rate......................S-10, S-76
Advances..........................S-10, S-75
Appraisal Reduction................S-7, S-54
Appraisal Reduction Event..........S-7, S-54
Asset Status Report.....................S-84
Assumed Monthly Payment.................S-53
Available Funds.........................S-50
Balloon Loans...........................S-33
Balloon Payment.........................S-33
Beneficial Owners.......................S-59
Business Day............................S-51
Casualty................................S-36
CEDEL.........................S-i, S-4, S-61
CEDEL Participants......................S-61
Certificate Balance......................S-i
Certificate Owner........................S-4
Certificate Registrar...................S-62
Certificateholders.......................S-i
Certificates........................S-i, S-2
Chase...................................S-59
Citibank................................S-59
Class A Certificates.....................S-i
Class Interest Shortfall................S-52
Class V Certificates.....................S-i
Class X Certificates.....................S-i
CMBS Portfolio..........................S-46
Code....................................S-13
Collection Account......................S-76
Collection Period.......................S-51
Commission.............................S-iii
Compensating Interest Payment.....S-11, S-57
Condemnation............................S-36
Constant Prepayment Rate................S-67
Contingent Interest.....................S-32
Contingent Interest Loans...............S-32
Controlling Class..................S-3, S-85
Cooperative.............................S-62
Corrected Mortgage Loan.................S-85
CPR.....................................S-67
Cross-Collateralized Loans........S-27, S-36
Crossroads Second Loan..................S-30
Cut-Off Date Loan-to-Value..............S-40
Cut-Off Date LTV........................S-40
Cut-off Date Principal Balance....S-16, S-30
DCR.....................................S-93
Defeasance Loans........................S-34
Deferred Interest.......................S-33
Definitive Certificate.............S-4, S-59
Delivery Date............................S-i
Depositaries............................S-59
Depositor...........................S-i, S-2
Determination Date......................S-51
Discount Rate...........................S-54
Disposition Fee.........................S-85
Distributable Certificate Interest......S-52
Distribution Account....................S-77
Distribution Date.......................S-50
DOL.....................................S-92
DTC.................................S-i, S-4
Due Date.................................S-4
Eastridge Contingent Interest...........S-32
Edgewater Annual Contingent Interest....S-32
Edgewater Final Contingent Interest.....S-32
Eligible Bank...........................S-77
EPA.....................................S-37
ERISA.............................S-14, S-92
Euroclear.....................S-i, S-4, S-62
Euroclear Operator......................S-62
Euroclear Participants..................S-62
Excess Cash Flow........................S-33
Exemption...............................S-93
Expense Losses..........................S-56
Final Regulation........................S-92
Fiscal Agent........................S-i, S-3
Fitch...................................S-47
Form 8-K................................S-41
Hyper-Amortization Date.................S-33
Hyper-Amortization Loans................S-33
Indirect Participants...................S-60
Initial Interest Rate...................S-33
Initial Pool Balance....................S-30
Interest Accrual Period.................S-50
Interest Only Certificates...............S-i
Loan Portfolio Analysis System..........S-88
Lock-out Period.........................S-33
LPAS....................................S-88
LUSTs...................................S-37
Major Tenant............................S-27
Master Servicer.....................S-i, S-2
Master Servicer Mortgage File...........S-74
Master Servicing Fee...............S-8, S-83
Master Servicing Fee Rate...............S-83
Maturity Assumptions....................S-67
Midland......................S-2, S-40, S-45
Money Term..............................S-81
Monthly Payment.........................S-53
Moody's..................................S-i
Morgan Stanley...........................S-i
Mortgage................................S-30
Mortgage File...........................S-74
Mortgage Loan Purchase Agreement...S-2, S-31
Mortgage Loans....................S-16, S-30

Mortgage Pool...........................S-15
Mortgage Rate...........................S-32
Mortgaged Property................S-16, S-30
Mortgages...............................S-30
MSMC.....................................S-2
Multiple Property Loans...........S-16, S-37
Net Aggregate Prepayment Interest
  Shortfall.......................S-12, S-57
Net Collections.........................S-85
Net Mortgage Rate.......................S-50
Net REO Proceeds........................S-77
Non-30/360 Loan.........................S-50
Non-REMIC Certificates...................S-i
Note....................................S-30
Notes...................................S-30
Notional Amount..........................S-i
Offered Certificates.....................S-i
OID.....................................S-90
Operating Adviser..................S-3, S-85
Originator..............................S-35
Other Plans.............................S-94
P&I Advance.......................S-10, S-75
Participants............................S-60
Pass-Through Rate..................S-i, S-49
Paying Agent............................S-61
Percentage Interest.....................S-50
Permitted Investments...................S-77
Plan....................................S-92
PNC..........................S-2, S-40, S-45
Pooling and Servicing
 Agreement....................S-i, S-2, S-72
Prepayment Interest Excess........S-11, S-57
Prepayment Interest Shortfall.....S-11, S-57
Prepayment Premium......................S-33
Prepayment Premiums.....................S-51
Principal Balance Certificates..........S-48
Principal Distribution Amount...........S-53
Principal Prepayments...................S-51
Principal Window.........................S-1
Private Certificates.....................S-2
PTCE....................................S-94
Qualified Substitute Mortgage Loan......S-44
Rated Final Distribution Date.....S-14, S-97
Rating Agencies....................S-i, S-14
Realized Losses.........................S-56
Record Date.............................S-50
Regular Certificates...............S-i, S-90
REMIC.............................S-12, S-90
Remittance Date.........................S-75
REO Account.............................S-48
REO Mortgage Loan.......................S-54
REO Property............................S-48
Repurchase Price........................S-44
Required Appraisal Loan............S-7, S-54
Reserve Accounts........................S-36
Residual Certificates....................S-i
Revised Interest Rate...................S-33
Revised Payment.........................S-33
RFC......................................S-2
RFSC.....................................S-i
S&P......................................S-i
Scheduled Final Distribution Date.S-ii, S-57
Sellers..................................S-2
Senior Certificates................S-i, S-11
Servicing Advance.......................S-10
Servicing Advances......................S-75
Similar Law.............................S-94
SMMEA...................................S-95
Special Servicer....................S-i, S-2
Special Servicer's Appraisal Reduction
 Estimate..........................S-7, S-55
Special Servicing Fee...................S-84
Specially Serviced Mortgage Loan........S-84
Stated Principal Balance................S-49
Subordinate Certificates...........S-i, S-11
Sub-Servicer............................S-86
Sub-Servicing Agreement.................S-86
Terms and Conditions....................S-62
Treasury Rate...........................S-54
Trust Fund.........................S-i, S-15
Trust REMICs............................S-90
Trustee.............................S-i, S-2
Trustee Fee........................S-8, S-82
Trustee Mortgage File...................S-72
Underwriters.............................S-i
Underwriting Agreement..................S-96
Updated Appraisal..................S-7, S-55
Voting Rights...........................S-59
Weighted Average Net Mortgage Rate......S-50
Weighted Average Pass-Through Rate......S-50
Workout Fee.............................S-85
Yield Maintenance Period................S-34
Zoning Laws.............................S-26

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                      CUT-OFF DATE BALANCES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Cut-Off Date Balance ($)       Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 to 1,000,000                   20       16,867,153         1.41       7.423          123            1.52       66.7        49.9
1,000,001 to 2,000,000           95      139,716,746        11.72       7.376          140            1.45       69.6        47.5
2,000,001 to 3,000,000           75      184,322,072        15.46       7.588          129            1.43       68.9        48.8
3,000,001 to 4,000,000           37      127,789,674        10.72       7.497          129            1.42       71.5        52.7
4,000,001 to 5,000,000           31      140,465,303        11.78       7.412          139            1.46       70.9        53.3
5,000,001 to 6,000,000           15       82,256,055         6.90       7.296          140            1.52       68.4        48.8
6,000,001 to 7,000,000           12       78,806,570         6.61       7.353          116            1.42       72.4        62.2
7,000,001 to 8,000,000            9       68,357,355         5.73       7.321          131            1.45       71.1        53.7
8,000,001 to 9,000,000            5       42,121,593         3.53       7.449          133            1.31       75.2        62.8
9,000,001 to 10,000,000           3       28,919,733         2.43       8.081           93            1.42       75.4        64.7
10,000,001 to 11,000,000          5       51,981,687         4.36       7.702          137            1.38       66.5        47.9
11,000,001 to 12,000,000          6       67,262,776         5.64       7.459          121            1.39       67.9        57.8
12,000,001 to 13,000,000          1       12,739,172         1.07       6.820          119            1.54       74.9        65.1
13,000,001 to 14,000,000          3       40,193,636         3.37       7.067          113            1.41       71.6        58.7
14,000,001 to 15,000,000          1       14,945,268         1.25       7.250          117            1.45       70.2        61.7
15,000,001 to 20,000,000          2       33,059,679         2.77       7.591          199            1.26       74.7        35.1
20,000,001 to 25,000,000          1       20,495,015         1.72       8.750          159            1.38       51.5         0.0
Greater than 25,000,000           1       41,939,454         3.52       7.020          118            1.31       74.9        65.5
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941     100.00%      7.454%         132            1.42x      70.3%       52.2%
====================================================================================================================================

Minimum:                       $537,699
Maximum:                    $41,939,454
Average:                     $3,702,605


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                              STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate       Aggregate     Average     Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
State                          Loans     Balance ($)     Balance (%)   Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
California                       50        272,864,163       22.89      7.534          130            1.44      68.2        51.4
    Southern(1)                  30        153,221,635       12.85      7.442          128            1.46      70.8        58.6
    Northern(1)                  20        119,642,528       10.04      7.652          133            1.41      64.8        42.1
Pennsylvania                     15         88,430,396        7.42      7.147          117            1.34      76.1        65.4
New Jersey                       13         65,571,863        5.50      7.432          150            1.49      71.0        45.5
Texas                            25         60,576,734        5.08      7.415          135            1.41      70.5        48.9
North Carolina                   12         57,305,654        4.81      7.135          129            1.39      70.1        51.2
Florida                          15         51,068,025        4.28      7.591          145            1.41      71.8        57.7
Illinois                         12         50,233,105        4.21      7.462          115            1.36      71.3        59.4
Ohio                             20         44,851,062        3.76      7.322          136            1.50      69.8        54.0
Massachusetts                     9         42,518,384        3.57      7.382          130            1.38      70.7        59.4
Georgia                          13         40,254,985        3.38      7.234          117            1.41      72.8        63.2
Arizona                          12         34,698,006        2.91      7.502          104            1.41      71.3        62.1
Washington                        7         32,503,482        2.73      7.570          139            1.39      69.2        48.5
Kentucky                          7         27,977,908        2.35      7.479          128            1.31      73.9        54.6
Colorado                         10         26,885,558        2.26      7.525          116            1.73      61.1        49.2
Oregon                           10         26,078,685        2.19      7.784          134            1.40      68.7        38.0
New York                          6         25,052,628        2.10      8.611          129            1.38      71.1        36.2
West Virginia                     5         23,828,162        2.00      7.219          119            1.51      67.3        59.1
Louisiana                        10         22,365,506        1.88      7.238          208            1.36      72.6         1.5
Missouri                         11         22,012,051        1.85      7.601          140            1.51      66.5        46.2
Indiana                           3         21,453,338        1.80      7.693          114            1.38      67.1        55.1
Oklahoma                          6         20,479,306        1.72      7.104          134            1.51      74.0        55.2
Nevada                            4         17,696,177        1.48      7.854          117            1.70      61.1        50.3


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                              STATES
                                                           (continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate       Aggregate     Average     Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
State                          Loans     Balance ($)     Balance (%)   Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Maryland                          7         16,464,972        1.38        7.456        135            1.46      71.5        53.1
Michigan                          7         15,677,391        1.31        7.239        154            1.30      74.2        57.1
New Hampshire                     3         13,097,923        1.10        7.099        134            1.34      77.8        58.0
Mississippi                       3         10,747,250        0.90        7.248        120            1.43      60.4        53.1
Tennessee                         2          9,288,155        0.78        8.213        236            1.31      74.7        28.9
Virginia                          3          6,905,036        0.58        7.283        116            1.39      72.2        61.9
Iowa                              3          6,263,189        0.53        7.425        185            1.37      64.6        24.9
Nebraska                          1          5,167,192        0.43        6.940        115            1.38      79.5        63.8
Connecticut                       2          5,006,105        0.42        7.394        116            1.36      74.0        62.2
South Carolina                    3          5,005,536        0.42        7.446        117            1.37      76.5        62.3
Kansas                            2          4,839,404        0.41        7.565        116            1.46      69.8        53.1
New Mexico                        2          4,080,451        0.34        7.745        156            1.56      70.0        49.9
Utah                              2          4,005,729        0.34        7.260        159            1.36      71.5        41.2
Maine                             2          3,328,894        0.28        7.870        173            1.20      74.0        30.7
Minnesota                         2          3,182,750        0.27        7.335        151            1.55      62.2        44.6
Idaho                             1          1,789,317        0.15        7.330        115            1.37      71.0        57.7
Rhode Island                      1          1,491,483        0.13        7.610        295            1.22      76.5         5.5
Vermont                           1          1,192,986        0.10        7.420        115            1.77      74.1        59.3
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941      100.00%       7.454%       132            1.42x     70.3%       52.2%
====================================================================================================================================

<F1>Loans to  Borrowers  with  properties  in  California  have a  Cut-off  Date
    Principal Balance that represents approximately 22.89% of the Initial Pool Balance. Southern California consists of loans in California zip codes less than or equal to 93600. Northern California consists of loans in California zip codes greater than 93600.


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                          PROPERTY TYPES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Property Type                  Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail                           94        376,669,668      31.59        7.652         142            1.41      69.6        47.2
Multifamily                     108        347,435,764      29.14        7.144         127            1.44      72.9        57.7
Office                           36        144,524,262      12.12        7.579         117            1.35      68.7        54.8
Hospitality                      26        106,277,181       8.91        7.805         125            1.51      65.5        46.4
Industrial                       25         84,397,329       7.08        7.541         140            1.38      70.7        48.9
Mixed Use                         2         55,404,718       4.65        7.110         132            1.31      75.9        64.6
Mobile Home Park                 15         36,283,197       3.04        7.190         116            1.39      69.7        58.4
Self Storage                     12         24,188,932       2.03        7.375         148            1.59      64.4        42.1
Garage                            2         10,310,409       0.86        7.214         117            1.50      74.9        61.8
Nursing Home/Assisted Living      2          6,747,481       0.57        7.966         214            2.37      45.0        10.1
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941     100.00%       7.454%        132            1.42x     70.3%       52.2%
====================================================================================================================================



                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                          MORTGAGE RATES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Mortgage Rate (%)              Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
6.501 to 6.750                    2          7,094,907        0.60        6.664           161         2.45      54.6        43.7
6.751 to 7.000                   42        170,670,111       14.32        6.911           118         1.49      71.7        58.6
7.001 to 7.250                   79        316,633,424       26.56        7.134           126         1.40      71.4        56.6
7.251 to 7.500                   76        275,364,867       23.10        7.377           125         1.39      72.0        58.8
7.501 to 7.750                   45        146,588,500       12.30        7.582           143         1.38      72.0        51.7
7.751 to 8.000                   49        167,210,154       14.02        7.860           147         1.49      67.0        42.5
8.001 to 8.250                    9         18,917,669        1.59        8.113           141         1.35      72.6        47.2
8.251 to 8.500                   11         31,848,091        2.67        8.340           158         1.40      69.0        39.4
8.501 to 8.750                    5         33,489,264        2.81        8.712           182         1.36      57.4         4.7
8.751 to 9.000                    2         13,093,421        1.10        8.955           149         1.36      55.8        15.8
10.001 to 10.250(1)               2         11,328,532        0.95       10.250            42         1.44      64.9        52.8
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941      100.00%       7.454%          132         1.42x     70.3%       52.2%
====================================================================================================================================

Minimum:                        6.640%
Maximum:                       10.250%
Weighted Average:               7.454%

<F1> The Edgewater  Development  loan has the following  stepped fixed  interest schedule: February 1, 1992 to and including January 1, 1993 (12 months) - 2.50%; February 1, 1993 to and including January 1, 1994 (12 months) -
     4.00%;  February  1, 1994 to and  including  January 1, 1995 (12  months) -
     7.75%;  February  1, 1995 to and  including  January 1, 1996 (12  months) -
     9.00%; February 1, 1996 to and including January 1, 2000 (48 months) - 10.25%; February 1, 2000 to and including January 1, 2002 (24 months) - 10.50%. Amortization equals the sum of (i) 100% of the amount by which income attributable to the Metropolitan Life lease exceeds the sum of (x) miscellaneous expenses and (y) fixed interest; (ii) 25% of the amount by which net cash flow exceeds the sum of (x) fixed interest and (y) the sum due under (i) above; and (iii) an amount equal to the amount by which contingent interest exceeds 11%. Contingent interest is calculated as 35% of the amount by which net cash flow exceeds the sum of fixed interest and amortization.


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                ORIGINAL TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
Original Term to             Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Stated Maturity (mos)          Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
60 and below                      2         16,449,860       1.38         7.016            49         1.57      75.1        72.1
61 to 84                          7         18,617,831       1.56         7.544            73         1.32      72.9        66.2
85 to 120                       246        900,000,989      75.49         7.378           115         1.43      70.5        59.2
121 to 144                        7         31,134,429       2.61         7.451           138         1.33      72.4        51.3
145 to 180                       18         74,001,174       6.21         7.450           174         1.49      71.4        48.8
181 to 240                       35         96,893,748       8.13         7.669           232         1.42      70.4        12.4
241 to 300                        5         24,221,263       2.03         7.898           289         1.27      73.2         0.6
Greater than 300                  2         30,919,647       2.59         8.834           159         1.38      51.5         1.4
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941     100.00%        7.454%          132         1.42x     70.3%       52.2%
====================================================================================================================================

Minimum:                     48 months
Maximum:                     480 months
Weighted Average:            145 months


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                REMAINING TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
Remaining Term to            Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Stated Maturity (mos)          Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
60 and below                      6         30,184,955       2.53       8.298              45         1.55      69.0        62.5
61 to 84                          5         16,211,269       1.36       7.495              79         1.23      76.9        69.8
85 to 120                       246        891,504,782      74.78       7.343             116         1.43      70.6        59.3
121 to 144                        6         30,735,171       2.58       7.508             139         1.31      70.6        46.2
145 to 180                       19        102,487,754       8.60       7.843             171         1.46      65.9        35.7
181 to 240                       37         99,534,673       8.35       7.664             232         1.42      70.0        12.2
241 to 300                        3         21,580,338       1.81       7.950             295         1.27      75.4         0.4
------------------------------------------------------------------------------------------------------------------------------------

Total:                          322     $1,192,238,941     100.00%       7.454%           132         1.42x     70.3%       52.2%
====================================================================================================================================

Minimum:                     31 months
Maximum:                     296 months
Weighted Average:            132 months



                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                   ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                         Percent by                  Weighted                 Weighted
                              Number                      Aggregate     Weighted      Average                 Average    Weighted
                                of        Aggregate     Cut-Off Date    Average      Remaining    Weighted    Cut-Off     Average
Original Amortization        Mortgage    Cut-Off Date      Balance      Mortgage      Term to      Average      Date      Balloon
Term (mos)                     Loans     Balance ($)         (%)        Rate (%)     Maturity     DSCR (x)    LTV (%)     LTV (%)
                                                                                       (mos)
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loan
120(1)                            1          9,173,024       0.77        10.250            42         1.41      70.6        57.0
192                               1          2,578,785       0.22         7.870           114         1.43      69.7        48.2
240                              23         74,066,608       6.21         7.791           112         1.46      65.0        44.9
252                               1          1,130,246       0.09         7.280           115         1.32      70.6        51.1
264                               1          1,734,441       0.15         7.510           114         1.20      78.8        59.8
300                             121        325,221,205      27.28         7.486           120         1.46      69.1        55.4
316                               1          4,080,169       0.34         7.860           114         1.27      78.5        66.6
360                             131        628,659,545      52.73         7.245           123         1.41      72.8        63.0
420                               1         10,424,632       0.87         9.000           159         1.38      51.5         4.3
Subtotal:                       281      1,057,068,655      88.66         7.405           121         1.43      70.9        58.7

Fully-Amortizing Loan
120                               4          7,698,801       0.65         7.109           114         1.50      48.5         0.4
144                               1          4,284,995       0.36         7.430           138         1.12      65.5         0.9
180                               3          6,259,626       0.53         7.868           156         1.22      58.2         1.1
236                               1          2,287,050       0.19         8.290           216         1.05      76.5         0.0
240                              28         72,564,461       6.09         7.624           232         1.44      68.5         1.8
300                               3         21,580,338       1.81         7.950           295         1.27      75.4         0.4
480(2)                            1         20,495,015       1.72         8.750           159         1.38      51.5         0.0
Subtotal:                        41        135,170,286      11.34         7.834           217         1.38      65.5         1.1
------------------------------------------------------------------------------------------------------------------------------------

Total:                          322     $1,192,238,941     100.00%        7.454%          132         1.42x     70.3%       52.2%
====================================================================================================================================

Minimum:                     120 months
Maximum:                     480 months
Weighted Average:            324 Months

<F1> The Edgewater  Development loan amortization  equals the sum of (i) 100% of the amount by which income attributable to the Metropolitan Life lease exceeds the sum of (x) miscellaneous expenses and (y) fixed interest; (ii) 25% of the amount by which net cash flow exceeds the sum of (x) fixed interest and (y) the sum due under (i) above; and (iii) an amount equal to the amount by which contingent interest exceeds 11%. Contingent interest is calculated as 35% of the amount by which net cash flow exceeds the sum of fixed interest and amortization.
<F2> Note 1 of the Eastridge  Mall loan has an  amortization  term of 480 months which is based on the following irregular schedule of principal and fixed interest payments: November 1, 1971 to and including December 1, 1988 (206 months) - $208,265.00; January 1, 1989 to and including October 1, 2006 (214 months) - $232,485.00; November 1, 2006 to and including October 1, 2011 (60 months)- $177,345.00.

                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                   DEBT SERVICE COVERAGE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
Debt Service Coverage        Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Ratios (x)                     Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
---------------------------- ---------- --------------- ------------- ----------- --------------- ---------- ----------- ----------
1.15 and below                   13         38,504,796       3.23        7.785            152          1.11      71.8        29.0
1.16 to 1.25                     21         59,803,769       5.02        7.547            183          1.22      75.2        36.6
1.26 to 1.35                     96        430,646,602      36.12        7.334            128          1.31      73.2        58.2
1.36 to 1.50                    111        418,627,431      35.11        7.587            132          1.42      70.7        51.9
1.51 to 1.75                     59        180,374,603      15.13        7.363            122          1.60      67.2        53.4
1.76 to 2.00                     12         36,541,190       3.06        7.339            120          1.88      56.3        46.5
Greater than 2.00                10         27,740,550       2.33        7.394            148          2.45      43.5        27.3
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941     100.00%       7.454%           132          1.42x     70.3%       52.2%
====================================================================================================================================

Minimum:                         1.05x
Maximum:                         2.83x
Weighted Average:                1.42x


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                               CUT-OFF DATE LOAN-TO-VALUE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
Cut-Off Date Loan-to-        Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Value Ratio (%)                Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                      1          2,555,203       0.21       7.010             117          2.19      28.1         0.6
30.1 to 40.0                      4          8,641,152       0.72       7.847             183          2.42      38.0        11.6
40.1 to 50.0                     10         22,441,500       1.88       7.618             130          2.04      45.5        32.1
50.1 to 60.0                     32        143,357,394      12.02       7.735             134          1.51      55.1        31.7
60.1 to 70.0                     80        250,341,548      21.00       7.481             125          1.47      66.3        49.6
70.1 to 80.0                    190        746,059,931      62.58       7.388             134          1.36      75.5        57.7
80.1 to 90.0                      5         18,842,214       1.58       7.254             124          1.37      83.1        70.5
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941     100.00%       7.454%           132          1.42x     70.3%       52.2%
====================================================================================================================================

Minimum:                         28.1%
Maximum:                         88.2%
Weighted Average:                70.3%


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                   BALLOON LOAN-TO-VALUE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted                 Weighted
                              Number                     Percent by    Weighted      Average                  Average    Weighted
                                of        Aggregate      Aggregate     Average      Remaining     Weighted    Cut-Off     Average
Balloon Loan-to-             Mortgage    Cut-Off Date   Cut-Off Date   Mortgage      Term to       Average      Date      Balloon
Value Ratio (%)                Loans     Balance ($)    Balance (%)    Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.0                              12         65,819,303        5.52      8.127             222         1.30      66.0         0.0
0.1 to 10.0                      30         79,775,615        6.69      7.744             206         1.45      63.2         2.5
20.1 to 30.0                      2          1,888,604        0.16      7.781             126         1.95      32.0        25.5
30.1 to 40.0                     15         52,252,502        4.38      7.328             146         1.69      56.1        36.4
40.1 to 50.0                     46        151,332,354       12.69      7.640             127         1.57      61.7        47.2
50.1 to 60.0                     75        231,101,219       19.38      7.504             119         1.45      68.5        56.1
60.1 to 70.0                    129        541,497,631       45.42      7.306             120         1.37      75.2        64.6
70.1 to 80.0                     13         68,571,713        5.75      7.145              97         1.36      80.2        72.0
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      322     $1,192,238,941      100.00%     7.454%            132         1.42x     70.3%       52.2%
====================================================================================================================================

Minimum:                          0.0%
Maximum:                         75.3%
Weighted Average:                52.2%


                                                            APPENDIX I
                                                    MORTGAGE POOL INFORMATION

                                                PREPAYMENT RESTRICTION ANALYSIS


                                                         Percentage of Mortgage Pool by Prepayment Restriction
                                                                        Assuming No Prepayments

------------------------------------------------------------------------------------------------------------------------------------
Prepayment
Restriction           July-1998 July-1999 July-2000 July-2001 July-2002 July-2003 July-2004 July-2005 July-2006  July-2007 July-2008

Locked Out/Defeased      94.59%    94.27%    92.83%    85.94%    56.00%    18.09%    16.51%    14.35%     13.25%    12.34%     1.01%
Yield Maintenance(1)      2.04%     2.44%     3.96%    10.54%    40.42%    77.05%    78.52%    81.46%     82.73%    71.41%    92.25%
Edgewater Add'l           0.77%     0.78%     0.79%     0.81%     0.00%     0.00%     0.00%     0.00%      0.00%     0.00%     0.00%
Interest(2)
Penalty Points
  5.00% and               1.72%     1.65%     1.58%     1.50%     2.16%     3.47%     1.21%     1.09%      0.93%     0.79%     3.67%
  greater(3)
  4.00% to 4.99%          0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     2.14%     0.00%      0.00%     0.00%     0.00%
  3.00% to 3.99%          0.87%     0.00%     0.00%     0.17%     0.20%     0.00%     0.00%     2.18%      0.00%     0.00%     0.00%
  2.00% to 2.99%          0.00%     0.86%     0.84%     0.00%     0.18%     0.20%     0.00%     0.00%      2.20%     0.00%     0.00%
  1.00% to 1.99%          0.00%     0.00%     0.00%     1.04%     1.04%     1.19%     1.36%     0.73%      0.70%     2.88%     2.98%
Open                      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.26%     0.19%      0.19%    12.58%     0.08%

------------------------------------------------------------------------------------------------------------------------------------
TOTALS                  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    100.00%   100.00%   100.00%

Mortgage Pool Balance
  Outstanding (in      1,192.24  1,175.84  1,158.36  1,137.13  1,092.88  1,068.07  1,044.73  1,004.77     973.27    938.59    180.24
    millions)
% of Initial Pool       100.00%    98.62%    97.16%    95.38%    91.67%    89.58%    87.63%    84.28%     81.63%    78.72%    15.12%
    Balance


Notes:   (1)   Except for 2 of the  loans,  yield  maintenance  for each loan is calculated by using a discount rate equal to the yield of a specified point on the treasury curve (the "Treasury Yield").
               Yield maintenance for Broadway Plaza East, which has a current balance of 3,000,855, is calculated by adding a spread of 0.65% to the Treasury Yield. Yield maintenance for Wenatchee - The Fair
               Market, which has a current balance of $3,274,847, is calculated by adding a spread of 0.75% to the Treasury Yield.

         (2)   See Appendix II - Footnote 14.

         (3) Includes Eastridge Mall Note 1 Prepayment Premium (see Appendix II - Footnote 12).

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


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

  1      MID    Two Chatham Center                                                              $41,939,454              $146.70
  2       MS    Eastridge Mall (2) (12)                                         3               $20,495,015               $32.20
  3       MS    Eastridge Mall (2) (12)                                         2               $10,424,632               $32.20
  4       MS    Phoenix Inn - Beaverton (2A) (16)                       5, 6, 7, 8, 9, 10        $4,750,536           $44,546.33
  5       MS    Phoenix Inn - Vancouver (2A) (16)                       4, 6, 7, 8, 9, 10        $4,404,143           $44,546.33
  6       MS    Phoenix Inn - Salem (2A) (16)                           4, 5, 7, 8, 9, 10        $4,057,750           $44,546.33
  7       MS    Phoenix Inn - Lake Oswego (2A) (16)                     4, 5, 6, 8, 9, 10        $3,265,994           $44,546.33
  8       MS    Phoenix Inn - Tigard (2A) (16)                          4, 5, 6, 7, 9, 10        $2,894,858           $44,546.33
  9       MS    Phoenix Inn - Eugene (2A) (16)                          4, 5, 6, 7, 8, 10        $2,578,785           $44,546.33
  10      MS    Phoenix Inn - Wilsonville (2A) (16)                     4, 5, 6, 7, 8, 9         $2,771,146           $44,546.33
  11      MS    Piazza Carmel Shopping Center                                                   $17,926,684              $130.36
  12     MID    Shrewsbury Plaza                                               48               $15,132,994               $67.27
  13      MS    La Mirada                                                                       $14,945,268              $135.49
  14      MS    Crossroads Shopping Center (2B)                                15               $11,099,732               $31.31
  15      MS    Crossroads Shopping Center (2B)                                14                $3,250,268               $31.31
  16     MID    Residence Inn (2C)                                       17, 18, 19, 20          $3,727,027           $51,764.26
  17     MID    Fairfield Inn (2C)                                       16, 18, 19, 20          $3,370,184           $39,649.22
  18     MID    Fairfield Inn (2C)                                       16, 17, 19, 20          $2,527,638           $29,736.92
  19     MID    Fairfield Inn (2C)                                       16, 17, 18, 20          $2,503,505           $29,453.00
  20     MID    Residence Inn (2C)                                       16, 17, 18, 19          $2,081,584           $24,489.22
  21      MS    University Village                                                              $13,465,264              $133.12
  22      MS    Coffey Creek Apartments                                                         $13,399,525           $31,903.63
  23     RFC    East Gate Square Phase  IV                                                      $13,328,848              $149.07
  24      MS    Treybrooke Apartments                                                           $12,739,172           $35,386.59
  25     MID    Embassy Suites Hotel                                                            $11,924,542           $53,957.20
  26     RFC    Oxnard Redhill Partners                                                         $11,085,436              $105.49
  27      MS    1155 Market Street                                            122               $11,080,194               $84.17
  28     RFC    Bluffs III                                                                      $11,070,688              $125.49
  29     MID    Riverfront Technical Park                                                       $11,002,184               $63.77
  30      MS    Hampton  Inn/Midway Airport                                    84               $10,837,711           $64,896.47
  31      MS    Commerce Place                                                                  $10,471,993               $60.92
  32      MS    JP Center                                                                       $10,174,266              $148.84
  33     MID    Vineyard Terrace Apartments                                                     $10,073,085           $26,719.06
  34     RFC    Perimeter Place Office Building                                                  $9,991,963              $119.58
  35     MID    Bourse Garage (2D)                                             36                $7,514,120              $174.67
  36     MID    Kevon Office Center (2D)                                       35                $2,451,557               $23.45
  37     RFC    Sherman Plaza Retail Center                                                      $9,754,746              $129.30
  38      MS    The Villas of Bon Vista Apartments (2E) (i)                  39, 40              $4,948,549           $34,591.83
  39      MS    Bon Vista (2E) (i)                                           38, 40              $2,822,407           $34,591.83
  40      MS    Barrington North Apartments (2E) (i)                         38, 39              $1,707,206           $34,591.83

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Term to    Rem. Term
                                                                                    Maturity     Maturity   to Maturity   Amort.
 Loan                                                         Mortgage      Note      Date       or ARD       or ARD     Term(6)
  No.   Seller(1)              Property Name                    Rate        Date    or ARD(5)      (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

  1      MID    Two Chatham Center                              7.020%     4/9/98     5/1/08        120      118         360
  2       MS    Eastridge Mall (2) (12)                         8.750%     9/28/71   10/1/11        480      159         480
  3       MS    Eastridge Mall (2) (12)                         9.000%    12/15/78   10/1/11        393      159         420
  4       MS    Phoenix Inn - Beaverton (2A) (16)               7.870%    12/29/97    1/1/08        120      114         240
  5       MS    Phoenix Inn - Vancouver (2A) (16)               7.870%    12/29/97    1/1/08        120      114         240
  6       MS    Phoenix Inn - Salem (2A) (16)                   7.870%    12/29/97    1/1/08        120      114         240
  7       MS    Phoenix Inn - Lake Oswego (2A) (16)             7.870%    12/29/97    1/1/08        120      114         240
  8       MS    Phoenix Inn - Tigard (2A) (16)                  7.870%    12/29/97    1/1/08        120      114         240
  9       MS    Phoenix Inn - Eugene (2A) (16)                  7.870%    12/29/97    1/1/08        120      114         192
  10      MS    Phoenix Inn - Wilsonville (2A) (16)             7.870%    12/29/97    1/1/08        120      114         240
  11      MS    Piazza Carmel Shopping Center                   7.440%     4/10/98    5/1/08        120      118         360
  12     MID    Shrewsbury Plaza                                7.770%     2/17/98    3/1/23        300      296         300
  13      MS    La Mirada                                       7.250%     4/1/98     4/1/08        120      117         360
  14      MS    Crossroads Shopping Center (2B)                 7.390%     6/15/98    7/1/08        120      120         360
  15      MS    Crossroads Shopping Center (2B)                 7.390%     6/15/98    7/1/08        120      120         360
  16     MID    Residence Inn (2C)                              7.850%     1/23/98    2/1/08        120      115         240
  17     MID    Fairfield Inn (2C)                              7.850%     1/23/98    2/1/08        120      115         240
  18     MID    Fairfield Inn (2C)                              7.850%     1/22/98    2/1/08        120      115         240
  19     MID    Fairfield Inn (2C)                              7.850%     2/12/98    3/1/08        120      116         240
  20     MID    Residence Inn (2C)                              7.850%     1/23/98    2/1/08        120      115         240
  21      MS    University Village                              7.390%    12/22/97    1/2/13        180      174         360
  22      MS    Coffey Creek Apartments                         6.910%     2/27/98    3/1/08        120      116         240
  23     RFC    East Gate Square Phase  IV                      6.900%     5/13/98    6/1/02        248       47         360
  24      MS    Treybrooke Apartments                           6.820%     5/15/98    6/1/08        120      119         360
  25     MID    Embassy Suites Hotel                            7.910%    12/30/97    1/1/08        120      114         300
  26     RFC    Oxnard Redhill Partners                         7.400%     4/23/98    5/1/08        120      118         360
  27      MS    1155 Market Street                              7.100%     4/7/98     5/1/08        120      118         360
  28     RFC    Bluffs III                                      7.400%     2/4/98     3/1/08        120      116         360
  29     MID    Riverfront Technical Park                       7.520%     4/9/98     5/1/10        144      142         300
  30      MS    Hampton  Inn/Midway Airport                     7.540%     5/26/98    6/1/08        120      119         300
  31      MS    Commerce Place                                  7.360%     2/25/98    3/1/08        120      116         360
  32      MS    JP Center                                       7.580%     2/20/98    3/1/13        180      176         360
  33     MID    Vineyard Terrace Apartments                     7.010%     1/14/98    2/1/08        120      115         360
  34     RFC    Perimeter Place Office Building                 6.970%     5/26/98    6/1/08        120      119         360
  35     MID    Bourse Garage (2D)                              7.160%     3/5/98     4/1/08        120      117         300
  36     MID    Kevon Office Center (2D)                        7.160%     3/5/98     4/1/08        120      117         300
  37     RFC    Sherman Plaza Retail Center                     7.180%    12/16/97    1/1/08        120      114         360
  38      MS    The Villas of Bon Vista Apartments (2E) (i)     6.960%     3/2/98     4/1/08        120      117         360
  39      MS    Bon Vista (2E) (i)                              6.960%     3/2/98     4/1/08        120      117         360
  40      MS    Barrington North Apartments (2E) (i)            6.960%     3/2/98     4/1/08        120      117         360

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

  1      MID    Two Chatham Center                                  $36,660,803.56      65.5%      Leasehold
  2       MS    Eastridge Mall (2) (12)                                      $0.00       0.0%        Fee
  3       MS    Eastridge Mall (2) (12)                              $2,589,296.14       4.3%        Fee
  4       MS    Phoenix Inn - Beaverton (2A) (16)                    $3,368,354.73     48.2%         Fee
  5       MS    Phoenix Inn - Vancouver (2A) (16)                    $3,122,745.36      48.2%        Fee
  6       MS    Phoenix Inn - Salem (2A) (16)                        $2,877,135.96      48.2%        Fee
  7       MS    Phoenix Inn - Lake Oswego (2A) (16)                  $2,315,743.95      48.2%        Fee
  8       MS    Phoenix Inn - Tigard (2A) (16)                       $2,052,590.95      48.2%        Fee
  9       MS    Phoenix Inn - Eugene (2A) (16)                       $1,412,550.74      48.2%      Leasehold
  10      MS    Phoenix Inn - Wilsonville (2A) (16)                  $1,964,873.63      48.2%        Fee
  11      MS    Piazza Carmel Shopping Center                       $15,839,831.93      64.7%        Fee
  12     MID    Shrewsbury Plaza                                             $0.00       0.0%        Fee / Leasehold
  13      MS    La Mirada                                           $13,150,941.00      61.7%        Fee
  14      MS    Crossroads Shopping Center (2B)                      $9,782,099.11      55.0%        Fee / Leasehold
  15      MS    Crossroads Shopping Center (2B)                      $2,864,434.40      55.0%        Fee / Leasehold
  16     MID    Residence Inn (2C)                                   $2,636,005.56      46.2%        Fee
  17     MID    Fairfield Inn (2C)                                   $2,383,622.05      47.7%        Fee
  18     MID    Fairfield Inn (2C)                                   $1,787,716.54      46.4%        Fee
  19     MID    Fairfield Inn (2C)                                   $1,769,085.38      45.6%        Fee
  20     MID    Residence Inn (2C)                                   $1,472,237.15      35.1%        Fee
  21      MS    University Village                                  $10,525,479.87      61.9%        Fee
  22      MS    Coffey Creek Apartments                              $9,163,153.40      39.1%        Fee
  23     RFC    East Gate Square Phase  IV                          $12,798,179.00      75.3%        Fee
  24      MS    Treybrooke Apartments                               $11,068,156.02      65.1%        Fee
  25     MID    Embassy Suites Hotel                                 $9,861,330.84      49.3%        Fee
  26     RFC    Oxnard Redhill Partners                              $9,801,555.00      66.2%        Fee
  27      MS    1155 Market Street                                   $9,705,819.58      54.5%        Fee
  28     RFC    Bluffs III                                           $9,803,867.00      65.8%        Fee
  29     MID    Riverfront Technical Park                            $8,327,272.33      56.6%      Leasehold
  30      MS    Hampton  Inn/Midway Airport                          $8,825,440.21      56.9%        Fee
  31      MS    Commerce Place                                       $9,247,055.75      49.2%        Fee
  32      MS    JP Center                                            $8,013,664.61      60.3%        Fee
  33     MID    Vineyard Terrace Apartments                          $8,819,788.32      69.7%        Fee
  34     RFC    Perimeter Place Office Building                      $8,759,590.00      64.9%        Fee
  35     MID    Bourse Garage (2D)                                   $6,062,913.99      64.3%        Fee
  36     MID    Kevon Office Center (2D)                             $1,978,086.11      39.6%        Fee
  37     RFC    Sherman Plaza Retail Center                          $8,597,718.00      71.6%        Fee
  38      MS    The Villas of Bon Vista Apartments (2E) (i)          $4,292,472.53      65.2%        Fee
  39      MS    Bon Vista (2E) (i)                                   $2,507,079.67      65.2%        Fee
  40      MS    Barrington North Apartments (2E) (i)                 $1,478,605.80      65.2%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

  41      MS    Edgewater Development (14)                                                       $9,173,024               $45.50
  42     RFC    4th Street Portfolio (3)                                      283                $8,773,459               $91.76
  43     MID    Tamarack Trace Apartments                                                        $8,560,538           $32,426.28
  44     RFC    Ridgeway Industrial I (2F)                                     45                $5,770,000               $15.09
  45     RFC    Ridgeway Industrial II (2F)                                    44                $2,780,000               $15.09
  46      MS    Indian Creek Apartments                                                          $8,366,985           $32,940.89
  47     RFC    Riverbend Distribution Center                                                    $8,227,046               $18.35
  48     MID    Baker Waterfront Plaza                                         12                $8,193,565               $88.32
  49     MID    The Blue Harbor Club Apartments                           73, 215, 256           $7,975,461           $20,038.85
  50      MS    Berkeley Business Center                                                         $7,973,021               $31.54
  51      MS    Colonial Self Storage - Arlington (2G) (ii)                52, 53, 54            $1,829,080            $3,613.14
  52      MS    Colonial Self Storage - Andrews (2G) (ii)                  51, 53, 54            $2,147,181            $3,613.14
  53      MS    Colonial Self Storage - Coppell (2G) (ii)                  51, 52, 54            $2,385,756            $3,613.14
  54      MS    Colonial Self Storage - Loop (2G) (ii)                     51, 52, 53            $1,590,504            $3,613.14
  55     MID    Mid - Rise Office Building                                                       $7,729,892               $98.47
  56     MID    Barrington Place Development                                                     $7,665,884               $77.22
  57      MS    Partridge Pointe Apartments                                                      $7,632,415           $31,801.73
  58      MS    345 Underhill Boulevard                                                          $7,372,261               $28.26
  59      MS    Lakeshore Apartments                                                             $7,315,539           $65,317.31
  60      MS    Wilson Woods Apartments                                                          $7,178,761           $19,092.45
  61      MS    Mill Street Plaza Building                                                       $6,980,380              $245.36
  62     MID    Fallwood Apartments                                       88, 131, 191           $6,955,835           $28,982.65
  63     MID    Pinebrooke Center                                                                $6,884,946               $70.44
  64     RFC    Woodside Apartments                                                              $6,794,404           $64,098.15
  65      MS    Poway Plaza                                                                      $6,736,259               $66.71
  66      MS    Holbrook - Spyglass (2H) (iii)                               67, 68              $2,360,754           $17,428.04
  67      MS    Holbrook - Heritage Park (2H) (iii)                          66, 68              $2,330,129           $17,428.04
  68      MS    Holbrook - Burl Park (2H) (iii)                              66, 67              $1,966,629           $17,428.04
  69     MID    University Townhouse Apartments                             103, 104             $6,632,173           $22,405.99
  70      MS    Shadow Lake Mobile Home Community                                                $6,486,172           $25,336.61
  71      MS    Regency Towers                                                                   $6,424,897           $36,094.93
  72      MS    Polo Plaza                                                                       $6,387,630              $122.50
  73     MID    South Cove Apartments                                     49, 215, 256           $6,231,106           $20,429.85
  74     RFC    Jefferson Townhome Apartments                            307, 308, 320           $6,158,915           $20,259.59
  75      MS    Holiday Inn - Livermore                                                          $6,133,853           $49,070.83
  76     MID    Riverbend Apartments                                        120, 87              $5,981,915           $21,063.08
  77     MID    Beach Mobile Home Park                                   141, 246, 266           $5,776,661           $27,772.41
  78     MID    Kentucky Home Life Building                                                      $5,665,200               $32.56
  79      MS    Ramada Resort and Conference Center                                              $5,583,101           $21,894.52
  80      MS    Country Hills Health Center                                                      $5,551,130           $18,200.43

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Term to    Rem. Term
                                                                                    Maturity     Maturity   to Maturity   Amort.
 Loan                                                         Mortgage      Note      Date       or ARD       or ARD     Term(6)
  No.   Seller(1)              Property Name                    Rate        Date    or ARD(5)      (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

  41      MS    Edgewater Development (14)                     10.250%     1/1/92     1/1/02        120          42        120
  42     RFC    4th Street Portfolio (3)                        8.300%     9/18/97   10/1/17        240         231        360
  43     MID    Tamarack Trace Apartments                       7.210%     12/8/97    1/1/08        120         114        360
  44     RFC    Ridgeway Industrial I (2F)                      7.160%     6/2/98     7/1/08        120         120        360
  45     RFC    Ridgeway Industrial II (2F)                     7.160%     6/2/98     7/1/08        120         120        360
  46      MS    Indian Creek Apartments                         7.280%     1/22/98    2/1/05        584          79        360
  47     RFC    Riverbend Distribution Center                   7.190%     2/23/98    3/1/08        120         116        360
  48     MID    Baker Waterfront Plaza                          7.220%     5/22/98    6/1/08        120         119        360
  49     MID    The Blue Harbor Club Apartments                 7.790%     3/17/98    4/1/08        120         117        300
  50      MS    Berkeley Business Center                        7.260%     3/4/98     4/1/08        120         117        300
  51      MS    Colonial Self Storage - Arlington (2G) (ii)     7.330%     1/20/98    2/1/08        120         115        300
  52      MS    Colonial Self Storage - Andrews (2G) (ii)       7.330%     1/20/98    2/1/08        120         115        300
  53      MS    Colonial Self Storage - Coppell (2G) (ii)       7.330%     1/20/98    2/1/08        120         115        300
  54      MS    Colonial Self Storage - Loop (2G) (ii)          7.330%     1/20/98    2/1/08        120         115        300
  55     MID    Mid - Rise Office Building                      7.470%     2/25/98    3/1/10        144         140        360
  56     MID    Barrington Place Development                    7.190%     2/11/98    3/1/08        120         116        300
  57      MS    Partridge Pointe Apartments                     6.960%     3/16/98    4/1/08        120         117        360
  58      MS    345 Underhill Boulevard                         7.900%     8/14/97    9/1/17        240         230        240
  59      MS    Lakeshore Apartments                            7.180%     2/24/98    3/1/08        120         116        360
  60      MS    Wilson Woods Apartments                         6.950%     4/24/98    3/1/08        120         116        360
  61      MS    Mill Street Plaza Building                      7.160%     2/6/98     3/1/08        120         116        360
  62     MID    Fallwood Apartments                             6.940%     1/27/98    2/1/08        120         115        300
  63     MID    Pinebrooke Center                               7.190%     3/18/98    4/1/08        120         117        360
  64     RFC    Woodside Apartments                             6.990%     5/27/98    6/1/08        120         119        360
  65      MS    Poway Plaza                                     7.490%     3/2/98     4/1/08        120         117        360
  66      MS    Holbrook - Spyglass (2H) (iii)                  7.200%     5/20/98    6/1/08        120         119        360
  67      MS    Holbrook - Heritage Park (2H) (iii)             7.200%     5/20/98    6/1/08        120         119        360
  68      MS    Holbrook - Burl Park (2H) (iii)                 7.200%     5/20/98    6/1/08        120         119        360
  69     MID    University Townhouse Apartments                 7.340%     2/24/98    3/1/08        120         116        360
  70      MS    Shadow Lake Mobile Home Community               7.300%     3/2/98     4/1/08        120         117        360
  71      MS    Regency Towers                                  7.330%     1/5/98     2/1/08        120         115        360
  72      MS    Polo Plaza                                      7.710%     3/20/98    4/1/08        120         117        360
  73     MID    South Cove Apartments                           7.870%     3/24/98    4/1/08        120         117        300
  74     RFC    Jefferson Townhome Apartments                   7.600%     12/18/97   1/1/08        120         114        300
  75      MS    Holiday Inn - Livermore                         7.420%     2/3/98     3/1/08        120         116        300
  76     MID    Riverbend Apartments                            6.860%     2/4/98     3/1/08        120         116        360
  77     MID    Beach Mobile Home Park                          7.160%     1/2/98     2/1/08        120         115        360
  78     MID    Kentucky Home Life Building                     7.150%     1/20/98    2/1/08        120         115        300
  79      MS    Ramada Resort and Conference Center             7.880%     3/7/98     4/1/08        120         117        300
  80      MS    Country Hills Health Center                     7.890%     1/30/98    2/1/18        240         235        240

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

  41      MS    Edgewater Development (14)                          $7,413,024.00       57.0%        Fee
  42     RFC    4th Street Portfolio (3)                            $5,447,940.00       45.4%        Fee
  43     MID    Tamarack Trace Apartments                           $7,539,177.82       70.1%        Fee
  44     RFC    Ridgeway Industrial I (2F)                          $5,063,741.00       49.0%        Fee
  45     RFC    Ridgeway Industrial II (2F)                         $2,439,723.00       49.0%        Fee
  46      MS    Indian Creek Apartments                             $7,766,311.26       74.0%        Fee
  47     RFC    Riverbend Distribution Center                       $7,247,671.00       63.9%        Fee
  48     MID    Baker Waterfront Plaza                              $7,072,606.64       61.5%        Fee
  49     MID    The Blue Harbor Club Apartments                     $6,555,868.02       41.4%        Fee
  50      MS    Berkeley Business Center                            $6,452,587.48       53.8%        Fee
  51      MS    Colonial Self Storage - Arlington (2G) (ii)         $1,486,058.00       53.2%        Fee
  52      MS    Colonial Self Storage - Andrews (2G) (ii)           $1,744,503.00       53.2%        Fee
  53      MS    Colonial Self Storage - Coppell (2G) (ii)           $1,938,337.00       53.2%        Fee
  54      MS    Colonial Self Storage - Loop (2G) (ii)              $1,292,225.00       53.2%        Fee
  55     MID    Mid - Rise Office Building                          $6,564,897.09       67.5%      Leasehold
  56     MID    Barrington Place Development                        $6,198,370.48       56.7%        Fee
  57      MS    Partridge Pointe Apartments                         $6,666,096.96       60.4%        Fee
  58      MS    345 Underhill Boulevard                               $312,196.08       83.0%        Fee
  59      MS    Lakeshore Apartments                                $6,430,620.48       70.1%        Fee
  60      MS    Wilson Woods Apartments                             $6,273,184.19       66.0%        Fee
  61      MS    Mill Street Plaza Building                          $6,132,883.66       46.8%        Fee
  62     MID    Fallwood Apartments                                 $5,586,152.85       63.5%        Fee
  63     MID    Pinebrooke Center                                   $6,049,097.56       68.3%        Fee
  64     RFC    Woodside Apartments                                 $5,939,428.00       65.3%        Fee
  65      MS    Poway Plaza                                         $5,963,249.88       65.5%        Fee
  66      MS    Holbrook - Spyglass (2H) (iii)                      $2,071,634.40       60.7%        Fee
  67      MS    Holbrook - Heritage Park (2H) (iii)                 $2,045,109.50       60.7%        Fee
  68      MS    Holbrook - Burl Park (2H) (iii)                     $1,725,713.00       60.7%        Fee
  69     MID    University Townhouse Apartments                     $5,853,467.16       65.9%        Fee
  70      MS    Shadow Lake Mobile Home Community                   $5,714,667.41       64.7%        Fee
  71      MS    Regency Towers                                      $5,670,923.42       70.0%        Fee
  72      MS    Polo Plaza                                          $5,685,134.50       60.9%        Fee
  73     MID    South Cove Apartments                               $5,133,769.26       58.3%        Fee
  74     RFC    Jefferson Townhome Apartments                       $5,062,078.00       60.3%        Fee
  75      MS    Holiday Inn - Livermore                             $4,993,636.88       56.7%        Fee
  76     MID    Riverbend Apartments                                $5,215,033.15       63.2%        Fee
  77     MID    Beach Mobile Home Park                              $5,077,196.38       68.6%        Fee
  78     MID    Kentucky Home Life Building                         $4,578,377.81       58.0%        Fee
  79      MS    Ramada Resort and Conference Center                 $4,601,198.25       43.8%      Leasehold
  80      MS    Country Hills Health Center                           $227,458.68       81.6%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

  81      MS    Porters Neck Shopping Center                                                     $5,510,383               $75.22
  82      MS    Kern Valley Plaza                                                                $5,459,274               $42.57
  83      MS    Comfort Inn Airport West                                                         $5,411,666           $54,116.66
  84      MS    Sleep Inn/Midway Airport                                       30                $5,393,884           $44,949.03
  85     RFC    Woods Apartments                                                                 $5,392,303           $32,097.04
  86      MS    Foothill Park Plaza                                                              $5,358,045              $123.09
  87     MID    Yacht Club Apartments                                       76, 120              $5,199,281           $13,539.79
  88     MID    Westbrook Manor                                           62, 131, 191           $5,167,192           $34,913.46
  89      MS    Kelsey Business Center                                                           $5,036,021               $30.60
  90     RFC    Dorchester Manor                                                                 $5,000,000           $25,000.00
  91     RFC    Financial Plaza                                                                  $4,995,861              $142.81
  92      MS    Casa View Shopping Center                                                        $4,971,203               $25.19
  93     MID    Shurgard of Factoria North                                                       $4,964,874            $4,332.35
  94     RFC    Space Park East                                                                  $4,955,860               $11.13
  95     MID    Best Buy Store                                                                   $4,864,474              $106.86
  96     RFC    Chouteau Trace Apartments                                                        $4,809,675           $37,575.59
  97     RFC    Pinewood Apartments                                                              $4,792,996           $19,483.72
  98     MID    70 Grand Avenue                                                                  $4,680,409               $66.86
  99      MS    Wyntrace Apartments                                           178                $4,627,821           $25,710.12
 100      MS    Newton Towers Apartments                                                         $4,626,944           $32,815.21
 101      MS    Four Points Hotel by ITT Sheraton                                                $4,590,335           $24,416.68
 102      MS    Mountvue Place                                                                   $4,578,579               $77.61
 103     MID    Rivermill  Apartments (2I)                                  69, 104              $2,694,082           $19,809.43
 104     MID    Village Square  Apartments (2I)                             69, 103              $1,796,055           $19,522.33
 105      MS    Sandy Ridge Square Shopping Center                                               $4,478,142               $78.64
 106      MS    Americana Northridge Apartments                                                  $4,390,022           $38,508.96
 107      MS    Waterdam Centre Shopping Plaza                                                   $4,385,214               $97.88
 108     MID    Thorn Run Crossing Shopping Center                                               $4,383,177               $92.54
 109      MS    LabCorp                                                                          $4,376,841               $60.54
 110      MS    Kings Crossing Apartments                                   153, 155             $4,332,295           $30,085.38
 111     MID    American Transtech, Inc. Communication Building                                  $4,284,995               $63.19
 112     MID    Cedar Point Plaza                                                                $4,280,727               $54.34
 113      MS    Westbrooke Village Apartments                                                    $4,223,725           $13,537.58
 114     MID    Briggs Chaney Center                                                             $4,189,619               $95.59
 115     MID    Parkside at Westminster                                                          $4,188,170           $65,440.15
 116     RFC    Copley Place Apartments                                                          $4,174,032           $26,417.92
 117      MS    Best Buy Yorba Linda                                                             $4,080,169               $87.84
 118      MS    Kingsbrook Estates Mobile Home Park                         212, 213             $4,078,166           $17,502.86
 119     RFC    Pineloch Estates                                         267, 284, 317           $3,994,163           $76,810.83
 120     MID    Monaco Park Apartments                                       76, 87              $3,987,943           $22,155.24

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Term to    Rem. Term
                                                                                    Maturity     Maturity   to Maturity   Amort.
 Loan                                                         Mortgage      Note      Date       or ARD       or ARD     Term(6)
  No.   Seller(1)              Property Name                    Rate        Date    or ARD(5)      (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

  81      MS    Porters Neck Shopping Center                    7.220%     2/17/98    3/1/18        240         236        240
  82      MS    Kern Valley Plaza                               7.060%     2/26/98    3/1/08        120         116        360
  83      MS    Comfort Inn Airport West                        7.550%     3/2/98     3/1/18        240         236        240
  84      MS    Sleep Inn/Midway Airport                        7.540%     5/26/98    6/1/08        120         119        300
  85     RFC    Woods Apartments                                7.070%     4/28/98    5/1/08        120         118        360
  86      MS    Foothill Park Plaza                             7.910%     7/31/97    8/1/07        120         109        360
  87     MID    Yacht Club Apartments                           6.860%     2/4/98     3/1/08        120         116        360
  88     MID    Westbrook Manor                                 6.940%     1/27/98    2/1/08        120         115        300
  89      MS    Kelsey Business Center                          7.190%     5/28/98    6/1/08        120         119        360
  90     RFC    Dorchester Manor                                6.640%     6/15/98    7/1/13        180         180        360
  91     RFC    Financial Plaza                                 6.950%     5/21/98    6/1/08        120         119        360
  92      MS    Casa View Shopping Center                       7.520%     1/27/98    2/1/08        120         115        300
  93     MID    Shurgard of Factoria North                      7.250%    12/29/97    1/1/13        180         174        300
  94     RFC    Space Park East                                 8.600%     9/9/97    10/1/22        300         291        300
  95     MID    Best Buy Store                                  7.510%     2/9/98     3/1/18        240         236        360
  96     RFC    Chouteau Trace Apartments                       7.270%     3/12/98    4/1/08        120         117        360
  97     RFC    Pinewood Apartments                             6.970%     4/20/98    5/1/13        180         178        360
  98     MID    70 Grand Avenue                                 7.660%    12/10/97    1/1/08        120         114        360
  99      MS    Wyntrace Apartments                             7.590%    11/10/97   12/1/07        120         113        360
 100      MS    Newton Towers Apartments                        6.840%     2/3/98     3/1/08        120         116        360
 101      MS    Four Points Hotel by ITT Sheraton               7.440%     4/3/98     5/1/08        120         118        300
 102      MS    Mountvue Place                                  7.140%    12/18/97    1/1/08        120         114        360
 103     MID    Rivermill  Apartments (2I)                      7.170%     3/24/98    4/1/08        120         117        360
 104     MID    Village Square  Apartments (2I)                 7.170%     3/24/98    4/1/08        120         117        360
 105      MS    Sandy Ridge Square Shopping Center              7.510%    11/25/97   12/1/12        180         173        360
 106      MS    Americana Northridge Apartments                 7.020%     3/12/98    4/1/10        144         141        360
 107      MS    Waterdam Centre Shopping Plaza                  7.280%     3/18/98    4/1/08        120         117        300
 108     MID    Thorn Run Crossing Shopping Center              7.420%     1/7/98     2/1/08        120         115        360
 109      MS    LabCorp                                         7.470%     3/17/98    4/1/13        180         177        240
 110      MS    Kings Crossing Apartments                       7.770%    12/30/97    1/1/13        180         174        360
 111     MID    American Transtech, Inc. Communication Building 7.430%    12/30/97    1/1/10        144         138        144
 112     MID    Cedar Point Plaza                               7.860%    11/17/97   12/1/07        120         113        360
 113      MS    Westbrooke Village Apartments                   7.070%     1/12/98    2/1/08        120         115        300
 114     MID    Briggs Chaney Center                            7.660%     2/19/98    3/1/08        120         116        360
 115     MID    Parkside at Westminster                         7.140%     2/4/98     3/1/08        120         116        360
 116     RFC    Copley Place Apartments                         7.430%     2/17/98    3/1/08        120         116        360
 117      MS    Best Buy Yorba Linda                            7.860%     1/23/98    1/1/08        119         114        316
 118      MS    Kingsbrook Estates Mobile Home Park             7.030%     2/12/98    3/1/08        120         116        360
 119     RFC    Pineloch Estates                                6.970%     4/20/98    5/1/08        120         118        360
 120     MID    Monaco Park Apartments                          6.860%     2/4/98     3/1/08        120         116        360

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

  81      MS    Porters Neck Shopping Center                           $196,917.63        2.6%        Fee
  82      MS    Kern Valley Plaza                                    $4,784,199.24       65.5%        Fee
  83      MS    Comfort Inn Airport West                                     $0.00        0.0%        Fee
  84      MS    Sleep Inn/Midway Airport                             $4,392,384.94       46.2%        Fee
  85     RFC    Woods Apartments                                     $4,726,488.00       66.6%        Fee
  86      MS    Foothill Park Plaza                                  $4,728,305.77       67.5%        Fee
  87     MID    Yacht Club Apartments                                $4,532,732.99       66.9%        Fee
  88     MID    Westbrook Manor                                      $4,149,713.55       63.8%        Fee
  89      MS    Kelsey Business Center                               $4,418,337.78       70.1%      Leasehold
  90     RFC    Dorchester Manor                                     $3,775,083.84       34.8%        Fee
  91     RFC    Financial Plaza                                      $4,362,628.00       59.9%        Fee
  92      MS    Casa View Shopping Center                            $4,061,296.09       58.9%        Fee
  93     MID    Shurgard of Factoria North                           $3,202,694.03       37.0%        Fee
  94     RFC    Space Park East                                              $0.00       00.0%        Fee
  95     MID    Best Buy Store                                       $3,101,375.81       50.4%        Fee
  96     RFC    Chouteau Trace Apartments                            $4,240,769.00       69.5%        Fee
  97     RFC    Pinewood Apartments                                  $3,679,749.00       56.6%        Fee
  98     MID    70 Grand Avenue                                      $4,167,307.99       69.5%        Fee
  99      MS    Wyntrace Apartments                                  $4,116,549.65       64.8%        Fee
 100      MS    Newton Towers Apartments                             $4,031,649.58       52.9%        Fee
 101      MS    Four Points Hotel by ITT Sheraton                    $3,731,132.07       49.1%        Fee
 102      MS    Mountvue Place                                       $4,025,267.06       57.9%        Fee
 103     MID    Rivermill  Apartments (2I)                           $2,365,805.17       64.8%        Fee
 104     MID    Village Square  Apartments (2I)                      $1,577,203.48       57.4%        Fee
 105      MS    Sandy Ridge Square Shopping Center                   $3,521,737.95       62.9%        Fee
 106      MS    Americana Northridge Apartments                      $3,671,742.77       56.5%        Fee
 107      MS    Waterdam Centre Shopping Plaza                       $3,551,093.60       64.6%        Fee
 108     MID    Thorn Run Crossing Shopping Center                   $3,877,373.31       66.3%        Fee
 109      MS    LabCorp                                              $1,875,264.17       34.1%      Leasehold
 110      MS    Kings Crossing Apartments                            $3,441,645.64       62.0%        Fee
 111     MID    American Transtech, Inc. Communication Building         $58,182.50       00.9%        Fee
 112     MID    Cedar Point Plaza                                    $3,831,980.90       54.7%        Fee
 113      MS    Westbrooke Village Apartments                        $3,405,306.79       50.1%        Fee
 114     MID    Briggs Chaney Center                                 $3,726,897.52       66.6%        Fee
 115     MID    Parkside at Westminster                              $3,677,804.51       69.4%        Fee
 116     RFC    Copley Place Apartments                              $3,699,121.00       69.8%        Fee
 117      MS    Best Buy Yorba Linda                                 $3,462,590.79       66.6%        Fee
 118      MS    Kingsbrook Estates Mobile Home Park                  $3,571,113.69       65.4%        Fee
 119     RFC    Pineloch Estates                                     $3,493,108.00       69.9%        Fee
 120     MID    Monaco Park Apartments                               $3,476,688.78       66.9%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

 121      MS    Walden Point                                         158, 165, 176, 198,
                                                                     225, 278, 282, 292          $3,977,957           $17,370.99
 122      MS    950 Franklin                                                   27                $3,931,241           $68,969.15
 123     MID    Huntley Square                                                                   $3,824,099               $46.58
 124      MS    Enclave at Renaissance Apartments                                                $3,814,533           $68,116.67
 125      MS    Suburban Lodge Jeffersontown                                                     $3,777,728           $26,234.22
 126     MID    Wacker Plaza                                                                     $3,634,957               $53.99
 127      MS    Kona Kai Apartments                                                              $3,629,082           $37,031.45
 128      MS    Oleander Business Center                                                         $3,595,120               $57.55
 129     MID    Seymour Franks Woodworking, LLC.                                                 $3,589,235               $22.40
 130     MID    Highlandtown Village                                                             $3,575,537               $63.72
 131     MID    Sunrise at Atascocita                                      62, 88, 191           $3,575,208           $25,356.09
 132     MID    2-8 East Dennison Parkway, 21-23 East First Street                               $3,563,343               $84.47
 133     MID    Hickory Ridge Shopping Center                                                    $3,512,254               $27.36
 134     RFC    Grant-Academy Shopping Center                                                    $3,484,541               $48.83
 135     MID    Edgetowne Square                                                                 $3,477,727               $64.99
 136      MS    Walgreen - Kentucky                                                              $3,443,026              $247.61
 137      MS    Georgetown Square II                                                             $3,297,511               $46.40
 138      MS    The Farm Office and Shopping Center                                              $3,292,908               $35.01
 139     MID    17171 Gale Avenue                                                                $3,289,297               $66.75
 140      MS    Wenatchee-The Fair Market                                                        $3,274,847               $53.02
 141     MID    Mel Kay/Burt Estates Mobile Home Park                      77, 246, 266          $3,264,790           $13,490.87
 142      MS    Northridge Apartments                                                            $3,243,070           $50,672.97
 143     MID     The Vida Apartments                                                             $3,219,010           $55,500.17
 144     RFC    Lucky Center                                                                     $3,200,000               $48.95
 145      MS    Dicks Sporting Goods                                                             $3,190,431               $41.91
 146      MS    Plaza del Sol                                                                    $3,174,351               $63.55
 147     RFC    Gateway Park Shopping Center                                                     $3,121,012               $38.29
 148      MS    Tower Associates of Wayne, Inc.                                                  $3,093,719               $92.48
 149     MID    Riverdale Towne Apartments                                                       $3,089,471           $21,756.84
 150     MID    Calusa Shops                                                                     $3,037,232              $127.27
 151      MS    Broadway Plaza East                                                              $3,000,855               $21.97
 152      MS    Hunter Plaza                                                                     $2,993,273              $229.72
 153      MS    Silver Maple Apartments                                     110, 155             $2,992,793           $23,381.20
 154      MS    Flint Village Plaza                                                              $2,989,793               $66.44
 155      MS    Fox Chase Apartments                                        110, 153             $2,957,912           $25,499.24
 156      MS    Fredericksburg Square Shopping Center (2J) (iv)                157               $1,495,067               $48.20
 157      MS    North Point Shopping Center (2J) (iv)                          156               $1,436,437               $48.20
 158      MS    Pine Highland Apartments                             121, 165, 176, 198,
                                                                     225, 278, 282, 292          $2,911,945           $11,741.72
 159     MID    Huntington Commons Apartment Complex                           254               $2,890,391           $27,527.54

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Term to    Rem. Term
                                                                                         Maturity     Maturity   to Maturity  Amort.
 Loan                                                             Mortgage      Note       Date       or ARD       or ARD    Term(6)
  No.   Seller(1)              Property Name                        Rate        Date     or ARD(5)     (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

 121      MS    Walden Point                                        7.120%     3/13/98    4/1/1         240         237        240
 122      MS    950 Franklin                                        6.960%     4/7/98     5/1/0         120         118        360
 123     MID    Huntley Square                                      7.510%    12/30/97    1/1/0         120         114        300
 124      MS    Enclave at Renaissance Apartments                   7.050%     4/29/98    5/1/0         120         118        360
 125      MS    Suburban Lodge Jeffersontown                        8.320%    12/31/97    1/1/0         120         114        300
 126     MID    Wacker Plaza                                        7.530%     2/12/98    3/1/1         240         236        240
 127      MS    Kona Kai Apartments                                 6.930%     3/2/98     4/1/0         120         117        360
 128      MS    Oleander Business Center                            7.270%     4/2/98     5/1/0         120         118        360
 129     MID    Seymour Franks Woodworking, LLC.                    7.930%     3/26/98    4/1/0         120         117        300
 130     MID    Highlandtown Village                                7.450%    12/19/97    1/1/0         120         114        300
 131     MID    Sunrise at Atascocita                               7.370%    12/29/97    1/1/1         240         234        300
 132     MID    2-8 East Dennison Parkway, 21-23 East First Street  7.450%     3/30/98    4/1/0         120         117        300
 133     MID    Hickory Ridge Shopping Center                       7.760%    11/7/97    12/1/0         120         113        360
 134     RFC    Grant-Academy Shopping Center                       7.390%    12/30/97    1/1/0         120         114        360
 135     MID    Edgetowne Square                                    8.050%    12/24/97    1/1/0         120         114        300
 136      MS    Walgreen - Kentucky                                 8.150%    10/31/96   11/1/1         240         220        240
 137      MS    Georgetown Square II                                7.420%     5/6/98     6/1/0         120         119        360
 138      MS    The Farm Office and Shopping Center                 7.320%     4/8/98     5/1/0         120         118        300
 139     MID    17171 Gale Avenue                                   7.480%     3/23/98    4/1/0         120         117        300
 140      MS    Wenatchee-The Fair Market                           8.625%    11/15/93   12/1/1         240         185        240
 141     MID    Mel Kay/Burt Estates Mobile Home Park               7.160%    12/19/97    1/1/0         120         114        360
 142      MS    Northridge Apartments                               7.290%     3/5/98     4/1/0         120         117        360
 143     MID    The Vida Apartments                                 6.770%     1/14/98    2/1/0         120         115        300
 144     RFC    Lucky Center                                        6.980%     6/2/98     7/1/0         120         120        360
 145      MS    Dicks Sporting Goods                                7.930%     3/4/98     4/1/0         120         117        300
 146      MS    Plaza del Sol                                       8.100%    10/9/97    11/1/0         120         112        300
 147     RFC    Gateway Park Shopping Center                        7.510%     4/27/98    5/1/0         360          58        360
 148      MS    Tower Associates of Wayne, Inc.                     7.510%     3/2/98     4/1/0         120         117        360
 149     MID    Riverdale Towne Apartments                          7.220%     3/20/98    4/1/0         120         117        300
 150     MID    Calusa Shops                                        7.640%    12/23/97    1/1/0         120         114        360
 151      MS    Broadway Plaza East                                 7.750%     3/29/96    4/1/0         120          93        300
 152      MS    Hunter Plaza                                        7.070%     3/2/98     4/1/0         120         117        360
 153      MS    Silver Maple Apartments                             7.770%     2/11/98    3/1/1         180         176        360
 154      MS    Flint Village Plaza                                 7.210%     3/27/98    4/1/0         120         117        300
 155      MS    Fox Chase Apartments                                7.770%    12/30/97    1/1/1         180         174        360
 156      MS    Fredericksburg Square Shopping Center(2J)(iv)       7.420%     2/11/98    3/1/0         120         116        300
 157      MS    North Point Shopping Center (2J) (iv)               7.420%     2/11/98    3/1/0         120         116        300
 158      MS    Pine Highland Apartments                            6.920%     1/30/98    2/1/0         120         115        120
 159     MID    Huntington Commons Apartment Complex                7.360%     3/4/98     4/1/0         120         117        300

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

 121      MS    Walden Point                                           $135,861.62        2.7%        Fee
 122      MS    950 Franklin                                         $3,431,031.53       56.9%        Fee
 123     MID    Huntley Square                                       $3,126,873.72       56.9%        Fee
 124      MS    Enclave at Renaissance Apartments                    $3,337,037.82       63.0%        Fee
 125      MS    Suburban Lodge Jeffersontown                         $3,159,393.22       56.4%        Fee
 126     MID    Wacker Plaza                                           $142,417.01       12.3%        Fee
 127      MS    Kona Kai Apartments                                  $3,167,125.19       65.1%        Fee
 128      MS    Oleander Business Center                             $3,162,989.83       63.6%        Fee
 129     MID    Seymour Franks Woodworking, LLC.                     $2,962,216.05       61.7%        Fee
 130     MID    Highlandtown Village                                 $2,918,584.20       60.8%        Fee
 131     MID    Sunrise at Atascocita                                $1,461,811.87       31.4%        Fee
 132     MID    2-8 East Dennison Parkway, 21-23 East First Street   $2,900,183.33       60.8%        Fee
 133     MID    Hickory Ridge Shopping Center                        $3,081,159.86       61.6%        Fee
 134     RFC    Grant-Academy Shopping Center                        $3,087,007.00       60.5%        Fee
 135     MID    Edgetowne Square                                     $2,830,301.90       56.6%        Fee
 136      MS    Walgreen - Kentucky                                          $0.00       00.0%        Fee
 137      MS    Georgetown Square II                                 $2,910,112.77       64.0%        Fee
 138      MS    The Farm Office and Shopping Center                  $2,666,954.20       57.9%        Fee
 139     MID    17171 Gale Avenue                                    $2,679,510.89       57.6%        Fee
 140      MS    Wenatchee-The Fair Market                              $100,464.60        2.0%        Fee
 141     MID    Mel Kay/Burt Estates Mobile Home Park                $2,871,684.14       70.0%        Fee
 142      MS    Northridge Apartments                                $2,856,598.34       70.1%        Fee
 143     MID     The Vida Apartments                                 $2,571,818.31       70.5%        Fee
 144     RFC    Lucky Center                                         $2,749,954.00       45.1%        Fee
 145      MS    Dicks Sporting Goods                                 $2,633,080.97       61.2%        Fee
 146      MS    Plaza del Sol                                        $2,644,209.66       48.3%        Fee
 147     RFC    Gateway Park Shopping Center                         $2,980,711.00       58.4%        Fee
 148      MS    Tower Associates of Wayne, Inc.                      $2,740,057.69       65.2%        Fee
 149     MID    Riverdale Towne Apartments                           $2,497,315.17       61.7%        Fee
 150     MID    Calusa Shops                                         $2,702,983.27       71.1%        Fee
 151      MS    Broadway Plaza East                                  $2,523,040.72       60.8%        Fee
 152      MS    Hunter Plaza                                         $2,621,789.69       35.9%        Fee
 153      MS    Silver Maple Apartments                              $2,376,513.30       66.9%        Fee
 154      MS    Flint Village Plaza                                  $2,416,014.72       60.4%        Fee
 155      MS    Fox Chase Apartments                                 $2,349,813.22       62.7%        Fee
 156      MS    Fredericksburg Square Shopping Center (2J) (iv)      $1,215,982.90       58.2%        Fee
 157      MS    North Point Shopping Center (2J) (iv)                $1,170,586.28       58.2%        Fee
 158      MS    Pine Highland Apartments                                     $0.03       30.0%        Fee
 159     MID    Huntington Commons Apartment Complex                 $2,346,200.70       61.7%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

 160     RFC    Avis Rent-A-Car Garage                                                           $2,796,289               $59.87
 161      MS    Cimarron Place Apartments                                                        $2,794,057           $14,255.39
 162      MS    Best Western Desert Aire                                                         $2,788,751           $27,887.51
 163      MS    Maple Canyon                                                                     $2,782,689           $20,766.34
 164     MID    Fairfield Inn                                                                    $2,678,796           $40,587.82
 165      MS    Park Villa Apartments                                121, 158, 176, 198,
                                                                     225, 278, 282, 292          $2,674,464           $20,732.28
 166     RFC    Cornell North Industrial                                                         $2,668,789               $17.87
 167      MS    Village Square Shopping Center                                                   $2,644,362               $40.40
 168      MS    Town Corral Shopping Center                                                      $2,621,336               $32.31
 169      MS    King Plaza Retail Center                                                         $2,586,863              $157.32
 170      MS    Crooked Creek Shopping Center                                                    $2,572,961               $50.42
 171      MS    Lowe's Food Store, Grandfather Center                                            $2,570,275               $64.72
 172      MS    Taylors Landing                                                                  $2,569,535               $56.10
 173     RFC    Tahitian Terrace Mobile Home Park                                                $2,555,203           $16,172.17
 174     MID    Springdale Promenade                                                             $2,545,988              $108.10
 175     MID    West Wind Apartments: Phase I & II                                               $2,543,283           $51,903.74
 176      MS    Tanglewood Terrace Apartments                        121, 158, 165, 198,
                                                                     225, 278, 282, 292          $2,535,788           $16,682.82
 177     MID    Southside Plaza                                                                  $2,517,560               $42.21
 178      MS    Wynridge Apartments                                             99               $2,512,956           $24,163.04
 179      MS    Valley West Shopping Center                                                      $2,509,729               $25.36
 180      MS    Market Square Shopping Center                                                    $2,496,922               $52.08
 181     MID    Meridian Mansions, Corporate Suites Apartments                                   $2,485,418           $21,801.91
 182      MS    Uptown Shopping Center                                                           $2,433,067               $19.47
 183      MS    Woodside Glen Apartments                                                         $2,430,029           $33,750.41
 184      MS    Super 8 Motels                                                 197               $2,429,692           $22,921.63
 185     RFC    Fallbrook Towne Centre                                                           $2,394,582               $79.13
 186      MS    Stow-A-Way Self Storage                                                          $2,393,039            $4,062.88
 187     RFC    555 Passaic Avenue (Regency Plaza)                                               $2,345,239              $107.92
 188      MS    Midtown Plaza Shopping Center                                                    $2,344,596               $50.09
 189     MID    The Fountain Head Manufactured Housing Park                                      $2,339,588           $14,622.43
 190     RFC    Iron Place Warehouse                                                             $2,335,965               $33.05
 191     MID    Greenbrier Apartments/Townhouses                           62, 88, 131           $2,335,898           $29,198.73
 192      MS    Village of Melrose Park                                                          $2,313,922               $26.60
 193     RFC    Duxbury Marketplace                                          210, 217            $2,295,103               $62.87
 194     RFC    Glen Iris Lofts                                                                  $2,293,183           $65,519.51
 195      MS    Walgreen - Oklahoma                                                              $2,287,050              $164.48
 196     MID    Royalgate & Timberwood Apartments                                                $2,286,068           $18,738.26
 197      MS    Days Inn - Central                                             184               $2,267,749           $15,970.07

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Term to    Rem. Term
                                                                                    Maturity     Maturity   to Maturity   Amort.
 Loan                                                         Mortgage      Note      Date       or ARD       or ARD     Term(6)
  No.   Seller(1)              Property Name                    Rate        Date    or ARD(5)      (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

 160     RFC    Avis Rent-A-Car Garage                         7.360%     4/1/98     5/1/08         120         118        360
 161      MS    Cimarron Place Apartments                      7.310%     2/27/98    4/1/08         120         117        360
 162      MS    Best Western Desert Aire                       7.710%     2/6/98     3/1/13         180         176        300
 163      MS    Maple Canyon                                   7.070%     1/29/98    2/1/08         120         115        300
 164     MID    Fairfield Inn                                  8.450%     2/17/98    3/1/05         584          80        240
 165      MS    Park Villa Apartments                          7.220%     1/30/98    2/1/18         240         235        240
 166     RFC    Cornell North Industrial                       8.780%     6/25/97    7/1/07         120         108        300
 167      MS    Village Square Shopping Center                 7.300%     3/19/98    4/1/08         120         117        360
 168      MS    Town Corral Shopping Center                    8.375%     1/23/97    2/1/07         120         103        240
 169      MS    King Plaza Retail Center                       7.990%    10/17/97   11/1/07         120         112        360
 170      MS    Crooked Creek Shopping Center                  8.720%     6/4/97     7/1/07         120         108        300
 171      MS    Lowe's Food Store, Grandfather Center          7.370%     5/15/98    6/1/08         120         119        240
 172      MS    Taylors Landing                                7.310%     3/30/98    4/1/08         120         117        360
 173     RFC    Tahitian Terrace Mobile Home Park              7.010%     3/20/98    4/1/08         120         117        120
 174     MID    Springdale Promenade                           7.840%     1/16/98    2/1/08         120         115        300
 175     MID    West Wind Apartments: Phase I & II             7.410%     2/25/98    3/1/08         120         116        360
 176      MS    Tanglewood Terrace Apartments                  7.220%     1/30/98    2/1/18         240         235        240
 177     MID    Southside Plaza                                7.590%     3/17/98    4/1/13         180         177        180
 178      MS    Wynridge Apartments                            7.590%    11/3/97    12/1/07         120         113        360
 179      MS    Valley West Shopping Center                    7.210%     1/30/98    2/1/08         120         115        300
 180      MS    Market Square Shopping Center                  7.650%     4/17/98    5/1/08         120         118        360
 181     MID    Meridian Mansions, Corporate Suites Apartments 7.440%     1/6/98     2/1/13         180         175        300
 182      MS    Uptown Shopping Center                         8.500%    10/26/93   11/1/08         180         124        180
 183      MS    Woodside Glen Apartments                       6.790%     2/9/98     3/1/08         120         116        360
 184      MS    Super 8 Motels                                 8.310%     1/5/98     2/1/08         120         115        240
 185     RFC    Fallbrook Towne Centre                         7.040%     3/23/98    4/1/08         120         117        360
 186      MS    Stow-A-Way Self Storage                        7.020%     2/5/98     3/1/08         120         116        360
 187     RFC    555 Passaic Avenue (Regency Plaza)             7.510%     3/4/98     4/1/08         120         117        360
 188      MS    Midtown Plaza Shopping Center                  7.870%     2/12/98    3/1/08         120         116        240
 189     MID    The Fountain Head Manufactured Housing Park    7.190%     2/20/98    3/1/08         120         116        300d
 190     RFC    Iron Place Warehouse                           7.290%     1/28/98    2/1/08         120         115        300
 191     MID    Greenbrier Apartments/Townhouses               7.260%     1/27/98    2/1/08         120         115        300
 192      MS    Village of Melrose Park                        8.000%    11/22/95   12/1/05         120          89        300
 193     RFC    Duxbury Marketplace                            7.370%     4/8/98     5/1/08         120         118        300
 194     RFC    Glen Iris Lofts                                6.930%     2/25/98    3/1/08         120         116        360
 195      MS    Walgreen - Oklahoma                            8.290%    10/31/96    7/1/16         236         216        236
 196     MID    Royalgate & Timberwood Apartments              7.200%     1/6/98     2/1/05          84          79        300
 197      MS    Days Inn - Central                             7.960%     1/5/98     2/1/08         120         115        300

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

 160     RFC    Avis Rent-A-Car Garage                              $2,469,965.00         54.9%        Fee
 161      MS    Cimarron Place Apartments                           $2,462,335.91         68.4%        Fee
 162      MS    Best Western Desert Aire                            $1,839,883.78         46.0%        Fee
 163      MS    Maple Canyon                                        $2,243,496.17         49.9%        Fee
 164     MID    Fairfield Inn                                       $2,231,949.13         61.1%        Fee
 165      MS    Park Villa Apartments                                       $0.00          0.0%        Fee
 166     RFC    Cornell North Industrial                            $2,228,527.00         60.6%        Fee
 167      MS    Village Square Shopping Center                      $2,329,825.99         68.5%        Fee
 168      MS    Town Corral Shopping Center                         $1,882,777.15         33.6%        Fee
 169      MS    King Plaza Retail Center                            $2,323,917.82         65.5%        Fee
 170      MS    Crooked Creek Shopping Center                       $2,187,028.30         58.9%        Fee
 171      MS    Lowe's Food Store, Grandfather Center               $1,776,730.33         54.7%        Fee
 172      MS    Taylors Landing                                     $2,264,469.74         62.9%        Fee
 173     RFC    Tahitian Terrace Mobile Home Park                      $54,221.00          0.6%        Fee
 174     MID    Springdale Promenade                                $2,099,042.23         65.6%        Fee
 175     MID    West Wind Apartments: Phase I & II                  $2,248,582.86         60.8%        Fee
 176      MS    Tanglewood Terrace Apartments                               $0.47          0.0%        Fee
 177     MID    Southside Plaza                                        $54,869.70          1.5%        Fee
 178      MS    Wynridge Apartments                                 $2,235,330.62         67.7%        Fee
 179      MS    Valley West Shopping Center                         $2,031,869.24         48.0%        Fee
 180      MS    Market Square Shopping Center                       $2,217,766.31         69.7%        Fee
 181     MID    Meridian Mansions, Corporate Suites Apartments      $1,616,676.52         42.4%        Fee
 182      MS    Uptown Shopping Center                                 $34,868.94          0.7%        Fee
 183      MS    Woodside Glen Apartments                            $2,114,594.52         65.1%        Fee
 184      MS    Super 8 Motels                                      $1,744,884.85         49.9%        Fee
 185     RFC    Fallbrook Towne Centre                              $2,099,078.00         65.6%        Fee
 186      MS    Stow-A-Way Self Storage                             $2,094,963.27         59.5%        Fee
 187     RFC    555 Passaic Avenue (Regency Plaza)                  $2,080,136.00         66.0%        Fee
 188      MS    Midtown Plaza Shopping Center                       $1,657,920.71         52.6%        Fee
 189     MID    The Fountain Head Manufactured Housing Park         $1,891,709.88         48.5%      Leasehold
 190     RFC    Iron Place Warehouse                                $1,900,771.00         60.3%        Fee
 191     MID    Greenbrier Apartments/Townhouses                    $1,893,930.19         61.1%        Fee
 192      MS    Village of Melrose Park                             $1,965,676.37         60.6%        Fee
 193     RFC    Duxbury Marketplace                                 $1,866,952.00         60.2%        Fee
 194     RFC    Glen Iris Lofts                                     $2,006,852.00         69.8%        Fee
 195      MS    Walgreen - Oklahoma                                         $0.00          0.0%        Fee
 196     MID    Royalgate & Timberwood Apartments                   $2,021,117.34         67.8%        Fee
 197      MS    Days Inn - Central                                  $1,875,657.08         53.6%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

 198      MS    Hermitage Apartments                                 121, 158, 165, 176,
                                                                     225, 278, 282, 292          $2,266,572           $19,046.82
 199     RFC    Augusta Commons                                                                  $2,237,103               $96.11
 200     MID    Lock-N-Key Mini Storage                                                          $2,234,659            $3,469.97
 201      MS    Morgantown Plaza Shopping Center                                                 $2,197,250               $23.73
 202      MS    Woodland Park Shopping Center                                                    $2,190,581               $28.97
 203     MID    Walgreens                                                      237               $2,168,113              $136.10
 204      MS    190-210 Sylvan Avenue                                                            $2,155,509               $39.18
 205     RFC    Park Apartments                                                                  $2,153,946           $21,117.11
 206     MID    Wendy's, Friendly's, & Citizens Bank                                             $2,130,446              $194.77
 207      MS    Milford Post Plaza                                                               $2,115,714               $25.44
 208      MS    Rite Aid - Ohio                                                                  $2,114,967              $128.18
 209      MS    Gull Cove Apartments                                                             $2,094,907           $20,143.34
 210     RFC    Dodge Crossing                                               193, 217            $2,091,515               $64.27
 211      MS    Sutter Pointe Plaza Shopping Center                                              $2,081,877               $49.69
 212      MS    Crystal Downs Mobile Village (2K)                            118, 213            $1,351,972           $11,474.26
 213      MS    Twin Pines Mobile Home Park (2K)                             118, 212              $678,973           $11,474.26
 214      MS    Mountain View Estates                                                            $2,024,760           $29,344.34
 215     MID    The Sunflower Apartments                                   49, 73, 256           $2,018,989           $15,651.08
 216      MS    White Lane Plaza Shopping Center                                                 $2,002,886               $49.23
 217     RFC    Ledgemere Plaza                                              193, 210            $1,997,672               $58.72
 218     MID    Econo Lodge Motel                                                                $1,993,461           $33,787.48
 219     MID    38500-58680 Michigan Ave. & 3736-69 Commerce Ct.                                 $1,993,373               $33.67
 220      MS    Biocell Laboratories                                                             $1,992,057               $54.54
 221     RFC    The Crossings Apartments                             248, 287, 288, 303, 321     $1,925,000           $13,368.06
 222      MS    Tanglewood West                                                                  $1,924,709               $35.54
 223     RFC    Park Trails Apartments                                                           $1,891,090           $15,759.08
 224      MS    GSK Office Building                                                              $1,872,079               $59.37
 225      MS    Glenwood Trace Apartments                            121, 158, 165, 176, 198,
                                                                     278, 282, 292               $1,861,126           $15,509.39
 226     RFC    The Marina Dune Apartments                                                       $1,844,770           $39,250.42
 227     RFC    La Miradora Apartments                                                           $1,843,635           $33,520.63
 228     RFC    1106 Smith Road                                                                  $1,837,510               $34.86
 229      MS    Los Robles Medical Center                                                        $1,827,202               $91.54
 230      MS    Chatham Mall Shopping Center                                                     $1,825,469               $46.72
 231     MID    Lamp Lighter Mobile Home Park-Canon City (2L)                  232               $1,245,784            $8,962.48
 232     MID    Alpine Village Mobile Home Park-Florence (2L)                  231                 $548,145            $8,305.23
 233     MID    Maple Hill Mobile Home Park                                                      $1,793,724           $10,020.80
 234     MID    Ashment Shopping Center                                                          $1,789,317              $102.62
 235     RFC    Nicholson Corner                                               312               $1,743,993               $76.07

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Term to    Rem. Term
                                                                                           Maturity   Maturity   to Maturity  Amort.
 Loan                                                                Mortgage     Note       Date     or ARD       or ARD    Term(6)
  No.   Seller(1)              Property Name                           Rate       Date     or ARD(5)   (mos)       (mos)      (mos)
------------------------------------------------------------------------------------------------------------------------------------

 198      MS    Hermitage Apartments                                   6.900%     3/13/98    5/1/18     240         238        240
 199     RFC    Augusta Commons                                        7.550%     1/29/98    2/1/08     120         115        300
 200     MID    Lock-N-Key Mini Storage                                7.430%    12/2/97     1/1/08     120         114        300
 201      MS    Morgantown Plaza Shopping Center                       7.590%     4/17/98    5/1/08     120         118        360
 202      MS    Woodland Park Shopping Center                          8.730%     8/1/97     8/1/17     240         229        240
 203     MID    Walgreens                                              7.240%     3/5/98     4/1/18     240         237        360
 204      MS    190-210 Sylvan Avenue                                 10.250%     1/16/92    2/1/02     120          43        240
 205     RFC    Park Apartments                                        7.160%     2/27/98    3/1/08     120         116        360
 206     MID    Wendy's, Friendly's, & Citizens Bank                   7.550%     1/15/98    2/1/18     240         235        240
 207      MS    Milford Post Plaza                                     7.440%    12/26/97    1/1/08     120         114        360
 208      MS    Rite Aid - Ohio                                        8.290%     2/27/97    3/1/17     240         224        240
 209      MS    Gull Cove Apartments                                   6.720%     3/4/98     4/1/08     120         117        360
 210     RFC    Dodge Crossing                                         7.680%     2/19/98    3/1/08     120         116        300
 211      MS    Sutter Pointe Plaza Shopping Center                    8.250%     9/8/97    10/1/07     120         111        300
 212      MS    Crystal Downs Mobile Village (2K)                      7.180%     2/12/98    3/1/08     120         116        300
 213      MS    Twin Pines Mobile Home Park (2K)                       7.180%     2/12/98    3/1/08     120         116        300
 214      MS    Mountain View Estates                                  7.490%     2/18/98    3/1/08     120         116        360
 215     MID    The Sunflower Apartments                               7.970%     3/24/98    4/1/08     120         117        300
 216      MS    White Lane Plaza Shopping Center                       8.350%     9/16/97   10/1/07     120         111        300
 217     RFC    Ledgemere Plaza                                        7.370%     5/28/98    6/1/08     120         119        300
 218     MID    Econo Lodge Motel                                      7.810%     4/20/98    5/1/18     240         238        240
 219     MID    38500-58680 Michigan Ave. & 3736-69 Commerce Court     7.360%     3/12/98    4/1/08     120         117        300
 220      MS    Biocell Laboratories                                   7.770%     2/6/98     3/1/13     180         176        300
 221     RFC    The Crossings Apartments                               6.810%     6/12/98    7/1/08     120         120        300
 222      MS    Tanglewood West                                        7.250%     2/13/98    3/1/08     120         116        360
 223     RFC    Park Trails Apartments                                 6.880%     2/12/98    3/1/13     180         176        300
 224      MS    GSK Office Building                                    7.610%    12/19/97    1/1/08     120         114        360
 225      MS    Glenwood Trace Apartments                              6.950%     3/12/98    4/1/18     239         237        240
 226     RFC    The Marina Dune Apartments                             7.125%     2/6/98     3/1/08     120         116        360
 227     RFC    La Miradora Apartments                                 7.280%    12/31/97    1/1/05     584          78        360
 228     RFC    1106 Smith Road                                        7.680%    12/22/97    1/1/08     120         114        300
 229      MS    Los Robles Medical Center                              8.080%    11/7/97    12/1/07     120         113        300
 230      MS    Chatham Mall Shopping Center                           7.570%     3/25/98    4/1/18     240         237        240
 231     MID    Lamp Lighter Mobile Home Park-Canon City (2L)          7.260%     3/31/98    4/1/08     120         117        300
 232     MID    Alpine Village Mobile Home Park-Florence (2L)          7.260%     3/31/98    4/1/08     120         117        300
 233     MID    Maple Hill Mobile Home Park                            7.070%     3/11/98    4/1/08     120         117        300
 234     MID    Ashment Shopping Center                                7.330%     1/28/98    2/1/08     120         115        300
 235     RFC    Nicholson Corner                                       7.460%     4/20/98    6/1/18     241         239        240

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

 198      MS    Hermitage Apartments                                   $73,034.13          2.4%        Fee
 199     RFC    Augusta Commons                                     $1,833,992.00         61.1%        Fee
 200     MID    Lock-N-Key Mini Storage                             $1,823,020.14         56.1%        Fee
 201      MS    Morgantown Plaza Shopping Center                    $1,948,719.75         69.1%        Fee
 202      MS    Woodland Park Shopping Center                               $0.00          0.0%        Fee
 203     MID    Walgreens                                           $1,354,626.55         39.3%        Fee
 204      MS    190-210 Sylvan Avenue                               $1,853,108.77         35.1%        Fee
 205     RFC    Park Apartments                                     $1,896,100.00         70.2%        Fee
 206     MID    Wendy's, Friendly's, & Citizens Bank                   $79,150.18          2.6%        Fee
 207      MS    Milford Post Plaza                                  $1,873,850.40         63.0%        Fee
 208      MS    Rite Aid - Ohio                                             $0.57          0.0%        Fee
 209      MS    Gull Cove Apartments                                $1,818,087.98         64.9%        Fee
 210     RFC    Dodge Crossing                                      $1,720,802.00         61.5%        Fee
 211      MS    Sutter Pointe Plaza Shopping Center                 $1,743,052.62         62.3%        Fee
 212      MS    Crystal Downs Mobile Village (2K)                   $1,092,830.22         59.1%        Fee
 213      MS    Twin Pines Mobile Home Park (2K)                      $548,829.39         59.1%        Fee
 214      MS    Mountain View Estates                               $1,793,684.31         61.0%        Fee
 215     MID    The Sunflower Apartments                            $1,668,178.58         55.6%        Fee
 216      MS    White Lane Plaza Shopping Center                    $1,681,368.69         65.7%        Fee
 217     RFC    Ledgemere Plaza                                     $1,622,814.00         52.3%        Fee
 218     MID    Econo Lodge Motel                                      $84,222.42          3.1%        Fee
 219     MID    38500-58680 Michigan Ave. & 3736-69 Commerce Ct.    $1,618,069.92         50.6%        Fee
 220      MS    Biocell Laboratories                                $1,318,294.75         47.1%        Fee
 221     RFC    The Crossings Apartments                            $1,535,848.00         49.5%        Fee
 222      MS    Tanglewood West                                     $1,694,888.84         54.7%        Fee
 223     RFC    Park Trails Apartments                              $1,201,629.00         35.3%        Fee
 224      MS    GSK Office Building                                 $1,664,865.48         65.3%        Fee
 225      MS    Glenwood Trace Apartments                              $74,887.82          3.2%        Fee
 226     RFC    The Marina Dune Apartments                          $1,622,500.00         63.6%        Fee
 227     RFC    La Miradora Apartments                              $1,714,405.00         73.6%        Fee
 228     RFC    1106 Smith Road                                     $1,486,198.00         58.3%        Fee
 229      MS    Los Robles Medical Center                           $1,519,808.81         61.3%        Fee
 230      MS    Chatham Mall Shopping Center                           $71,265.48          2.9%        Fee
 231     MID    Lamp Lighter Mobile Home Park-Canon City (2L)       $1,008,216.84         47.0%        Fee
 232     MID    Alpine Village Mobile Home Park-Florence (2L)         $443,615.40         48.0%        Fee
 233     MID    Maple Hill Mobile Home Park                         $1,443,354.78         48.9%        Fee
 234     MID    Ashment Shopping Center                             $1,453,752.88         57.7%        Fee
 235     RFC    Nicholson Corner                                       $66,513.39          1.7%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

 236     MID    Equestrian Centre                                                                $1,742,586               $63.46
 237     MID    Walgreen's Drug                                                203               $1,734,904              $124.77
 238     RFC    Staples                                                                          $1,734,441               $72.27
 239      MS    Winmont Apartments                                                               $1,692,524           $20,640.53
 240      MS    Rite Aid - Lincoln                                                               $1,665,946              $149.01
 241     MID    Masonic Building                                                                 $1,662,948               $39.73
 242     RFC    Washington Square Shopping Center                                                $1,637,269               $25.84
 243     MID    Springfield Secure Storage Facility                          244, 304            $1,634,957            $3,911.38
 244     MID    Riverside Mini Storage                                       243, 304            $1,605,159            $2,296.36
 245     RFC    Cherokee Hills Shopping Center                                                   $1,594,614               $66.07
 246     MID    Country Acre Estates Mobile Home Park                      77, 141, 266          $1,592,580           $12,843.39
 247     MID    Overlea Shopping Center                                                          $1,574,857               $42.46
 248     RFC    Crystal Shores Apartments                            221, 287, 288, 303, 321     $1,550,000           $15,196.08
 249     RFC    Lakeshore Place Apartments                                     302               $1,545,272           $27,110.03
 250      MS    Super 8 Motel Kissimmee                                                          $1,532,759           $25,545.98
 251     MID    US Forest Service Office Building                                                $1,500,236               $98.57
 252     MID    Office Building/Day Care                                       296               $1,497,985               $79.34
 253     MID    Lakeview Meadow Estates Townhomes                                                $1,496,654           $53,451.93
 254     MID    Whispering Pines Apartments                                    159               $1,494,733           $16,608.15
 255     RFC    United States Post Office                                                        $1,491,483              $141.15
 256     MID    Studio Plaza Apartments                                    49, 73, 215           $1,470,622           $19,608.29
 257      MS    Keoway Village Apartments                                                        $1,469,875           $18,373.44
 258     RFC    Belleview Estates Apartments                                                     $1,448,054           $34,477.48
 259      MS    Towne Plaza                                                                      $1,439,933               $51.43
 260     MID    State Office Building                                                            $1,436,194               $72.51
 261     MID    Fort Mott Village Apartments                                                     $1,435,732           $19,940.72
 262     MID    Brigham Road Apartments                                                          $1,429,649           $13,746.63
 263     MID    87 Northpointe Drive                                           272               $1,415,005               $49.42
 264     MID    Clough Shops                                                                     $1,396,994               $60.32
 265     MID    Crain Professional Center                                                        $1,394,562               $51.71
 266     MID    Maple Crest Manor Mobile Home Park                         77, 141, 246          $1,353,693           $12,534.20
 267     RFC    Bayberry Apartments                                       119, 284, 317          $1,348,030           $38,515.15
 268     RFC    Landmark II                                                                      $1,346,994               $45.51
 269      MS    Magnolia Hall Apartments                                                         $1,310,368           $27,299.33
 270     MID    Multi-Tenant Industrial Project                                                  $1,308,999               $29.52
 271      MS    Converse Corners Shopping Center                                                 $1,298,558               $62.18
 272     MID    162 Northpointe Drive                                          263               $1,295,427               $46.79
 273     RFC    West Oaks Center                                                                 $1,294,236              $134.82
 274     MID    Zia Self Stor-All                                                                $1,291,700            $2,387.61

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Term to    Rem. Term
                                                                                    Maturity     Maturity   to Maturity   Amort.
 Loan                                                         Mortgage      Note      Date       or ARD       or ARD     Term(6)
  No.   Seller(1)              Property Name                    Rate        Date    or ARD(5)      (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

 236     MID    Equestrian Centre                               7.430%      2/11/98    3/1/08       120         116        300
 237     MID    Walgreen's Drug                                 6.980%      2/18/98    3/1/18       240         236        360
 238     RFC    Staples                                         7.510%     12/22/97    1/1/08       120         114        264
 239      MS    Winmont Apartments                              7.230%      2/24/98    3/1/08       120         116        300
 240      MS    Rite Aid - Lincoln                              7.850%     10/1/97    10/1/17       240         231        240
 241     MID    Masonic Building                                7.890%     11/25/97    1/1/08       121         114        300
 242     RFC    Washington Square Shopping Center               7.830%     11/12/97   12/1/07       120         113        300
 243     MID    Springfield Secure Storage Facility             7.530%      1/9/98     2/1/18       240         235        240
 244     MID    Riverside Mini Storage                          7.490%      1/9/98     2/1/18       240         235        240
 245     RFC    Cherokee Hills Shopping Center                  7.270%      3/24/98    4/1/08       120         117        300
 246     MID    Country Acre Estates Mobile Home Park           7.160%     12/19/97    1/1/08       120         114        360
 247     MID    Overlea Shopping Center                         7.460%      3/30/98    4/1/08       120         117        300
 248     RFC    Crystal Shores Apartments                       6.810%      6/12/98    7/1/08       120         120        300
 249     RFC    Lakeshore Place Apartments                      6.810%      2/9/98     3/1/08       120         116        360
 250      MS    Super 8 Motel Kissimmee                         8.310%      3/6/98     4/1/08       120         117        240
 251     MID    US Forest Service Office Building               7.210%      2/26/98    3/1/08       120         116        120
 252     MID    Office Building/Day Care                        7.280%      1/21/98    2/1/08       120         115        300
 253     MID    Lakeview Meadow Estates Townhomes               7.120%      4/9/98     5/1/08       120         118        300
 254     MID    Whispering Pines Apartments                     7.030%      3/3/98     4/1/0        120         117        300
 255     RFC    United States Post Office                       7.610%      1/12/98    2/1/2        300         295        300
 256     MID    Studio Plaza Apartments                         7.970%      3/24/98    4/1/0        120         117        300
 257      MS    Keoway Village Apartments                       7.090%      3/2/98     4/1/0        120         117        300
 258     RFC    Belleview Estates Apartments                    7.310%      4/30/98    5/1/0        120         118        360
 259      MS    Towne Plaza                                     8.090%     11/17/97   12/1/0        120         113        300
 260     MID    State Office Building                           7.170%      1/20/98    2/1/1        240         235        240
 261     MID    Fort Mott Village Apartments                    6.930%      2/6/98     3/1/0        120         116        360
 262     MID    Brigham Road Apartments                         7.200%      2/26/98    3/1/0        120         116        300
 263     MID    87 Northpointe Drive                            7.020%      3/26/98    4/1/0        120         117        300
 264     MID    Clough Shops                                    7.260%      3/12/98    4/1/0        120         117        360
 265     MID    Crain Professional Center                       7.340%      1/12/98    2/1/0        120         115        360
 266     MID    Maple Crest Manor Mobile Home Park              7.160%     12/18/97    1/1/0        120         114        360
 267     RFC    Bayberry Apartments                             6.970%      4/20/98    5/1/0        120         118        360
 268     RFC    Landmark II                                     7.130%      4/20/98    5/1/0        120         118        300
 269      MS    Magnolia Hall Apartments                        7.020%     12/31/97    1/1/0        120         114        300
 270     MID    Multi-Tenant Industrial Project                 7.230%      2/26/98    3/1/1        180         176        180
 271      MS    Converse Corners Shopping Center                7.670%      5/15/98    6/1/0        120         119        300
 272     MID    162 Northpointe Drive                           7.020%      3/26/98    4/1/0        120         117        300
 273     RFC    West Oaks Center                                7.600%     12/3/97     1/1/0        120         114        360
 274     MID    Zia Self Stor-All                               7.820%     12/9/97     1/1/0        120         114        300

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

 236     MID    Equestrian Centre                                    $1,419,075.85        54.6%        Fee
 237     MID    Walgreen's Drug                                      $1,065,489.20        38.1%        Fee
 238     RFC    Staples                                              $1,315,095.00        59.8%        Fee
 239      MS    Winmont Apartments                                   $1,370,156.03        63.7%        Fee
 240      MS    Rite Aid - Lincoln                                           $0.21         0.0%        Fee
 241     MID    Masonic Building                                     $1,372,515.50        61.4%        Fee
 242     RFC    Washington Square Shopping Center                    $1,330,666.00        35.7%        Fee
 243     MID    Springfield Secure Storage Facility                     $60,390.98         2.5%        Fee
 244     MID    Riverside Mini Storage                                  $58,602.55         2.4%        Fee
 245     RFC    Cherokee Hills Shopping Center                       $1,294,395.00        60.2%        Fee
 246     MID    Country Acre Estates Mobile Home Park                $1,400,821.53        70.0%        Fee
 247     MID    Overlea Shopping Center                              $1,282,145.53        60.8%        Fee
 248     RFC    Crystal Shores Apartments                            $1,236,657.00        47.6%        Fee
 249     RFC    Lakeshore Place Apartments                           $1,348,115.00        69.1%        Fee
 250      MS    Super 8 Motel Kissimmee                              $1,098,107.23        49.9%        Fee
 251     MID    US Forest Service Office Building                       $15,378.85         0.7%        Fee
 252     MID    Office Building/Day Care                             $1,215,271.49        59.8%        Fee
 253     MID    Lakeview Meadow Estates Townhomes                    $1,204,825.53        63.4%        Fee
 254     MID    Whispering Pines Apartments                          $1,201,300.57        57.2%        Fee
 255     RFC    United States Post Office                              $106,490.00         5.5%        Fee
 256     MID    Studio Plaza Apartments                              $1,215,093.04        57.9%        Fee
 257      MS    Keoway Village Apartments                            $1,183,483.27        62.3%        Fee
 258     RFC    Belleview Estates Apartments                         $1,277,465.00        67.2%        Fee
 259      MS    Towne Plaza                                          $1,198,017.67        66.9%        Fee
 260     MID    State Office Building                                   $47,709.29         2.4%        Fee
 261     MID    Fort Mott Village Apartments                         $1,253,965.61        73.8%        Fee
 262     MID    Brigham Road Apartments                              $1,156,312.45        57.8%        Fee
 263     MID    87 Northpointe Drive                                 $1,136,876.48        59.8%        Fee
 264     MID    Clough Shops                                         $1,229,582.82        64.7%        Fee
 265     MID    Crain Professional Center                            $1,231,211.47        61.6%        Fee
 266     MID    Maple Crest Manor Mobile Home Park                   $1,190,698.30        70.0%        Fee
 267     RFC    Bayberry Apartments                                  $1,178,924.00        65.5%        Fee
 268     RFC    Landmark II                                          $1,087,507.00        47.8%        Fee
 269      MS    Magnolia Hall Apartments                             $1,056,194.51        60.4%        Fee
 270     MID    Multi-Tenant Industrial Project                         $26,536.15         1.1%        Fee
 271      MS    Converse Corners Shopping Center                     $1,061,524.99        64.3%        Fee
 272     MID    162 Northpointe Drive                                $1,040,802.40        59.5%        Fee
 273     RFC    West Oaks Center                                     $1,132,811.00        64.7%        Fee
 274     MID    Zia Self Stor-All                                    $1,065,524.79        58.2%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

 275     MID    Lappin Lighting/ Boarman & Assoc. Building                                       $1,291,660               $53.15
 276      MS    Darby House Apartments                                                           $1,276,412           $35,455.90
 277     MID    Sony Centre                                                                      $1,276,256               $64.37
 278      MS    Misty Hollow Apartments                              121, 158, 165, 176,
                                                                     198, 225, 282, 292          $1,268,020           $15,850.24
 279     RFC    Bay State Building                                                               $1,248,562               $16.57
 280     MID    Vienna Square Apartments                                       297               $1,248,318           $15,603.98
 281     RFC    Seven Palms Apartments                                                           $1,247,201           $31,180.03
 282      MS    Parkchester Apartments                               121, 158, 165, 176,
                                                                     198, 225, 278, 292          $1,243,094           $15,538.67
 283     RFC    Cascades at Lake St. George                                     42               $1,220,164               $88.05
 284     RFC    Brodhead North Condominiums                               119, 267, 317          $1,208,234           $38,975.30
 285      MS    Greensboro-Wendover Phase-I                                    286               $1,205,144               $17.74
 286      MS    Greensboro- Wendover Phase-2                                   285               $1,201,418               $14.94
 287     RFC    The Sandpiper Cove Apartments                        221, 248, 288, 303, 321     $1,200,000           $12,500.00
 288     RFC    The Southwyck Manor Apartments                       221, 248, 287, 303, 321     $1,200,000           $13,333.33
 289      MS    Home Depot Center                                                                $1,197,376              $159.54
 290      MS    Forest Hills Rest Home                                                           $1,196,351           $25,454.27
 291     MID    Lakeside Village Apartments                                                      $1,194,664           $15,719.26
 292      MS    Southern Oaks Apartments                             121, 158, 165, 176,
                                                                     198, 225, 278, 282          $1,193,473           $10,849.75
 293     MID    Mobile Acres                                                                     $1,192,986           $12,426.94
 294     RFC    520 Courtney Way                                                                 $1,169,378               $69.77
 295     MID    Pine Point Apartment Complex                                                     $1,132,266           $20,219.04
 296     MID    1693 NE 54th Avenue                                            252               $1,130,246               $27.17
 297     MID    French Riviera Apartments                                      280               $1,098,520           $19,616.43
 298     MID    Lone Star Self Storage                                                           $1,092,760            $3,480.13
 299     MID    Appaloosa Road Office Building                                                   $1,088,329               $71.25
 300     RFC    Longwood Trade Center                                                            $1,048,848               $26.35
 301     RFC    Fifth Avenue Court Apartments                                                    $1,035,785           $33,412.43
 302     RFC    Patterson House Apartments                                     249               $1,025,563           $15,306.90
 303     RFC    The Bluffs Apartments                                221, 248, 287, 288, 321     $1,025,000           $14,236.11
 304     MID    Albany Secure Storage                                       243, 244             $1,019,264            $2,777.29
 305     MID    Westover Plaza                                                                     $996,791               $43.72
 306     RFC    Panola Mercado                                                                     $995,537               $56.80
 307     RFC    Oxford Building                                            74, 308, 320            $993,593               $23.05
 308     RFC    Villa St. Cyr Apartments                                   74, 307, 320            $993,148           $16,552.46
 309     MID    Olive Tree Plaza                                                                   $977,133               $61.07
 310     MID    Hyde Park Apartments                                                               $932,075           $25,191.21
 311     MID    Bel Aire Apartments                                                                $915,802           $10,063.76
 312     RFC    Davis Memorial Goodwill Industries                             235                 $896,932               $86.95
 313     RFC    Centre Pointe Apartments                                       314                 $896,166           $16,595.66
 314     RFC    The Knight Apartments                                          313                 $896,166           $16,595.66

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Term to    Rem. Term
                                                                                    Maturity     Maturity   to Maturity   Amort.
 Loan                                                         Mortgage      Note      Date       or ARD       or ARD     Term(6)
  No.   Seller(1)              Property Name                    Rate        Date    or ARD(5)      (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

 275     MID    Lappin Lighting/ Boarman & Assoc. Building     8.000%     12/24/97    1/1/08        120         114        300
 276      MS    Darby House Apartments                         7.160%      2/2/98     3/1/08        120         116        360
 277     MID    Sony Centre                                    8.050%      3/5/98     4/1/08        120         117        300
 278      MS    Misty Hollow Apartments                        7.170%      3/13/98    4/1/18        240         237        240
 279     RFC    Bay State Building                             7.910%      4/29/98    5/1/08        120         118        360
 280     MID    Vienna Square Apartments                       7.300%      4/14/98    5/1/18        240         238        360
 281     RFC    Seven Palms Apartments                         7.100%      4/15/98    5/1/08        120         118        300
 282      MS    Parkchester Apartments                         7.100%      3/25/98    4/1/18        240         237        240
 283     RFC    Cascades at Lake St. George                    8.180%     12/15/97    1/1/18        240         234        360
 284     RFC    Brodhead North Condominiums                    6.970%      4/20/98    5/1/08        120         118        360
 285      MS    Greensboro-Wendover Phase-I                    8.000%      1/13/94    2/1/01         84          31        240
 286      MS    Greensboro- Wendover Phase-2                   7.750%      1/13/94    2/1/01         84          31        240
 287     RFC    The Sandpiper Cove Apartments                  6.810%      6/12/98    7/1/08        120         120        300
 288     RFC    The Southwyck Manor Apartments                 6.810%      6/12/98    7/1/08        120         120        300
 289      MS    Home Depot Center                              7.180%      3/12/98    4/1/08        120         117        360
 290      MS    Forest Hills Rest Home                         8.320%      4/28/98    5/1/08        120         118        240
 291     MID    Lakeside Village Apartments                    7.170%      2/3/98     3/1/08        120         116        300
 292      MS    Southern Oaks Apartments                       7.220%      3/13/98    4/1/18        240         237        240
 293     MID    Mobile Acres                                   7.420%      1/16/98    2/1/08        120         115        300
 294     RFC    520 Courtney Way                               7.510%      5/5/98     7/1/08        121         120        360
 295     MID    Pine Point Apartment Complex                   7.650%     12/19/97    1/1/08        120         114        300
 296     MID    1693 NE 54th Avenue                            7.280%      1/21/98    2/1/08        120         115        252
 297     MID    French Riviera Apartments                      7.300%      4/14/98    5/1/18        240         238        360
 298     MID    Lone Star Self Storage                         7.640%     12/23/97    1/1/08        120         114        300
 299     MID    Appaloosa Road Office Building                 7.640%     12/29/97    1/1/18        240         234        240
 300     RFC    Longwood Trade Center                          7.740%      5/5/98     6/1/13        180         179        300
 301     RFC    Fifth Avenue Court Apartments                  7.790%     12/8/97     1/1/05         84          78        360
 302     RFC    Patterson House Apartments                     6.810%      1/27/98    2/1/08        120         115        360
 303     RFC    The Bluffs Apartments                          6.810%      6/12/98    7/1/08        120         120        300
 304     MID    Albany Secure Storage                          7.780%     12/29/97    1/1/18        240         234        240
 305     MID    Westover Plaza                                 7.540%      3/17/98    4/1/08        120         117        300
 306     RFC    Panola Mercado                                 7.150%      2/19/98    3/1/08        120         116        300
 307     RFC    Oxford Building                                7.800%     12/23/97    1/1/08        120         114        300
 308     RFC    Villa St. Cyr Apartments                       7.400%     12/23/97    1/1/08        120         114        300
 309     MID    Olive Tree Plaza                               8.050%      3/5/98     4/1/08        120         117        300
 310     MID    Hyde Park Apartments                           7.490%      1/29/98    2/1/08        120         115        300
 311     MID    Bel Aire Apartments                            7.030%      2/25/98    3/1/08        120         116        300
 312     RFC    Davis Memorial Goodwill Industries             7.510%      4/20/98    6/1/18        241         239        240
 313     RFC    Centre Pointe Apartments                       7.400%      2/19/98    3/1/08        120         116        300
 314     RFC    The Knight Apartments                          7.400%      2/25/98    3/1/08        120         116        300

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

 275     MID    Lappin Lighting/ Boarman & Assoc. Building          $1,049,923.14         58.3%        Fee
 276      MS    Darby House Apartments                              $1,121,441.56         70.1%        Fee
 277     MID    Sony Centre                                         $1,056,888.82         66.1%        Fee
 278      MS    Misty Hollow Apartments                                $43,964.15          2.7%        Fee
 279     RFC    Bay State Building                                  $1,117,694.00         48.6%        Fee
 280     MID    Vienna Square Apartments                              $783,054.06         48.2%        Fee
 281     RFC    Seven Palms Apartments                              $1,006,360.00         55.1%        Fee
 282      MS    Parkchester Apartments                                 $42,200.76          2.6%        Fee
 283     RFC    Cascades at Lake St. George                           $751,708.00         45.6%        Fee
 284     RFC    Brodhead North Condominiums                         $1,056,665.00         66.0%        Fee
 285      MS    Greensboro-Wendover Phase-I                         $1,093,376.04         48.6%        Fee
 286      MS    Greensboro- Wendover Phase-2                        $1,092,099.61         35.9%        Fee
 287     RFC    The Sandpiper Cove Apartments                         $957,412.00         41.6%        Fee
 288     RFC    The Southwyck Manor Apartments                        $957,412.00         47.9%        Fee
 289      MS    Home Depot Center                                   $1,051,743.09         56.9%        Fee
 290      MS    Forest Hills Rest Home                                $856,156.74         49.8%        Fee
 291     MID    Lakeside Village Apartments                           $965,384.34         58.5%        Fee
 292      MS    Southern Oaks Apartments                               $42,004.76          2.6%        Fee
 293     MID    Mobile Acres                                          $954,560.21         59.3%        Fee
 294     RFC    520 Courtney Way                                    $1,034,252.13         65.0%        Fee
 295     MID    Pine Point Apartment Complex                          $912,402.51         64.0%        Fee
 296     MID    1693 NE 54th Avenue                                   $816,802.95         51.1%        Fee
 297     MID    French Riviera Apartments                             $689,087.57         50.1%        Fee
 298     MID    Lone Star Self Storage                                $896,848.81         52.8%        Fee
 299     MID    Appaloosa Road Office Building                         $42,188.99          2.9%        Fee
 300     RFC    Longwood Trade Center                                 $693,940.00         46.3%        Fee
 301     RFC    Fifth Avenue Court Apartments                         $970,527.00         55.5%        Fee
 302     RFC    Patterson House Apartments                            $894,811.00         42.6%        Fee
 303     RFC    The Bluffs Apartments                                 $817,789.45         51.1%        Fee
 304     MID    Albany Secure Storage                                  $41,140.34          2.3%        Fee
 305     MID    Westover Plaza                                        $813,435.57         59.6%        Fee
 306     RFC    Panola Mercado                                        $806,509.00         59.7%        Fee
 307     RFC    Oxford Building                                       $821,226.00         26.1%        Fee
 308     RFC    Villa St. Cyr Apartments                              $811,653.00         54.1%        Fee
 309     MID    Olive Tree Plaza                                      $809,180.50         66.1%        Fee
 310     MID    Hyde Park Apartments                                  $760,812.07         60.9%        Fee
 311     MID    Bel Aire Apartments                                   $736,920.36         61.4%        Fee
 312     RFC    Davis Memorial Goodwill Industries                     $34,716.00          3.0%        Fee
 313     RFC    Centre Pointe Apartments                              $731,381.00         60.9%        Fee
 314     RFC    The Knight Apartments                                 $731,381.00         56.9%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Related Borrower            Aggregate          Cut-Off
 Loan                                                                    Loan Groups                Cut-Off          Date Bal./
  No.   Seller(1)              Property Name                            (by Loan No.)            Date Balance       Unit or SF(4)
------------------------------------------------------------------------------------------------------------------------------------

 315     MID    Continental Car Office Building                                                    $895,011               $39.67
 316     MID    Twin Tower Apartments                                                              $894,392           $27,949.76
 317     RFC    Westwind Apartments                                       119, 267, 284            $878,716           $24,408.78
 318     RFC    Shadow Center/Baytown Village Center                                               $765,504               $91.48
 319      MS    Industrial Park Addison                                                            $731,417               $16.25
 320     RFC    Orchard Park Apartments                                    74, 307, 308            $728,954           $16,567.15
 321     RFC    Meadowbrook Apartments                               221, 248, 288, 287, 303       $715,000           $13,240.74
 322     MID    Keys West Apartments                                                               $537,699           $13,442.48

                Total/Weighted Average:                                                       1,192,238,941

(table continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Term to    Rem. Term
                                                                                    Maturity     Maturity   to Maturity   Amort.
 Loan                                                         Mortgage      Note      Date       or ARD       or ARD     Term(6)
  No.   Seller(1)              Property Name                    Rate        Date    or ARD(5)      (mos)       (mos)      (mos)
-----------------------------------------------------------------------------------------------------------------------------------

 315     MID    Continental Car Office Building                7.760%     1/16/98    2/1/10         144         139        300
 316     MID    Twin Tower Apartments                          7.020%     1/30/98    1/1/08         119         114        300
 317     RFC    Westwind Apartments                            6.970%     4/20/98    5/1/08         120         118        360
 318     RFC    Shadow Center/Baytown Village Center           7.600%    12/22/97    1/1/08         120         114        360
 319      MS    Industrial Park Addison                        8.000%     4/24/96    5/1/06         120          94        120
 320     RFC    Orchard Park Apartments                        7.500%    12/23/97    1/1/08         120         114        300
 321     RFC    Meadowbrook Apartments                         6.810%     6/12/98    7/1/08         120         120        300
 322     MID    Keys West Apartments                           7.400%     2/27/98    3/1/08         120         116        300

                Total/Weighted Average:                        7.454%                               145         132        324

(table continued)
---------------------------------------------------------------------------------------------------------------

                                                                      Scheduled
 Loan                                                                  Balloon           Balloon     Security
  No.   Seller(1)              Property Name                           Balance            LTV(4)       Type
---------------------------------------------------------------------------------------------------------------

 315     MID    Continental Car Office Building                     $685,160.35           24.9%        Fee
 316     MID    Twin Tower Apartments                               $722,016.94           58.7%        Fee
 317     RFC    Westwind Apartments                                 $768,484.00           64.0%        Fee
 318     RFC    Shadow Center/Baytown Village Center                $681,578.00           64.9%        Fee
 319      MS    Industrial Park Addison                               $6,205.92            0.4%        Fee
 320     RFC    Orchard Park Apartments                             $597,442.00           55.6%        Fee
 321     RFC    Meadowbrook Apartments                              $570,458.01           51.9%        Fee
 322     MID    Keys West Apartments                                $437,488.87           60.8%        Fee

                Total/Weighted Average:                                                   52.2%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Property Name                          Address                                         City                     State  Zipcode
------------------------------------------------------------------------------------------------------------------------------------

  1   Two Chatham Center                     Fifth Avenue and Washington Place               Pittsburgh                 PA    15219
  2   Eastridge Mall                         1 Eastridge Mall                                San Jose                   CA    95122
  3   Eastridge Mall                         1 Eastridge Mall                                San Jose                   CA    95122
  4   Phoenix Inn - Beaverton                15402 NW Cornell Road                           Beaverton                  OR    97006
  5   Phoenix Inn - Vancouver                12712 SE Second Circle                          Vancouver                  WA    98684
  6   Phoenix Inn - Salem                    4370 Commercial Street SE                       Salem                      OR    97302
  7   Phoenix Inn - Lake Oswego              14905 SW Bangy Road                             Lake Oswego                OR    97035
  8   Phoenix Inn - Tigard                   9575 SW Locust Street                           Tigard                     OR    97223
  9   Phoenix Inn - Eugene                   850 Franklin Boulevard                          Eugene                     OR    97403
  10  Phoenix Inn - Wilsonville              29769 SW Boones Ferry Road                      Wilsonville                OR    97070
  11  Piazza Carmel Shopping Center          3804-3890 Valley Center Drive                   San Diego                  CA    92130
  12  Shrewsbury Plaza                       Route 35 & Shrewsbury Avenue                    Shrewsbury                 NJ    07701
  13  La Mirada                              8900 East Pinnacle Peak Road                    Scottsdale                 AZ    85255
  14  Crossroads Shopping Center             SWC of U.S. 21 and U.S. 19                      Beckley                    WV    25880
  15  Crossroads Shopping Center             SWC of U.S. 21 and U.S. 19                      Beckley                    WV    25880
  16  Residence Inn                          2765 Geyser Drive                               Colorado Springs           CO    80906
  17  Fairfield Inn                          2725 Geyser Drive                               Colorado Springs           CO    80906
  18  Fairfield Inn                          11700 Northwest Plaza Circle                    Kansas City                MO    64153
  19  Fairfield Inn                          12245 South Strang Line Road                    Olathe                     KS    66062
  20  Residence Inn                          280 Wildwood Drive South                        Branson                    MO    65616
  21  University Village                     1201 East University Avenue                     Riverside                  CA    92507
  22  Coffey Creek Apartments                2208 Yager Creek Drive                          Charlotte                  NC    28273
  23  East Gate Square Phase  IV             Nixon Drive & Mall Link Road                    Mount Laurel               NJ    08057
  24  Treybrooke Apartments                  701 Treybrooke Circle                           Greenville                 NC    27834
  25  Embassy Suites Hotel                   3912 Vincennes Road                             Indianapolis               IN    42268
  26  Oxnard Redhill Partners                1700 - 1742  Ventura Boulevard                  Oxnard                     CA    93030
  27  1155 Market Street                     1155 Market Street                              San Francisco              CA    94103
  28  Bluffs III                             6303 & 6307 Carpinteria Avenue                  Carpinteria                CA    93013
  29  Riverfront Technical Park              2811 South 102nd Street                         Tukwila                    WA    98168
  30  Hampton  Inn/Midway Airport            6540 South Cicero Avenue                        Bedford Park               IL    60638
  31  Commerce Place                         350 Main Street                                 Malden                     MA    02148
  32  JP Center                              299 - 301 Centre Street                         Jamaica Plain              MA    02130
  33  Vineyard Terrace Apartments            90 South Main Street                            Concord                    NH    03303
  34  Perimeter Place Office Building        800 Mt. Vernon Highway                          Atlanta                    GA    30328
  35  Bourse Garage                          400 Ranstead Street                             Philadelphia               PA    19106
  36  Kevon Office Center                    2500 McClellan Boulevard                        Pennsauken                 NJ    08109
  37  Sherman Plaza Retail Center            1160-1170 Broadway                              Saugus                     MA    01906
  38  The Villas of Bon Vista Apartments     1335 Stewartstown Road                          Morgantown                 WV    26505
  39  Bon Vista                              1325 Stewartstown Road                          Morgantown                 WV    26505
  40  Barrington North Apartments            108 Number One Wedgewood Drive                  Morgantown                 WV    26505
  41  Edgewater Development                  505 Boices Lane                                 Kingston                   NY    12401
  42  4th Street Portfolio                   14 Properties With Various Addresses            Saint Petersburg, Largo,
                                                                                              Tampa, Bradenton          FL   Various
  43  Tamarack Trace Apartments              1000  Tamarack Circle                           Florence                   KY    41042
  44  Ridgeway Industrial I                  10700, 10795, 10800 Ridgeway Industrial Park    Olive Branch               MS    38654
  45  Ridgeway Industrial II                 10665A&B, 10705 Ridgeway Industrial Road        Olive Branch               MS    38654
  46  Indian Creek Apartments                1930 College Avenue                             San Bernardino             CA    92407

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
 Loan                                        Property                  Property                       Year Built/
  No. Property Name                            Type                    Sub-Type          Units/NSF     Renovated
------------------------------------------------------------------------------------------------------------------------------------

  1   Two Chatham Center                      Mixed Use                Mixed Use           285,887      1989
  2   Eastridge Mall                           Retail               Anchored Retail        960,222      1994
  3   Eastridge Mall                           Retail               Anchored Retail        960,222      1994
  4   Phoenix Inn - Beaverton                Hospitality            Limited Service             98      1997
  5   Phoenix Inn - Vancouver                Hospitality            Limited Service             98      1996
  6   Phoenix Inn - Salem                    Hospitality            Limited Service             88      1990
  7   Phoenix Inn - Lake Oswego              Hospitality            Limited Service             62      1993
  8   Phoenix Inn - Tigard                   Hospitality                 Motel                  56      1995
  9   Phoenix Inn - Eugene                   Hospitality                 Motel                  97      1994
  10  Phoenix Inn - Wilsonville              Hospitality                 Motel                  56      1997
  11  Piazza Carmel Shopping Center            Retail               Anchored Retail        137,522      1990
  12  Shrewsbury Plaza                         Retail               Anchored Retail        224,963      1998
  13  La Mirada                                Retail                  Mixed Use           110,302      1997
  14  Crossroads Shopping Center               Retail               Anchored Retail        458,247      1982
  15  Crossroads Shopping Center               Retail               Anchored Retail        458,247      1982
  16  Residence Inn                          Hospitality             Extended Stay              72      1996
  17  Fairfield Inn                          Hospitality            Limited Service             85      1996
  18  Fairfield Inn                          Hospitality            Limited Service             85      1995
  19  Fairfield Inn                          Hospitality            Limited Service             85      1995
  20  Residence Inn                          Hospitality             Extended Stay              85      1994
  21  University Village                      Mixed Use                Mixed Use           101,148      1997
  22  Coffey Creek Apartments                Multifamily           Garden Apartments           420      1995
  23  East Gate Square Phase  IV               Retail            Other Anchored Retail      89,411      1997
  24  Treybrooke Apartments                  Multifamily           Garden Apartments           360      1997
  25  Embassy Suites Hotel                   Hospitality           Full Service Hotel          221      1985
  26  Oxnard Redhill Partners                  Retail                Shadow Retail         105,083    1988-1992
  27  1155 Market Street                       Office                  Mixed Use           131,637      1997
  28  Bluffs III                             Industrial          High Finish Industrial     88,223    1989-1996
  29  Riverfront Technical Park                Office                Single Tenant         172,516      1987
  30  Hampton  Inn/Midway Airport            Hospitality            Limited Service            167      1990
  31  Commerce Place                           Office               Suburban Office        171,898      1988
  32  JP Center                                Retail                  Mixed Use            68,358      1996
  33  Vineyard Terrace Apartments            Multifamily              Multifamily              377      1986
  34  Perimeter Place Office Building          Office            Suburban Garden Office     83,558      1996
  35  Bourse Garage                            Garage                    Garage             43,019      1989
  36  Kevon Office Center                      Office               Suburban Office        104,562      1990
  37  Sherman Plaza Retail Center              Retail            Other Anchored Retail      75,441      1994
  38  The Villas of Bon Vista Apartments     Multifamily           Garden Apartments           120      1991
  39  Bon Vista                              Multifamily           Garden Apartments            95      1976
  40  Barrington North Apartments            Multifamily           Garden Apartments            59      1985
  41  Edgewater Development                    Office               Suburban Office        201,612      1981
  42  4th Street Portfolio                     Retail              Unanchored Retail        95,612      1991
  43  Tamarack Trace Apartments              Multifamily              Multifamily              264      1990
  44  Ridgeway Industrial I                  Industrial          Low Finish Industrial     372,875    1992-1996
  45  Ridgeway Industrial II                 Industrial          Low Finish Industrial     193,800    1995-1997
  46  Indian Creek Apartments                Multifamily           Garden Apartments           254      1987


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Property Name                          Address                                         City                     State  Zipcode
------------------------------------------------------------------------------------------------------------------------------------

  47  Riverbend Distribution Center          7301 - 7400 Trinity Boulevard                   Fort Worth                 TX    76118
  48  Baker Waterfront Plaza                 2 Hudson Place                                  Hoboken                    NJ    07030
  49  The Blue Harbor Club Apartments        3380 S. Swenson Street                          Las Vegas                  NV    89109
  50  Berkeley Business Center               2942 San Pablo Avenue                           Berkeley                   CA    94710
  51  Colonial Self Storage - Arlington      1712-1720 W Randol Mill Road                    Arlington                  TX    76012
  52  Colonial Self Storage - Andrews        5005 Andrews Highway                            Midland                    TX    79703
  53  Colonial Self Storage - Coppell        810  Denton Tap Road                            Coppell                    TX    75019
  54  Colonial Self Storage - Loop           1904 West Loop 250                              Midland                    TX    79705
  55  Mid - Rise Office Building             1620 Fifth Avenue                               San Diego                  CA    92101
  56  Barrington Place Development           18 E Dundee Road                                Barrington                 IL    60010
  57  Partridge Pointe Apartments            4001 South Watt Avenue                          Sacramento                 CA    95826
  58  345 Underhill Boulevard                345 Underhill Boulevard                         Syosset                    NY    11791
  59  Lakeshore Apartments                   1175 Lakeshore Boulevard                        Davis                      CA    95616
  60  Wilson Woods Apartments                1706-4 Vineyard Drive                           Wilson                     NC    27893
  61  Mill Street Plaza Building             205 South Mill Street                           Aspen                      CO    81611
  62  Fallwood Apartments                    5200 Fall Creek Parkway, North Drive            Indianapolis               IN    46201
  63  Pinebrooke Center                      SE/q Falkenburg and Windhorst Roads             Tampa                      FL    33619
  64  Woodside Apartments                    2557 Alvin Avenue                               San Jose                   CA    95121
  65  Poway Plaza                            13301 - 13407 Poway Road                        Poway                      CA    92064
  66  Holbrook - Spyglass                    1600 Thompson Heights Avenue                    Cincinnati                 OH    45223
  67  Holbrook - Heritage Park               4011 Bramblewood Drive                          Erlanger                   KY    41018
  68  Holbrook - Burl Park                   5972 Carlton Drive                              Burlington                 KY    41005
  69  University Townhouse Apartments        4102 Quixote Boulevard                          Tampa                      FL    33613
  70  Shadow Lake Mobile Home Community      5100 N. State Hwy 99                            Stockton                   CA    95212
  71  Regency Towers                         1130 3rd Avenue                                 Oakland                    CA    94606
  72  Polo Plaza                             3702 & 3790 Via de la Valle                     Rancho Santa Fe            CA    92111
  73  South Cove Apartments                  1501 East Fremont Street                        Las Vegas                  NV    89101
  74  Jefferson Townhome Apartments          333 Tuckahoe Drive                              Saint Louis                MO    63125
  75  Holiday Inn - Livermore                720 Las Flores Road                             Livermore                  CA    94550
  76  Riverbend Apartments                   2121 East 83rd Street                           Tulsa                      OK    74137
  77  Beach Mobile Home Park                 38703 N. Sheridan Road                          Beach Park                 IL    60099
  78  Kentucky Home Life Building            237-39 South Fifth Street                       Louisville                 KY    40202
  79  Ramada Resort and Conference Center    1800 E. Palm Canyon Drive                       Palm Springs               CA    92264
  80  Country Hills Health Center            1580 Broadway                                   El Cajon                   CA    92021
  81  Porters Neck Shopping Center           8207 & 8211 Market Street                       Wilmington                 NC    28405
  82  Kern Valley Plaza                      5500/6300 Lake Isabellla Boulevard              Lake Isabella              CA    93240
  83  Comfort Inn Airport West               1390 El Camino Real                             Millbrae                   CA    94030
  84  Sleep Inn/Midway Airport               6650 South Cicero Avenue                        Bedford Park               IL    60638
  85  Woods Apartments                       852 Garden Walk Boulevard                       College Park               GA    30349
  86  Foothill Park Plaza                    121-141 Myrtle Avenue                           Monrovia                   CA    91016
  87  Yacht Club Apartments                  5087 South Toledo Avenue                        Tulsa                      OK    74135
  88  Westbrook Manor                        14735 "W" Plaza                                 Omaha                      NE    68137
  89  Kelsey Business Center                 3125-3149 John Curci Dr. & 2500 S. Park Road    Pembroke Park              FL    33331
  90  Dorchester Manor                       195 Dilworth Road                               New Milford                NJ    07646
  91  Financial Plaza                        3902-3910 State Street                          Santa Barbara              CA    93105
  92  Casa View Shopping Center              2205-2267 & 2275-2461 Gus Thomasson Road        Dallas                     TX    75228

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
 Loan                                               Property                       Property                             Year Built/
  No. Property Name                                   Type                         Sub-Type                Units/NSF     Renovated
------------------------------------------------------------------------------------------------------------------------------------

  47  Riverbend Distribution Center                 Industrial                    Low Finish Industrial     448,461         1997
  48  Baker Waterfront Plaza                          Office                    Suburban Office              92,771         1987
  49  The Blue Harbor Club Apartments               Multifamily                   Multifamily                   398         1985
  50  Berkeley Business Center                        Retail                       Mixed Use                252,766         1986
  51  Colonial Self Storage - Arlington            Self Storage                   Self Storage                  424         1994
  52  Colonial Self Storage - Andrews              Self Storage                   Self Storage                  626         1984
  53  Colonial Self Storage - Coppell              Self Storage                   Self Storage                  770         1996
  54  Colonial Self Storage - Loop                 Self Storage                   Self Storage                  381         1996
  55  Mid - Rise Office Building                      Office                    Suburban Office              78,502         1985
  56  Barrington Place Development                    Office                    Suburban Office              99,267         1988
  57  Partridge Pointe Apartments                   Multifamily                Garden Apartments                240         1988
  58  345 Underhill Boulevard                       Industrial                     Warehouse                260,870         1997
  59  Lakeshore Apartments                          Multifamily                Garden Apartments                112         1991
  60  Wilson Woods Apartments                       Multifamily                Garden Apartments                376         1996
  61  Mill Street Plaza Building                      Retail                       Mixed Use                 28,450         1995
  62  Fallwood Apartments                           Multifamily                   Multifamily                   240         1972
  63  Pinebrooke Center                             Industrial                      Flex/R&D                 97,740         1996
  64  Woodside Apartments                           Multifamily                Garden Multifamily               106         1981
  65  Poway Plaza                                     Retail                    Anchored Retail             100,972         1986
  66  Holbrook - Spyglass                           Multifamily                     Low-Rise                    100         1989
  67  Holbrook - Heritage Park                      Multifamily                Garden Apartments                153         1996
  68  Holbrook - Burl Park                          Multifamily                Garden Apartments                129         1996
  69  University Townhouse Apartments               Multifamily                   Multifamily                   296         1981
  70  Shadow Lake Mobile Home Community          Mobile Home Park               Mobile Home Park                256         1972
  71  Regency Towers                                Multifamily                     HighRise                    178         1976
  72  Polo Plaza                                      Retail                          Flex                   52,146         1987
  73  South Cove Apartments                         Multifamily                   Multifamily                   305         1979
  74  Jefferson Townhome Apartments                 Multifamily                Garden Multifamily               304         1966
  75  Holiday Inn - Livermore                       Hospitality                   Full Service                  125         1997
  76  Riverbend Apartments                          Multifamily                   Multifamily                   284         1973
  77  Beach Mobile Home Park                     Mobile Home Park               Mobile Home Park                208         1987
  78  Kentucky Home Life Building                     Office                    Downtown Office             173,999         1911
  79  Ramada Resort and Conference Center           Hospitality                   Full Service                  255         1995
  80  Country Hills Health Center            Nursing Home/Assisted Living         Nursing Home                  305         1986
  81  Porters Neck Shopping Center                    Retail                    Anchored Retail              73,260         1997
  82  Kern Valley Plaza                               Retail                    Anchored Retail             128,245         1986
  83  Comfort Inn Airport West                      Hospitality                 Limited Service                 100         1986
  84  Sleep Inn/Midway Airport                      Hospitality                 Limited Service                 120         1995
  85  Woods Apartments                              Multifamily                Garden Multifamily               168         1987
  86  Foothill Park Plaza                             Retail                     Shadow Retail               43,530         1985
  87  Yacht Club Apartments                         Multifamily                   Multifamily                   384         1971
  88  Westbrook Manor                               Multifamily                   Multifamily                   148         1973
  89  Kelsey Business Center                        Industrial                     Warehouse                164,565         1988
  90  Dorchester Manor                              Multifamily                Garden Multifamily               200         1997
  91  Financial Plaza                                 Office                 Suburban Garden Office          34,983         1997
  92  Casa View Shopping Center                       Retail                   Unanchored Retail            197,365         1997


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Property Name                          Address                                         City                     State  Zipcode
------------------------------------------------------------------------------------------------------------------------------------

  93  Shurgard of Factoria North             13120 SE 30th Street                            Bellevue                   WA    98005
  94  Space Park East                        3201 - 3538 Ambrose Avenue                      Nashville                  TN    37207
  95  Best Buy Store                         32320 John R. Road                              Madison Heights            MI    48071
  96  Chouteau Trace Apartments              64 Abel Court                                   Pontoon Beach              IL    62040
  97  Pinewood Apartments                    1410-1474 South Carpenter Road                  Brunswick                  OH    44212
  98  70 Grand Avenue                        70 Grand Avenue                                 River Edge                 NJ    07661
  99  Wyntrace Apartments                    2283 Plaster Road                               Atlanta                    GA    30324
 100  Newton Towers Apartments               3112-3142 Newton Street                         Torrance                   CA    90505
 101  Four Points Hotel by ITT Sheraton      7800 N IH-35                                    Austin                     TX    78753
 102  Mountvue Place                         14504-14510 NE 20th Street                      Bellevue                   WA    98007
 103  Rivermill  Apartments                  12315 Little Road                               Hudson                     FL    34667
 104  Village Square  Apartments             7110 Tudor Lane                                 Port Richey                FL    34668
 105  Sandy Ridge Square Shopping Center     1405-23 29th Avenue, NE                         Hickory                    NC    28601
 106  Americana Northridge Apartments        9740 Zelzah Avenue & 17816 Kinzie Street        Northridge                 CA    91325
 107  Waterdam Centre Shopping Plaza         4150 Washington Road                            McMurray                   PA    15317
 108  Thorn Run Crossing Shopping Center     Thorn Run Road @ Beaver Grade Road              Moon                       PA    15108
 109  LabCorp                                7207 North Gessner Road                         Houston                    TX    77040
 110  Kings Crossing Apartments              1710 E. Northfield Boulevard                    Murfreesboro               TN    37130
 111  American Transtech, Inc.
       Communication Building                3701 West Loop 289                              Lubbock                    TX    79407
 112  Cedar Point Plaza                      2761 E. Ocean Boulevard                         Stuart                     FL    34996
 113  Westbrooke Village Apartments          5530 Autumn Hills Drive                         Trotwood                   OH    45426
 114  Briggs Chaney Center                   13816 & 13820 Old Columbia Pike                 Silver Spring              MD    55555
 115  Parkside at Westminster                3929 West 38th Street                           Erie                       PA    16506
 116  Copley Place Apartments                7400 Haverford Avenue                           Philadelphia               PA    19151
 117  Best Buy Yorba Linda                   23000 Savi Ranch Parkway                        Yorba Linda                CA    92885
 118  Kingsbrook Estates Mobile Home Park    4600 North Van Dyke Road                        Almont                     MI    48003
 119  Pineloch Estates                       Darlington & St. Martinique Drive               Beaver Falls               PA    15010
 120  Monaco Park Apartments                 5031 South 72nd East Avenue                     Tulsa                      OK    74145
 121  Walden Point                           476 Twin Bridges Road                           Alexandria                 LA    71303
 122  950 Franklin                           950 Franklin Street                             San Francisco              CA    94109
 123  Huntley Square                         211 W. Main Street                              Carpentersville            IL    60110
 124  Enclave at Renaissance Apartments      200 Renaissance Parkway                         Atlanta                    GA    30308
 125  Suburban Lodge Jeffersontown           8800 Salsman Drive                              Jeffersontown              KY    40220
 126  Wacker Plaza                           806 Wacker Drive                                Dubuque                    IA    52002
 127  Kona Kai Apartments                    622-663 South Pasadena Avenue                   Glendora                   CA    91740
 128  Oleander Business Center               5702 - 5710 Oleander Drive                      Wilmington                 NC    28403
 129  Seymour Franks Woodworking, LLC.       135 E. Essex Avenue                             Avenel                     NJ    07601
 130  Highlandtown Village                   3800-3876 East Lombard Street                   Baltimore                  MD    21224
 131  Sunrise at Atascocita                  7850 FM 1960 East                               Humble                     TX    77346
 132  2-8 East Dennison Parkway,
       21-23 East First Street               8 East Denison Parkway                          Corning                    NY    14830
 133  Hickory Ridge Shopping Center          1055-1085 Pearl Road                            Brunswick                  OH    44212
 134  Grant-Academy Shopping Center          3330-3362 Grant Avenue                          Philadelphia               PA    19114
 135  Edgetowne Square                       1005 Beaver Grade Road                          Moon                       PA    15108
 136  Walgreen - Kentucky                    4520 Shelbyville Road                           Louisville                 KY    40207
 137  Georgetown Square II                   4330-4390 Georgetown Square                     Atlanta                    GA    30338
 138  The Farm Office and Shopping Center    12125 Blue Ridge Boulevard                      Grandview                  MO    64030

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
 Loan                                           Property                  Property                       Year Built/
  No. Property Name                               Type                    Sub-Type          Units/NSF     Renovated
------------------------------------------------------------------------------------------------------------------------------------

  93  Shurgard of Factoria North               Self Storage              Self Storage            1146      1988
  94  Space Park East                           Industrial          Low Finish Industrial     445,250      1993
  95  Best Buy Store                              Retail                Single Tenant          45,520      1996
  96  Chouteau Trace Apartments                 Multifamily           Garden Multifamily          128    1990-1995
  97  Pinewood Apartments                       Multifamily           Garden Multifamily          246      1973
  98  70 Grand Avenue                             Office               Suburban Office         70,000      1987
  99  Wyntrace Apartments                       Multifamily               Townhouse               180      1971
 100  Newton Towers Apartments                  Multifamily           Garden Apartments           141      1963
 101  Four Points Hotel by ITT Sheraton         Hospitality              Full Service             188      1992
 102  Mountvue Place                              Retail                  Mixed Use            58,996      1977
 103  Rivermill  Apartments                     Multifamily              Multifamily              136      1985
 104  Village Square  Apartments                Multifamily              Multifamily               92      1985
 105  Sandy Ridge Square Shopping Center          Retail               Anchored Retail         56,943      1995
 106  Americana Northridge Apartments           Multifamily           Garden Apartments           114      1994
 107  Waterdam Centre Shopping Plaza              Retail               Anchored Retail         44,800      1997
 108  Thorn Run Crossing Shopping Center          Retail              Unanchored Retail        47,363      1996
 109  LabCorp                                   Industrial                   Flex              72,296      1997
 110  Kings Crossing Apartments                 Multifamily           Garden Apartments           144      1997
 111  American Transtech, Inc.
       Communication Building                     Office                Single Tenant          67,808      1997
 112  Cedar Point Plaza                           Retail              Unanchored Retail        78,782      1975
 113  Westbrooke Village Apartments             Multifamily           Garden Apartments           312      1974
 114  Briggs Chaney Center                        Retail              Unanchored Retail        43,828      1987
 115  Parkside at Westminster                   Multifamily              Multifamily               64      1991
 116  Copley Place Apartments                   Multifamily           Garden Multifamily          158    1995-1997
 117  Best Buy Yorba Linda                        Retail                Single Tenant          46,449      1997
 118  Kingsbrook Estates Mobile Home Park    Mobile Home Park          Mobile Home Park           233      1988
 119  Pineloch Estates                          Multifamily                 Other                  52    1992-1994
 120  Monaco Park Apartments                    Multifamily              Multifamily              180      1990
 121  Walden Point                              Multifamily           Garden Apartments           229      1997
 122  950 Franklin                              Multifamily              Multi Tenant              57      1995
 123  Huntley Square                              Retail              Unanchored Retail        82,103      1988
 124  Enclave at Renaissance Apartments         Multifamily           Garden Apartments            56      1996
 125  Suburban Lodge Jeffersontown              Hospitality                 Hotel                 144      1997
 126  Wacker Plaza                                Retail              Unanchored Retail        67,326      1990
 127  Kona Kai Apartments                       Multifamily           Garden Apartments            98      1997
 128  Oleander Business Center                    Office               Suburban Office         62,474      1998
 129  Seymour Franks Woodworking, LLC.          Industrial             Light Industrial       160,254      1970
 130  Highlandtown Village                        Retail              Unanchored Retail        56,109      1987
 131  Sunrise at Atascocita                     Multifamily              Multifamily              141      1984
 132  2-8 East Dennison Parkway,
       21-23 East First Street                    Office               Suburban Office         42,187      1989
 133  Hickory Ridge Shopping Center               Retail              Unanchored Retail       128,369      1994
 134  Grant-Academy Shopping Center               Retail            Grocery Anchored Retail    71,358      1994
 135  Edgetowne Square                            Office               Suburban Office         53,510      1978
 136  Walgreen - Kentucky                         Retail                  Box Retail           13,905      1996
 137  Georgetown Square II                        Office               Suburban Office         71,063      1995
 138  The Farm Office and Shopping Center         Retail                  Mixed Use            94,047      1987


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Property Name                          Address                                         City                     State  Zipcode
------------------------------------------------------------------------------------------------------------------------------------

 139  17171 Gale Avenue                      17171  Gale Avenue                              Industry                   CA    91744
 140  Wenatchee-The Fair Market              SR 2 and 97 and Easy Street                     Wenatchee                  WA    98801
 141  Mel Kay/Burt Estates Mobile Home Park  300 N. Daley Street                             Diamond                    IL    61360
 142  Northridge Apartments                  15416 - 40th Avenue West                        Lynnwood                   WA    98036
 143   The Vida Apartments                   235 South 15th Street                           Philadelphia               PA    19107
 144  Lucky Center                           Hwy 29 & Lincoln Center                         Napa                       CA    94558
 145  Dicks Sporting Goods                   234 N. Springboro Pike                          Miamisburg                 OH    45342
 146  Plaza del Sol                          4688-90 Convoy Street                           San Diego                  CA    92111
 147  Gateway Park Shopping Center           665-687 S Lake Powell Boulevard                 Page                       AZ    86040
 148  Tower Associates of Wayne, Inc         1501 Hamburg Turnpike                           Wayne                      NJ    07470
 149  Riverdale Towne Apartments             6822 Riverdale Road                             Lanham                     MD    20737
 150  Calusa Shops                           Kendall Drive and SW 127th Avenue               Kendall                    FL    33186
 151  Broadway Plaza East                    3707, 3717, & 3757 East Broadway Road           Phoenix                    AZ    85040
 152  Hunter Plaza                           600-602 East Cooper Avenue                      Aspen                      CO    81611
 153  Silver Maple Apartments                134 Fox Run Drive                               Delaware                   OH    43015
 154  Flint Village Plaza                    933 Pleasant Street                             Fall River                 MA    02723
 155  Fox Chase Apartments                   364-394 Jamesway Drive                          Marion                     OH    43302
 156  Fredericksburg Square Shopping Center  3903-3955 Fredericksburg Road                   San Antonio                TX    78201
 157  North Point Shopping Center            4535 Fredericksburg Road                        San Antonio                TX    78201
 158  Pine Highland Apartments               141 Sunburst Lane                               Pineville                  LA    71360
 159  Huntington Commons Apartment Complex   122 Sycamore                                    Manchester                 CT    06040
 160  Avis Rent-A-Car Garage                 675 Post Street                                 San Francisco              CA    94109
 161  Cimarron Place Apartments              4136 East 52nd Street                           Odessa                     TX    78762
 162  Best Western Desert Aire               1021 S. White Sands Boulevard                   Alamogordo                 NM    88310
 163  Maple Canyon                           2093 Hampstead Drive                            Columbus                   OH    43229
 164  Fairfield Inn                          7425 West Chandler Boulevard                    Chandler                   AZ    85226
 165  Park Villa Apartments                  4220 Reily Lane                                 Shreveport                 LA    71105
 166  Cornell North Industrial               1945-1965 N. Cornell Avenue &
                                              3415 W. North Avenue                           Melrose Park               IL    60160
 167  Village Square Shopping Center         11105-11151 Patrick Henry Highway               Amelia                     VA    23002
 168  Town Corral Shopping Center            1012 N. Bermuda Avenue                          Kissimmee                  FL    34741
 169  King Plaza Retail Center               2507-2527 S. King Road                          San Jose                   CA    95122
 170  Crooked Creek Shopping Center          7818-7880 N. Michigan Road                      Indianapolis               IN    46240
 171  Lowe's Food Store, Grandfather Center  4000 NC Hwy 105 at Hwy 184                      Linville                   NC    28604
 172  Taylors Landing                        2490 West 4700 South                            Taylorsville City          UT    84118
 173  Tahitian Terrace Mobile Home Park      NEC of Pacific Coast Hwy & Temescal Canyon Road Pacific Palisades          CA    90272
 174  Springdale Promenade                   11332 Princeton Pike                            Springdale                 OH    45246
 175  West Wind Apartments: Phase I & II     5200 Block Old Zuck Road                        Millcreek                  PA    16506
 176  Tanglewood Terrace Apartments          2114 Shreveport Highway                         Pineville                  LA    71360
 177  Southside Plaza                        718 - 740 Foote Avenue                          Jamestown                  NY    14701
 178  Wynridge Apartments                    425 Lake Drive                                  Marietta                   GA    30354
 179  Valley West Shopping Center            5000 Valley West Boulevard                      Arcata                     CA    95521
 180  Market Square Shopping Center          1700 South Cannon Boulevard                     Kannapolis                 NC    28083
 181  Meridian Mansions,
       Corporate Suites Apts                 1309 North Merdian Avenue                       Oklahoma City              OK    73107
 182  Uptown Shopping Center                 4800 Line Avenue                                Shreveport                 LA    71106
 183  Woodside Glen Apartments               311 North College Street                        Woodland                   CA    95695
 184  Super 8 Motels                         5888 North Broadway                             Denver                     CO    80216

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
 Loan                                           Property                  Property                        Year Built/
  No. Property Name                               Type                    Sub-Type           Units/NSF     Renovated
------------------------------------------------------------------------------------------------------------------------------------

 139  17171 Gale Avenue                           Office               Suburban Office         49,280      1986
 140  Wenatchee-The Fair Market                   Retail                Single Tenant          61,761      1993
 141  Mel Kay/Burt Estates Mobile Home Park  Mobile Home Park          Mobile Home Park           242      1981
 142  Northridge Apartments                     Multifamily           Garden Apartments            64      1996
 143   The Vida Apartments                      Multifamily              Multifamily               58      1936
 144  Lucky Center                                Retail            Grocery Anchored Retail    65,379      1998
 145  Dicks Sporting Goods                        Retail                  Box Retail           76,128      1987
 146  Plaza del Sol                               Retail              Unanchored Retail        49,953      1974
 147  Gateway Park Shopping Center                Retail            Grocery Anchored Retail    81,519      1991
 148  Tower Associates of Wayne, Inc              Office               Suburban Office         33,453      1986
 149  Riverdale Towne Apartments                Multifamily              Multifamily              142      1965
 150  Calusa Shops                                Retail              Unanchored Retail        23,864      1985
 151  Broadway Plaza East                       Industrial                Warehouse           136,572      1981
 152  Hunter Plaza                                Retail                  Mixed Use            13,030      1987
 153  Silver Maple Apartments                   Multifamily               Townhouse               128      1993
 154  Flint Village Plaza                         Retail              Unanchored Retail        45,000      1987
 155  Fox Chase Apartments                      Multifamily           Garden Apartments           116      1992
 156  Fredericksburg Square Shopping Center       Retail              Unanchored Retail        31,488      1978
 157  North Point Shopping Center                 Retail              Unanchored Retail        29,328      1978
 158  Pine Highland Apartments                  Multifamily           Garden Apartments           248      1979
 159  Huntington Commons Apartment Complex      Multifamily              Multifamily              105      1967
 160  Avis Rent-A-Car Garage                      Garage                    Garage             46,707      1983
 161  Cimarron Place Apartments                 Multifamily           Garden Apartments           196      1997
 162  Best Western Desert Aire                  Hospitality            Limited Service            100      1996
 163  Maple Canyon                              Multifamily               Townhouse               134      1995
 164  Fairfield Inn                             Hospitality            Limited Service             66      1995
 165  Park Villa Apartments                     Multifamily           Garden Apartments           129      1990
 166  Cornell North Industrial                  Industrial          Low Finish Industrial     149,348      1992
 167  Village Square Shopping Center              Retail               Anchored Retail         65,450      1996
 168  Town Corral Shopping Center                 Retail               Anchored Retail         81,120      1994
 169  King Plaza Retail Center                    Retail              Unanchored Retail        16,443      1988
 170  Crooked Creek Shopping Center               Retail              Unanchored Retail        51,028      1988
 171  Lowe's Food Store, Grandfather Center       Retail               Anchored Retail         39,714      1996
 172  Taylors Landing                             Office                  Mixed Use            45,803      1984
 173  Tahitian Terrace Mobile Home Park      Mobile Home Park               Other                 158      1962
 174  Springdale Promenade                        Retail              Unanchored Retail        23,552      1990
 175  West Wind Apartments: Phase I & II        Multifamily              Multifamily               49      1995
 176  Tanglewood Terrace Apartments             Multifamily           Garden Apartments           152      1995
 177  Southside Plaza                             Retail               Anchored Retail         59,640      1956
 178  Wynridge Apartments                       Multifamily           Garden Apartments           104      1992
 179  Valley West Shopping Center                 Retail               Anchored Retail         98,975      1979
 180  Market Square Shopping Center               Retail               Anchored Retail         47,940      1989
 181  Meridian Mansions,
       Corporate Suites Apts                    Multifamily              Multifamily              114      1997
 182  Uptown Shopping Center                      Retail               Anchored Retail        124,957      1964
 183  Woodside Glen Apartments                  Multifamily           Garden Apartments            72      1986
 184  Super 8 Motels                            Hospitality                 Motel                 106      1993


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Property Name                          Address                                         City                     State  Zipcode
------------------------------------------------------------------------------------------------------------------------------------

 185  Fallbrook Towne Centre                 1081-1099, 1103-1129, 1135 S. Mission Boulevard Fallbrook                  CA    92028
 186  Stow-A-Way Self Storage                1519 West Lugonia Avenue                        Redlands                   CA    92374
 187  555 Passaic Avenue (Regency Plaza)     555 Passaic Avenue                              West Caldwell              NJ    07006
 188  Midtown Plaza Shopping Center          3201-3285 East Shields Avenue                   Fresno                     CA    93726
 189  The Fountain Head Manufactured
       Housing Park                          1 Rose Drive                                    Jackson                    NJ    08527
 190  Iron Place Warehouse                   6621 Iron Place                                 Springfield                VA    22151
 191  Greenbrier Apartments/Townhouses       8500 to 8650 West 85th Street                   Overland Park              KS    66212
 192  Village of Melrose Park                8315 West North Avenue                          Melrose Park               IL    60160
 193  Duxbury Marketplace                    15-45 Depot Street                              Duxbury                    MA    02331
 194  Glen Iris Lofts                        650 Glen Iris Drive                             Atlanta                    GA    30308
 195  Walgreen - Oklahoma                    7111 South Lewis Avenue                         Tulsa                      OK    74136
 196  Royalgate & Timberwood Apartments      1711 & 1702 Gessner Road                        Houston                    TX    77080
 197  Days Inn - Central                     620 Federal Boulevard                           Denver                     CO    80204
 198  Hermitage Apartments                   5702 Jackson Street Extension                   Alexandria                 LA    71303
 199  Augusta Commons                        2222 Augusta Road                               Greenville                 SC    29605
 200  Lock-N-Key Mini Storage                5215 Dixie Highway                              Louisville                 KY    40216
 201  Morgantown Plaza Shopping Center       435 U.S. Hwy. 61 North                          Natchez                    MS    39120
 202  Woodland Park Shopping Center          11398  Westheimer Road                          Houston                    TX    77077
 203  Walgreens                              SWC US 92/Combee Road                           Lakeland                   FL    33813
 204  190-210 Sylvan Avenue                  190-210 Sylvan Avenue                           Englewood Cliffs           NJ    07632
 205  Park Apartments                        3807 Half Turn Drive                            Colorado Springs           CO    80917
 206  Wendy's, Friendly's, & Citizens Bank   125, 141, and 149 Daniel Webster Highway        Nashua                     NH    03060
 207  Milford Post Plaza                     321 Post Road and 326/344 West Main Street      Milford                    CT    06460
 208  Rite Aid - Ohio                        600 N. Main Street                              Akron                      OH    44310
 209  Gull Cove Apartments                   606 Park Avenue                                 Orange Park                FL    32073
 210  Dodge Crossing                         2-6 Enon Street (aka. Route 1A)                 Beverly                    MA    01915
 211  Sutter Pointe Plaza Shopping Center    27737 Bouquet Canyon Road                       Santa Clarita              CA    91380
 212  Crystal Downs Mobile Village           2701 Crystal Lake Road                          Whitehall Township         MI    49461
 213  Twin Pines Mobile Home Park            2701 Calhoun Road                               Sheridan Township          MI    49224
 214  Mountain View Estates                  1320 San Bernadino Road                         Upland                     CA    91786
 215  The Sunflower Apartments               1500 E Fremont Street                           Las Vegas                  NV    89101
 216  White Lane Plaza Shopping Center       1400-1550 White Lane                            Bakersfield                CA    93307
 217  Ledgemere Plaza                        300 Eliot Street                                Ashland                    MA    01721
 218  Econo Lodge Motel                      11300 NW Praire View Road                       Kansas City                MO    64153
 219  38500-58680 Michigan Ave. &
       3736-69 Commerce Ct.                  38500 Michigan Avenue                           Wayne                      MI    48184
 220  Biocell Laboratories                   2015 East University Drive                      Rancho Dominguez           CA    90220
 221  The Crossings Apartments               101 - 148 Park Meadow Drive                     Elyria                     OH    44035
 222  Tanglewood West                        3959 Electric Road SW                           Roanoke                    VA    24018
 223  Park Trails Apartments                 4511-4545  West 36 1/2  Street                  Saint Louis Park           MN    55419
 224  GSK Office Building                    9414 N. 25th Street                             Phoenix                    AZ    85021
 225  Glenwood Trace Apartments              1001 Glenwood Drive                             West Monroe                LA    71291
 226  The Marina Dune Apartments             3104,  3106 & 3108 Lake Drive                   Marina                     CA    93933
 227  La Miradora Apartments                 17609 North 19th Avenue                         Phoenix                    AZ    85023
 228  1106 Smith Road                        1106 Smith Road                                 Austin                     TX    78721
 229  Los Robles Medical Center              15215 National Avenue                           Los Gatos                  CA    95032
 230  Chatham Mall Shopping Center           650 Shunpike Road                               Chatham Township           NJ    07928

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
 Loan                                           Property                  Property                       Year Built/
  No. Property Name                               Type                    Sub-Type          Units/NSF     Renovated
------------------------------------------------------------------------------------------------------------------------------------

 185  Fallbrook Towne Centre                     Retail                Shadow Retail          30,263        1985
 186  Stow-A-Way Self Storage                 Self Storage              Self Storage             589        1979
 187  555 Passaic Avenue (Regency Plaza)         Retail              Unanchored Retail        21,732        1988
 188  Midtown Plaza Shopping Center              Retail              Unanchored Retail        46,807        1978
 189  The Fountain Head Manufactured
       Housing Park                          Mobile Home Park         Mobile Home Park           160        1978
 190  Iron Place Warehouse                     Industrial          Low Finish Industrial      70,670        1997
 191  Greenbrier Apartments/Townhouses         Multifamily              Multifamily               80        1967
 192  Village of Melrose Park                    Retail                Single Tenant          87,000        1990
 193  Duxbury Marketplace                        Retail              Unanchored Retail        36,504    1974-1984
 194  Glen Iris Lofts                          Multifamily         High Rise Multifamily          35        1997
 195  Walgreen - Oklahoma                        Retail                  Box Retail           13,905        1996
 196  Royalgate & Timberwood Apartments        Multifamily              Multifamily              122        1962
 197  Days Inn - Central                       Hospitality                 Motel                 142        1995
 198  Hermitage Apartments                     Multifamily           Garden Apartments           119        1995
 199  Augusta Commons                            Retail              Unanchored Retail        23,276        1988
 200  Lock-N-Key Mini Storage                 Self Storage              Self Storage             644        1986
 201  Morgantown Plaza Shopping Center           Retail               Anchored Retail         92,580        1982
 202  Woodland Park Shopping Center              Retail              Unanchored Retail        75,620        1984
 203  Walgreens                                  Retail                Single Tenant          15,930        1997
 204  190-210 Sylvan Avenue                      Office               Suburban Office         55,013        1998
 205  Park Apartments                          Multifamily           Garden Multifamily          102        1988
 206  Wendy's, Friendly's, & Citizens Bank       Retail              Unanchored Retail        10,938        1986
 207  Milford Post Plaza                         Office                  Mixed Use            83,161        1988
 208  Rite Aid - Ohio                            Retail               Anchored Retail         16,500        1996
 209  Gull Cove Apartments                     Multifamily           Garden Apartments           104        1994
 210  Dodge Crossing                             Retail              Unanchored Retail        32,543        1989
 211  Sutter Pointe Plaza Shopping Center        Retail              Unanchored Retail        41,896        1989
 212  Crystal Downs Mobile Village           Mobile Home Park         Mobile Home Park           104        1972
 213  Twin Pines Mobile Home Park            Mobile Home Park         Mobile Home Park            73        1972
 214  Mountain View Estates                  Mobile Home Park         Mobile Home Park            69        1980
 215  The Sunflower Apartments                 Multifamily              Multifamily              129        1980
 216  White Lane Plaza Shopping Center           Retail                Shadow Retail          40,687        1985
 217  Ledgemere Plaza                            Retail              Unanchored Retail        34,021        1997
 218  Econo Lodge Motel                        Hospitality            Limited Service             59        1986
 219  38500-58680 Michigan Ave. &
       3736-69 Commerce Ct.                    Industrial                Industrial           59,200        1990
 220  Biocell Laboratories                     Industrial             Light Industrial        36,526        1986
 221  The Crossings Apartments                 Multifamily           Garden Multifamily          144        1978
 222  Tanglewood West                            Office               Suburban Office         54,151        1996
 223  Park Trails Apartments                   Multifamily           Garden Multifamily          120        1994
 224  GSK Office Building                        Office               Suburban Office         31,530        1985
 225  Glenwood Trace Apartments                Multifamily           Garden Apartments           120        1991
 226  The Marina Dune Apartments               Multifamily           Garden Multifamily           47        1979
 227  La Miradora Apartments                   Multifamily           Garden Multifamily           55        1984
 228  1106 Smith Road                          Industrial          High Finish Industrial     52,707        1996
 229  Los Robles Medical Center                  Office                Medical Office         19,961        1976
 230  Chatham Mall Shopping Center               Retail               Anchored Retail         39,070        1997


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Property Name                          Address                                         City                     State  Zipcode
------------------------------------------------------------------------------------------------------------------------------------

 231  Lamp Lighter Mobile Home
       Park-Canon City                       722 East Third Street                           Canon City                 CO    80018
 232  Alpine Village Mobile Home
       Park-Florence                         722 East Third Street                           Florence                   CO    80018
 233  Maple Hill Mobile Home Park            315 Parkview Road                               Bowling Green              OH    43402
 234  Ashment Shopping Center                2385 East 17th Street                           Idaho Falls                ID    83404
 235  Nicholson Corner                       5542-5550 Nicholson Lane                        Rockville                  MD    20852
 236  Equestrian Centre                      12020 South Warner-Elliot Loop                  Phoenix                    AZ    85044
 237  Walgreen's Drug                        2200 East Pioneer Parkway                       Arlington                  TX    76010
 238  Staples                                3230 Clarendon Boulevard                        New Bern                   NC    28562
 239  Winmont Apartments                     2100 Tremont Street                             Philadelphia               PA    19115
 240  Rite Aid - Lincoln                     Main and High Streets                           Lincoln                    ME    04457
 241  Masonic Building                       415 Congress Street                             Portland                   ME    04101
 242  Washington Square Shopping Center      Washington Street at West By-pass               Gainesville                GA    30501
 243  Springfield Secure Storage Facility    2750 Pheasant Boulevard                         Springfield                OR    97477
 244  Riverside Mini Storage                 410 Earhart Street                              Medford                    OR    97501
 245  Cherokee Hills Shopping Center         1241 Indian Trail-Lilburn Road                  Lilburn                    GA    30087
 246  Country Acre Estates Mobile Home Park  2464 E. 29th Road                               Brookfield                 IL    61360
 247  Overlea Shopping Center                6635-6665 Belair Road                           Baltimore                  MD    21206
 248  Crystal Shores Apartments              340 - 450 Salem Drive &
                                              450 - 455 Nantucket Drive                      Vermillion                 OH    44089
 249  Lakeshore Place Apartments             144 Bellaire Avenue                             Dayton                     OH    45420
 250  Super 8 Motel Kissimmee                5875 W. Irlo Bronson Highway                    Kissimmee                  FL    34746
 251  US Forest Service Office Building      595 Industrial Way                              Estacada                   OR    97023
 252  Office Building/Day Care               2951 86th Street                                Urbandale                  IA    50322
 253  Lakeview Meadow Estates Townhomes      6200-6336; 6700-6706 Alissa Drive               Rowlett                    TX    75088
 254  Whispering Pines Apartments            145 Klondike Avenue                             Fitchburg                  MA    01420
 255  United States Post Office              7 Commerical Way                                Middletown                 RI    02842
 256  Studio Plaza Apartments                915 South Casino Center Boulevard               Las Vegas                  NV    89101
 257  Keoway Village Apartments              50 Keoway Drive                                 Seneca                     SC    29678
 258  Belleview Estates Apartments           4540 East Belleview                             Phoenix                    AZ    85008
 259  Towne Plaza                            150 Towne Lake Parkway                          Woodstock                  GA    30188
 260  State Office Building                  1050 South 500 West                             Brigham City               UT    84302
 261  Fort Mott Village Apartments           20 Fort Sumpter Road                            Pennsville                 NJ    08070
 262  Brigham Road Apartments                100 Brigham Road                                Fredonia                   NY    14063
 263  87 Northpointe Drive                   87 Northpointe Drive                            Orion Township             MI    48360
 264  Clough Shops                           545 Clough Pike                                 Union Township             OH    45245
 265  Crain Professional Center              1406 - B Crain Highway                          Glen Burnie                MD    21060
 266  Maple Crest Manor Mobile Home Park     550 Birch Street                                Manteno                    IL    61360
 267  Bayberry Apartments                    Beaver Street @ Fourth Street                   Beaver                     PA    15059
 268  Landmark II                            5820 Veterans Parkway                           Columbus                   GA    31904
 269  Magnolia Hall Apartments               756 Mimosa Boulevard                            Roswell                    GA    30075
 270  Multi-Tenant Industrial Project        18411 & 18421 Gothard                           Huntington Beach           CA    92648
 271  Converse Corners Shopping Center       551 East Main Street                            Spartanburg                SC    29302
 272  162 Northpointe Drive                  162 Northpointe Drive                           Orion Township             MI    48360
 273  West Oaks Center                       2808 Highway 6 South                            Houston                    TX    77082
 274  Zia Self Stor-All                      4012 and 4128 N Grimes                          Hobbs                      NM    88240
 275  Lappin Lighting/ Boarman &
       Assoc. Building                       100-127 North 3rd Avenue                        Minneapolis                MN    55401
 276  Darby House Apartments                 18407 Dearborn Street                           Northridge                 CA    91325

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
 Loan                                              Property                  Property                         Year Built/
  No. Property Name                                 Type                    Sub-Type             Units/NSF     Renovated
------------------------------------------------------------------------------------------------------------------------------------

 231  Lamp Lighter Mobile Home
       Park-Canon City                          Mobile Home Park          Mobile Home Park           139        1974
 232  Alpine Village Mobile Home
       Park-Florence                            Mobile Home Park          Mobile Home Park            66        1971
 233  Maple Hill Mobile Home Park               Mobile Home Park          Mobile Home Park           179        1989
 234  Ashment Shopping Center                        Retail                Single Tenant          17,436        1995
 235  Nicholson Corner                               Retail              Unanchored Retail        22,926        1998
 236  Equestrian Centre                              Retail              Unanchored Retail        27,459        1987
 237  Walgreen's Drug                                Retail                Single Tenant          13,905        1996
 238  Staples                                        Retail            Other Anchored Retail      24,000        1996
 239  Winmont Apartments                           Multifamily           Garden Apartments            82        1960
 240  Rite Aid - Lincoln                             Retail                  Box Retail           11,180        1997
 241  Masonic Building                               Office               Downtown Office         41,860        1912
 242  Washington Square Shopping Center              Retail              Unanchored Retail        63,361        1997
 243  Springfield Secure Storage Facility         Self Storage              Self Storage             418        1994
 244  Riverside Mini Storage                      Self Storage              Self Storage             699        1980
 245  Cherokee Hills Shopping Center                 Retail              Unanchored Retail        24,135        1986
 246  Country Acre Estates Mobile Home Park   Manufactured Housing        Mobile Home Park           124        1974
 247  Overlea Shopping Center                        Retail               Anchored Retail         37,090        1950
 248  Crystal Shores Apartments                    Multifamily           Garden Multifamily          102      1972-1973
 249  Lakeshore Place Apartments                   Multifamily           Garden Multifamily           57        1976
 250  Super 8 Motel Kissimmee                      Hospitality                 Motel                  60        1984
 251  US Forest Service Office Building              Office                Single Tenant          15,220        1997
 252  Office Building/Day Care                       Office               Suburban Office         18,881        1995
 253  Lakeview Meadow Estates Townhomes            Multifamily              Multifamily               28        1984
 254  Whispering Pines Apartments                  Multifamily              Multifamily               90        1967
 255  United States Post Office                      Retail                    Other              10,567        1996
 256  Studio Plaza Apartments                      Multifamily              Multifamily               75        1978
 257  Keoway Village Apartments                    Multifamily           Garden Apartments            80        1970
 258  Belleview Estates Apartments                 Multifamily           Garden Multifamily           42        1981
 259  Towne Plaza                                    Retail              Unanchored Retail        28,000        1989
 260  State Office Building                          Office                Single Tenant          19,807        1996
 261  Fort Mott Village Apartments                 Multifamily              Multifamily               72        1996
 262  Brigham Road Apartments                      Multifamily              Multifamily              104        1972
 263  87 Northpointe Drive                         Industrial             Light Industrial        28,635        1997
 264  Clough Shops                                   Retail              Unanchored Retail        23,158        1989
 265  Crain Professional Center                      Office               Suburban Office         26,970        1991
 266  Maple Crest Manor Mobile Home Park        Mobile Home Park          Mobile Home Park           108        1966
 267  Bayberry Apartments                          Multifamily           Garden Multifamily           35      1990-1997
 268  Landmark II                                    Office            Suburban Garden Office     29,596        1988
 269  Magnolia Hall Apartments                     Multifamily           Garden Apartments            48        1964
 270  Multi-Tenant Industrial Project              Industrial                Industrial           44,350        1985
 271  Converse Corners Shopping Center               Retail              Unanchored Retail        20,884        1995
 272  162 Northpointe Drive                        Industrial             Light Industrial        27,685        1997
 273  West Oaks Center                               Retail                Shadow Retail           9,600        1997
 274  Zia Self Stor-All                           Self Storage              Self Storage             541        1982
 275  Lappin Lighting/ Boarman &
       Assoc. Building                               Office               Suburban Office         24,300        1988
 276  Darby House Apartments                       Multifamily           Garden Apartments            36        1993


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Property Name                          Address                                         City                     State  Zipcode
------------------------------------------------------------------------------------------------------------------------------------

 277  Sony Centre                            2240 North Scottsdale Road                      Tempe                      AZ    85281
 278  Misty Hollow Apartments                2747 LA Hwy 28 East                             Pineville                  LA    71360
 279  Bay State Building                     11 Lawrence Street                              Lawrence                   MA    01840
 280  Vienna Square Apartments               302 NE 64th Street                              Gladstone                  MO    64118
 281  Seven Palms Apartments                 8800 W. Sample Road                             Coral Springs              FL    33065
 282  Parkchester Apartments                 200 Cleco Drive                                 Pineville                  LA    71360
 283  Cascades at Lake St. George            3398 Tampa Road (S.R. 584)                      Palm Harbor                FL    34684
 284  Brodhead North Condominiums            Brodhead Road @ Charity Avenue                  Center Township            PA    15001
 285  Greensboro-Wendover Phase-I            3408 - 3410 W. Wendover Road                    Greensboro                 NC    27047
 286  Greensboro- Wendover Phase-2           3400-02, -04 W. Wendover Avenue                 Greensboro                 NC    27047
 287  The Sandpiper Cove Apartments          537-551 Cleveland Road West                     Huron                      OH    44839
 288  The Southwyck Manor Apartments         1442-1454 West River Road                       Elyria                     OH    44035
 289  Home Depot Center                      24338 El Toro Road                              Laguna Hills               CA    92653
 290  Forest Hills Rest Home                 4234 Camden Road                                Fayetteville               NC    28306
 291  Lakeside Village Apartments            301 W. Kirby Street                             Wylie                      TX    75098
 292  Southern Oaks Apartments               1111 W. 70th Street                             Shreveport                 LA    71106
 293  Mobile Acres                           Route 12 A                                      Braintree                  VT    05060
 294  520 Courtney Way                       520 Courtney Way                                Lafayette                  CO    80026
 295  Pine Point Apartment Complex           #1 Pine Point Drive                             Bastrop                    TX    78602
 296  1693 NE 54th Avenue                    1693 N E 54th Avenue                            Des Moines                 IA    50313
 297  French Riviera Apartments              12 NW 72nd Street                               Gladstone                  MO    64118
 298  Lone Star Self Storage                 3500 Melcer                                     Rowlett                    TX    75088
 299  Appaloosa Road Office Building         9740 Appaloosa Road                             San Diego                  CA    92131
 300  Longwood Trade Center                  400 Savage Court                                Longwood                   FL    32750
 301  Fifth Avenue Court Apartments          2132 5th Avenue                                 Seattle                    WA    98121
 302  Patterson House Apartments             817-B Patterson Road                            Dayton                     OH    45419
 303  The Bluffs Apartments                  11-21 Sycamore Drive                            Norwalk                    OH    44857
 304  Albany Secure Storage                  3605 S. W. Pacific Boulevard                    Albany                     OR    97321
 305  Westover Plaza                         621-625 Main Street                             Union                      NY    13760
 306  Panola Mercado                         6125 Covington Highway                          Decatur                    GA    30035
 307  Oxford Building                        141 & 147 N. Meramec Avenue                     Clayton                    MO    63105
 308  Villa St. Cyr Apartments               1059 St. Cyr Road                               Bellefontaine Neighbors    MO    63137
 309  Olive Tree Plaza                       535 East Southern Avenue                        Mesa                       AZ    85203
 310  Hyde Park Apartments                   1410 Hyde Park Boulevard                        Houston                    TX    77006
 311  Bel Aire Apartments                    800, 808, & 818 Tharp Street                    Arlington                  TX    76010
 312  Davis Memorial Goodwill Industries     6700 Laurel-Bowie Road                          Bowie                      MD    20715
 313  Centre Pointe Apartments               724 East Devonshire                             Phoenix                    AZ    85014
 314  The Knight Apartments                  2242 East Pinchot Avenue                        Phoenix                    AZ    85014
 315  Continental Car Office Building        5585 & 5615 Pershing Avenue                     Saint Louis                MO    63112
 316  Twin Tower Apartments                  471 Silver Street                               Manchester                 NH    03103
 317  Westwind Apartments                    112-114 West Prospect Avenue                    Ingram                     PA    15205
 318  Shadow Center/Baytown Village Center   4601 Garth Road                                 Baytown                    TX    77521
 319  Industrial Park Addison                31 Industrial Drive                             Addison                    IL    60101
 320  Orchard Park Apartments                10852 Verhaven Lane                             Saint Louis                MO    63114
 321  Meadowbrook Apartments                 1155-1175 North Elm Street &
                                              930 Hostetler Road                             Orrville                   OH    44667
 322  Keys West Apartments                   510 South University Boulevard                  Norman                     OK    73069

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                Property                  Property                         Year Built/
  No. Property Name                                    Type                    Sub-Type           Units/NSF     Renovated
------------------------------------------------------------------------------------------------------------------------------------

 277  Sony Centre                                     Retail              Unanchored Retail        19,827        1980
 278  Misty Hollow Apartments                       Multifamily           Garden Apartments            80        1996
 279  Bay State Building                              Office                  CBD Office           75,363        1974
 280  Vienna Square Apartments                      Multifamily              Multifamily               80        1965
 281  Seven Palms Apartments                        Multifamily           Garden Multifamily           40        1974
 282  Parkchester Apartments                        Multifamily           Garden Apartments            80        1979
 283  Cascades at Lake St. George                     Retail              Unanchored Retail        13,858        1987
 284  Brodhead North Condominiums                   Multifamily           Garden Multifamily           31        1996
 285  Greensboro-Wendover Phase-I                   Industrial                   Flex              67,950        1993
 286  Greensboro- Wendover Phase-2                  Industrial                   Flex              80,410        1982
 287  The Sandpiper Cove Apartments                 Multifamily           Garden Multifamily           96      1971-1974
 288  The Southwyck Manor Apartments                Multifamily           Garden Multifamily           90      1972-1975
 289  Home Depot Center                               Retail                Shadow Retail           7,505        1997
 290  Forest Hills Rest Home                 Nursing Home/Assisted Living   Assisted Living            47        1995
 291  Lakeside Village Apartments                   Multifamily              Multifamily               76        1984
 292  Southern Oaks Apartments                      Multifamily           Garden Apartments           110        1970
 293  Mobile Acres                               Mobile Home Park          Mobile Home Park            96        1969
 294  520 Courtney Way                              Industrial          High Finish Industrial     16,760        1997
 295  Pine Point Apartment Complex                  Multifamily              Multifamily               56        1986
 296  1693 NE 54th Avenue                           Industrial                Industrial           41,600        1994
 297  French Riviera Apartments                     Multifamily              Multifamily               56        1965
 298  Lone Star Self Storage                       Self Storage              Self Storage             314        1995
 299  Appaloosa Road Office Building                  Office                Single Tenant          15,275        1980
 300  Longwood Trade Center                         Industrial          Low Finish Industrial      39,800    1981-1983
 301  Fifth Avenue Court Apartments                 Multifamily           Garden Multifamily           31        1990
 302  Patterson House Apartments                    Multifamily           Garden Multifamily           67        1966
 303  The Bluffs Apartments                         Multifamily           Garden Multifamily           72    1972-1979
 304  Albany Secure Storage                        Self Storage              Self Storage             367        1990
 305  Westover Plaza                                  Retail              Unanchored Retail        22,799        1993
 306  Panola Mercado                                  Retail              Unanchored Retail        17,527    1982-1987
 307  Oxford Building                                 Office                Medical Office         43,107        1990
 308  Villa St. Cyr Apartments                      Multifamily           Garden Multifamily           60        1966
 309  Olive Tree Plaza                                Retail              Unanchored Retail        16,000        1981
 310  Hyde Park Apartments                          Multifamily              Multifamily               37        1962
 311  Bel Aire Apartments                           Multifamily              Multifamily               91        1985
 312  Davis Memorial Goodwill Industries              Retail              Unanchored Retail        10,315        1997
 313  Centre Pointe Apartments                      Multifamily           Garden Multifamily           54        1984
 314  The Knight Apartments                         Multifamily           Garden Multifamily           54   1945 -1967
 315  Continental Car Office Building                 Office               Suburban Office         22,564        1984
 316  Twin Tower Apartments                         Multifamily              Multifamily               32        1986
 317  Westwind Apartments                           Multifamily           Garden Multifamily           36    1991-1997
 318  Shadow Center/Baytown Village Center            Retail                Shadow Retail           8,368        1997
 319  Industrial Park Addison                       Industrial             Light Industrial        45,000        1978
 320  Orchard Park Apartments                       Multifamily           Garden Multifamily           44        1966
 321  Meadowbrook Apartments                        Multifamily           Garden Multifamily           54        1972
 322  Keys West Apartments                          Multifamily              Multifamily               40        1974


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------

  1    Two Chatham Center                        $4,409,050      $279,991      1.31     $56,000,000      3/10/98      74.9%
  2    Eastridge Mall                            $5,562,617      $232,485      1.38     $60,000,000      4/15/98      51.5%
  3    Eastridge Mall                            $5,562,617      $104,294      1.38     $60,000,000      4/15/98      51.5%
  4    Phoenix Inn - Beaverton                     $735,459       $39,762      1.43      $6,800,000      10/6/97      69.7%
  5    Phoenix Inn - Vancouver                     $722,440       $36,862      1.43      $6,300,000      10/8/97      69.7%
  6    Phoenix Inn - Salem                         $557,047       $33,963      1.43      $5,700,000      9/30/97      69.7%
  7    Phoenix Inn - Lake Oswego                   $458,818       $27,336      1.43      $4,400,000      10/2/97      69.7%
  8    Phoenix Inn - Tigard                        $411,095       $24,230      1.43      $3,900,000      10/6/97      69.7%
  9    Phoenix Inn - Eugene                        $444,178       $24,034      1.43      $4,600,000      9/30/97      69.7%
  10   Phoenix Inn - Wilsonville                   $253,738       $23,194      1.43      $3,775,000      10/2/97      69.7%
  11   Piazza Carmel Shopping Center             $1,885,876      $124,772      1.26     $24,500,000      2/18/98      73.2%
  12   Shrewsbury Plaza                          $1,731,747      $115,010      1.25     $19,800,000     12/23/97      76.4%
  13   La Mirada                                 $1,780,493      $102,173      1.45     $21,300,000      10/8/97      70.2%
  14   Crossroads Shopping Center                $1,874,772       $76,777      1.57     $23,000,000      4/14/98      62.4%
  15   Crossroads Shopping Center                $1,874,772       $22,482      1.57     $23,000,000      4/14/98      62.4%
  16   Residence Inn                               $596,084       $31,100      1.60      $5,700,000     12/24/97      65.4%
  17   Fairfield Inn                               $539,306       $28,122      1.60      $5,000,000     12/24/97      67.4%
  18   Fairfield Inn                               $357,205       $21,092      1.41      $3,850,000     12/24/97      65.7%
  19   Fairfield Inn                               $396,416       $20,844      1.58      $3,880,000     12/24/97      64.5%
  20   Residence Inn                               $332,409       $17,370      1.59      $4,200,000     12/17/97      49.6%
  21   University Village                        $1,492,922       $93,552      1.33     $17,000,000      8/18/97      79.2%
  22   Coffey Creek Apartments                   $1,654,837      $103,937      1.33     $23,435,000       2/4/98      57.2%
  23   East Gate Square Phase  IV                $1,662,114       $87,857      1.58     $17,000,000       2/6/98      78.4%
  24   Treybrooke Apartments                     $1,541,599       $83,290      1.54     $17,000,000       4/7/98      74.9%
  25   Embassy Suites Hotel                      $1,551,338       $91,904      1.41     $20,000,000      9/30/97      59.6%
  26   Oxnard Redhill Partners                   $1,248,742       $76,854      1.35     $14,800,000       1/9/98      74.9%
  27   1155 Market Street                        $1,152,844       $74,568      1.29     $17,800,000     12/26/97      62.2%
  28   Bluffs III                                $1,303,429       $76,854      1.41     $14,900,000     10/13/97      74.3%
  29   Riverfront Technical Park                 $1,280,759       $81,617      1.31     $14,700,000      10/1/97      74.8%
  30   Hampton  Inn/Midway Airport               $1,449,818       $80,463      1.50     $15,500,000      2/26/98      69.9%
  31   Commerce Place                            $1,104,611       $72,414      1.27     $18,800,000      12/2/97      55.7%
  32   JP Center                                 $1,247,505       $71,879      1.45     $13,300,000      11/1/97      76.5%
  33   Vineyard Terrace Apartments               $1,062,987       $67,363      1.31     $12,645,000      11/4/97      79.7%
  34   Perimeter Place Office Building           $1,129,727       $66,329      1.42     $13,500,000       4/6/98      74.0%
  35   Bourse Garage                               $896,998       $54,063      1.38      $9,425,000     10/22/97      79.7%
  36   Kevon Office Center                         $239,643       $17,639      1.13      $5,000,000     10/16/97      49.0%
  37   Sherman Plaza Retail Center               $1,128,800       $66,389      1.42     $12,000,000       1/1/98      81.3%
  38   The Villas of Bon Vista Apartments          $575,873       $33,042      1.41      $6,666,230       1/9/98      74.6%
  39   Bon Vista                                   $295,450       $18,494      1.41      $3,731,260       1/9/98      74.6%
  40   Barrington North Apartments                 $195,277       $11,413      1.41      $2,302,510       1/9/98      74.6%

(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------

  1    Two Chatham Center                          99.3%       2/16/98     Travelers                                   21.7%
  2    Eastridge Mall                              57.8%       3/31/98     J. C. Penney                                25.7%
  3    Eastridge Mall                              57.8%       3/31/98     J. C. Penney                                25.7%
  4    Phoenix Inn - Beaverton                     91.5%       2/28/98
  5    Phoenix Inn - Vancouver                     78.3%       2/28/98
  6    Phoenix Inn - Salem                         72.7%       3/1/98
  7    Phoenix Inn - Lake Oswego                   85.8%       3/31/98
  8    Phoenix Inn - Tigard                        87.3%       4/6/98
  9    Phoenix Inn - Eugene                        90.2%       4/6/98
  10   Phoenix Inn - Wilsonville                   66.9%       2/28/98
  11   Piazza Carmel Shopping Center               95.1%       1/19/98     Vons                                        35.9%
  12   Shrewsbury Plaza                            98.4%       2/13/98     Marshall's                                  16.6%
  13   La Mirada                                   97.0%       4/20/98     Walgreens                                   14.4%
  14   Crossroads Shopping Center                  92.8%       1/1/98      J. C. Penney                                19.6%
  15   Crossroads Shopping Center                  92.8%       1/1/98      J. C. Penney                                19.6%
  16   Residence Inn                               88.9%       10/31/97
  17   Fairfield Inn                               90.6%       10/31/97
  18   Fairfield Inn                               81.2%       8/1/97
  19   Fairfield Inn                               85.9%       8/1/97
  20   Residence Inn                               61.2%       8/1/97
  21   University Village                         100.0%       12/12/97    CinemaStar Theaters                         41.4%
  22   Coffey Creek Apartments                     93.1%       2/28/98
  23   East Gate Square Phase  IV                 100.0%       1/1/98      Barnes & Noble                              33.6%
  24   Treybrooke Apartments                       96.7%       3/29/98
  25   Embassy Suites Hotel                        77.8%       8/26/96
  26   Oxnard Redhill Partners                     97.1%       4/28/98     Wickes Furniture                            47.6%
  27   1155 Market Street                          99.8%       1/31/98     CCSF-PUC                                    28.7%
  28   Bluffs III                                 100.0%       2/1/98      Digital Sound Pulse                         60.2%
  29   Riverfront Technical Park                  100.0%       9/1/97      The Boeing Company                          71.5%
  30   Hampton  Inn/Midway Airport                 90.1%       1/28/98
  31   Commerce Place                              95.8%       4/1/98      Department of Education                     50.9%
  32   JP Center                                  100.0%       1/10/98     Stop & Shop                                 62.9%
  33   Vineyard Terrace Apartments                 97.4%       12/23/97
  34   Perimeter Place Office Building             95.3%       3/15/98     R.J. Griffin                                16.6%
  35   Bourse Garage                               95.0%       2/3/98      Ritz Theatre                                46.5%
  36   Kevon Office Center                         99.6%       2/3/98      Curtis Circulation                          46.0%
  37   Sherman Plaza Retail Center                100.0%       3/1/98      Michael's Crafts                            37.0%
  38   The Villas of Bon Vista Apartments          95.8%       2/24/98
  39   Bon Vista                                   93.7%       2/23/98
  40   Barrington North Apartments                100.0%       2/23/98

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------

  41   Edgewater Development                     $1,329,601       $78,353      1.41     $13,000,000      4/17/98      70.6%
  42   4th Street Portfolio                      $1,094,546       $66,610      1.37     $12,010,000      7/15/97      73.1%
  43   Tamarack Trace Apartments                   $924,918       $58,434      1.32     $10,750,000      5/23/97      79.6%
  44   Ridgeway Industrial I                       $683,121       $39,010      1.45     $10,025,000       4/9/98      55.9%
  45   Ridgeway Industrial II                      $323,536       $18,795      1.45      $5,275,000       4/9/98      55.9%
  46   Indian Creek Apartments                     $786,443       $57,474      1.14     $10,500,000     10/16/97      79.7%
  47   Riverbend Distribution Center               $968,424       $55,944      1.44     $11,350,000     11/10/97      72.5%
  48   Baker Waterfront Plaza                      $872,768       $55,772      1.30     $11,500,000      3/31/98      71.2%
  49   The Blue Harbor Club Apartments           $1,342,384       $60,637      1.84     $15,830,000      12/8/98      50.4%
  50   Berkeley Business Center                  $1,090,035       $57,876      1.57     $12,000,000     10/28/97      66.4%
  51   Colonial Self Storage - Arlington           $233,643       $13,395      1.63      $2,539,500     11/20/97      65.5%
  52   Colonial Self Storage - Andrews             $290,360       $15,724      1.63      $3,100,000     11/23/97      65.5%
  53   Colonial Self Storage - Coppell             $327,013       $17,471      1.63      $4,400,000     11/21/97      65.5%
  54   Colonial Self Storage - Loop                $290,360       $11,648      1.63      $2,100,000     11/23/97      65.5%
  55   Mid - Rise Office Building                  $898,162       $54,030      1.39      $9,725,000     11/26/97      79.5%
  56   Barrington Place Development                $842,095       $55,359      1.27     $10,930,000       1/1/98      70.1%
  57   Partridge Pointe Apartments                 $881,068       $50,690      1.45     $11,040,000      12/2/97      69.1%
  58   345 Underhill Boulevard                   $1,047,948       $62,267      1.40     $10,400,000       8/1/97      70.9%
  59   Lakeshore Apartments                        $802,980       $49,697      1.35      $9,170,000     11/14/97      79.8%
  60   Wilson Woods Apartments                     $773,978       $47,660      1.35      $9,500,000     11/12/97      75.6%
  61   Mill Street Plaza Building                $1,111,905       $47,326      1.96     $13,100,000      12/9/97      53.3%
  62   Fallwood Apartments                         $795,105       $49,207      1.35      $8,800,000      12/4/97      79.0%
  63   Pinebrooke Center                           $729,968       $46,790      1.30      $8,855,000     11/27/97      77.8%
  64   Woodside Apartments                         $729,578       $45,195      1.35      $9,100,000       2/9/98      74.7%
  65   Poway Plaza                                 $844,164       $47,151      1.49      $9,100,000       1/5/98      74.0%
  66   Holbrook - Spyglass                         $269,027       $16,036      1.33      $3,150,000     12/15/97      69.2%
  67   Holbrook - Heritage Park                    $257,316       $15,831      1.33      $3,600,000     12/17/97      69.2%
  68   Holbrook - Burl Park                        $193,813       $13,359      1.33      $2,875,000     12/17/97      69.2%
  69   University Townhouse Apartments             $733,778       $45,771      1.34      $8,880,000     12/22/97      74.7%
  70   Shadow Lake Mobile Home Community           $702,078       $44,562      1.31      $8,830,000     11/21/97      73.5%
  71   Regency Towers                              $768,457       $44,351      1.44      $8,100,000      10/1/97      79.3%
  72   Polo Plaza                                  $689,848       $45,674      1.26      $9,330,000      12/2/97      68.5%
  73   South Cove Apartments                       $886,962       $47,702      1.55      $8,810,000      12/5/97      70.7%
  74   Jefferson Townhome Apartments               $737,169       $46,222      1.33      $8,400,000     10/15/97      73.3%
  75   Holiday Inn - Livermore                     $722,792       $45,202      1.33      $8,800,000     11/21/97      69.7%
  76   Riverbend Apartments                        $732,515       $39,356      1.55      $8,250,000      11/4/97      72.5%
  77   Beach Mobile Home Park                      $602,229       $39,213      1.28      $7,400,000      9/28/97      78.1%
  78   Kentucky Home Life Building                 $642,678       $40,833      1.31      $7,900,000     10/23/97      71.7%
  79   Ramada Resort and Conference Center       $1,092,074       $42,777      2.13     $10,500,000      1/28/98      53.2%
  80   Country Hills Health Center               $1,454,444       $46,458      2.61     $14,000,000     10/20/97      39.7%
(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------

  41   Edgewater Development                       82.6%       12/31/97    Metropolitan Life                           73.9%
  42   4th Street Portfolio                        95.0%       1/1/98      Proline Golf                                 8.4%
  43   Tamarack Trace Apartments                  100.0%       9/30/97
  44   Ridgeway Industrial I                      100.0%       5/1/98      ICI Acrylics                                75.6%
  45   Ridgeway Industrial II                     100.0%       5/1/98      Priority Transportation, Inc.               85.1%
  46   Indian Creek Apartments                     89.8%       3/25/98
  47   Riverbend Distribution Center              100.0%       2/19/98     MBM/Proficient Food Co.                     52.7%
  48   Baker Waterfront Plaza                     100.0%       5/1/98      United States Postal Service                24.9%
  49   The Blue Harbor Club Apartments             94.0%       10/31/97
  50   Berkeley Business Center                   100.0%       11/1/97     Orchard Supply Hardware                     19.4%
  51   Colonial Self Storage - Arlington           86.6%       12/8/97
  52   Colonial Self Storage - Andrews             80.0%       12/9/97
  53   Colonial Self Storage - Coppell             71.4%       10/28/97
  54   Colonial Self Storage - Loop                95.3%       10/28/97
  55   Mid - Rise Office Building                  89.4%       11/17/97    Robert F. Driver Co.                        52.3%
  56   Barrington Place Development                94.7%       1/16/98     IUS                                         19.9%
  57   Partridge Pointe Apartments                 95.0%       12/31/97
  58   345 Underhill Boulevard                    100.0%       8/15/97     GWD Holdings, Inc.                         100.0%
  59   Lakeshore Apartments                       100.0%       11/30/97
  60   Wilson Woods Apartments                     84.6%       2/19/98
  61   Mill Street Plaza Building                 100.0%       1/1/98      Eddie Bauer                                 21.7%
  62   Fallwood Apartments                         86.7%       11/30/97
  63   Pinebrooke Center                          100.0%       3/1/98      CCN                                         61.8%
  64   Woodside Apartments                         98.1%       3/13/98
  65   Poway Plaza                                 93.9%       3/31/98     VAT / Dixie Line                            39.6%
  66   Holbrook - Spyglass                         85.6%       1/30/98
  67   Holbrook - Heritage Park                    79.9%       1/30/98
  68   Holbrook - Burl Park                        79.9%       10/2/97
  69   University Townhouse Apartments             87.8%       1/16/98
  70   Shadow Lake Mobile Home Community           93.8%       12/31/97
  71   Regency Towers                              99.4%       1/10/98
  72   Polo Plaza                                  98.0%       12/2/97     Scalini Restaurant                          13.4%
  73   South Cove Apartments                       92.5%       11/1/97
  74   Jefferson Townhome Apartments               95.1%       4/28/98
  75   Holiday Inn - Livermore                     69.6%       12/31/97
  76   Riverbend Apartments                        89.8%       10/31/97
  77   Beach Mobile Home Park                      98.1%       9/30/97
  78   Kentucky Home Life Building                 92.1%       1/12/98     Creative Alliance                           13.4%
  79   Ramada Resort and Conference Center         58.6%       11/30/97
  80   Country Hills Health Center                 94.1%       10/20/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------

  81   Porters Neck Shopping Center                $677,195       $43,765      1.29      $7,515,000     11/17/97      73.3%
  82   Kern Valley Plaza                           $635,121       $36,646      1.44      $7,300,000      12/5/97      74.8%
  83   Comfort Inn Airport West                    $722,629       $44,072      1.37      $8,400,000      5/15/97      64.4%
  84   Sleep Inn/Midway Airport                    $742,962       $40,046      1.55      $9,500,000      2/26/98      56.8%
  85   Woods Apartments                            $607,559       $36,181      1.40      $7,100,000      3/25/98      75.9%
  86   Foothill Park Plaza                         $601,631       $39,285      1.28      $7,000,000       7/1/97      76.5%
  87   Yacht Club Apartments                       $596,125       $34,207      1.45      $6,775,000      11/4/97      76.7%
  88   Westbrook Manor                             $606,068       $36,554      1.38      $6,500,000      12/1/97      79.5%
  89   Kelsey Business Center                      $525,374       $34,177      1.28      $6,300,000      1/14/98      79.9%
  90   Dorchester Manor                          $1,088,156       $32,065      2.83     $10,850,000       3/4/98      46.1%
  91   Financial Plaza                             $533,207       $33,097      1.34      $7,280,000     11/12/97      68.6%
  92   Casa View Shopping Center                   $578,234       $37,015      1.30      $6,900,000      12/1/97      72.0%
  93   Shurgard of Factoria North                  $753,806       $36,140      1.74      $8,650,000     11/28/97      57.4%
  94   Space Park East                             $653,478       $40,599      1.34      $6,900,000      6/12/97      71.8%
  95   Best Buy Store                              $510,253       $34,134      1.25      $6,150,000      1/14/98      79.1%
  96   Chouteau Trace Apartments                   $514,659       $32,946      1.30      $6,100,000      1/23/98      78.8%
  97   Pinewood Apartments                         $598,612       $31,838      1.57      $6,500,000      2/12/98      73.7%
  98   70 Grand Avenue                             $596,861       $33,380      1.49      $6,000,000      11/7/97      78.0%
  99   Wyntrace Apartments                         $459,574       $32,801      1.17      $6,350,000      9/22/97      72.9%
 100   Newton Towers Apartments                    $668,878       $30,380      1.83      $7,620,000     11/17/97      60.7%
 101   Four Points Hotel by ITT Sheraton           $666,930       $33,814      1.64      $7,600,000      1/29/98      60.4%
 102   Mountvue Place                              $561,872       $31,038      1.51      $6,950,000     10/20/97      65.9%
 103   Rivermill  Apartments                       $321,832       $18,272      1.47      $3,650,000       1/7/98      73.8%
 104   Village Square  Apartments                  $205,354       $12,182      1.40      $2,750,000       1/7/98      65.3%
 105   Sandy Ridge Square Shopping Center          $481,359       $31,495      1.27      $5,600,000     10/21/97      80.0%
 106   Americana Northridge Apartments             $500,685       $29,332      1.42      $6,500,000     10/26/97      67.5%
 107   Waterdam Centre Shopping Plaza              $516,998       $31,889      1.35      $5,500,000      2/21/98      79.7%
 108   Thorn Run Crossing Shopping Center          $512,405       $30,525      1.40      $5,850,000      10/3/97      74.9%
 109   LabCorp                                     $492,126       $35,365      1.16      $5,500,000     12/15/97      79.6%
 110   Kings Crossing Apartments                   $479,009       $31,224      1.28      $5,550,000     12/16/97      78.1%
 111   American Transtech, Inc.
          Communication Building                   $623,971       $46,264      1.12      $6,540,000     12/17/97      65.5%
 112   Cedar Point Plaza                           $516,245       $31,133      1.38      $7,000,000       9/1/97      61.2%
 113   Westbrooke Village Apartments               $614,067       $30,228      1.69      $6,800,000      12/6/97      62.1%
 114   Briggs Chaney Center                        $602,385       $29,829      1.68      $5,600,000      8/28/97      74.8%
 115   Parkside at Westminster                     $437,513       $28,339      1.29      $5,300,000     12/17/97      79.0%
 116   Copley Place Apartments                     $482,432       $29,062      1.38      $5,300,000     11/12/97      78.8%
 117   Best Buy Yorba Linda                        $468,247       $30,764      1.27      $5,200,000     11/19/97      78.5%
 118   Kingsbrook Estates Mobile Home Park         $423,339       $27,293      1.29      $5,460,000     12/31/97      74.7%
 119   Pineloch Estates                            $438,385       $26,532      1.38      $5,000,000     12/12/97      79.9%
 120   Monaco Park Apartments                      $480,094       $26,237      1.52      $5,200,000      11/4/97      76.7%

(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------
  81   Porters Neck Shopping Center                93.3%       1/1/98      Food Lion                                   45.0%
  82   Kern Valley Plaza                           95.6%       1/7/98      Vons Market                                 24.4%
  83   Comfort Inn Airport West                    88.0%       12/31/97
  84   Sleep Inn/Midway Airport                    91.5%       3/5/98
  85   Woods Apartments                            94.6%       4/7/98
  86   Foothill Park Plaza                         79.7%       4/1/98      Home Savings of America                     12.7%
  87   Yacht Club Apartments                       96.1%       10/31/97
  88   Westbrook Manor                             95.9%       11/30/97
  89   Kelsey Business Center                     100.0%       4/1/98      Olinger Distributing Co.                    11.8%
  90   Dorchester Manor                            99.5%       1/31/98
  91   Financial Plaza                            100.0%       4/21/98     Santa Barbara Flex (Gold's)                 42.7%
  92   Casa View Shopping Center                   92.0%       12/12/97    Hancock Fabric                               8.7%
  93   Shurgard of Factoria North                  86.5%       10/7/97
  94   Space Park East                            100.0%       4/20/98     Southeastern Metals                         11.8%
  95   Best Buy Store                             100.0%       2/9/98      Best Buy                                   100.0%
  96   Chouteau Trace Apartments                   96.1%       1/30/98
  97   Pinewood Apartments                         88.6%       3/23/98
  98   70 Grand Avenue                             97.2%       11/1/97     Peckar & Abramson                           31.4%
  99   Wyntrace Apartments                         97.2%       3/31/98
 100   Newton Towers Apartments                    95.0%       12/31/97
 101   Four Points Hotel by ITT Sheraton           82.4%       12/31/97
 102   Mountvue Place                              90.1%       3/31/98     Goodwill Industries                         33.0%
 103   Rivermill  Apartments                       90.4%       2/28/98
 104   Village Square  Apartments                  90.2%       3/9/98
 105   Sandy Ridge Square Shopping Center         100.0%       3/31/98     Lowe's Food Stores, Inc.                    80.0%
 106   Americana Northridge Apartments             98.2%       2/3/98
 107   Waterdam Centre Shopping Plaza             100.0%       1/5/98      Eckerd Drug                                 26.8%
 108   Thorn Run Crossing Shopping Center          93.0%       12/3/97     Main Medical                                 9.7%
 109   LabCorp                                    100.0%       1/1/98      LabCorp                                    100.0%
 110   Kings Crossing Apartments                   97.9%       3/31/98
 111   American Transtech, Inc.
          Communication Building                  100.0%       1/21/96     American Transtech                         100.0%
 112   Cedar Point Plaza                           97.4%       10/21/97    Anthony's                                    9.7%
 113   Westbrooke Village Apartments               97.1%       12/30/97
 114   Briggs Chaney Center                       100.0%       7/2/97      Small Wonders Child Care                    12.4%
 115   Parkside at Westminster                    100.0%       12/31/97
 116   Copley Place Apartments                     94.3%       4/15/98
 117   Best Buy Yorba Linda                       100.0%       3/31/98     Best Buy Co., Inc.                         100.0%
 118   Kingsbrook Estates Mobile Home Park        100.0%       12/23/97
 119   Pineloch Estates                            98.1%       11/30/97
 120   Monaco Park Apartments                      96.1%       10/31/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------

 121   Walden Point                                $498,757       $31,301      1.33      $5,000,000      12/4/97      79.6%
 122   950 Franklin                                $435,326       $26,087      1.39      $6,030,000     12/17/97      65.2%
 123   Huntley Square                              $444,600       $28,476      1.30      $5,500,000     11/11/97      69.5%
 124   Enclave at Renaissance Apartments           $430,220       $25,543      1.40      $5,300,000      2/16/98      72.0%
 125   Suburban Lodge Jeffersontown                $535,977       $30,139      1.48      $5,600,000      10/8/97      67.5%
 126   Wacker Plaza                                $500,849       $29,552      1.41      $6,175,000       1/9/98      58.9%
 127   Kona Kai Apartments                         $492,473       $24,030      1.71      $4,860,000     12/23/97      74.7%
 128   Oleander Business Center                    $425,726       $24,607      1.44      $4,970,000       1/7/98      72.3%
 129   Seymour Franks Woodworking, LLC.            $472,714       $27,619      1.43      $4,800,000      12/5/97      74.8%
 130   Highlandtown Village                        $466,086       $26,487      1.47      $4,800,000      7/25/97      74.5%
 131   Sunrise at Atascocita                       $439,375       $26,300      1.39      $4,650,000     11/20/97      76.9%
 132   2-8 East Dennison Parkway,
          21-23 East First Street                  $418,113       $26,303      1.32      $4,770,000      11/13/97     74.7%
 133   Hickory Ridge Shopping Center               $406,722       $25,314      1.34      $5,000,000       7/2/97      70.2%
 134   Grant-Academy Shopping Center               $410,001       $24,209      1.41      $5,100,000       9/18/97     68.3%
 135   Edgetowne Square                            $452,039       $27,130      1.39      $5,000,000       6/11/97     69.6%
 136   Walgreen - Kentucky                         $380,514       $30,195      1.05      $4,340,000      12/7/97      79.3%
 137   Georgetown Square II                        $359,276       $22,894      1.31      $4,550,000       4/2/98      72.5%
 138   The Farm Office and Shopping Center         $421,261       $24,002      1.46      $4,600,000       2/5/98      71.6%
 139   17171 Gale Avenue                           $420,180       $24,344      1.44      $4,650,000      10/29/97     70.7%
 140   Wenatchee-The Fair Market                   $422,356       $32,052      1.10      $5,000,000      10/22/93     65.5%
 141   Mel Kay/Burt Estates Mobile Home Park       $355,413       $22,176      1.34      $4,100,000      10/13/97     79.6%
 142   Northridge Apartments                       $330,632       $22,259      1.24      $4,075,000      12/3/97      79.6%
 143    The Vida Apartments                        $371,591       $22,426      1.38      $3,650,000      10/21/97     88.2%
 144   Lucky Center                                $476,027       $21,247      1.87      $6,100,000       1/23/98     52.5%
 145   Dicks Sporting Goods                        $387,546       $24,550      1.32      $4,300,000      10/10/97     74.2%
 146   Plaza del Sol                               $501,966       $24,910      1.68      $5,480,000       8/29/97     57.9%
 147   Gateway Park Shopping Center                $398,509       $21,872      1.52      $5,100,000       3/16/98     61.2%
 148   Tower Associates of Wayne, Inc              $344,056       $21,697      1.32      $4,200,000      11/25/97     73.7%
 149   Riverdale Towne Apartments                  $358,734       $22,347      1.34      $4,050,000       2/6/98      76.3%
 150   Calusa Shops                                $350,566       $21,619      1.35      $3,800,000      10/1/97      79.9%
 151   Broadway Plaza East                         $415,929       $23,416      1.48      $4,150,000       6/25/96     72.3%
 152   Hunter Plaza                                $586,692       $20,100      2.43      $7,300,000       1/27/98     41.0%
 153   Silver Maple Apartments                     $297,054       $21,534      1.15      $3,550,000      12/9/97      84.3%
 154   Flint Village Plaza                         $363,772       $21,607      1.40      $4,000,000       1/7/98      74.7%
 155   Fox Chase Apartments                        $290,949       $21,319      1.14      $3,750,000      12/9/97      78.9%
 156   Fredericksburg Square Shopping Center       $207,137       $11,007      1.36      $2,000,000       1/19/98     71.5%
 157   North Point Shopping Center                 $145,125       $10,596      1.36      $2,100,000       1/19/98     71.5%
 158   Pine Highland Apartments                    $515,488       $34,709      1.24      $5,100,000      11/17/97     57.1%
 159   Huntington Commons Apartment Complex        $330,968       $21,167      1.30      $3,800,000       2/20/98     76.1%
 160   Avis Rent-A-Car Garage                      $420,248       $19,310      1.81      $4,500,000       1/23/98     62.1%


(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------
 121   Walden Point                                84.3%       2/28/98
 122   950 Franklin                                96.5%       2/24/98
 123   Huntley Square                              94.7%       11/21/97    Crafter's Showcase                          12.3%
 124   Enclave at Renaissance Apartments           92.9%       4/25/98
 125   Suburban Lodge Jeffersontown                83.0%       3/31/98
 126   Wacker Plaza                               100.0%       12/1/97     Western Auto                                22.8%
 127   Kona Kai Apartments                         98.0%       2/20/98
 128   Oleander Business Center                   100.0%       4/1/98      Law Engineering                             12.8%
 129   Seymour Franks Woodworking, LLC.           100.0%       10/1/97     Seymour Franks Woodworking                 100.0%
 130   Highlandtown Village                       100.0%       7/7/97      Santoni's                                   45.4%
 131   Sunrise at Atascocita                       97.2%       9/30/97
 132   2-8 East Dennison Parkway,
          21-23 East First Street                 100.0%       1/12/98     Corning- ASAHI                              44.1%
 133   Hickory Ridge Shopping Center               90.5%       6/23/97     Country Counter                             22.7%
 134   Grant-Academy Shopping Center               97.1%       4/17/98     Aldi Inc.                                   23.8%
 135   Edgetowne Square                           100.0%       6/6/97      Smith Steelite/Centria                      68.9%
 136   Walgreen - Kentucky                        100.0%       12/20/97    Walgreens                                  100.0%
 137   Georgetown Square II                       100.0%       4/17/98     New Life Institute                           7.6%
 138   The Farm Office and Shopping Center         88.4%       3/31/98     North American Savings                       8.5%
 139   17171 Gale Avenue                           97.2%       1/26/98     County of Los Angeles                       72.0%
 140   Wenatchee-The Fair Market                  100.0%       4/21/98     Associated Grocers, Inc.                   100.0%
 141   Mel Kay/Burt Estates Mobile Home Park      100.0%       12/5/97
 142   Northridge Apartments                       98.4%       1/1/98
 143    The Vida Apartments                       100.0%       11/18/97
 144   Lucky Center                               100.0%         NAP       Lucky/Savon                                100.0%
 145   Dicks Sporting Goods                       100.0%       12/1/97     Dicks Clothing & Sporting Goods            100.0%
 146   Plaza del Sol                               79.3%       9/25/97     General Bank                                 7.6%
 147   Gateway Park Shopping Center                76.7%       2/1/98      Bashas                                      57.2%
 148   Tower Associates of Wayne, Inc             100.0%       4/1/98      Arthur J. Gallagher & Co.                   43.4%
 149   Riverdale Towne Apartments                  93.7%       1/2/98
 150   Calusa Shops                               100.0%       6/18/97     Kenny Rodgers                               21.0%
 151   Broadway Plaza East                         89.9%       4/1/98      Hughes Weston                               20.0%
 152   Hunter Plaza                               100.0%       4/1/98      Mezzaluna                                   31.0%
 153   Silver Maple Apartments                     91.4%       12/31/97
 154   Flint Village Plaza                        100.0%       3/1/98      Maxi Drugs (Brooks)                         28.4%
 155   Fox Chase Apartments                        92.2%       11/30/97
 156   Fredericksburg Square Shopping Center       94.1%       3/31/98     Western Shamrock Corporation                17.7%
 157   North Point Shopping Center                 71.3%       3/31/98     Sizes Unlimited                             18.0%
 158   Pine Highland Apartments                    92.2%       3/31/98
 159   Huntington Commons Apartment Complex        90.5%       2/17/98
 160   Avis Rent-A-Car Garage                     100.0%       2/1/98      Avis                                       100.0%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------
 161   Cimarron Place Apartments                   $291,384       $19,215      1.26      $3,600,000       1/10/98     77.6%
 162   Best Western Desert Aire                    $389,027       $21,076      1.54      $4,000,000      11/24/97     69.7%
 163   Maple Canyon                                $392,449       $19,915      1.64      $4,500,000       1/2/98      61.8%
 164   Fairfield Inn                               $390,109       $23,303      1.40      $3,650,000       1/8/98      73.4%
 165   Park Villa Apartments                       $322,453       $21,291      1.26      $3,400,000      11/17/97     78.7%
 166   Cornell North Industrial                    $345,946       $22,253      1.30      $3,675,000       4/16/97     72.6%
 167   Village Square Shopping Center              $302,846       $18,168      1.39      $3,400,000      11/19/97     77.8%
 168   Town Corral Shopping Center                 $554,385       $23,218      1.99      $5,600,000      10/9/96      46.8%
 169   King Plaza Retail Center                    $302,582       $19,060      1.32      $3,550,000       8/19/97     72.9%
 170   Crooked Creek Shopping Center               $339,786       $21,323      1.33      $3,710,000       4/15/97     69.4%
 171   Lowe's Food Store, Grandfather Center       $296,296       $20,540      1.20      $3,250,000       4/7/98      79.1%
 172   Taylors Landing                             $295,693       $17,671      1.39      $3,600,000      11/4/97      71.4%
 173   Tahitian Terrace Mobile Home Park           $793,465       $30,202      2.19      $9,100,000      12/19/97     28.1%
 174   Springdale Promenade                        $296,418       $19,488      1.27      $3,200,000      10/6/97      79.6%
 175   West Wind Apartments: Phase I & II          $281,392       $17,673      1.33      $3,700,000      10/20/97     68.7%
 176   Tanglewood Terrace Apartments               $345,642       $20,187      1.43      $3,200,000      11/17/97     79.2%
 177   Southside Plaza                             $365,118       $23,676      1.29      $3,740,000       8/4/97      67.3%
 178   Wynridge Apartments                         $264,989       $17,811      1.24      $3,300,000       9/22/97     76.2%
 179   Valley West Shopping Center                 $318,978       $18,186      1.46      $4,230,000      11/10/97     59.3%
 180   Market Square Shopping Center               $289,453       $17,738      1.36      $3,180,000       3/10/98     78.5%
 181   Meridian Mansions, Corporate
          Suites Apartments                        $431,754       $18,377      1.96      $3,810,000      11/12/97     65.2%
 182   Uptown Shopping Center                      $406,109       $29,542      1.15      $4,700,000       6/30/93     51.8%
 183   Woodside Glen Apartments                    $277,645       $15,874      1.46      $3,250,000      12/23/97     74.8%
 184   Super 8 Motels                              $402,573       $20,968      1.60      $3,500,000      10/31/97     69.4%
 185   Fallbrook Towne Centre                      $279,668       $16,032      1.45      $3,200,000      12/2/97      74.8%
 186   Stow-A-Way Self Storage                     $328,889       $16,000      1.71      $3,520,000      12/17/97     68.0%
 187   555 Passaic Avenue (Regency Plaza)          $251,178       $16,448      1.27      $3,150,000      12/4/97      74.5%
 188   Midtown Plaza Shopping Center               $326,624       $19,549      1.39      $3,150,000      10/21/97     74.4%
 189   The Fountain Head Manufactured
          Housing Park                             $272,918       $16,895      1.35      $3,900,000       9/3/97      60.0%
 190   Iron Place Warehouse                        $275,587       $17,047      1.35      $3,150,000      12/13/97     74.2%
 191   Greenbrier Apartments/Townhouses            $274,105       $17,001      1.34      $3,100,000      12/1/97      75.4%
 192   Village of Melrose Park                     $272,544       $18,524      1.23      $3,245,000       9/29/95     71.3%
 193   Duxbury Marketplace                         $270,798       $16,803      1.34      $3,100,000       2/6/98      74.0%
 194   Glen Iris Lofts                             $260,964       $15,194      1.43      $2,875,000      11/26/97     79.8%
 195   Walgreen - Oklahoma                         $257,243       $20,414      1.05      $2,990,000      12/7/97      76.5%
 196   Royalgate & Timberwood Apartments           $256,324       $16,551      1.29      $2,980,000      11/3/97      76.7%
 197   Days Inn - Central                          $323,722       $17,539      1.54      $3,500,000      11/13/97     64.8%
 198   Hermitage Apartments                        $333,014       $17,502      1.59      $3,000,000      12/4/97      75.6%
 199   Augusta Commons                             $269,552       $16,701      1.35      $3,000,000      11/21/97     74.6%
 200   Lock-N-Key Mini Storage                     $276,569       $16,525      1.39      $3,250,000       9/18/97     68.8%

(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------
 161   Cimarron Place Apartments                   94.4%       3/25/98
 162   Best Western Desert Aire                    71.0%       8/1/97
 163   Maple Canyon                                98.5%       1/9/98
 164   Fairfield Inn                               68.2%       1/2/98
 165   Park Villa Apartments                       90.0%       3/31/98
 166   Cornell North Industrial                    87.6%       4/14/98     Rock-Tenn                                   42.7%
 167   Village Square Shopping Center             100.0%       3/19/98     Food Lion                                   51.6%
 168   Town Corral Shopping Center                 91.8%       4/1/98      Old America Stores                          16.0%
 169   King Plaza Retail Center                   100.0%       4/1/98      King Launderland                            16.4%
 170   Crooked Creek Shopping Center               92.2%       12/31/97    Allemenos Hardware, Inc.                    31.8%
 171   Lowe's Food Store, Grandfather Center      100.0%       5/31/98     Lowe's Food Stores, Inc.                   100.0%
 172   Taylors Landing                            100.0%       2/28/98     Taylorsville City                           16.5%
 173   Tahitian Terrace Mobile Home Park          100.0%       3/28/98
 174   Springdale Promenade                        89.7%       12/22/97    Mitchell's Salon & Day Spa, Inc.            32.5%
 175   West Wind Apartments: Phase I & II         100.0%       1/29/98
 176   Tanglewood Terrace Apartments               95.4%       3/31/98
 177   Southside Plaza                            100.0%       2/17/98     Quality Markets                             79.5%
 178   Wynridge Apartments                         97.1%       12/31/97
 179   Valley West Shopping Center                 98.1%       5/1/98      Ray's Sentry Market                         23.4%
 180   Market Square Shopping Center              100.0%       4/3/98      Food Lion                                   52.1%
 181   Meridian Mansions, Corporate
          Suites Apartments                        86.0%       11/5/97
 182   Uptown Shopping Center                      89.9%       4/24/98     Brookshires                                 28.0%
 183   Woodside Glen Apartments                    98.6%       12/1/97
 184   Super 8 Motels                              65.2%       11/30/97
 185   Fallbrook Towne Centre                      93.1%       11/19/97    Chief Auto Parts                            20.9%
 186   Stow-A-Way Self Storage                     96.6%       3/31/98
 187   555 Passaic Avenue (Regency Plaza)         100.0%       2/1/98      Marado Blu                                  19.3%
 188   Midtown Plaza Shopping Center               95.0%       11/10/97    MK Medical                                  57.1%
 189   The Fountain Head Manufactured
          Housing Park                             95.6%       1/29/98
 190   Iron Place Warehouse                       100.0%       2/1/98      Capital Office                              25.8%
 191   Greenbrier Apartments/Townhouses            93.8%       11/30/97
 192   Village of Melrose Park                    100.0%       12/1/97     OMNI                                       100.0%
 193   Duxbury Marketplace                         95.6%       4/20/98     SPORTWORKS                                  11.1%
 194   Glen Iris Lofts                             97.1%       1/31/98
 195   Walgreen - Oklahoma                        100.0%       12/20/97    Walgreens                                  100.0%
 196   Royalgate & Timberwood Apartments           94.3%       9/15/97
 197   Days Inn - Central                          65.2%       12/2/97
 198   Hermitage Apartments                        99.2%       3/31/98
 199   Augusta Commons                            100.0%       1/1/98      Talbots                                     19.3%
 200   Lock-N-Key Mini Storage                     86.3%       9/6/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------
 201   Morgantown Plaza Shopping Center            $246,901       $15,519      1.33      $2,820,000      11/26/97     77.9%
 202   Woodland Park Shopping Center               $383,612       $19,678      1.62      $4,100,000       3/31/97     53.4%
 203   Walgreens                                   $269,107       $14,808      1.51      $3,450,000       2/12/98     62.8%
 204   190-210 Sylvan Avenue                       $459,910       $24,541      1.56      $5,275,000       1/3/92      40.9%
 205   Park Apartments                             $234,662       $14,603      1.34      $2,700,000       1/28/98     79.8%
 206   Wendy's, Friendly's, & Citizens Bank        $280,332       $17,386      1.34      $3,000,000      12/1/97      71.0%
 207   Milford Post Plaza                          $257,498       $14,771      1.45      $2,975,000      10/21/97     71.1%
 208   Rite Aid - Ohio                             $241,008       $18,587      1.08      $2,710,000      12/7/97      78.0%
 209   Gull Cove Apartments                        $251,299       $13,579      1.54      $2,800,000       1/15/98     74.8%
 210   Dodge Crossing                              $243,775       $15,766      1.29      $2,800,000      12/12/97     74.7%
 211   Sutter Pointe Plaza Shopping Center         $265,697       $16,557      1.34      $2,800,000       7/15/97     74.4%
 212   Crystal Downs Mobile Village                $155,301        $9,755      1.23      $1,780,000      12/29/97     73.1%
 213   Twin Pines Mobile Home Park                  $61,775        $4,899      1.23      $1,000,000      12/29/97     73.1%
 214   Mountain View Estates                       $227,852       $14,180      1.34      $2,940,000       1/12/98     68.9%
 215   The Sunflower Apartments                    $292,606       $15,589      1.56      $3,000,000      12/5/97      67.3%
 216   White Lane Plaza Shopping Center            $262,156       $16,062      1.36      $2,560,000       8/4/97      78.2%
 217   Ledgemere Plaza                             $246,478       $14,611      1.41      $3,100,000       3/11/98     64.4%
 218   Econo Lodge Motel                           $338,491       $16,493      1.71      $2,700,000       2/3/98      73.8%
 219   38500-58680 Michigan Ave.
          & 3736-69 Commerce Ct.                   $238,239       $14,598      1.36      $3,200,000       1/28/98     62.3%
 220   Biocell Laboratories                        $260,670       $15,133      1.44      $2,800,000       9/10/97     71.1%
 221   The Crossings Apartments                    $279,894       $13,373      1.74      $3,100,000      11/4/97      62.1%
 222   Tanglewood West                             $228,614       $13,166      1.45      $3,100,000      10/30/97     62.1%
 223   Park Trails Apartments                      $261,907       $13,284      1.64      $3,400,000      12/30/97     55.6%
 224   GSK Office Building                         $193,709       $13,287      1.21      $2,550,000      11/10/97     73.4%
 225   Glenwood Trace Apartments                   $253,792       $14,427      1.47      $2,335,000      11/17/97     79.7%
 226   The Marina Dune Apartments                  $200,621       $12,464      1.34      $2,550,000      11/3/97      72.3%
 227   La Miradora Apartments                      $188,111       $12,672      1.24      $2,330,000      10/30/97     79.1%
 228   1106 Smith Road                             $230,479       $13,889      1.38      $2,550,000       9/18/97     72.1%
 229   Los Robles Medical Center                   $224,703       $14,299      1.31      $2,480,000       8/13/97     73.7%
 230   Chatham Mall Shopping Center                $222,329       $14,861      1.25      $2,450,000      12/22/97     74.5%
 231   Lamp Lighter Mobile Home Park
          -Canon City                              $141,358        $9,043      1.30      $2,145,000       3/15/98     58.1%
 232   Alpine Village Mobile Home Park
          -Florence                                 $81,439        $3,979      1.71        $924,000       3/15/98     59.3%
 233   Maple Hill Mobile Home Park                 $197,647       $12,803      1.29      $2,950,000      12/10/97     60.8%
 234   Ashment Shopping Center                     $215,990       $13,103      1.37      $2,520,000      12/2/97      71.0%
 235   Nicholson Corner                            $221,509       $14,055      1.31      $3,900,000       3/3/98      44.7%
 236   Equestrian Centre                           $203,845       $12,853      1.32      $2,600,000      12/17/97     67.0%
 237   Walgreen's Drug                             $234,547       $11,553      1.69      $2,800,000       1/6/98      62.0%
 238   Staples                                     $194,890       $13,565      1.20      $2,200,000      11/12/97     78.8%
 239   Winmont Apartments                          $178,028       $12,266      1.21      $2,150,000       1/16/98     78.7%
 240   Rite Aid - Lincoln                          $176,532       $14,003      1.05      $2,260,000       2/13/97     73.7%

(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------
 201   Morgantown Plaza Shopping Center           100.0%       1/31/98     Helig Meyers                                28.4%
 202   Woodland Park Shopping Center               85.1%       2/28/98     NOEL Furniture, Inc.                        41.1%
 203   Walgreens                                  100.0%       1/1/98      Walgreens                                  100.0%
 204   190-210 Sylvan Avenue                       98.2%       4/3/98      Don Smith/TMI                               18.2%
 205   Park Apartments                             90.2%       2/5/98
 206   Wendy's, Friendly's, & Citizens Bank       100.0%       8/1/97      Citizen's Bank                              39.4%
 207   Milford Post Plaza                          74.0%       10/31/97    Third Atrium                                 6.3%
 208   Rite Aid - Ohio                            100.0%       12/7/97     Rite Aid                                   100.0%
 209   Gull Cove Apartments                        95.2%       12/31/97
 210   Dodge Crossing                              91.2%       2/1/98      Photographics                               25.9%
 211   Sutter Pointe Plaza Shopping Center         80.0%       4/1/98      Joy Christian Fellowship                    18.6%
 212   Crystal Downs Mobile Village                98.1%       12/23/97
 213   Twin Pines Mobile Home Park                 97.3%       12/23/97
 214   Mountain View Estates                      100.0%       2/1/98
 215   The Sunflower Apartments                    87.6%       10/31/97
 216   White Lane Plaza Shopping Center            73.7%       4/1/98      KFC                                         12.3%
 217   Ledgemere Plaza                             93.6%       2/1/98      Just A Wee                                  15.3%
 218   Econo Lodge Motel                           82.0%       8/30/97
 219   38500-58680 Michigan Ave.
          & 3736-69 Commerce Ct.                  100.0%       1/21/98     Mels Auto                                   13.5%
 220   Biocell Laboratories                       100.0%       1/1/98      Biocell Laboratories, Inc.                 100.0%
 221   The Crossings Apartments                    94.4%       2/9/98
 222   Tanglewood West                            100.0%       2/2/98      Executive Suites                            11.1%
 223   Park Trails Apartments                     100.0%       1/2/98
 224   GSK Office Building                         83.6%       1/1/98      Amdahl Corp.                                37.5%
 225   Glenwood Trace Apartments                   82.9%       3/31/98
 226   The Marina Dune Apartments                  97.9%       3/31/98
 227   La Miradora Apartments                      96.4%       12/11/97
 228   1106 Smith Road                             90.4%       3/31/98     Crouch Industries                           47.0%
 229   Los Robles Medical Center                   90.7%       10/13/97    Loro Enterprises                            30.7%
 230   Chatham Mall Shopping Center               100.0%       2/27/98     A&P Tea Co., Inc.                           51.6%
 231   Lamp Lighter Mobile Home Park
          -Canon City                              97.1%       1/1/98
 232   Alpine Village Mobile Home Park
          -Florence                               100.0%       1/1/98
 233   Maple Hill Mobile Home Park                 79.3%       12/7/97
 234   Ashment Shopping Center                    100.0%       8/6/97      Barnes & Noble                             100.0%
 235   Nicholson Corner                            87.8%       5/11/98     American Reprographic                       24.7%
 236   Equestrian Centre                          100.0%       10/1/97     Cyndi Pan's Dance Studio                    13.5%
 237   Walgreen's Drug                            100.0%       12/23/97    Walgreens                                  100.0%
 238   Staples                                    100.0%       12/22/97    Staples                                    100.0%
 239   Winmont Apartments                          94.0%       2/13/98
 240   Rite Aid - Lincoln                         100.0%       2/25/97     Rite-Aid, Inc.                             100.0%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------
 241   Masonic Building                            $208,276       $12,806      1.36      $2,235,000       9/23/97     74.4%
 242   Washington Square Shopping Center           $347,689       $12,550      2.31      $3,725,000       6/24/97     44.0%
 243   Springfield Secure Storage Facility         $221,314       $13,323      1.38      $2,460,000      12/3/97      66.5%
 244   Riverside Mini Storage                      $217,580       $13,041      1.39      $2,417,000      10/25/97     66.4%
 245   Cherokee Hills Shopping Center              $197,859       $11,586      1.42      $2,150,000       2/3/98      74.2%
 246   Country Acre Estates Mobile Home Park       $178,456       $10,817      1.37      $2,000,000      10/13/97     79.6%
 247   Overlea Shopping Center                     $193,631       $11,635      1.39      $2,110,000       2/12/98     74.6%
 248   Crystal Shores Apartments                   $244,270       $10,768      1.89      $2,600,000      11/4/97      59.6%
 249   Lakeshore Place Apartments                  $199,731       $10,115      1.65      $1,950,000      12/2/97      79.2%
 250   Super 8 Motel Kissimmee                     $259,966       $13,180      1.64      $2,200,000       1/1/98      69.7%
 251   US Forest Service Office Building           $226,698       $17,989      1.05      $2,200,000       2/10/98     68.2%
 252   Office Building/Day Care                    $172,933       $10,922      1.32      $2,032,000      12/15/97     73.7%
 253   Lakeview Meadow Estates Townhomes           $170,611       $10,717      1.33      $1,900,000       2/6/98      78.8%
 254   Whispering Pines Apartments                 $163,243       $10,630      1.28      $2,100,000      12/18/97     71.2%
 255   United States Post Office                   $163,429       $11,192      1.22      $1,950,000      10/14/97     76.5%
 256   Studio Plaza Apartments                     $233,168       $11,355      1.71      $2,100,000      11/25/97     70.0%
 257   Keoway Village Apartments                   $174,875       $10,510      1.39      $1,900,000       1/7/98      77.4%
 258   Belleview Estates Apartments                $159,176        $9,951      1.33      $1,900,000       3/16/98     76.2%
 259   Towne Plaza                                 $175,563       $11,278      1.30      $1,790,000       8/25/97     80.4%
 260   State Office Building                       $179,451       $11,390      1.31      $2,000,000      11/25/97     71.8%
 261   Fort Mott Village Apartments                $176,611        $9,513      1.55      $1,700,000      12/1/97      84.5%
 262   Brigham Road Apartments                     $167,303       $10,333      1.35      $2,000,000      12/4/97      71.5%
 263   87 Northpointe Drive                        $171,977       $10,054      1.43      $1,900,000      11/26/97     74.5%
 264   Clough Shops                                $155,502        $9,560      1.36      $1,900,000      12/2/97      73.5%
 265   Crain Professional Center                   $162,457        $9,636      1.40      $2,000,000      11/21/97     69.7%
 266   Maple Crest Manor Mobile Home Park          $139,123        $9,195      1.26      $1,700,000      10/13/97     79.6%
 267   Bayberry Apartments                         $151,974        $8,954      1.41      $1,800,000      12/12/97     74.9%
 268   Landmark II                                 $165,766        $9,654      1.43      $2,275,000       2/19/98     59.2%
 269   Magnolia Hall Apartments                    $182,746        $9,346      1.63      $1,750,000      10/29/97     74.9%
 270   Multi-Tenant Industrial Project             $174,051       $12,081      1.20      $2,500,000       1/5/98      52.4%
 271   Converse Corners Shopping Center            $162,034        $9,751      1.38      $1,650,000      12/10/97     78.7%
 272   162 Northpointe Drive                       $156,392        $9,205      1.42      $1,750,000      11/26/97     74.0%
 273   West Oaks Center                            $156,297        $9,179      1.42      $1,750,000      10/17/97     74.0%
 274   Zia Self Stor-All                           $191,339        $9,879      1.61      $1,830,000       9/24/97     70.6%
 275   Lappin Lighting/ Boarman & Assoc.
          Building                                 $169,729       $10,034      1.41      $1,800,000      11/1/97      71.8%
 276   Darby House Apartments                      $122,800        $8,654      1.18      $1,600,000      12/10/97     79.8%
 277   Sony Centre                                 $156,515        $9,922      1.31      $1,600,000       1/15/98     79.8%
 278   Misty Hollow Apartments                     $169,562       $10,016      1.41      $1,625,000      12/4/97      78.0%
 279   Bay State Building                          $165,399        $9,094      1.52      $2,300,000      12/15/97     54.3%
 280   Vienna Square Apartments                    $152,460        $8,570      1.48      $1,625,000       2/23/98     76.8%
(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------
 241   Masonic Building                            97.2%       11/20/97    Norman Hanson and Detroy                    44.6%
 242   Washington Square Shopping Center           93.9%       2/20/98     Old America Stores                          49.8%
 243   Springfield Secure Storage Facility         91.9%       9/30/97
 244   Riverside Mini Storage                      91.1%       10/31/97
 245   Cherokee Hills Shopping Center              89.2%       4/8/98      Derby VIII, Inc.                            19.1%
 246   Country Acre Estates Mobile Home Park       99.2%       12/5/97
 247   Overlea Shopping Center                    100.0%       2/16/98     CVS Pharmacy                                38.0%
 248   Crystal Shores Apartments                   97.1%       2/19/98
 249   Lakeshore Place Apartments                  93.0%       3/25/98
 250   Super 8 Motel Kissimmee                     82.2%       12/1/97
 251   US Forest Service Office Building           98.6%       1/1/98      U.S Forest Service                          98.6%
 252   Office Building/Day Care                   100.0%       12/8/97     Koalaty Time Inc.                           75.0%
 253   Lakeview Meadow Estates Townhomes           96.4%       1/30/98
 254   Whispering Pines Apartments                 92.2%       2/19/98
 255   United States Post Office                  100.0%       1/12/98     U. S. Postal Service                       100.0%
 256   Studio Plaza Apartments                     93.3%       10/31/97
 257   Keoway Village Apartments                   96.3%       5/1/98
 258   Belleview Estates Apartments                97.6%       4/18/98
 259   Towne Plaza                                100.0%       12/31/97    Woodstock School of Ballet                  14.3%
 260   State Office Building                       98.7%       12/5/97     Human Services                              98.7%
 261   Fort Mott Village Apartments                88.9%       1/30/98
 262   Brigham Road Apartments                     97.1%       12/1/97
 263   87 Northpointe Drive                       100.0%       3/3/98      Lawrence Plastics, Inc.                    100.0%
 264   Clough Shops                               100.0%       3/5/98      Walgreens                                   51.8%
 265   Crain Professional Center                   97.7%       10/17/97    Independent Dialysis                        14.5%
 266   Maple Crest Manor Mobile Home Park          97.2%       9/15/97
 267   Bayberry Apartments                         94.3%       11/30/97
 268   Landmark II                                 91.2%       2/24/98     Mortgage America                            11.8%
 269   Magnolia Hall Apartments                    95.8%       12/31/97
 270   Multi-Tenant Industrial Project             99.9%       2/26/98     Hyper Therm                                 12.6%
 271   Converse Corners Shopping Center            99.4%       3/31/98     Smith Barney                                34.4%
 272   162 Northpointe Drive                      100.0%       3/3/98      Mint Tool Corp.                            100.0%
 273   West Oaks Center                           100.0%       3/20/98     Fort Bend Hospital                          37.5%
 274   Zia Self Stor-All                           86.0%       9/15/97
 275   Lappin Lighting/ Boarman & Assoc.
          Building                                 99.3%       12/21/97
 276   Darby House Apartments                      91.7%       12/31/97
 277   Sony Centre                                100.0%       1/1/98      Sony Corp.                                  45.9%
 278   Misty Hollow Apartments                     97.5%       3/31/98
 279   Bay State Building                          87.6%       3/1/98      Dept. of Training & Development             26.0%
 280   Vienna Square Apartments                    95.0%       12/31/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------
 281   Seven Palms Apartments                      $142,843        $8,915      1.34      $1,825,000      12/31/97     68.3%
 282   Parkchester Apartments                      $182,275        $9,766      1.56      $1,610,000      12/4/97      77.2%
 283   Cascades at Lake St. George                 $159,193        $9,143      1.45      $1,650,000      10/17/97     73.9%
 284   Brodhead North Condominiums                 $135,797        $8,026      1.41      $1,600,000      12/12/97     75.5%
 285   Greensboro-Wendover Phase-I                 $206,249       $11,292      1.52      $2,250,000       7/12/93     53.6%
 286   Greensboro- Wendover Phase-2                $308,550       $11,083      2.32      $3,040,000      11/29/93     39.5%
 287   The Sandpiper Cove Apartments               $239,866        $8,336      2.40      $2,300,000      11/4/97      52.2%
 288   The Southwyck Manor Apartments              $177,129        $8,336      1.77      $2,000,000      11/4/97      60.0%
 289   Home Depot Center                           $182,954        $8,129      1.88      $1,850,000       4/11/97     64.7%
 290   Forest Hills Rest Home                      $154,117       $10,278      1.25      $1,720,000       2/6/98      69.6%
 291   Lakeside Village Apartments                 $138,029        $8,612      1.34      $1,650,000      12/11/97     72.4%
 292   Southern Oaks Apartments                    $148,236        $9,463      1.31      $1,600,000      12/23/97     74.6%
 293   Mobile Acres                                $186,530        $8,806      1.77      $1,610,000       9/9/97      74.1%
 294   520 Courtney Way                            $125,365        $8,189      1.28      $1,590,000       4/30/98     73.5%
 295   Pine Point Apartment Complex                $141,102        $8,536      1.38      $1,425,000      10/16/97     79.5%
 296   1693 NE 54th Avenue                         $139,830        $8,842      1.32      $1,600,000      11/25/97     70.6%
 297   French Riviera Apartments                   $125,467        $7,541      1.39      $1,375,000       2/23/98     79.9%
 298   Lone Star Self Storage                      $150,229        $8,229      1.52      $1,700,000      12/8/97      64.3%
 299   Appaloosa Road Office Building              $142,731        $8,956      1.33      $1,450,000      11/24/97     75.1%
 300   Longwood Trade Center                       $127,034        $7,924      1.34      $1,500,000       3/18/98     69.9%
 301   Fifth Avenue Court Apartments               $116,630        $7,479      1.30      $1,750,000      10/2/97      59.2%
 302   Patterson House Apartments                  $215,430        $6,722      2.67      $2,100,000      12/2/97      48.8%
 303   The Bluffs Apartments                       $135,827        $7,121      1.59      $1,600,000      11/5/97      64.1%
 304   Albany Secure Storage                       $139,125        $8,475      1.37      $1,800,000      12/12/97     56.6%
 305   Westover Plaza                              $121,822        $7,416      1.37      $1,365,000      12/1/97      73.0%
 306   Panola Mercado                              $138,256        $7,164      1.61      $1,350,000       2/2/98      73.7%
 307   Oxford Building                             $211,788        $7,586      2.33      $3,150,000      10/16/97     31.5%
 308   Villa St. Cyr Apartments                    $150,783        $7,325      1.72      $1,500,000      10/30/97     66.2%
 309   Olive Tree Plaza                            $111,341        $7,596      1.22      $1,225,000       1/16/98     79.8%
 310   Hyde Park Apartments                        $134,603        $6,922      1.62      $1,250,000      12/20/97     74.6%
 311   Bel Aire Apartments                         $111,194        $6,520      1.42      $1,200,000      11/17/97     76.3%
 312   Davis Memorial Goodwill Industries          $114,781        $7,256      1.32      $1,165,000       3/5/98      77.0%
 313   Centre Pointe Apartments                    $115,146        $6,592      1.46      $1,200,000      12/5/97      74.7%
 314   The Knight Apartments                       $107,239        $6,592      1.36      $1,285,000      12/18/97     69.7%
 315   Continental Car Office Building             $124,035        $6,804      1.52      $2,750,000       6/16/97     32.5%
 316   Twin Tower Apartments                       $132,724        $6,373      1.74      $1,230,000      11/25/97     72.7%
 317   Westwind Apartments                          $97,097        $5,837      1.39      $1,200,000      12/12/97     73.2%
 318   Shadow Center/Baytown Village Center         $88,649        $5,428      1.36      $1,050,000      12/4/97      72.9%
 319   Industrial Park Addison                     $137,095       $10,495      1.09      $1,620,000       2/8/96      45.1%
 320   Orchard Park Apartments                      $99,943        $5,423      1.54      $1,075,000      10/30/97     67.8%

(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------
 281   Seven Palms Apartments                     100.0%       3/20/98
 282   Parkchester Apartments                      98.8%       3/31/98
 283   Cascades at Lake St. George                100.0%       1/1/98      Southland (7 and 11)                        18.7%
 284   Brodhead North Condominiums                 96.8%       1/31/98                                                  0.0%
 285   Greensboro-Wendover Phase-I                 85.9%       4/1/98      GTE/Cellular One                            20.5%
 286   Greensboro- Wendover Phase-2                96.8%       4/30/98     Dillard Express                              9.2%
 287   The Sandpiper Cove Apartments               96.9%       2/9/98                                                   0.0%
 288   The Southwyck Manor Apartments              97.8%       2/9/98                                                   0.0%
 289   Home Depot Center                          100.0%       9/10/97     Starbucks Coffee                            20.7%
 290   Forest Hills Rest Home                      97.9%       3/12/98
 291   Lakeside Village Apartments                 98.7%       2/2/98
 292   Southern Oaks Apartments                    92.7%       3/31/98
 293   Mobile Acres                                97.9%       12/1/97
 294   520 Courtney Way                           100.0%       3/31/98     Exide Electronics Corp.                     75.9%
 295   Pine Point Apartment Complex                89.3%       3/24/98
 296   1693 NE 54th Avenue                        100.0%       12/8/97     Lanter Courier Corp.                        61.5%
 297   French Riviera Apartments                   98.2%       12/31/97
 298   Lone Star Self Storage                      92.4%       12/2/97
 299   Appaloosa Road Office Building             100.0%       1/1/98      Cigna Health Care of California            100.0%
 300   Longwood Trade Center                      100.0%       4/1/98      Grizzly Bar                                 10.1%
 301   Fifth Avenue Court Apartments              100.0%       3/25/98
 302   Patterson House Apartments                  98.5%       3/31/98
 303   The Bluffs Apartments                       88.9%       2/9/98
 304   Albany Secure Storage                       80.7%       12/1/97
 305   Westover Plaza                             100.0%       10/8/97     Binghamton Limb & Brace                     46.0%
 306   Panola Mercado                             100.0%       1/15/98     Chou Lee's Restaurant                       18.0%
 307   Oxford Building                             96.2%       4/28/98     Personal Touch                               8.3%
 308   Villa St. Cyr Apartments                    96.7%       4/28/98
 309   Olive Tree Plaza                            95.6%       1/16/98     Academy with Community Partners, Inc.       31.3%
 310   Hyde Park Apartments                        97.3%       12/18/97
 311   Bel Aire Apartments                         94.5%       10/8/97
 312   Davis Memorial Goodwill Industries         100.0%       1/1/98      Davis Memorial Goodwill                    100.0%
 313   Centre Pointe Apartments                    92.6%       5/7/98
 314   The Knight Apartments                      100.0%       4/1/98
 315   Continental Car Office Building            100.0%       9/30/97     American Red Cross                          27.8%
 316   Twin Tower Apartments                       96.9%       12/31/97
 317   Westwind Apartments                         83.3%       3/20/98
 318   Shadow Center/Baytown Village Center       100.0%       4/8/98      Emerald Cleaners                            29.9%
 319   Industrial Park Addison                    100.0%       12/31/97    Alcon Aluminum Components, Inc.            100.0%
 320   Orchard Park Apartments                    100.0%       4/28/98

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                            Underwritable    Monthly                  Property      Valuation
  No.  Property Name                              Cash Flow      Payment      DSCR(4)     Value           Date        LTV(4)
--------------------------------------------------------------------------------------------------------------------------------
 321   Meadowbrook Apartments                      $111,052        $4,967      1.86      $1,100,000      11/17/97     65.0%
 322   Keys West Apartments                         $64,501        $3,955      1.36        $720,000      11/19/97     74.7%

Total Weighted Average:                                                        1.42                                   70.3%

(table continued)
----------------------------------------------------------------------------------------------------------------------------
Loan                                                  Percent Leased(7)               Tenant Information(8)
  No.  Property Name                                Leased      Date    Largest Tenant                                % NSF
----------------------------------------------------------------------------------------------------------------------------
 321   Meadowbrook Apartments                      96.3%       2/9/98
 322   Keys West Apartments                        97.5%       12/10/97

Total Weighted Average:

                                     II-25

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest               Lock-                        Prepayment Code(9)
 Loan                                       Accrual                out
 No.   Property Name                        Method  Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

  1   Two Chatham Center                  Actual/360     2        26    90
  2   Eastridge Mall (13)                   30/360      321      180
  3   Eastridge Mall (13)                   30/360      234      180                                  12     12    12    12     12
  4   Phoenix Inn - Beaverton             Actual/360     6        60                    57
  5   Phoenix Inn - Vancouver             Actual/360     6        60                    57
  6   Phoenix Inn - Salem                 Actual/360     6        60                    57
  7   Phoenix Inn - Lake Oswego           Actual/360     6        60                    57
  8   Phoenix Inn - Tigard                Actual/360     6        60                    57
  9   Phoenix Inn - Eugene                Actual/360     6        60                    57
  10  Phoenix Inn - Wilsonville           Actual/360     6        60                    57
  11  Piazza Carmel Shopping Center       Actual/360     2        60                    57
  12  Shrewsbury Plaza                      30/360       4        84                   180
  13  La Mirada                           Actual/360     3        60                    57
  14  Crossroads Shopping Center          Actual/360     0        24    96
  15  Crossroads Shopping Center          Actual/360     0        24    96
  16  Residence Inn                       Actual/360     5        60                    54
  17  Fairfield Inn                       Actual/360     5        60                    54
  18  Fairfield Inn                       Actual/360     5        60                    54
  19  Fairfield Inn                       Actual/360     4        60                    54
  20  Residence Inn                       Actual/360     5        60                    54
  21  University Village                  Actual/360     6        48                   129
  22  Coffey Creek Apartments             Actual/360     4        60                    57
  23  East Gate Square Phase IV           Actual/360     1        36                         6
  24  Treybrooke Apartments               Actual/360     1        60                    57
  25  Embassy Suites Hotel                Actual/360     6        48                    66
  26  Oxnard Redhill Partners             Actual/360     2        48                    69
  27  1155 Market Street                  Actual/360     2        26    91
  28  Bluffs III                          Actual/360     4        48                    69
  29  Riverfront Technical Park           Actual/360     2        24                   108
  30  Hampton  Inn/Midway Airport         Actual/360     1        60                                  12           12           12
  31  Commerce Place                      Actual/360     4        60                    57
  32  JP Center                           Actual/360     4        89                    88
  33  Vineyard Terrace Apartments         Actual/360     5        48                    66
  34  Perimeter Place Office
       Building                           Actual/360     1        48                    66
  35  Bourse Garage                       Actual/360     3        48                    66
  36  Kevon Office Center                 Actual/360     3        12                   102

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

  1   Two Chatham Center                                            4         6.84
  2   Eastridge Mall (13)                 12    12    12    252               8.24
  3   Eastridge Mall (13)                 12    12    12    117               8.24
  4   Phoenix Inn - Beaverton                                       3        12.50
  5   Phoenix Inn - Vancouver                                       3        12.50
  6   Phoenix Inn - Salem                                           3        12.50
  7   Phoenix Inn - Lake Oswego                                     3        12.50
  8   Phoenix Inn - Tigard                                          3        12.50
  9   Phoenix Inn - Eugene                                          3        12.50
  10  Phoenix Inn - Wilsonville                                     3        12.50
  11  Piazza Carmel Shopping Center                                 3        12.24
  12  Shrewsbury Plaza                                             36         4.84
  13  La Mirada                                                     3        12.50
  14  Crossroads Shopping Center                                              8.24
  15  Crossroads Shopping Center                                              8.24
  16  Residence Inn                                                 6         8.34
  17  Fairfield Inn                                                 6         8.34
  18  Fairfield Inn                                                 6         8.34
  19  Fairfield Inn                                                 6         8.34
  20  Residence Inn                                                 6         8.34
  21  University Village                                            3         8.24
  22  Coffey Creek Apartments                                       3         8.24
  23  East Gate Square Phase IV                                               8.24
  24  Treybrooke Apartments                                         3         8.24
  25  Embassy Suites Hotel                                          6         8.34
  26  Oxnard Redhill Partners                                       3         8.24
  27  1155 Market Street                                            3        10.24
  28  Bluffs III                                                    3         8.24
  29  Riverfront Technical Park                                    12         8.34
  30  Hampton  Inn/Midway Airport               12            9     3        11.24
  31  Commerce Place                                                3        12.50
  32  JP Center                                                     3         8.24
  33  Vineyard Terrace Apartments                                   6         8.34
  34  Perimeter Place Office
       Building                                                     6         8.24
  35  Bourse Garage                                                 6         8.34
  36  Kevon Office Center                                           6         8.34

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

  37  Sherman Plaza Retail Center         Actual/360     6        36                    81
  38  The Villas of Bon Vista
       Apartments                         Actual/360     3        60                    57
  39  Bon Vista                           Actual/360     3        60                    57
  40  Barrington North Apartments         Actual/360     3        60                    57
  41  Edgewater Development (14)            30/360      78
  42  4th Street Portfolio                  30/360       9        36                   201
  43  Tamarack Trace Apartments           Actual/360     6        48                    66
  44  Ridgeway Industrial I               Actual/360     0        48                    69
  45  Ridgeway Industrial II              Actual/360     0        48                    69
  46  Indian Creek Apartments             Actual/360     5        42                    39
  47  Riverbend Distribution Center       Actual/360     4        48                             12   12           12           12
  48  Baker Waterfront Plaza                30/360       1        48                    66
  49  The Blue Harbor Club Apartments     Actual/360     3        48                    60
  50  Berkeley Business Center            Actual/360     3        60                    57
  51  Colonial Self Storage
       - Arlington                        Actual/360     5        29    88
  52  Colonial Self Storage
       - Andrews                          Actual/360     5        29    88
  53  Colonial Self Storage - Coppell     Actual/360     5        29    88
  54  Colonial Self Storage - Loop        Actual/360     5        29    88
  55  Mid - Rise Office Building          Actual/360     4        72               66
  56  Barrington Place Development        Actual/360     4        60                    54
  57  Partridge Pointe Apartments         Actual/360     3        48                    69
  58  345 Underhill Boulevard             Actual/360    10        60                   177
  59  Lakeshore Apartments                Actual/360     4        60                    57
  60  Wilson Woods Apartments             Actual/360     4        60                    57
  61  Mill Street Plaza Building          Actual/360     4        60                    57
  62  Fallwood Apartments                 Actual/360     5        60                    48
  63  Pinebrooke Center                   Actual/360     3        48                    66
  64  Woodside Apartments                 Actual/360     1        48    69
  65  Poway Plaza                         Actual/360     3        60                    57
  66  Holbrook - Spyglass                 Actual/360     1        25    92
  67  Holbrook - Heritage Park            Actual/360     1        25    92
  68  Holbrook - Burl Park                Actual/360     1        25    92
  69  University Townhouse Apartments     Actual/360     4        48                    66
  70  Shadow Lake Mobile Home
       Community                          Actual/360     3        60                    57
  71  Regency Towers                      Actual/360     5        60                    54
  72  Polo Plaza                          Actual/360     3        60                    57

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

  37  Sherman Plaza Retail Center                                   3        8.24
  38  The Villas of Bon Vista
       Apartments                                                   3        12.50
  39  Bon Vista                                                     3        12.50
  40  Barrington North Apartments                                   3        12.50
  41  Edgewater Development (14)                                              8.24
  42  4th Street Portfolio                                          3         8.24
  43  Tamarack Trace Apartments                                     6         8.34
  44  Ridgeway Industrial I                                         3         8.24
  45  Ridgeway Industrial II                                        3         8.24
  46  Indian Creek Apartments                                       3         8.24
  47  Riverbend Distribution Center             12            9     3         8.24
  48  Baker Waterfront Plaza                                        6         8.34
  49  The Blue Harbor Club Apartments                              12         8.34
  50  Berkeley Business Center                                      3        12.50
  51  Colonial Self Storage
       - Arlington                                                  3         8.24
  52  Colonial Self Storage
       - Andrews                                                    3         8.24
  53  Colonial Self Storage - Coppell                               3         8.24
  54  Colonial Self Storage - Loop                                  3         8.24
  55  Mid - Rise Office Building                                    6        13.34
  56  Barrington Place Development                                  6         8.34
  57  Partridge Pointe Apartments                                   3         8.24
  58  345 Underhill Boulevard                                       3        12.50
  59  Lakeshore Apartments                                          3         8.24
  60  Wilson Woods Apartments                                       3         8.24
  61  Mill Street Plaza Building                                    3         8.24
  62  Fallwood Apartments                                          12        18.34
  63  Pinebrooke Center                                             6         8.34
  64  Woodside Apartments                                           3         8.24
  65  Poway Plaza                                                   3        12.50
  66  Holbrook - Spyglass                                           3         8.24
  67  Holbrook - Heritage Park                                      3         8.24
  68  Holbrook - Burl Park                                          3         8.24
  69  University Townhouse Apartments                               6        16.34
  70  Shadow Lake Mobile Home
       Community                                                    3         8.24
  71  Regency Towers                                                6        12.24
  72  Polo Plaza                                                    3        12.50

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

  73  South Cove Apartments               Actual/360     3        48                    60
  74  Jefferson Townhome Apartments       Actual/360     6        48                    66
  75  Holiday Inn - Livermore             Actual/360     4        60                    57
  76  Riverbend Apartments                Actual/360     4        48         66
  77  Beach Mobile Home Park              Actual/360     5        48                    66
  78  Kentucky Home Life Building         Actual/360     5        48                    66
  79  Ramada Resort and
       Conference Center                  Actual/360     3        36                    81
  80  Country Hills Health Center         Actual/360     5        60                   177
  81  Porters Neck Shopping Center        Actual/360     4       120                   117
  82  Kern Valley Plaza                   Actual/360     4        60                    57
  83  Comfort Inn Airport West              30/360       4        60                   180
  84  Sleep Inn/Midway Airport            Actual/360     1        60                                  12           12           12
  85  Woods Apartments                    Actual/360     2        48                    66
  86  Foothill Park Plaza                   30/360      11        60                    54
  87  Yacht Club Apartments               Actual/360     4        48         66
  88  Westbrook Manor                     Actual/360     5        60                    48
  89  Kelsey Business Center              Actual/360     1        60                    57
  90  Dorchester Manor                    Actual/360     0        48                   129
  91  Financial Plaza                     Actual/360     1        48                    69
  92  Casa View Shopping Center           Actual/360     5        60                    57
  93  Shurgard of Factoria North          Actual/360     6        84                    90
  94  Space Park East                       30/360       9        36                   261
  95  Best Buy Store                      Actual/360     4       120                   114
  96  Chouteau Trace Apartments           Actual/360     3        48                    69
  97  Pinewood Apartments                 Actual/360     2       120                    57
  98  70 Grand Avenue                     Actual/360     6        48                    66
  99  Wyntrace Apartments                 Actual/360     7                             114
 100  Newton Towers Apartments            Actual/360     4        48                    69
 101  Four Points Hotel by
       ITT Sheraton                       Actual/360     2        60                    57
 102  Mountvue Place                      Actual/360     6        60                    57
 103  Rivermill  Apartments               Actual/360     3        48                    66
 104  Village Square  Apartments          Actual/360     3        48                    66
 105  Sandy Ridge Square Shopping
       Center                             Actual/360     7        84                        72
 106  Americana Northridge Apartments     Actual/360     3        60                    84
 107  Waterdam Centre Shopping Plaza      Actual/360     3        48                    69
 108  Thorn Run Crossing Shopping
       Center                             Actual/360     5        48                    66

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

  73  South Cove Apartments                                        12        8.34
  74  Jefferson Townhome Apartments                                 6        8.24
  75  Holiday Inn - Livermore                                       3        8.24
  76  Riverbend Apartments                                          6       13.34
  77  Beach Mobile Home Park                                        6        8.34
  78  Kentucky Home Life Building                                   6        8.34
  79  Ramada Resort and
       Conference Center                                            3        8.24
  80  Country Hills Health Center                                   3        8.24
  81  Porters Neck Shopping Center                                  3        8.24
  82  Kern Valley Plaza                                             3       10.24
  83  Comfort Inn Airport West                                              11.24
  84  Sleep Inn/Midway Airport                  12          9       3       11.24
  85  Woods Apartments                                              6        8.24
  86  Foothill Park Plaza                                           6        8.24
  87  Yacht Club Apartments                                         6       13.34
  88  Westbrook Manor                                              12       18.34
  89  Kelsey Business Center                                        3       12.50
  90  Dorchester Manor                                              3        8.24
  91  Financial Plaza                                               3        8.24
  92  Casa View Shopping Center                                     3        8.24
  93  Shurgard of Factoria North                                    6       13.34
  94  Space Park East                                               3        8.24
  95  Best Buy Store                                                6        8.34
  96  Chouteau Trace Apartments                                     3        8.24
  97  Pinewood Apartments                                           3        8.24
  98  70 Grand Avenue                                               6        8.34
  99  Wyntrace Apartments                                           6       12.50
 100  Newton Towers Apartments                                      3        8.24
 101  Four Points Hotel by
       ITT Sheraton                                                 3       11.24
 102  Mountvue Place                                                3       12.50
 103  Rivermill  Apartments                                         6       18.34
 104  Village Square  Apartments                                    6       18.34
 105  Sandy Ridge Square Shopping
       Center                                                      24       12.50
 106  Americana Northridge Apartments                                       11.24
 107  Waterdam Centre Shopping Plaza                                3       12.50
 108  Thorn Run Crossing Shopping
       Center                                                       6        8.34


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

 109  LabCorp                             Actual/360     3        60                   117
 110  Kings Crossing Apartments           Actual/360     6        60                   117
 111  American Transtech, Inc.
       Communication Building             Actual/360     6        36                    96
 112  Cedar Point Plaza                   Actual/360     7        48                    66
 113  Westbrooke Village Apartments       Actual/360     5        60                    57
 114  Briggs Chaney Center                Actual/360     4        48                    66
 115  Parkside at Westminster             Actual/360     4        48                    66
 116  Copley Place Apartments             Actual/360     4        36                    78
 117  Best Buy Yorba Linda                Actual/360     5        48                    68
 118  Kingsbrook Estates
       Mobile Home Park                   Actual/360     4        60                    57
 119  Pineloch Estates                    Actual/360     2        48                    69
 120  Monaco Park Apartments              Actual/360     4        48         66
 121  Walden Point                        Actual/360     3        60                   177
 122  950 Franklin                        Actual/360     2        26    91
 123  Huntley Square                      Actual/360     6        48                    66
 124  Enclave at Renaissance
       Apartments                         Actual/360     2        60                    57
 125  Suburban Lodge Jeffersontown        Actual/360     6        36                    81
 126  Wacker Plaza                        Actual/360     4       120                   114
 127  Kona Kai Apartments                 Actual/360     3        48                    69
 128  Oleander Business Center            Actual/360     2        60                    57
 129  Seymour Franks
       Woodworking, LLC.                  Actual/360     3        48         66
 130  Highlandtown Village                Actual/360     6        48                    66
 131  Sunrise at Atascocita               Actual/360     6       120                   108
 132  2-8 East Dennison Parkway,
       21-23 East First Street            Actual/360     3        60                    54
 133  Hickory Ridge Shopping Center         30/360       7        48                    66
 134  Grant-Academy Shopping Center       Actual/360     6        36                    78
 135  Edgetowne Square                      30/360       6        48                        66
 136  Walgreen - Kentucky                   30/360      20       120                   120
 137  Georgetown Square II                Actual/360     1        60                    57
 138  The Farm Office and Shopping
       Center                             Actual/360     2        60                    57
 139  17171 Gale Avenue                   Actual/360     3        60                    54
 140  Wenatchee-The Fair Market             30/360      55        24                   213
 141  Mel Kay/Burt Estates
       Mobile Home Park                   Actual/360     6        48                    66
 142  Northridge Apartments               Actual/360     3        60                    54
 143   The Vida Apartments                Actual/360     5        48                    66
 144  Lucky Center                        Actual/360     0        48                    66

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

 109  LabCorp                                                       3        12.50
 110  Kings Crossing Apartments                                     3        12.50
 111  American Transtech, Inc.
       Communication Building                                      12         8.34
 112  Cedar Point Plaza                                             6        18.34
 113  Westbrooke Village Apartments                                 3        12.50
 114  Briggs Chaney Center                                          6         8.34
 115  Parkside at Westminster                                       6         8.34
 116  Copley Place Apartments                                       6         8.24
 117  Best Buy Yorba Linda                                          3        11.24
 118  Kingsbrook Estates
       Mobile Home Park                                             3         8.24
 119  Pineloch Estates                                              3         8.24
 120  Monaco Park Apartments                                        6        13.34
 121  Walden Point                                                  3        11.24
 122  950 Franklin                                                  3        10.24
 123  Huntley Square                                                6         8.34
 124  Enclave at Renaissance
       Apartments                                                   3         8.24
 125  Suburban Lodge Jeffersontown                                  3        12.50
 126  Wacker Plaza                                                  6        18.34
 127  Kona Kai Apartments                                           3         8.24
 128  Oleander Business Center                                      3         8.24
 129  Seymour Franks
       Woodworking, LLC.                                            6         8.34
 130  Highlandtown Village                                          6         8.34
 131  Sunrise at Atascocita                                        12         8.34
 132  2-8 East Dennison Parkway,
       21-23 East First Street                                      6        18.34
 133  Hickory Ridge Shopping Center                                 6         8.34
 134  Grant-Academy Shopping Center                                 6         8.24
 135  Edgetowne Square                                              6         8.34
 136  Walgreen - Kentucky                                                     8.24
 137  Georgetown Square II                                          3         8.24
 138  The Farm Office and Shopping
       Center                                                       3        12.50
 139  17171 Gale Avenue                                             6        18.34
 140  Wenatchee-The Fair Market                                     3         8.24
 141  Mel Kay/Burt Estates
       Mobile Home Park                                             6         8.34
 142  Northridge Apartments                                         6        12.50
 143   The Vida Apartments                                          6         8.34
 144  Lucky Center                                                  6         8.24


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

 145  Dicks Sporting Goods                Actual/360     3        60                    57
 146  Plaza del Sol                       Actual/360     8        60                    57
 147  Gateway Park Shopping Center        Actual/360     2        24                    30
 148  Tower Associates of Wayne, Inc.     Actual/360     3        60                    57
 149  Riverdale Towne Apartments          Actual/360     3        60                    54
 150  Calusa Shops                        Actual/360     6        48                    66
 151  Broadway Plaza East                   30/360      27        24                    93
 152  Hunter Plaza                        Actual/360     3        60                    57
 153  Silver Maple Apartments             Actual/360     4        60                   117
 154  Flint Village Plaza                 Actual/360     3        60                    57
 155  Fox Chase Apartments                Actual/360     6        60                   117
 156  Fredericksburg Square
       Shopping Center                    Actual/360     4        60                    57
 157  North Point Shopping Center         Actual/360     4        60                    57
 158  Pine Highland Apartments              30/360       5        60                    57
 159  Huntington Commons
       Apartment Complex                  Actual/360     3        48                    66
 160  Avis Rent-A-Car Garage              Actual/360     2        48                    69
 161  Cimarron Place Apartments           Actual/360     3        60                    57
 162  Best Western Desert Aire            Actual/360     4       102                    72
 163  Maple Canyon                        Actual/360     5        60                    57
 164  Fairfield Inn                       Actual/360     4        36
 165  Park Villa Apartments                 30/360       5        60                   177
 166  Cornell North Industrial              30/360      12        36                    78
 167  Village Square Shopping
       Center                             Actual/360     3        60                    57
 168  Town Corral Shopping Center           30/360      17        24                    94
 169  King Plaza Retail Center            Actual/360     8        60                    54
 170  Crooked Creek Shopping Center       Actual/360    12        60                    57
 171  Lowe's Food Store,
       Grandfather Center                 Actual/360     1        60                    57
 172  Taylors Landing                     Actual/360     3        60                    57
 173  Tahitian Terrace
       Mobile Home Park                   Actual/360     3        36                    78
 174  Springdale Promenade                Actual/360     5        48                    66
 175  West Wind Apartments:
       Phase I & II                       Actual/360     4        48                    66
 176  Tanglewood Terrace Apartments         30/360       5        60                   177
 177  Southside Plaza                     Actual/360     3        84                    90
 178  Wynridge Apartments                 Actual/360     7        0                    114
 179  Valley West Shopping Center         Actual/360     5        60                    57
 180  Market Square Shopping Center       Actual/360     2        60                    57

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

 145  Dicks Sporting Goods                                          3        12.50
 146  Plaza del Sol                                                 3         8.24
 147  Gateway Park Shopping Center                                  6         8.24
 148  Tower Associates of Wayne, Inc.                               3        12.50
 149  Riverdale Towne Apartments                                    6        18.34
 150  Calusa Shops                                                  6         8.34
 151  Broadway Plaza East                                           3         8.24
 152  Hunter Plaza                                                  3         8.24
 153  Silver Maple Apartments                                       3        12.50
 154  Flint Village Plaza                                           3        12.50
 155  Fox Chase Apartments                                          3        12.50
 156  Fredericksburg Square
       Shopping Center                                              3         8.24
 157  North Point Shopping Center                                   3         8.24
 158  Pine Highland Apartments                                      3        11.24
 159  Huntington Commons
       Apartment Complex                                            6         8.34
 160  Avis Rent-A-Car Garage                                        3         8.24
 161  Cimarron Place Apartments                                     3         8.24
 162  Best Western Desert Aire                                      6         8.24
 163  Maple Canyon                                                  3        12.50
 164  Fairfield Inn                                         42      6        60.34
 165  Park Villa Apartments                                         3        11.24
 166  Cornell North Industrial                                      6         8.24
 167  Village Square Shopping
       Center                                                       3         8.24
 168  Town Corral Shopping Center                                   2         8.24
 169  King Plaza Retail Center                                      6         8.24
 170  Crooked Creek Shopping Center                                 3        12.50
 171  Lowe's Food Store,
       Grandfather Center                                           3         8.24
 172  Taylors Landing                                               3         8.24
 173  Tahitian Terrace
       Mobile Home Park                                             6         8.24
 174  Springdale Promenade                                          6         8.34
 175  West Wind Apartments:
       Phase I & II                                                 6         8.34
 176  Tanglewood Terrace Apartments                                 3        11.24
 177  Southside Plaza                                               6        18.34
 178  Wynridge Apartments                                           6        12.50
 179  Valley West Shopping Center                                   3         8.24
 180  Market Square Shopping Center                                 3         8.24


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

 181  Meridian Mansions, Corporate
       Suites Apartments                  Actual/360     5       108         66
 182  Uptown Shopping Center                30/360      56        24                   152
 183  Woodside Glen Apartments            Actual/360     4        48                    69
 184  Super 8 Motels                      Actual/360     5        60                    57
 185  Fallbrook Towne Centre              Actual/360     3        48                    69
 186  Stow-A-Way Self Storage             Actual/360     4        60                    57
 187  555 Passaic Avenue
       (Regency Plaza)                    Actual/360     3        48                    66
 188  Midtown Plaza Shopping Center       Actual/360     4        60                    57
 189  The Fountain Head
       Manufactured Housing Park          Actual/360     4        48                    66
 190  Iron Place Warehouse                Actual/360     5        36                    81
 191  Greenbrier Apartments/
       Townhouses                         Actual/360     5        60                    48
 192  Village of Melrose Park               30/360      31        24                    93
 193  Duxbury Marketplace                 Actual/360     2        48                    66
 194  Glen Iris Lofts                     Actual/360     4        48                    69
 195  Walgreen - Oklahoma                   30/360      20       120                   116
 196  Royalgate & Timberwood
       Apartments                         Actual/360     5        42                                                            12
 197  Days Inn - Central                  Actual/360     5        60                    57
 198  Hermitage Apartments                Actual/360     2        60                   177
 199  Augusta Commons                     Actual/360     5        36                    81
 200  Lock-N-Key Mini Storage             Actual/360     6        48                    66
 201  Morgantown Plaza Shopping
       Center                             Actual/360     2        60                    54
 202  Woodland Park Shopping
       Center                               30/360      11       120                   117
 203  Walgreens                           Actual/360     3       120                   114
 204  190-210 Sylvan Avenue                 30/360      77                             116
 205  Park Apartments                     Actual/360     4        48                    69
 206  Wendy's, Friendly's, &
       Citizens Bank                      Actual/360     5        48                   186
 207  Milford Post Plaza                  Actual/360     6        60                    57
 208  Rite Aid - Ohio                       30/360      16       120                   120
 209  Gull Cove Apartments                Actual/360     3        60                    57
 210  Dodge Crossing                      Actual/360     4        36                    78
 211  Sutter Pointe Plaza
       Shopping Center                    Actual/360     9        60                    54
 212  Crystal Downs Mobile Village        Actual/360     4        60                    57
 213  Twin Pines Mobile Home Park         Actual/360     4        60                    57
 214  Mountain View Estates               Actual/360     4        36                                                            12
 215  The Sunflower Apartments            Actual/360     3        48                    60
 216  White Lane Plaza Shopping
       Center                             Actual/360     9        60                    54

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

 181  Meridian Mansions, Corporate
       Suites Apartments                                            6        18.34
 182  Uptown Shopping Center                                        4         8.24
 183  Woodside Glen Apartments                                      3         8.24
 184  Super 8 Motels                                                3         8.24
 185  Fallbrook Towne Centre                                        3         8.24
 186  Stow-A-Way Self Storage                                       3         8.24
 187  555 Passaic Avenue
       (Regency Plaza)                                              6         8.24
 188  Midtown Plaza Shopping Center                                 3         8.24
 189  The Fountain Head
       Manufactured Housing Park                                    6         8.34
 190  Iron Place Warehouse                                          3         8.24
 191  Greenbrier Apartments/
       Townhouses                                                  12        18.34
 192  Village of Melrose Park                                       3         8.24
 193  Duxbury Marketplace                                           6         8.24
 194  Glen Iris Lofts                                               3         8.24
 195  Walgreen - Oklahoma                                                     8.24
 196  Royalgate & Timberwood
       Apartments                               12          12      6        35.34
 197  Days Inn - Central                                            3         8.24
 198  Hermitage Apartments                                          3        11.24
 199  Augusta Commons                                               3         8.24
 200  Lock-N-Key Mini Storage                                       6         8.34
 201  Morgantown Plaza Shopping
       Center                                                       6        12.50
 202  Woodland Park Shopping
       Center                                                       3        12.50
 203  Walgreens                                                     6         8.34
 204  190-210 Sylvan Avenue                                         4         8.24
 205  Park Apartments                                               3         8.24
 206  Wendy's, Friendly's, &
       Citizens Bank                                                6         8.34
 207  Milford Post Plaza                                            3        12.50
 208  Rite Aid - Ohio                                                         8.24
 209  Gull Cove Apartments                                          3         8.24
 210  Dodge Crossing                                                6         8.24
 211  Sutter Pointe Plaza
       Shopping Center                                              6         8.24
 212  Crystal Downs Mobile Village                                  3         8.24
 213  Twin Pines Mobile Home Park                                   3         8.24
 214  Mountain View Estates                     12          24     36         8.24
 215  The Sunflower Apartments                                     12         8.34
 216  White Lane Plaza Shopping
       Center                                                       6         8.24


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

 217  Ledgemere Plaza                     Actual/360     1        48                    66
 218  Econo Lodge Motel                   Actual/360     2       120                   114
 219  38500-58680 Michigan Ave. &
       3736-69 Commerce Ct.               Actual/360     3        66                    48
 220  Biocell Laboratories                Actual/360     4        90                    87
 221  The Crossings Apartments            Actual/360     0        72                    42
 222  Tanglewood West                     Actual/360     4        60                    57
 223  Park Trails Apartments              Actual/360     4        60                    84                                       12
 224  GSK Office Building                 Actual/360     6        60                    60
 225  Glenwood Trace Apartments           Actual/360     2        60                   176
 226  The Marina Dune Apartments          Actual/360     4        48                    66
 227  La Miradora Apartments              Actual/360     6        36                    42
 228  1106 Smith Road                       30/360       6        36                    78
 229  Los Robles Medical Center           Actual/360     7        60                    54
 230  Chatham Mall Shopping Center        Actual/360     3        60                   177
 231  Lamp Lighter Mobile Home
       Park-Canon City                    Actual/360     3        60                    54
 232  Alpine Village Mobile
       Home Park-Florence                 Actual/360     3        60                    54
 233  Maple Hill Mobile Home Park         Actual/360     3        48                    66
 234  Ashment Shopping Center             Actual/360     5        60                    54
 235  Nicholson Corner                    Actual/360     2       132                   106
 236  Equestrian Centre                   Actual/360     4        60                    54
 237  Walgreen's Drug                     Actual/360     4       120                   114
 238  Staples                             Actual/360     6        36                    78
 239  Winmont Apartments                  Actual/360     4        60                    57
 240  Rite Aid - Lincoln                    30/360       9       120                   120
 241  Masonic Building                    Actual/360     7        48                    66
 242  Washington Square Shopping
       Center                               30/360       7        24                    90
 243  Springfield Secure Storage
       Facility                           Actual/360     5       120              114
 244  Riverside Mini Storage              Actual/360     5       120              114
 245  Cherokee Hills Shopping
       Center                             Actual/360     3        48                    66
 246  Country Acre Estates Mobile
       Home Park                          Actual/360     6        48                    66
 247  Overlea Shopping Center             Actual/360     3        60                    54
 248  Crystal Shores Apartments           Actual/360     0        72                    42
 249  Lakeshore Place Apartments          Actual/360     4        36                    81
 250  Super 8 Motel Kissimmee             Actual/360     3        60                    57
 251  US Forest Service Office
       Building                           Actual/360     4        60                    54
 252  Office Building/Day Care            Actual/360     5        60                    54

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

 217  Ledgemere Plaza                                               6         8.24
 218  Econo Lodge Motel                                             6         8.34
 219  38500-58680 Michigan Ave. &
       3736-69 Commerce Ct.                                         6        18.34
 220  Biocell Laboratories                                          3        12.24
 221  The Crossings Apartments                                      6         8.24
 222  Tanglewood West                                               3         8.24
 223  Park Trails Apartments                     12          9      3         8.24
 224  GSK Office Building                                                     11.24
 225  Glenwood Trace Apartments                                     3         11.24
 226  The Marina Dune Apartments                                    6          8.24
 227  La Miradora Apartments                                        6          8.24
 228  1106 Smith Road                                               6          8.24
 229  Los Robles Medical Center                                     6          8.24
 230  Chatham Mall Shopping Center                                  3         12.50
 231  Lamp Lighter Mobile Home
       Park-Canon City                                              6          8.34
 232  Alpine Village Mobile
       Home Park-Florence                                           6          7.34
 233  Maple Hill Mobile Home Park                                   6          8.34
 234  Ashment Shopping Center                                       6          8.34
 235  Nicholson Corner                                              3          8.24
 236  Equestrian Centre                                             6          8.34
 237  Walgreen's Drug                                               6          8.34
 238  Staples                                                       6          8.24
 239  Winmont Apartments                                            3          8.24
 240  Rite Aid - Lincoln                                                       8.24
 241  Masonic Building                                              7          8.34
 242  Washington Square Shopping
       Center                                                       6          8.24
 243  Springfield Secure Storage
       Facility                                                     6         18.34
 244  Riverside Mini Storage                                        6         18.34
 245  Cherokee Hills Shopping
       Center                                                       6          8.24
 246  Country Acre Estates Mobile
       Home Park                                                    6          8.34
 247  Overlea Shopping Center                                       6          8.34
 248  Crystal Shores Apartments                                     6          8.24
 249  Lakeshore Place Apartments                                    3          8.24
 250  Super 8 Motel Kissimmee                                       3          8.24
 251  US Forest Service Office
       Building                                                     6         18.34
 252  Office Building/Day Care                                      6         18.34


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

 253  Lakeview Meadow Estates
       Townhomes                          Actual/360     2        60         54
 254  Whispering Pines Apartments         Actual/360     3        48                    66
 255  United States Post Office           Actual/360     5        36                   258
 256  Studio Plaza Apartments             Actual/360     3        48                    60
 257  Keoway Village Apartments           Actual/360     3        60                    57
 258  Belleview Estates Apartments        Actual/360     2        48                    69
 259  Towne Plaza                         Actual/360     7        60                    57
 260  State Office Building               Actual/360     5        84                   150
 261  Fort Mott Village Apartments        Actual/360     4        48                    66
 262  Brigham Road Apartments             Actual/360     4        48         66
 263  87 Northpointe Drive                Actual/360     3        60                    54
 264  Clough Shops                        Actual/360     3        48                    66
 265  Crain Professional Center           Actual/360     5        48         66
 266  Maple Crest Manor Mobile
       Home Park                          Actual/360     6        48                    66
 267  Bayberry Apartments                 Actual/360     2        48                    69
 268  Landmark II                         Actual/360     2        48                    66
 269  Magnolia Hall Apartments            Actual/360     6        60                    57
 270  Multi-Tenant Industrial
       Project                            Actual/360     4        96                    78
 271  Converse Corners Shopping
       Center                             Actual/360     1        60                    57
 272  162 Northpointe Drive               Actual/360     3        60                    54
 273  West Oaks Center                      30/360       6        36                    78
 274  Zia Self Stor-All                   Actual/360     6        48                    66
 275  Lappin Lighting/ Boarman &
       Assoc. Building                      30/360       6        48                    66
 276  Darby House Apartments              Actual/360     4        48                    69
 277  Sony Centre                         Actual/360     3        60                    54
 278  Misty Hollow Apartments             Actual/360     3        60                   177
 279  Bay State Building                  Actual/360     2        48                    69
 280  Vienna Square Apartments            Actual/360     2       120                   114
 281  Seven Palms Apartments              Actual/360     2        48                    69
 282  Parkchester Apartments              Actual/360     3        60                   177
 283  Cascades at Lake St. George           30/360       6        36                   201
 284  Brodhead North Condominiums         Actual/360     2        48                    69
 285  Greensboro-Wendover Phase-I           30/360      53        24                    57
 286  Greensboro- Wendover Phase-2          30/360      53        24                    57
 287  The Sandpiper Cove Apartments       Actual 360     0        72                    42
 288  The Southwyck Manor Apartments      Actual/360     0        72                    42

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

 253  Lakeview Meadow Estates
       Townhomes                                                    6         8.34
 254  Whispering Pines Apartments                                   6         8.34
 255  United States Post Office                                     6         8.24
 256  Studio Plaza Apartments                                      12         8.34
 257  Keoway Village Apartments                                     3         8.24
 258  Belleview Estates Apartments                                  3         8.24
 259  Towne Plaza                                                   3        12.50
 260  State Office Building                                         6         8.34
 261  Fort Mott Village Apartments                                  6         8.34
 262  Brigham Road Apartments                                       6         8.34
 263  87 Northpointe Drive                                          6        18.34
 264  Clough Shops                                                  6         8.34
 265  Crain Professional Center                                     6         8.34
 266  Maple Crest Manor Mobile
       Home Park                                                    6         8.34
 267  Bayberry Apartments                                           3         8.24
 268  Landmark II                                                   6         8.24
 269  Magnolia Hall Apartments                                      3         8.24
 270  Multi-Tenant Industrial
       Project                                                      6         8.34
 271  Converse Corners Shopping
       Center                                                       3         8.24
 272  162 Northpointe Drive                                         6        18.34
 273  West Oaks Center                                              6         8.24
 274  Zia Self Stor-All                                             6        18.34
 275  Lappin Lighting/ Boarman &
       Assoc. Building                                              6         8.34
 276  Darby House Apartments                                        3         8.24
 277  Sony Centre                                                   6         8.34
 278  Misty Hollow Apartments                                       3        11.24
 279  Bay State Building                                            3         8.24
 280  Vienna Square Apartments                                      6         8.34
 281  Seven Palms Apartments                                        3         8.24
 282  Parkchester Apartments                                        3        11.24
 283  Cascades at Lake St. George                                   3         8.24
 284  Brodhead North Condominiums                                   3         8.24
 285  Greensboro-Wendover Phase-I                                   3         8.24
 286  Greensboro- Wendover Phase-2                                  3         8.24
 287  The Sandpiper Cove Apartments                                 6         8.24
 288  The Southwyck Manor Apartments                                6         8.24


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest              Lock-                        Prepayment Code(9)
 Loan                                       Accrual               out
 No.   Property Name                        Method Seasoning(10) Period  DEF  YM5  YM3  YM1  YM  6.0%  5.0%  4.5%  4.0%  3.5%  3.0%
------------------------------------------------------------------------------------------------------------------------------------

 289  Home Depot Center                   Actual/360     3        60                    57
 290  Forest Hills Rest Home              Actual/360     2        60                    57
 291  Lakeside Village Apartments         Actual/360     4        48                    66
 292  Southern Oaks Apartments            Actual/360     3        60                   177
 293  Mobile Acres                          30/360       5        48                    66
 294  520 Courtney Way                    Actual/360     1        48                    70
 295  Pine Point Apartment Complex          30/360       6        48                    66
 296  1693 NE 54th Avenue                 Actual/360     5        60                    54
 297  French Riviera Apartments           Actual/360     2       120                   114
 298  Lone Star Self Storage              Actual/360     6        60                    54
 299  Appaloosa Road Office Building      Actual/360     6       120                   114
 300  Longwood Trade Center               Actual/360     1        72                   105
 301  Fifth Avenue Court Apartments       Actual/360     6        36                    42
 302  Patterson House Apartments          Actual/360     5        36                    81
 303  The Bluffs Apartments               Actual/360     0        72                    42
 304  Albany Secure Storage               Actual/360     6       120              114
 305  Westover Plaza                      Actual/360     3        48         66
 306  Panola Mercado                      Actual/360     4        48                    69
 307  Oxford Building                     Actual/360     6        48                    66
 308  Villa St. Cyr Apartments            Actual/360     6        48                    66
 309  Olive Tree Plaza                    Actual/360     3        60                    54
 310  Hyde Park Apartments                Actual/360     5        60                    54
 311  Bel Aire Apartments                 Actual/360     4        60                    54
 312  Davis Memorial Goodwill
       Industries                         Actual/360     2       132                   103
 313  Centre Pointe Apartments            Actual/360     4        48                    69
 314  The Knight Apartments               Actual/360     4        48                    69
 315  Continental Car Office
       Building                           Actual/360     5                  120                       12
 316  Twin Tower Apartments               Actual/360     5        48                    64
 317  Westwind Apartments                 Actual/360     2        48                    69
 318  Shadow Center/
       Baytown Village Center             Actual/360     6        36                    78
 319  Industrial Park Addison               30/360      26        24                    94
 320  Orchard Park Apartments             Actual/360     6        48                    66
 321  Meadowbrook Apartments              Actual/360     0        72                    42
 322  Keys West Apartments                Actual/360     4        60         42

(table continued)
---------------------------------------------------------------------------------------------------
                                                Prepayment Code(9)            Admin.
 Loan                                                                          Cost
 No.   Property Name                      2.5%  2.0%  1.5%  1.0%  Open     Rate(bps)(11)
---------------------------------------------------------------------------------------------------

 289  Home Depot Center                                             3       12.50
 290  Forest Hills Rest Home                                        3        8.24
 291  Lakeside Village Apartments                                   6        8.34
 292  Southern Oaks Apartments                                      3       11.24
 293  Mobile Acres                                                  6        8.34
 294  520 Courtney Way                                              3        8.24
 295  Pine Point Apartment Complex                                  6        8.34
 296  1693 NE 54th Avenue                                           6       18.34
 297  French Riviera Apartments                                     6        8.34
 298  Lone Star Self Storage                                        6        8.34
 299  Appaloosa Road Office Building                                6        8.34
 300  Longwood Trade Center                                         3        8.24
 301  Fifth Avenue Court Apartments                                 6        8.24
 302  Patterson House Apartments                                    3        8.24
 303  The Bluffs Apartments                                         6        8.24
 304  Albany Secure Storage                                         6       18.34
 305  Westover Plaza                                                6        8.34
 306  Panola Mercado                                                3        8.24
 307  Oxford Building                                               6        8.24
 308  Villa St. Cyr Apartments                                      6        8.24
 309  Olive Tree Plaza                                              6        8.34
 310  Hyde Park Apartments                                          6        8.34
 311  Bel Aire Apartments                                           6        8.34
 312  Davis Memorial Goodwill
       Industries                                                   6        8.24
 313  Centre Pointe Apartments                                      3        8.24
 314  The Knight Apartments                                         3        8.24
 315  Continental Car Office
       Building                                                    12        8.34
 316  Twin Tower Apartments                                         7        8.34
 317  Westwind Apartments                                           3        8.24
 318  Shadow Center/
       Baytown Village Center                                       6        8.24
 319  Industrial Park Addison                                       2        8.24
 320  Orchard Park Apartments                                       6        8.24
 321  Meadowbrook Apartments                                        6        8.24
 322  Keys West Apartments                                         18        7.34


Footnotes to Appendix II

   1 "MS", "MID" and "RFC" denote Morgan Stanley Mortgage Capital Inc.,  Midland
     Loan Services, Inc., and Residential Funding Corporation respectively, as Sellers.

   2 Sets of Mortgage Loans that have identical  alphabetical  coding  designate multiple Mortgage Loans that are cross-collateralized and cross-defaulted. While not cross-collateralized and cross-defaulted, Loan #2 and #3 represent two separate notes secured by the same Mortgaged Property and are treated as cross-collateralized and cross-defaulted for the purposes of the Prospectus Supplement. Mortgage Loans that have identical roman numeral coding indicate separate groups of multiple Mortgaged Properties securing one Mortgage Loan. For purposes of this Prospectus Supplement: (a) each such multiple Mortgaged Property is deemed to be a separate Mortgage Loan (each, a "Multiple Property Loan") with a Cut-Off Date Principal Balance calculated as an allocation of a portion of the Cut-Off Date Principal Balance of the related Note based upon either the ratio of the appraised value or the Underwritable Cash Flow of the related Mortgaged Property to the aggregate appraised value or Underwritable Cash Flow for all of the Mortgaged Properties securing the related Note; and (b) the Multiple
     Property Loans within each indicated group are deemed to be cross-collateralized and cross-defaulted with each other.

   3 Mortgage  Loans  evidenced by one Note (Cut-off Date  Principal  Balance of
     $8,773,459) secured by a Mortgage or Mortgages encumbering 14 separate Mortgaged Properties. For purposes of this Prospectus Supplement, such Mortgage Loan is not treated as a Multiple Property Loan, but is deemed to be one Mortgage Loan and such Mortgaged Properties are deemed to be one Mortgaged Property.

   4 Certain ratios  including  Cut-Off Date  Balance/Unit  or SF, DSCR, LTV and
     Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

   5 "ARD" indicates the anticipated repayment date for hyper-amortization loans. Forty-two of the Mortgage Loans in the Mortgage Pool are hyper-amortization loans. See "Description of the Mortgage Loans".

   6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may be longer.

   7 In general for each  Mortgaged  Property,  "Percent  Leased" was determined based on a rent roll provided by the related borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for 1997 or the preceding twelve month period.

   8 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

   9 Indicates prepayment provisions from the first regularly scheduled payment date, as stated in the Mortgage Loan. "YM" represents yield maintenance and "YM1", "YM3" and "YM5" represent the greater of yield maintenance or one percent, three percent and five percent of the outstanding principal balance at such time,

Footnotes to Appendix II

     respectively. The stated percentages represent specified percentage Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the prepayment provision categories represent the number of months in the original term to maturity or ARD for which such provision applies.

  10 "Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment or Due Date to the Cut-Off Date.

  11 The "Administrative Cost Rate" is the sum of the primary and master servicing fees and the trustee fee. The Administrative Cost Rate indicated for each Mortgage Loan will be calculated based on either a 30/360 or an actual/360 interest calculation methodology. For purposes of the Pooling and Servicing Agreement, all actual/360 rates will be recomputed on a 30/360 basis.

  12 Note 1 of the Eastridge Mall loan has an amortization term of 480 months which is based on the following stepped schedule of principal and fixed interest payments: November 1, 1971 to and including December 1, 1988 (206 months): $208,265; January 1, 1989 to and including October 1, 2006 (214 months): $232,485; November 1, 2006 to and including October 1, 2011 (60 months): $177,345.

  13 Note 1 of the Eastridge Mall loan has a Prepayment Premium equal to the sum of the applicable specified percentage premium and the product of ten and the average of contingent interest for the preceeding three fiscal years. Contingent interest is defined as (a) 1.25% of the outstanding principal balance plus (b) prior years' accrued contingent interest, if any, up to 10% of available gross income. Available gross income is equal to (a) all income received at the Mortgaged Property plus (b) the net income of any reimbursable items less (c) $3,960,000. Assuming the Note is prepaid as of the Cut-off Date according to its terms (including, but not limited to, the 10% of available gross income restriction) without any modification, amendment or waiver, the prepayment penalty would be approximately 13.5% of the outstanding principal balance. See Risk Factors - Effect of Prepayment Premiums.

  14 The Edgewater Development loan has the following stepped fixed interest schedule: February 1, 1992 to and including January 1, 1993 (12 months) - 2.50%; February 1, 1993 to and including January 1, 1994 (12 months) -
     4.00%;  February  1, 1994 to and  including  January 1, 1995 (12  months) -
     7.75%;  February  1, 1995 to and  including  January 1, 1996 (12  months) -
     9.00%; February 1, 1996 to and including January 1, 2000 (48 months) - 10.25%; February 1, 2000 to and including January 1, 2002 (24 months) - 10.50%. Amortization equals the sum of (i) 100% of the amount by which income attributable to the Metropolitan Life lease exceeds the sum of (x) miscellaneous expenses and (y) fixed interest; (ii) 25% of the amount by which net cash flow exceeds the sum of (x) fixed interest and (y) the sum due under (i) above; and (iii) an amount equal to the amount by which contingent interest exceeds 11%. Contingent interest is calculated as 35% of the amount by which net cash flow exceeds the sum of fixed interest and amortization, subject to an annual interest (fixed and contingent) cap of 11% per annum.

  15 The applicable  Prepayment  Premium for the Edgewater Loan is the Edgewater
     Final Contingent Interest. See "DESCRIPTION OF THE MORTGAGE POOL- Certain Terms and Conditions of the Mortgage Loans-Contingent Interest Loans" herein. The Edgewater Final Contingent Interest is to be equal to the greater of: (a) 25% of the greater of (i) the net proceeds from any sale of the Mortgaged Property to a third property, (ii) the net proceeds from any refinancing of the

     Mortgaged Property by a third property, and (iii) the net appraised value of the Mortgaged Property; and (b) an amount sufficient to provide the mortgagee an internal rate of return (taking into account all fixed and Contingent Interest paid during the life of the Edgewater Loan) equal to 11% per annum; provided that the Edgewater Final Contingent Interest cannot exceed an amount sufficient to provide the mortgagee an internal rate of return (taking into account all fixed and Contingent Interest paid during the life of the Edgewater Loan) equal to 13% per annum. Assuming the Note is prepaid as of the Cut-off Date according to its terms without modification, amendments or waiver, the calculated Edgewater Final Contingent Interest would exceed the amount due under a conventional yield maintenance formula. See Risk Factors-Effect of Prepayment Premiums. However, the Edgewater Final Contingent Interest will not be distributed in the same manner as a Prepayment Premium. Instead, 22% and 45% of any Edgewater Final Contingent Interest will be distributed to the holders of the Class A-1 and Class X Certificates, respectively, and any amount remaining will be distributed to the holders of the Class V Certificates.

  16 With the exception of Phoenix Inn - Wilsonville, all of the Phoenix Inn loans have a common borrower. In addition, all of the Phoenix Inn loans are cross- defaulted and cross-collateralized, except Phoenix Inn - Eugene which is cross-defaulted but not cross-collateralized with the other Phoenix Inn loans. In addition, the Phoenix Inn - Eugene loan is recourse to the principals of the borrower.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  APPENDIX III

Significant Loan Summaries

Loan No. 1 - Two Chatham Center Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:      $41,939,454.47    Balloon Balance:   $36,660,803.56
--------------------------------------------------------------------------------
Loan Type:                 Principal         Property Type:     Mixed Use
                           and Interest
--------------------------------------------------------------------------------
Origination Date:          April 9, 1998     Location:          Pittsburgh, PA
--------------------------------------------------------------------------------
Maturity Date:*            May 1, 2008       Year Renovated:    1989
--------------------------------------------------------------------------------
Initial Mortgage Rate:     7.02%             Appraised Value    $56,000,000
--------------------------------------------------------------------------------
Annual Debt Service:       $3,359,897.04     Current LTV:       74.9%
--------------------------------------------------------------------------------
DSCR:                      1.31              Balloon LTV:       65.5%
--------------------------------------------------------------------------------
Underwritten Net
Cash Flow:                 $4,409,050        Occupancy          93.3%
--------------------------------------------------------------------------------
                                             Occupancy Date:    2/16/98
--------------------------------------------------------------------------------
*For purposes hereof, it is assumed that the maturity date of the Chatham Loan is the Optional Prepayment Date, as described below.

The Loan

      The Two Chatham Center Loan (the "Chatham Loan") is secured by a first leasehold mortgage on Building II at Chatham Center, a 285,887 square foot, 16 story Class A office building and a six level, 2,300 space enclosed parking garage located in Pittsburgh, Pennsylvania (the "Chatham Property"). The Chatham Loan was originated by Midland on April 9, 1998.

      The Borrower. The borrower is Chatham II Limited Partnership, a Delaware single-purpose limited partnership (the "Chatham Borrower"). The general partner of the Chatham Borrower is Chatham II Holding Corporation, a Delaware corporation. The sole stockholders of Chatham II Holding Corporation are Lukas
P. Georgiadis and Francis P. Greenburger. Messrs. Georgiadis and Greenburger, through affiliated entities, also control the majority of the limited partnership interests in the Chatham Borrower.

      Security. The Chatham Loan is secured by a Leasehold Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Leasehold Mortgage is a first lien on a leasehold interest in the Chatham Property. The Chatham Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.02% until May 1, 2008 (the "Optional Prepayment Date"), at which time the Mortgage Rate will adjust to the greater of (a) 9.02% or (b) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Chatham Loan occurs plus 2%; provided that the adjusted Mortgage Rate cannot exceed 12.02%. Although, the Chatham Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Optional Prepayment Date. The Chatham Loan has an original amortization term of 360 months. The Chatham Loan requires monthly payments of principal and interest of $279,991.42 until the Optional Prepayment Date. If the Chatham Loan is not prepaid on such date, all of the cash flow from the Chatham Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2028. The Chatham Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Lockbox. All gross income from the Chatham Property is deposited into a lockbox account controlled by the lender. Prior to the Optional Prepayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of taxes, insurance and ground rents; (b) to fund other reserves required under the related Mortgage; (c) to pay all principal and interest then due with respect to the Chatham Loan; (d) to pay all other amounts owed the lender with respect to the Chatham Loan; (e) to the Chatham Borrower for the payment of operating expenses, management fees and leasing commissions; and (f) to the Chatham Borrower. Subsequent to the Optional Prepayment Date until the earlier of May 1, 2028 or until the Chatham Loan is paid in

                                     III-1
full, disbursements from such account are made as follows: (a) to fund required reserves for the payment of taxes, insurance and ground rents; (b) to pay all principal and interest (at the initial Mortgage Rate) then due with respect to the Chatham Loan; (c) to fund other reserves required under the related Mortgage; (d) to pay budgeted operating expenses approved by the lender; (d) to pay earned management fees and leasing commissions; (e) to pay all remaining interest then due with respect to the Chatham Loan; (f) to pay all outstanding principal under the Chatham Loan; and (g) to pay all other amounts owed the lender with respect to the Chatham Loan.

      Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2001, or (b) two years following the date of the assignment of the Chatham Loan in connection with a securitization. Thereafter, until February 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Chatham Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all successive dates on which a payment of principal or interest under the Chatham Loan is due, with each such payment being equal to or greater than such scheduled principal or interest payment due on such date. From and after February 1, 2008, the Chatham Loan may be prepaid without the payment of any prepayment consideration

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Chatham Loan immediately due and payable upon the transfer of the Chatham Property or any ownership interest in the Chatham Borrower. The Chatham Loan documents provide for a one-time right of the Chatham Borrower to transfer the Chatham Property and the Chatham Borrower's obligations under the Chatham Loan to a third party approved by the lender if
(i) no event of default (or event which could ripen into an event of default) has occurred, (ii) the proposed transferee reasonably satisfies the lender that it possesses the managerial experience and financial resources necessary to operate the Chatham Property during the term of the Chatham Loan, (iii) the proposed transferee assumes the obligations of the Chatham Borrower, (iv) a written confirmation is received from the applicable rating agencies to the effect that the proposed transfer will not result in a downgrade, qualification of withdrawal of the ratings given any of the Certificates, and (v) a specified assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The Chatham Loan documents also prohibit, without the lender's prior consent, any transfer of any beneficial interest in the Chatham Borrower or its general partner, including, without limitation, (a) a 49% or more transfer (voluntary or involuntary) or pledge of the ownership interests in the Chatham Borrower or its general partner, (b) the change, removal or resignation of such general partner, or the pledge of its partnership interest in the Chatham Borrower; provided, however, that transfers are allowed for estate planning purposes of the limited partners of the Chatham Borrower.

      Escrow/Reserves. There is a tax, insurance and ground rent reserve which requires deposits in an amount sufficient to pay taxes, insurance premiums and ground rent when due. There is a reserve for tenant improvements and leasing commissions which requires monthly deposits of $32,510.67 which is to be applied to any re-leasing costs applicable generally to the leasing of space in the Chatham Property. There is also a reserve for tenant improvements and leasing commissions funded at closing in the amount of $371,944.00 which is to be applied to any re-leasing costs associated with the extension of a lease to Aetna Life Insurance Company. The Borrower also deposits $4,753.33 into a reserve to provide funds for ongoing future capital improvements to the Chatham Property. A reserve in the amount of $2,500,000.00 was established at closing to provide funds for the refurbishing of the parking garage portion of the Chatham Property. Such refurbishing, which is to include sealing of the plaza, replacement of expansion joints, concrete crack repair and restriping, has commenced and is expected to take nine months to complete.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the Lender.

The Property

      The Chatham Property consists of Building II at Chatham Center and a six level 2,300 space enclosed parking garage is located in the Uptown section of Pittsburgh, Pennsylvania. Building II was constructed in 1982, and is a 285,887 square foot, 16 story Class A office building. The related parking garage contains 2,300 spaces and is the largest parking garage in Pittsburgh. Chatham Center is a multi-use complex which, in addition to the Chatham Property, includes a 200 unit high rise condominium, a 225,000 square foot office building and a 404 room hotel. Chatham Center is located adjacent or near to the Pittsburgh Civic Arena and Duquesne University. The

                                     III-2
ground lease underlying the Chatham Property provides for annual rent of $68,850.00 and terminates in 2051. The Urban Redevelopment Authority of Pittsburgh, an agency whose charter is to acquire and direct the re-use of land for Pittsburgh, is the lessor under such ground lease. Cross-easements exist among the various portions of Chatham Center allowing the shared use of the garage and plaza, and providing for the sharing of the related costs of maintenance and security expenses.

      Major tenants of Building II include Travelers (61,999 square feet), CNA Insurance (51,694 square feet) and Firemen's Fund Insurance Co. (26,914 square feet). The Chatham Property is currently 99.3% leased. Occupancy rates for 1995 and 1996 were 96% and 98%, respectively. Chatham II tenants account for $250,000 (approximately 5.2%) of the total annual income from the garage.

Management

      Building II of the Chatham Property has been owned and managed by the Borrower since 1989. The parking garage portion of the Chatham Property has been operated by Central Parking Systems, an unrelated third party manager, since 1988.

                                     III-3

Loan Nos. 2 and 3- Eastridge Mall Loans and Property Certain of the following information is based upon the aggregation of the separate information for each of the two promissory notes that comprise this Loan.

--------------------------------------------------------------------------------
Cut-off Date Balance:                      DSCR:                    1.38
--------------------------------------------------------------------------------
      Note 1:          $20,495,015.40      Underwritten Cash Flow:  $5,562,617
--------------------------------------------------------------------------------
      Note 2:          $10,424,632.04      Underwritten NOI:        $6,242,593
--------------------------------------------------------------------------------
Loan Type:             Principal and       Balloon Balance:         $2,589,296
                       Interest
--------------------------------------------------------------------------------
Origination Date:                          Property Type:           Retail
--------------------------------------------------------------------------------
      Note 1:          September 28, 1971  Location:                San Jose, CA
--------------------------------------------------------------------------------
      Note 2:          December 15, 1978   Year Renovated:          1994
--------------------------------------------------------------------------------
Maturity Date:         October 1, 2011     Tenants:                 106
--------------------------------------------------------------------------------
Mortgage Rate:                             Appraised Value          $60,000,000
--------------------------------------------------------------------------------
      Note 1:          8.75%               Current LTV:             51.5%
--------------------------------------------------------------------------------
      Note 2:          9.00%               Balloon LTV:             4.3%
--------------------------------------------------------------------------------
Annual Debt Service:                       Current Occupancy:       57.8%
--------------------------------------------------------------------------------
      Through 10/1/06:                     Occupancy Date:          3/31/98
--------------------------------------------------------------------------------
           Note 1:     $2,789,820
--------------------------------------------------------------------------------
           Note 2:     $1,251,530
--------------------------------------------------------------------------------
      11/1/06 to
       Maturity:
--------------------------------------------------------------------------------
           Note 1:     $2,128,140
--------------------------------------------------------------------------------
           Note 2:     $1,251,530
--------------------------------------------------------------------------------

The Loans

      The Eastridge Mall Loans (the "Eastridge Mall Loans") are each secured by one first deed of trust on the 960,222 square foot regional mall located on 66.2 acres in San Jose, California (the "Eastridge Mall Property"). The Eastridge Mall Loans consist of two separate notes, each of which matures on October 1, 2011. The first such note ("Eastridge Mall Note 1") was originated by Teachers Insurance and Annuity Association of America on September 28, 1971, as a fully amortizing loan with a fixed interest rate of 8.75%, together with contingent interest equal to 1.25% per annum on the outstanding principal of such Note. Such contingent interest is payable from a specified portion of the gross income from the related Mortgaged Property and to the extent not paid, accrues and is payable in future periods. The Eastridge Mall Note 1 provides for stepped annual debt service as follows (11/1/71 through 12/1/88 - $2,499,180; 1/1/89 through 10/1/2006 - $2,789,820; and 11/1/2006 through 10/1/2011 - $2,128,140). The second note ("Eastridge Mall Note 2") was originated on December 15, 1978, as a balloon loan based upon a 420 month amortization period and with a fixed interest rate of 9.00%.

      The Borrower. The borrower is a trust whose sole beneficiary is the Equitable Life Insurance Company of America (the "Eastridge Mall Borrower").

      Security. The Eastridge Mall Loans are each secured by one Deed of Trust, UCC Financing Statements and certain additional security documents. Such deed of trust is a first lien on a fee interest in the Eastridge Mall Property. The Eastridge Mall Loan are each non-recourse, subject to certain limited exceptions.

      Payment Terms. The Eastridge Mall Loans require aggregate monthly payments of principal and interest of $336,779.17 through October 1, 2006, and $281,639.17 thereafter until maturity on October 1, 2011, at which time all unpaid principal and accrued but unpaid interest is due. The Eastridge Mall Loans accrue interest computed on an 30/360 basis.

      Prepayment.  As the first 180 months of the term of each of Eastridge Mall
Note 1 and Eastridge Mall Note 2 has expired, the Eastridge Mall Loans may be prepaid in upon the payment of the applicable Prepayment Premium. Such Prepayment Premium is calculated as follows: (1) for the Eastridge Mall Note 1, ten times the average annual contingent interest paid during the three years preceding such prepayment plus the applicable percentage prepayment (3% for 12 months, 2.5% for 12 months, 2% for 12 months, 1.5% for 12 months and 1% for 252 months); and (2) for the Eastridge Mall Note 2, the applicable percentage prepayment (5% for 12 months, 4.5% for

                                     III-4

12 months, 4% for 12 months, 3.5% for 12 months, 3% for 12 months, 2.5% for 12 months, 2% for 12 months, 1.5% for 12 months and 1% for 117 months).

      Transfer of Properties or Interest in Borrower. The Eastridge Mall Borrower is only required to provide the lender with notice of any conveyances, transfers or changes in ownership related to the Eastridge Mall Borrower or Eastridge Mall Properties.

      Escrow/Reserves. There are no escrow reserves for Taxes, Insurance or other matters in the Eastridge Mall Loan.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the Lender.

The Property

      The Eastridge Mall Property is a two- and partial three-level regional mall containing approximately 1,380,000 net rentable square feet (including out-parcels), with Macy's (175,000 square feet), J.C. Penney (approximately 246,000 square feet) and Sears (approximately 251,000 square feet) as its current anchor tenants. Macy's and Sears each own and occupy their respective sites, which sites are not part of the Eastridge Mall Property. The Eastridge Mall Property contains 960,222 net rentable square feet. Excluding leases for a period of less than one year, the Eastridge Mall Property is approximately 58% leased as of March 31, 1998. Additionally, a number of small free-standing convenience stores, as well as a Circuit City electronics store are located on out-parcels, and the Eastridge Mall Borrower operates an ice skating rink on the Eastridge Mall Property.

      The Eastridge Mall Property is located approximately 4 miles east of downtown San Jose, Santa Clara County, California. It was built in 1971 and renovated during 1994.

Management

      The Property is managed by ERE Yarmouth, a real estate investment advisor formed when Australia's Lend Lease Corp. purchased Equitable's Real Estate Investment Management. According to Inman News, an on-line real estate publication, as of April, 1997, ERE Yarmouth ranked as the largest U.S. manager of tax-exempt real estate assets, serving approximately 300 major U.S. corporation, public and union pension funds and international investors.



                                     III-5

Loan Nos. 4, 5, 6, 7, 8, 9 and 10 - Phoenix Inn Loans and Properties

--------------------------------------------------------------------------------
Cut-off Date Balances:                     Year Built:
--------------------------------------------------------------------------------
      Beaverton:           $4,750,536            Beaverton:             1997
--------------------------------------------------------------------------------
      Vancouver:           $4,404,143            Vancouver:             1996
--------------------------------------------------------------------------------
      Salem:               $4,057,750            Salem:                 1990
--------------------------------------------------------------------------------
      Lake Oswego:         $3,265,994            Lake Oswego:           1993
--------------------------------------------------------------------------------
      Tigard:              $2,894,858            Tigard:                1995
--------------------------------------------------------------------------------
      Eugene:              $2,578,785            Eugene:                1994
--------------------------------------------------------------------------------
      Wilsonville:         $2,771,146            Wilsonville:           1997
--------------------------------------------------------------------------------
Loan Type:                 Principal and   Hotel Rooms:
                           Interest
--------------------------------------------------------------------------------
Origination Date:          12/29/1997            Beaverton:             98
--------------------------------------------------------------------------------
Maturity Date:             1/1/2008              Vancouver:             98
--------------------------------------------------------------------------------
Mortgage Rate:             7.870%                Salem:                 88
--------------------------------------------------------------------------------
Annual Debt Service:                             Lake Oswego:           62
--------------------------------------------------------------------------------
      Beaverton:           $477,140              Tigard:                56
--------------------------------------------------------------------------------
      Vancouver:           $442,348              Eugene:                97
--------------------------------------------------------------------------------
      Salem:               $407,557              Wilsonville:           56
--------------------------------------------------------------------------------
      Lake Oswego:         $328,034        Current LTV (All Hotels):    69.7%
--------------------------------------------------------------------------------
      Tigard:              $290,757        Balloon LTV (All Hotels):    48.2%
--------------------------------------------------------------------------------
      Eugene:              $288,404        Occupancy:
--------------------------------------------------------------------------------
      Wilsonville:         $278,332              Beaverton:            91.5%
--------------------------------------------------------------------------------
DSCR:                      1.43                  Vancouver:            78.3%
--------------------------------------------------------------------------------
Aggregate Underwritten
Cash Flow:                 $3,582,775            Salem:                72.7%
--------------------------------------------------------------------------------
Aggregate
Underwritten NOI:          4,025,696             Lake Oswego           85.8%
--------------------------------------------------------------------------------
Balloon Balance:                                 Tigard:               87.3%
--------------------------------------------------------------------------------
      Beaverton:           $3,368,355            Eugene:               90.2%
--------------------------------------------------------------------------------
      Vancouver:           $3,122,745            Wilsonville:          66.9%
--------------------------------------------------------------------------------
      Salem:               $2,877,136      Occupancy as of Date:
--------------------------------------------------------------------------------
      Lake Oswego:         $2,315,743            Beaverton:            2/28/98
--------------------------------------------------------------------------------
      Tigard:              $2,052,591            Vancouver:            2/28/98
--------------------------------------------------------------------------------
      Eugene:              $1,412,551            Salem:                3/01/98
--------------------------------------------------------------------------------
      Wilsonville:         $1,964,874            Lake Oswego:          3/31/98
--------------------------------------------------------------------------------
Property Type:             Hospitality           Tigard:               4/06/98
--------------------------------------------------------------------------------
Location:                                        Eugene:               4/06/98
--------------------------------------------------------------------------------
      Beaverton Hotel:    Beaverton, OR          Wilsonville:          2/28/98
--------------------------------------------------------------------------------
      Vancouver Hotel:    Vancouver, WA
--------------------------------------------------------------------------------
      Salem Hotel:        Salem, OR
--------------------------------------------------------------------------------
      Lake Oswego Hotel:  Lake Oswego, OR
--------------------------------------------------------------------------------
      Tigard Hotel:       Tigard, OR
--------------------------------------------------------------------------------
      Eugene Hotel:       Eugene, OR
--------------------------------------------------------------------------------
      Wilsonville Hotel:  Wilsonville, OR
--------------------------------------------------------------------------------

The Loans

      The "Phoenix Inn Loans" consist of seven separate Mortgage Loans secured by first mortgages on the related hospitality properties (the "Phoenix Inn Properties"). All of the Phoenix Inn Loans were originated on December 29, 1997 and have maturity dates of January 1, 2008.

      The Borrower. The borrower for the Phoenix Inn Loans (excepting the Phoenix Inn-Wilsonville Loan is Phoenix Inns, L.L.C. of Oregon, an Oregon limited liability company wholly-owned by VIP's Motor Inns, Inc., which is a subsidiary of VIP's Industries, Inc. Phoenix Inns, L.L.C. of Oregon is a single purpose, bankruptcy remote limited liability company formed in October, 1997 and as such was not included in VIP's Industries' 1996

                                     III-6
fiscal statements. The borrower for the Phoenix Inn-Wilsonville Loan is Wilsonville Inns Properties, L.L.C. of Oregon, an Oregon limited liability company also wholly-owned by VIP's Motor Inns, Inc. On September 30, 1997, the end of VIP's Industries financial year, it reported assets of $31,229,273, stockholder's equity of $7,543,770, and revenues of $13,206,085.

      Security. The Phoenix Inn Loans are secured by first mortgage liens on the fee interest of the related Phoenix Inn Property, with the exception of the Phoenix Inn-Eugene Loan, which is secured by a first mortgage on the related borrower's leasehold interest in the Phoenix Inn-Eugene Property. The ground lease is fully subordinated to the related Mortgaged and expires in the year 2026. The rent under the ground lease is comprised of: (a) a minimum rent based on 10% of the fair market value of the Property; and (b) a royalty rent equal to 10% of the net cash flow. The Phoenix Inn Loans are non-recourse, with the exception of the Phoenix Inn-Eugene Loan, which provides for recourse against the principals of the related borrower. All of the Phoenix Inn Loans are cross-collateralized and cross-defaulted, with the exception of the Phoenix Inn-Eugene Loan, which is only cross-defaulted.

      Payment Terms. Each Phoenix Inn Loan has a fixed Mortgage Rate equal to 7.870%, an original term of 120 months and an original amortization term of 240 months.

      Prepayment. During the first 60 months of the term of each of the Phoenix Inn Loans, no prepayments are allowed. During the immediately succeeding 57 months, prepayments may be prepaid in upon the payment of the applicable yield maintenance prepayment premium. No such prepayment premium is required for prepayments occurring during the last three months of the loan term.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Phoenix Inn Loans immediately due and payable upon the transfer (without the lender's prior written consent) of a Phoenix Inn Property or more than a 10% ownership interest in any borrower under a Phoenix Inn Loan. The respective Phoenix Inn Loan documents allow the related borrower up to two transfers of the related Phoenix Inn Property if: (i) such borrower's obligations under the related Phoenix Inn Loan are assumed by a transferee approved by the lender in writing; (ii) a specified assumption fee has been received by the lender; and (iii) the lender is reimbursed for all of its expenses, including attorney's fees, incurred in connection with the transfer. The respective Phoenix Inn Loan documents also allow transfers: (a) occurring by devise, descent or operation of law upon the death of a member, general partner or stockholder of the related borrower; and (b) among the current members of the related borrower or their respective immediate family members.

      Escrow/Reserves. All of the Phoenix Inn Loans require reserves for taxes, insurance and anticipated future capital expenditures. The following are the estimated current balances of the anticipated future capital expenditures escrow accounts for each of the Phoenix Inn Loans: (a) Phoenix Inn-Beaverton, estimated at $32,081, not to exceed $76,860, (b) Phoenix Inn - Vancouver, $31,029.23, not to exceed $74,280, (c) Phoenix Inn - Salem, $27,543, not to exceed $65,988, (d) Phoenix Inn - Lake Oswego, $21,859, not to exceed $52,296, (e) Phoenix Inn - Tigard $19,548, not to exceed $46,824, (f) Phoenix Inn - Eugene $30,813, not to exceed $73,824, and (g) Phoenix Inn - Wilsonville $17,967.08, not to exceed $43,068.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the Lender.

The Properties

      The Phoenix Inn - Beaverton has 98 rooms and a gross building area of 62,339 square feet. The hotel is located within three miles of $10 billion of high-tech manufacturing facilities, including Intel's $2.2 billion project. For the 12 full months 3/1/97-2/28/98, total occupancy was 91.5% with an average daily rate of $69.12.

      The Phoenix Inn - Vancouver has 98 rooms and gross building area of 56,211 square feet. The hotel is located on Mill Plain Boulevard, which connects downtown Vancouver with unincorporated Clark County to the east. It is located in an area that has experienced substantial growth since the opening of Interstate 205 bridge in 1983. Total occupancy and average daily rates for the current year are 78.3% and $65.11, respectively.

                                     III-7

      The Phoenix Inn - Salem has 88 rooms and gross building area of 47,304 square feet. The hotel is located in a commercial corridor with a variety of commercial and retail development serving a surrounding area of stable residential neighborhoods. Total occupancy and average daily rates for the current year are 72.7% and $63.42, respectively.

      The Phoenix Inn - Lake Oswego has 62 rooms and gross building area of 37,540 square feet. Commercial development in the hotel's area include two class "A" office campuses and a variety of bank branches and support restaurants. Total occupancy and average daily rates for the current year are 85.8% and $70.46, respectively.

      The Phoenix Inn - Tigard has 56 rooms and gross building area of 33,350 square feet. The hotel is well located in a heavily commercially developed neighborhood, including Class "A" suburban office space, the Washington Square Regional Mall and other retail. Total occupancy and average daily rates for the current year are 87.3% and $69.92, respectively.

      The Phoenix Inn - Eugene has 97 rooms and gross building area of 57,000 square feet. The hotel is located adjacent to the University of Oregon campus and is approximately two miles east of Eugene's central business district. Total occupancy and average daily rates for the current year are 90.2% and $64.17, respectively.

      The Phoenix Inn - Wilsonville contains 56 units and has gross building area of 33,979 square feet. The hotel opened in April 1997 and had a strong occupancy ranging from 70% to 80% in May through August of 1997. Work on several infrastructure public works projects in the immediate vicinity of the hotel, including the construction of a freeway off-ramp and the widening of adjacent roads, commenced in the fall of 1997 and are scheduled to be completed in the winter of 1998. The effect of such construction, with the associated noise and traffic disruptions, upon the hotel's operations has been more severe than originally anticipated. Occupancy declined in November and December of 1997 due to the construction activity and has averaged between 50% and 60% since January 1998. Average daily rates for the current year are $66.97.

      All of the Phoenix Inn hotels are limited service, mini-suites hotels consisting of rooms of varying design with a half wall separating the sleeping area from the working area. Each room generally includes a couch, desk, telephone, wet-bar, microwave, refrigerator, coffeemaker, TV, ironing board/iron and two telephones. Some rooms also include jacuzzis. The Phoenix Inn properties generally include an indoor or outdoor pool, Jacuzzi, fitness center, meeting rooms and a continental breakfast area. Complimentary services include a continental breakfast buffet, guest laundry, a daily newspaper and fax and copy services.

Management

      The  Phoenix  Inn hotels are  operated  by VIP's  Motor Inns, Inc.




                                     III-8

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






































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

APPENDIX IV
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Studios
                                                                                                                --------------------
Loan                                                                     Utilities                     Elevator            Wtd Avg
No.       Property Name                                  Current Balance Tenant Pays                    (Y/N)   # Units  Rent/month
------------------------------------------------------------------------------------------------------------------------------------

22        Coffey Creek Apartments                            $13,399,525 Electric/HVAC                        N       0      $0.00
24        Treybrooke Apartments                              $12,739,172 Electric/HVAC/Gas/Water/Sewer        N       0      $0.00
33        Vineyard Terrace Apartments                        $10,073,085 Electric/HVAC                        N       7    $325.00
33        Vineyard Terrace Apartments                        $10,073,085 Electric/HVAC                        N       1    $450.00
33        Vineyard Terrace Apartments                        $10,073,085 Electric/HVAC                        N       0      $0.00
33        Vineyard Terrace Apartments                        $10,073,085 None                                 N       0      $0.00
33        Vineyard Terrace Apartments                        $10,073,085 Electric/HVAC                        N       1    $405.00
33        Vineyard Terrace Apartments                        $10,073,085 Electric/HVAC                        N       0      $0.00
33        Vineyard Terrace Apartments                        $10,073,085 Electric/HVAC                        N       1    $325.00
33        Vineyard Terrace Apartments                        $10,073,085 Electric/HVAC                        N       0      $0.00
38        The Villas of Bon Vista Apartments                  $4,948,549 Electric/HVAC                        N       0      $0.00
39        Bon Vista                                           $2,822,407 Electric/HVAC                        N       0      $0.00
40        Barrington North Apartments                         $1,707,206 Electric/HVAC                        N       0      $0.00
43        Tamarack Trace Apartments                           $8,560,538 Electric/HVAC                        N       0      $0.00
46        Indian Creek Apartments                             $8,366,985 Electric/HVAC/Gas                    N       0      $0.00
49        The Blue Harbor Club Apartments                     $7,975,461 Electric/HVAC                        N     102    $583.00
57        Partridge Pointe Apartments                         $7,632,415 Electric/HVAC                        N       0      $0.00
59        Lakeshore Apartments                                $7,315,539 Electric/HVAC                        N       0      $0.00
60        Wilson Woods Apartments                             $7,178,761 Electric/HVAC                        N       0      $0.00
62        Fallwood Apartments                                 $6,955,835 Electric/HVAC                        N       0      $0.00
64        Woodside Apartments                                 $6,794,404 Electric                             N       0      $0.00
66        Holbrook - Spyglass                                 $2,360,754 Electric                             Y      10    $358.00
67        Holbrook - Heritage Park                            $2,330,129 Electric/HVAC/Gas                    N       0      $0.00
68        Holbrook - Burl Park                                $1,966,629 Electric/HVAC/Gas                    N       0      $0.00
69        University Townhouse Apartments                     $6,632,173 Electric/HVAC                        N       0      $0.00
71        Regency Towers                                      $6,424,897 Electric                             Y       0      $0.00
73        South Cove Apartments                               $6,231,106 Electric/HVAC                        N     135    $550.00
74        Jefferson Townhome Apartments                       $6,158,915 Electric/HVAC                        N       0      $0.00
76        Riverbend Apartments                                $5,981,915 Electric/HVAC                        N      34    $316.00
85        Woods Apartments                                    $5,392,303 Electric                             N       0      $0.00
87        Yacht Club Apartments                               $5,199,281 Electric/HVAC                        N      72    $283.00
88        Westbrook Manor                                     $5,167,192 Electric/HVAC                        N       0      $0.00
90        Dorchester Manor                                    $5,000,000 Electric                             N       0      $0.00
96        Chouteau Trace Apartments                           $4,809,675 Water/Trash/Sewer                    N       0      $0.00
97        Pinewood Apartments                                 $4,792,996 Electric                             N       0      $0.00
99        Wyntrace Apartments                                 $4,627,821 Electric/HVAC                        N       0      $0.00
100       Newton Towers Apartments                            $4,626,944 Electric/HVAC                        Y      15    $545.00
103       Rivermill  Apartments                               $2,694,082 Electric/HVAC                        N       0      $0.00
104       Village Square  Apartments                          $1,796,055 Electric/HVAC                        N       0      $0.00
106       Americana Northridge Apartments                     $4,390,022 Electric/HVAC                        N      36    $525.00
110       Kings Crossing Apartments                           $4,332,295 Electric/HVAC                        N       0      $0.00
113       Westbrooke Village Apartments                       $4,223,725 Electric/HVAC/Gas                    N       0      $0.00
115       Parkside at Westminster                             $4,188,170 Electric/HVAC                        N       0      $0.00
116       Copley Place Apartments                             $4,174,032 Electric                             Y       0      $0.00
119       Pineloch Estates                                    $3,994,163 Electric/HVAC                        N       0      $0.00
120       Monaco Park Apartments                              $3,987,943 Electric/HVAC                        N       0      $0.00
121       Walden Point                                        $3,977,957 Electric/HVAC                        N      28    $223.08
122       950 Franklin                                        $3,931,241 Electric                             Y      28    $851.73
124       Enclave at Renaissance Apartments                   $3,814,533 Electric/HVAC                        N       0      $0.00
127       Kona Kai Apartments                                 $3,629,082 Electric/HVAC                        N       0      $0.00
131       Sunrise at Atascocita                               $3,575,208 Electric/HVAC                        N       0      $0.00
142       Northridge Apartments                               $3,243,070 Electric/HVAC                        N       0      $0.00
143        The Vida Apartments                                $3,219,010 Electric/HVAC                        Y       5    $550.00
149       Riverdale Towne Apartments                          $3,089,471 Electric/HVAC                        N       2    $275.00
153       Silver Maple Apartments                             $2,992,793 Electric/HVAC/Gas/Water/Sewer        N       0      $0.00
155       Fox Chase Apartments                                $2,957,912 Electric/HVAC                        N       0      $0.00
158       Pine Highland Apartments                            $2,911,945 Electric/HVAC/Gas                    N       0      $0.00
159       Huntington Commons Apartment Complex                $2,890,391 Electric/HVAC                        N       0      $0.00
161       Cimarron Place Apartments                           $2,794,057 Electric                             N       0      $0.00

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                 1 Bedrooms            2 Bedrooms                3 Bedrooms
                                                           -------------------- ----------------------   --------------------------
Loan                                                                  Wtd Avg                 Wtd Avg                     Wtd Avg
No.       Property Name                                    # Units  Rent/month  # Units     Rent/month      # Units    Rent/month
------------------------------------------------------------------------------------------------------------------------------------

22        Coffey Creek Apartments                            162     $583.95     178         $694.33        80            $793.75
24        Treybrooke Apartments                              180     $538.33     180         $600.00         0              $0.00
33        Vineyard Terrace Apartments                         29     $395.00      61         $495.00        23            $635.00
33        Vineyard Terrace Apartments                         19     $465.00      46         $510.00         0              $0.00
33        Vineyard Terrace Apartments                         20     $450.00      43         $550.00         5            $665.00
33        Vineyard Terrace Apartments                          5     $595.00      16         $695.00         0              $0.00
33        Vineyard Terrace Apartments                          5     $475.00      12         $565.00         0              $0.00
33        Vineyard Terrace Apartments                          0       $0.00      21         $625.00         0              $0.00
33        Vineyard Terrace Apartments                         11     $415.00      12         $496.00         0              $0.00
33        Vineyard Terrace Apartments                         12     $425.00      28         $495.00         0              $0.00
38        The Villas of Bon Vista Apartments                  72     $542.42      48         $663.49         0              $0.00
39        Bon Vista                                           24     $390.92      71         $500.47         0              $0.00
40        Barrington North Apartments                          0       $0.00      60         $422.25         0              $0.00
43        Tamarack Trace Apartments                            0       $0.00     264         $501.43         0              $0.00
46        Indian Creek Apartments                            114     $503.00     140         $595.00         0              $0.00
49        The Blue Harbor Club Apartments                    297     $642.00       0           $0.00         0              $0.00
57        Partridge Pointe Apartments                         60     $523.27     152         $609.43        28            $736.20
59        Lakeshore Apartments                                24     $713.42      76         $946.57        12          $1,297.00
60        Wilson Woods Apartments                            130     $360.82     176         $417.85        70            $503.28
62        Fallwood Apartments                                 48     $500.00     192         $593.00         0              $0.00
64        Woodside Apartments                                 59     $878.00      47       $1,090.00         0              $0.00
66        Holbrook - Spyglass                                 42     $449.00      48         $545.00         0              $0.00
67        Holbrook - Heritage Park                            45     $399.00     108         $472.00         0              $0.00
68        Holbrook - Burl Park                                57     $385.00      72         $425.00         0              $0.00
69        University Townhouse Apartments                     24     $327.00     172         $501.00        92            $542.00
71        Regency Towers                                      35     $559.00     143         $664.10         0              $0.00
73        South Cove Apartments                              171     $607.00       0           $0.00         0              $0.00
74        Jefferson Townhome Apartments                      109     $344.00     146         $495.00        49            $586.00
76        Riverbend Apartments                               164     $411.00      76         $526.00        10            $712.00
85        Woods Apartments                                    40     $560.00     128         $649.00         0              $0.00
87        Yacht Club Apartments                              264     $318.00      48         $422.00         0              $0.00
88        Westbrook Manor                                     16     $455.00      84         $665.00        44            $777.00
90        Dorchester Manor                                   160     $723.18      40         $863.30         0              $0.00
96        Chouteau Trace Apartments                            0       $0.00     128         $493.80         0              $0.00
97        Pinewood Apartments                                100     $448.00     104         $509.00        42            $663.00
99        Wyntrace Apartments                                 72     $551.53     108         $635.39         0              $0.00
100       Newton Towers Apartments                            64     $673.90      51         $904.20         0              $0.00
103       Rivermill  Apartments                               64     $425.00      72         $537.22         0              $0.00
104       Village Square  Apartments                          20     $410.00      72         $519.00         0              $0.00
106       Americana Northridge Apartments                     44     $608.00      34         $776.50         0              $0.00
110       Kings Crossing Apartments                            8     $458.75      96         $524.66        40            $633.54
113       Westbrooke Village Apartments                       78     $358.20     234         $406.90         0              $0.00
115       Parkside at Westminster                             24     $814.00      40       $1,033.00         0              $0.00
116       Copley Place Apartments                             70     $580.50      88         $678.05         0              $0.00
119       Pineloch Estates                                     0       $0.00      29         $978.00        23          $1,207.00
120       Monaco Park Apartments                              48     $393.00     124         $497.00         8            $642.00
121       Walden Point                                        46     $318.58      89         $366.42        66            $453.18
122       950 Franklin                                        26   $1,100.48       0           $0.00         0              $0.00
124       Enclave at Renaissance Apartments                   22     $808.59      34       $1,389.30         0              $0.00
127       Kona Kai Apartments                                  0       $0.00       0           $0.00        63            $568.83
131       Sunrise at Atascocita                               48     $519.00      67         $680.00        26            $716.00
142       Northridge Apartments                                0       $0.00      64         $702.66         0              $0.00
143        The Vida Apartments                                37     $793.00      16         $983.00         0              $0.00
149       Riverdale Towne Apartments                          68     $554.00      65         $629.00         7            $748.00
153       Silver Maple Apartments                             48     $341.00       0           $0.00        80            $466.00
155       Fox Chase Apartments                                 8     $373.00      88         $445.75        20            $509.05
158       Pine Highland Apartments                            20     $330.90     228         $379.85         0              $0.00
159       Huntington Commons Apartment Complex                42     $575.00      63         $713.10         0              $0.00
161       Cimarron Place Apartments                          128     $335.00      68         $486.00         0              $0.00

(table continued)

------------------------------------------------------------------------------------------------------
                                                                 4 Bedrooms              Other
                                                           -------------------- ----------------------
Loan                                                                  Wtd Avg                 Wtd Avg
No.       Property Name                                    # Units  Rent/month  # Units     Rent/month
------------------------------------------------------------------------------------------------------

22        Coffey Creek Apartments                            0           $0.00    0               $0.00
24        Treybrooke Apartments                              0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
33        Vineyard Terrace Apartments                        0           $0.00    0               $0.00
38        The Villas of Bon Vista Apartments                 0           $0.00    0               $0.00
39        Bon Vista                                          0           $0.00    0               $0.00
40        Barrington North Apartments                        0           $0.00    0               $0.00
43        Tamarack Trace Apartments                          0           $0.00    0               $0.00
46        Indian Creek Apartments                            0           $0.00    0               $0.00
49        The Blue Harbor Club Apartments                    0           $0.00    0               $0.00
57        Partridge Pointe Apartments                        0           $0.00    0               $0.00
59        Lakeshore Apartments                               0           $0.00    0               $0.00
60        Wilson Woods Apartments                            0           $0.00    0               $0.00
62        Fallwood Apartments                                0           $0.00    0               $0.00
64        Woodside Apartments                                0           $0.00    0               $0.00
66        Holbrook - Spyglass                                0           $0.00    0               $0.00
67        Holbrook - Heritage Park                           0           $0.00    0               $0.00
68        Holbrook - Burl Park                               0           $0.00    0               $0.00
69        University Townhouse Apartments                    8         $598.00    0               $0.00
71        Regency Towers                                     0           $0.00    0               $0.00
73        South Cove Apartments                              0           $0.00    0               $0.00
74        Jefferson Townhome Apartments                      0           $0.00    0               $0.00
76        Riverbend Apartments                               0           $0.00    0               $0.00
85        Woods Apartments                                   0           $0.00    0               $0.00
87        Yacht Club Apartments                              0           $0.00    0               $0.00
88        Westbrook Manor                                    4         $843.00    0               $0.00
90        Dorchester Manor                                   0           $0.00    0               $0.00
96        Chouteau Trace Apartments                          0           $0.00    0               $0.00
97        Pinewood Apartments                                0           $0.00    0               $0.00
99        Wyntrace Apartments                                0           $0.00    0               $0.00
100       Newton Towers Apartments                           1       $2,100.00   10 (Bachelor)  $500.00
103       Rivermill  Apartments                              0           $0.00    0               $0.00
104       Village Square  Apartments                         0           $0.00    0               $0.00
106       Americana Northridge Apartments                    0           $0.00    0               $0.00
110       Kings Crossing Apartments                          0           $0.00    0               $0.00
113       Westbrooke Village Apartments                      0           $0.00    0               $0.00
115       Parkside at Westminster                            0           $0.00    0               $0.00
116       Copley Place Apartments                            0           $0.00    0               $0.00
119       Pineloch Estates                                   0           $0.00    0               $0.00
120       Monaco Park Apartments                             0           $0.00    0               $0.00
121       Walden Point                                       0           $0.00    0               $0.00
122       950 Franklin                                       0           $0.00    0               $0.00
124       Enclave at Renaissance Apartments                  0           $0.00    0               $0.00
127       Kona Kai Apartments                                2         $692.97    3 (5BR)      $763.00
131       Sunrise at Atascocita                              0           $0.00    0              $0.00
142       Northridge Apartments                              0           $0.00    0              $0.00
143        The Vida Apartments                               0           $0.00    0              $0.00
149       Riverdale Towne Apartments                         0           $0.00    0              $0.00
153       Silver Maple Apartments                            0           $0.00    0              $0.00
155       Fox Chase Apartments                               0           $0.00    0              $0.00
158       Pine Highland Apartments                           0           $0.00    0              $0.00
159       Huntington Commons Apartment Complex               0           $0.00    0              $0.00
161       Cimarron Place Apartments                          0           $0.00    0              $0.00


APPENDIX IV
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Studios
                                                                                                                --------------------
Loan                                                                     Utilities                     Elevator            Wtd Avg
No.       Property Name                                  Current Balance Tenant Pays                    (Y/N)   # Units  Rent/month
------------------------------------------------------------------------------------------------------------------------------------

163       Maple Canyon                                        $2,782,689 Electric/HVAC/Gas                    N       0      $0.00
165       Park Villa Apartments                               $2,674,464 Electric/Gas                         N       0      $0.00
175       West Wind Apartments: Phase I & II                  $2,543,283 Electric/HVAC                        N       0      $0.00
176       Tanglewood Terrace Apartments                       $2,535,788 Electric/HVAC                        N       0      $0.00
178       Wynridge Apartments                                 $2,512,956 Electric/HVAC/Gas                    N       0      $0.00
181       Meridian Mansions, Corporate Suites Apartments      $2,485,418 None                                 N       8    $801.00
183       Woodside Glen Apartments                            $2,430,029 Electric/HVAC/Gas                    N       0      $0.00
191       Greenbrier Apartments/Townhouses                    $2,335,898 Electric/HVAC                        N       0      $0.00
194       Glen Iris Lofts                                     $2,293,183 Electric/HVAC                        N      12    $707.00
196       Royalgate & Timberwood Apartments                   $2,286,068 None                                 N       8    $367.00
198       Hermitage Apartments                                $2,266,572 Electric/HVAC/Gas                    N       0      $0.00
205       Park Apartments                                     $2,153,946 Electric                             N       0      $0.00
209       Gull Cove Apartments                                $2,094,907 Electric/Gas                         N       0      $0.00
215       The Sunflower Apartments                            $2,018,989 None                                 Y     129    $543.00
221       The Crossings Apartments                            $1,925,000 Electric                             N       0      $0.00
223       Park Trails Apartments                              $1,891,090 Electric                             N      12    $428.00
225       Glenwood Trace Apartments                           $1,861,126 Electric/HVAC                        N       0      $0.00
226       The Marina Dune Apartments                          $1,844,770 Electric                             N       0      $0.00
227       La Miradora Apartments                              $1,843,635 Electric                             N       0      $0.00
239       Winmont Apartments                                  $1,692,524 Electric                             N       0      $0.00
248       Crystal Shores Apartments                           $1,550,000 Electric                             N       1    $375.00
249       Lakeshore Place Apartments                          $1,545,272 Electric                             N       3    $358.00
253       Lakeview Meadow Estates Townhomes                   $1,496,654 Electric/HVAC                        N       0      $0.00
254       Whispering Pines Apartments                         $1,494,733 Electric/HVAC                        N       0      $0.00
256       Studio Plaza Apartments                             $1,470,622 None                                 N      75    $571.00
257       Keoway Village Apartments                           $1,469,875 Electric                             N       0      $0.00
258       Belleview Estates Apartments                        $1,448,054 Electric                             N       0      $0.00
261       Fort Mott Village Apartments                        $1,435,732 Electric/HVAC                        N       0      $0.00
262       Brigham Road Apartments                             $1,429,649 None                                 N       0      $0.00
267       Bayberry Apartments                                 $1,348,030 Electric                             Y       2    $413.00
269       Magnolia Hall Apartments                            $1,310,368 Electric/HVAC/Gas                    N       0      $0.00
276       Darby House Apartments                              $1,276,412 Electric/HVAC/Gas                    N       0      $0.00
278       Misty Hollow Apartments                             $1,268,020 Electric/HVAC/Gas                    N       0      $0.00
280       Vienna Square Apartments                            $1,248,318 Electric/HVAC                        N       0      $0.00
281       Seven Palms Apartments                              $1,247,201 Electric                             N       0      $0.00
282       Parkchester Apartments                              $1,243,094 Electric/HVAC/Gas                    N       0      $0.00
284       Brodhead North Condominiums                         $1,208,234 Electric                             N       0      $0.00
287       The Sandpiper Cove Apartments                       $1,200,000 Electric                             N       8    $331.00
288       The Southwyck Manor Apartments                      $1,200,000 Electric                             N       0      $0.00
291       Lakeside Village Apartments                         $1,194,664 Electric/HVAC                        N       0      $0.00
292       Southern Oaks Apartments                            $1,193,473 Electric/HVAC                        N       0      $0.00
295       Pine Point Apartment Complex                        $1,132,266 Electric/HVAC                        N       0      $0.00
297       French Riviera Apartments                           $1,098,520 Electric/HVAC                        N       0      $0.00
301       Fifth Avenue Court Apartments                       $1,035,785 None                                 N      22    $538.00
302       Patterson House Apartments                          $1,025,563 Electric/Gas                         N       0      $0.00
303       The Bluffs Apartments                               $1,025,000 Electric                             N       0      $0.00
308       Villa St. Cyr Apartments                              $993,148 Electric/Gas                         N       0      $0.00
310       Hyde Park Apartments                                  $932,075 Electric/HVAC                        N       0      $0.00
311       Bel Aire Apartments                                   $915,802 36 None/ 55 Electric/HVAC            N      19    $281.00
313       Centre Pointe Apartments                              $896,166 Electric/HVAC                        N      18    $342.72
314       The Knight Apartments                                 $896,166 Electric/Gas                         N       0      $0.00
316       Twin Tower Apartments                                 $894,392 Electric/HVAC                        Y       0      $0.00
317       Westwind Apartments                                   $878,716 Electric                             N       0      $0.00
320       Orchard Park Apartments                               $728,954 Electric/Gas                         N       0      $0.00
321       Meadowbrook Apartments                                $715,000 Electric                             N       8    $340.00
322       Keys West Apartments                                  $537,699 Electric/HVAC                        N       0      $0.00

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                 1 Bedrooms            2 Bedrooms                3 Bedrooms
                                                           -------------------- ----------------------   --------------------------
Loan                                                                  Wtd Avg                 Wtd Avg                     Wtd Avg
No.       Property Name                                    # Units  Rent/month  # Units     Rent/month      # Units    Rent/month
------------------------------------------------------------------------------------------------------------------------------------

163       Maple Canyon                                         0       $0.00     134         $501.00         0              $0.00
165       Park Villa Apartments                               50     $404.60      74         $505.35         5            $560.00
175       West Wind Apartments: Phase I & II                   0       $0.00      49         $815.00         0              $0.00
176       Tanglewood Terrace Apartments                      104     $334.58      40         $377.26         8            $432.14
178       Wynridge Apartments                                 32     $484.80      64         $527.35         8            $700.00
181       Meridian Mansions, Corporate Suites Apartments      86     $855.00      20         $990.00         0              $0.00
183       Woodside Glen Apartments                            19     $527.10      53         $573.50         0              $0.00
191       Greenbrier Apartments/Townhouses                    21     $471.00      47         $646.00        12            $745.00
194       Glen Iris Lofts                                     25     $984.00       0           $0.00         0              $0.00
196       Royalgate & Timberwood Apartments                   38     $448.00      56         $499.00        20            $627.00
198       Hermitage Apartments                                47     $340.00      69         $404.00         3            $557.00
205       Park Apartments                                     91     $419.00      11         $543.00         0              $0.00
209       Gull Cove Apartments                                48     $395.00      56         $514.00         0              $0.00
215       The Sunflower Apartments                             0       $0.00       0           $0.00         0              $0.00
221       The Crossings Apartments                            71     $340.00      73         $433.00         0              $0.00
223       Park Trails Apartments                              58     $489.00      50         $590.00         0              $0.00
225       Glenwood Trace Apartments                           48     $306.03      60         $385.46        12            $470.00
226       The Marina Dune Apartments                           0       $0.00      47         $659.00         0              $0.00
227       La Miradora Apartments                               0       $0.00      55         $540.00         0              $0.00
239       Winmont Apartments                                  46     $475.65      36         $562.90         0              $0.00
248       Crystal Shores Apartments                           41     $405.00      60         $490.25         0              $0.00
249       Lakeshore Place Apartments                          13     $431.00      36         $521.00         5            $570.00
253       Lakeview Meadow Estates Townhomes                    0       $0.00      12         $770.00        16            $869.00
254       Whispering Pines Apartments                          0       $0.00      90         $430.00         0              $0.00
256       Studio Plaza Apartments                              0       $0.00       0           $0.00         0              $0.00
257       Keoway Village Apartments                           30     $370.00      40         $414.00        10            $460.00
258       Belleview Estates Apartments                        21     $483.57      21         $589.52         0              $0.00
261       Fort Mott Village Apartments                        48     $555.00      24         $670.00         0              $0.00
262       Brigham Road Apartments                              4     $331.00     100         $526.00         0              $0.00
267       Bayberry Apartments                                  4     $425.00      29         $701.00         0              $0.00
269       Magnolia Hall Apartments                             0       $0.00      40         $537.00         8            $665.00
276       Darby House Apartments                              29     $579.00       7         $750.00         0              $0.00
278       Misty Hollow Apartments                             20     $315.00      50         $377.00        10            $371.00
280       Vienna Square Apartments                            25     $375.00      55         $418.00         0              $0.00
281       Seven Palms Apartments                              16     $575.00      16         $675.00         8            $768.00
282       Parkchester Apartments                              40     $320.00      40         $382.00         0              $0.00
284       Brodhead North Condominiums                          0       $0.00      29         $702.00         2            $825.00
287       The Sandpiper Cove Apartments                       28     $368.00      61         $510.00         0              $0.00
288       The Southwyck Manor Apartments                      47     $369.00      38         $472.00         4            $553.00
291       Lakeside Village Apartments                         27     $410.00      49         $510.00         0              $0.00
292       Southern Oaks Apartments                            52     $329.67      48         $385.45        10            $495.63
295       Pine Point Apartment Complex                         8     $465.00      48         $550.00         0              $0.00
297       French Riviera Apartments                            8     $380.00      44         $466.00         4            $540.00
301       Fifth Avenue Court Apartments                        7     $677.00       2         $837.00         0              $0.00
302       Patterson House Apartments                           5     $390.00      62         $461.00         0              $0.00
303       The Bluffs Apartments                               37     $360.00      35         $421.00         0              $0.00
308       Villa St. Cyr Apartments                            20     $404.00      40         $522.00         0              $0.00
310       Hyde Park Apartments                                24     $513.00      12         $652.00         1          $1,650.00
311       Bel Aire Apartments                                 60     $395.00      12         $521.00         0              $0.00
313       Centre Pointe Apartments                            36     $421.19       0           $0.00         0              $0.00
314       The Knight Apartments                               22     $355.00      29         $450.00         3            $660.00
316       Twin Tower Apartments                                0       $0.00      32         $624.00         0              $0.00
317       Westwind Apartments                                 12     $413.00      24         $516.00         0              $0.00
320       Orchard Park Apartments                              0       $0.00      44         $439.00         0              $0.00
321       Meadowbrook Apartments                              28     $368.00      18         $440.00         0              $0.00
322       Keys West Apartments                                13     $314.00      27         $351.00         0              $0.00

(table continued)

------------------------------------------------------------------------------------------------------
                                                                 4 Bedrooms              Other
                                                           -------------------- ----------------------
Loan                                                                  Wtd Avg                 Wtd Avg
No.       Property Name                                    # Units  Rent/month  # Units     Rent/month
------------------------------------------------------------------------------------------------------

163       Maple Canyon                                         0       $0.00       0           $0.00
165       Park Villa Apartments                                0       $0.00       0           $0.00
175       West Wind Apartments: Phase I & II                   0       $0.00       0           $0.00
176       Tanglewood Terrace Apartments                        0       $0.00       0           $0.00
178       Wynridge Apartments                                  0       $0.00       0           $0.00
181       Meridian Mansions, Corporate Suites Apartments       0       $0.00       0           $0.00
183       Woodside Glen Apartments                             0       $0.00       0           $0.00
191       Greenbrier Apartments/Townhouses                     0       $0.00       0           $0.00
194       Glen Iris Lofts                                      0       $0.00       0           $0.00
196       Royalgate & Timberwood Apartments                    0       $0.00       0           $0.00
198       Hermitage Apartments                                 0       $0.00       0           $0.00
205       Park Apartments                                      0       $0.00       0           $0.00
209       Gull Cove Apartments                                 0       $0.00       0           $0.00
215       The Sunflower Apartments                             0       $0.00       0           $0.00
221       The Crossings Apartments                             0       $0.00       0           $0.00
223       Park Trails Apartments                               0       $0.00       0           $0.00
225       Glenwood Trace Apartments                            0       $0.00       0           $0.00
226       The Marina Dune Apartments                           0       $0.00       0           $0.00
227       La Miradora Apartments                               0       $0.00       0           $0.00
239       Winmont Apartments                                   0       $0.00       0           $0.00
248       Crystal Shores Apartments                            0       $0.00       0           $0.00
249       Lakeshore Place Apartments                           0       $0.00       0           $0.00
253       Lakeview Meadow Estates Townhomes                    0       $0.00       0           $0.00
254       Whispering Pines Apartments                          0       $0.00       0           $0.00
256       Studio Plaza Apartments                              0       $0.00       0           $0.00
257       Keoway Village Apartments                            0       $0.00       0           $0.00
258       Belleview Estates Apartments                         0       $0.00       0           $0.00
261       Fort Mott Village Apartments                         0       $0.00       0           $0.00
262       Brigham Road Apartments                              0       $0.00       0           $0.00
267       Bayberry Apartments                                  0       $0.00       0           $0.00
269       Magnolia Hall Apartments                             0       $0.00       0           $0.00
276       Darby House Apartments                               0       $0.00       0           $0.00
278       Misty Hollow Apartments                              0       $0.00       0           $0.00
280       Vienna Square Apartments                             0       $0.00       0           $0.00
281       Seven Palms Apartments                               0       $0.00       0           $0.00
282       Parkchester Apartments                               0       $0.00       0           $0.00
284       Brodhead North Condominiums                          0       $0.00       0           $0.00
287       The Sandpiper Cove Apartments                        0       $0.00       0           $0.00
288       The Southwyck Manor Apartments                       0       $0.00       0           $0.00
291       Lakeside Village Apartments                          0       $0.00       0           $0.00
292       Southern Oaks Apartments                             0       $0.00       0           $0.00
295       Pine Point Apartment Complex                         0       $0.00       0           $0.00
297       French Riviera Apartments                            0       $0.00       0           $0.00
301       Fifth Avenue Court Apartments                        0       $0.00       0           $0.00
302       Patterson House Apartments                           0       $0.00       0           $0.00
303       The Bluffs Apartments                                0       $0.00       0           $0.00
308       Villa St. Cyr Apartments                             0       $0.00       0           $0.00
310       Hyde Park Apartments                                 0       $0.00       0           $0.00
311       Bel Aire Apartments                                  0       $0.00       0           $0.00
313       Centre Pointe Apartments                             0       $0.00       0           $0.00
314       The Knight Apartments                                0       $0.00       0           $0.00
316       Twin Tower Apartments                                0       $0.00       0           $0.00
317       Westwind Apartments                                  0       $0.00       0           $0.00
320       Orchard Park Apartments                              0       $0.00       0           $0.00
321       Meadowbrook Apartments                               0       $0.00       0           $0.00
322       Keys West Apartments                                 0       $0.00       0           $0.00

                                                            IV-2

                [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
MORGAN STANLEY                        MORGAN STANLEY DEAN          July 15, 1998
Real Estate Debt Capital Markets            WITTER
Mortgage Capital Markets
--------------------------------------------------------------------------------


                                 CMBS New Issue
                                   Term Sheet
                           -------------------------

                           Pricing Date: July 15, 1998

                     --------------------------------------

                                 $1,061,090,000
                                  (Approximate)

                      Commercial Mortgage Acceptance Corp.
                                  as Depositor


                      Morgan Stanley Mortgage Capital Inc.

                 Midland Loan Services, Inc. and PNC Bank, N.A.


                         Residential Funding Corporation
                            as Mortgage Loan Sellers

                           Midland Loan Services, Inc.
                     as Master Servicer and Special Servicer

                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

                           -------------------------

MORGAN STANLEY DEAN WITTER           RESIDENTIAL FUNDING SECURITIES CORPORATION


                    ----------------------------------------
                                  Selling Agent
                               PNC CAPITAL MARKETS

     THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
                                                   Rating        Weighted                       Expected Final         Initial
                                Subordination       (S&P/         Average       Principal        Distribution        Pass-Through
  Class         Amount<F1>          Levels        Moody's)        Life<F3>     Window<F3><F4>       Date<F3>              Rate<F5>

----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   A-1         $277,000,000         28.00%         AAA/Aaa          5.41          1-113            12/15/07             6.23000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   A-2          581,412,000         28.00          AAA/Aaa          9.62         113-118           05/15/08             6.49000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
    X         1,192,237,749<F2>     ----          AAAr/Aaa          9.49           --              03/15/23             1.10227%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
    B            59,611,000         23.00          AA/Aa2           9.80         118-119           06/15/08             6.60000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
    C            59,612,000         18.00           A/A2            9.88         119-119           06/15/08             6.76000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
    D            62,593,000         12.75         BBB/Baa2         10.49         119-141           04/15/10             7.15000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
    E            20,862,000         11.00         BBB-/Baa3        12.06         141-154           05/15/11             7.49317%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   F<F6>         53,650,000          6.50          BB+/NR          14.19         154-176           03/15/13             6.23000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   G<F6>         11,923,000          5.50           BB/NR          14.70         176-178           05/15/13             6.21000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   H<F6>          8,942,000          4.75          BB-/NR          15.04         178-186           01/15/14             6.21000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   J<F6>         14,905,000          3.50           B+/NR          16.49         186-210           01/15/16             6.21000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   K<F6>          8,939,000          2.75           B/NR           18.03         210-223           02/15/17             6.21000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   L<F6>         11,924,000          1.75           NR/B3          19.09         223-233           12/15/17             6.21000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   M<F6>          8,940,000          1.00          NR/Caa2         19.56         233-236           03/15/18             6.21000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------
   N<F6>         11,925,941          0.00           NR/NR          21.50         236-296           03/15/23             6.21000%
----------- ------------------- --------------- -------------- -------------- --------------- -------------------- -----------------

Notes:     <F1>  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
           <F2>  Class X Notional  Amount is equal to  99.9999% of the  aggregate  Stated  Principal  Balance of the
                 Mortgage Loans outstanding from time to time.
           <F3>  Based on a prepayment  speed of 0% CPR and the  Maturity  Assumptions  described in the  Prospectus
                 Supplement.
           <F4>  Principal  Window is the period  (expressed  in terms of months and commencing with the month of the first  Distribution  Date) during which distributions of principal are expected to be made to the holders of each designated  Class in accordance with the Maturity Assumptions.
           <F5>  Other than the Class X and Class E Certificates,  each Class of Certificates will accrue interest generally at a fixed rate of interest  except in limited  circumstances  as described in the
                 Prospectus Supplement.
           <F6> To be offered privately.
           <F7>  The  Pass-Through  Rate  on the  Class X  Certificates  on each Distribution  Date  will  equal the  excess,  if  any,  of the Weighted  Average Net Mortgage  Rate over the Weighted  Average
                 Pass Through Rate of the Principal Balance Certificates.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1



I.  Issue Characteristics

Issue Type:            Public:  Class X, A-1, A-2, B, C, D and E

                       Private (Rule 144A):  Class F, G, H, J, K, L, M and N

Publicly Offered       $1,061,090,000  monthly pay, multi-class  sequential pay
Securities:            commercial  mortgage  REMIC  Pass-Through  Certificates,
                       including five fixed-rate  principal and interest classes
                       (A-1, A-2, B, C and D), one weighted average pass through principal and interest classes (E) and one variable rate interest only class (X).

Other Certificates:    $131,148,941  monthly pay,  multi-class  sequential  pay
                       commercial mortgage REMIC Pass-Through Certificates, consisting of eight fixed rate principal and interest classes (F, G, H, J, K, L, M and N) all of which will be offered privately.

Collateral:            The  collateral  consists  of a  $1,192,238,941  pool of
                       fixed-rate  commercial and multifamily Mortgage Loans

Sellers: Morgan Stanley Mortgage Capital Inc., Midland Loan Services, Inc., PNC Bank, N.A. and Residential Funding Corporation.

Lead Manager:          Morgan Stanley & Co. Incorporated

Co-Manager:            Residential Funding Securities Corporation

Master Servicer:       Midland Loan Services, Inc.

Special Servicer:      Midland Loan Services, Inc.

Trustee/Fiscal Agent:  LaSalle National Bank/ABN Amro Bank N.V.

Pricing Date:          July 15, 1998

Expected Closing Date: July 29, 1998

Distribution Dates:    The  15th  of  each  month  (or  if  such  day  is not a
                       business day, the next business day), commencing in August, 1998

Minimum Denominations: $5,000 for Class A  Certificates;  $50,000  for class X,
                       B, C, D and E Certificates

Settlement Terms:      DTC,  Euroclear and Cedel,  same day funds, with accrued
                       interest

Legal/Regulatory       Class A-1,  A-2 and X  Certificates  are  expected to be
Status:                eligible for exemptive  relief under ERISA.  No Class of
                       Certificates is SMMEA eligible.

Risk Factors:          THE  CERTIFICATES  INVOLVE  A DEGREE OF RISK AND MAY NOT
                       BE SUITABLE FOR ALL  INVESTORS.  SEE THE "RISK  FACTORS"
                       SECTION  OF THE  PROSPECTUS  SUPPLEMENT  AND  THE  "RISK
                       FACTORS" SECTION OF THE PROSPECTUS.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1


II. Structure Characteristics


The Certificates (other than the Class X and E Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates, subject, in each case (other than the Class D Certificates) to a cap equal to the Weighted Average Net Mortgage Rate. The Class E Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans other than the Contingent Interest.

                                                       Class X<F1>
         ------------------------------------------------------
         Class A-1              AAA/Aaa               $277.0MM
                               6.23000%
         ------------------------------------------------------
         Class A-2              AAA/Aaa               $581.4MM
                               6.49000%
         ------------------------------------------------------
         Class B                AA/Aa2                 $59.6MM
                               6.60000%
         ------------------------------------------------------
         Class C                 A/A2                  $59.6MM
                               6.76000%
         ------------------------------------------------------
         Class D               BBB/Baa2                $62.6MM
                               7.15000%
         ------------------------------------------------------
         Class E               BBB-/Baa3               $20.9MM
                               7.49317%
         ------------------------------------------------------
         Class F                BB+/NR                 $53.7MM
                               6.23000%
         ------------------------------------------------------
         Class G                 BB/NR                 $11.9MM
                               6.21000%
         ------------------------------------------------------
         Class H                BB-/NR                  $8.9MM
                               6.21000%
         ------------------------------------------------------
         Class J                 B+/NR                 $14.9MM
                               6.21000%
         ------------------------------------------------------
         Class K                 B/NR                   $8.9MM
                               6.21000%
         ------------------------------------------------------
         Class L                 NR/B3                 $11.9MM
                               6.21000%
         ------------------------------------------------------
         Class M                NR/Caa2                 $8.9MM
                               6.21000%
         ------------------------------------------------------
         Class N                 NR/NR                 $11.9MM
                               6.21000%
         ------------------------------------------------------
           NR = Not Rated

                          Note:(1) See footnote 7 on page T-1.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1


  Interest          Each  Class  of  Certificates   will  be  entitled  on  each
  Distributions:    Distribution  Date to interest  accrued at its  Pass-Through
                    Rate on the  outstanding  Certificate  Balance  or  Notional
                    Amount of such Class,  as applicable.  Initial Pass- Through
                    Rates:

                         Class A-1:  6.23000%
                         Class A-2:  6.49000%
                         Class B:    6.60000%
                         Class C:    6.76000%
                         Class D:    7.15000%
                         Class E:    7.49317%
                         Class F:    6.23000%
                         Class G:    6.21000%
                         Class H:    6.21000%
                         Class J:    6.21000%
                         Class K:    6.21000%
                         Class L:    6.21000%
                         Class M:    6.21000%
                         Class N:    6.21000%
                         Class X:    1.10227%

                    The Pass-Through Rate for each class of Principal Balance Certificates (other than the Class D Certificates) for any
                    Distribution  Date  will not  exceed  the  Weighted  Average
                    Pass-Through  ("WAPT")  rate  for  such  Distribution  Date.

  Principal         Principal will be distributed on each  Distribution  Date to
  Distributions:    the most senior  Class  (i.e.,  the Class with the  earliest alphabetical/numerical  Class  designation) of the Principal
                    Balance  Certificates  outstanding,  until  its  Certificate
                    Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class N Certificates are reduced to zero, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

  Prepayment        Any Prepayment  Premium collected with respect to a Mortgage
  Premium           Loan  during  any  particular   Collection  Period  will  be
  Allocation:       distributed on the following  Distribution  Date as follows:
                    The holders of the respective  Classes of Principal  Balance
                    Certificates (other than the Privately Offered Certificates)
                    then  entitled  to   distributions  of  principal  from  the
                    Principal  Distribution  Amount for such Distribution  Date, will be entitled to an aggregate  amount equal to the lesser of (a)  such  Prepayment  Premium  and (b)  such  Prepayment
                    Premium multiplied by a fraction,  the numerator of which is equal  to the  excess,  if  any,  of the  Pass-Through  Rate
                    applicable   to  the  most   senior  of  such   Classes   of
                    Certificates  then  outstanding  (or,  in  the  case  of two
                    Classes of Class A

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

                    Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. Any portion of a Prepayment Premium that is not distributed to the Principal Balance Certificates will be distributed to the Class X Certificates.

                    For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

  Credit            Each Class of Certificates  (other than Classes A-1, A-2 and
  Enhancement:      X) will be  subordinate to all other Classes with an earlier alphabetical  Class  designation.

  Advancing:        The Master  Servicer,  the Trustee and Fiscal Agent (in that order) will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance premiums, but only to the extent that such Advances are deemed recoverable.

  Realized Losses   Realized  Losses  and  Expense  Losses,   if  any,  will  be
  and Expense       allocated  to the Class N,  Class M, Class L, Class K, Class
  Losses:           J,  Class H, Class G, Class F, Class E, Class D, Class C and
                    Class B Certificates, in that order, and then to Classes A-1 and A-2, pro rata,  in each case  reducing  amounts  payable thereto. Any interest shortfall of any Class of Certificates will  result  in  unpaid  interest  for  such  Class  which,
                    together  with  interest  thereon   compounded   monthly  at
                    one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

  Prepayment        For any  Distribution  Date,  any Net  Aggregate  Prepayment
  Interest          Interest  Shortfall  not offset by the Master  Servicing Fee
  Shortfalls:       (but not to exceed  0.029% per loan),  will be  allocated to the Certificates pro rata, in each case reducing interest otherwise payable thereon. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

  Appraisal         An  appraisal  reduction  generally  will be  created in the
  Reductions:       amount,  if  any,  by  which  the  Principal  Balance  of  a
                    Specially Serviced Mortgage Loan (plus other amounts overdue in  connection  with such loan) exceeds 90% of the appraised value  of the  related  Mortgaged  Property.  The  Appraisal
                    Reduction Amount will reduce  proportionately  the amount of delinquent  interest advanced for such loan, which reduction
                    will  result,  in  general,   in  a  reduction  of  interest
                    distributable  to the most  subordinate  Class of  Principal
                    Balance Certificate outstanding.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1


                    An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months.

  Operating         The  Operating  Adviser,  which  may  be  appointed  by  the
  Adviser:          Controlling Class, will have the right to advise the Special
                    Servicer with respect to certain actions regarding Specially
                    Serviced Mortgage Loans.  Examples include the right to make
                    certain  modifications,   foreclose,   sell,  bring  an  REO
                    Property into environmental  compliance or accept substitute
                    or   additional   collateral.   In   addition,   subject  to
                    satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer and appoint a successor Special Servicer that must be acceptable to each Rating Agency.

 Controlling        The  Controlling  Class will generally be the holder of more
  Class:            than 50% of the  aggregate  Certificate  Balance of the most subordinate  Class of  Certificates  outstanding at any time
                    (or if the  aggregate  Certificate  Balance of such Class of
                    Certificates   is  less  than  25%  of  original   aggregate
                    Certificate Balance of the initial Certificate Balance of such Class, the next most subordinate Class of Principal
                    Balance  Certificates).  Special  In  general,  the  Special
                    Servicer has the right Servicer: to modify the terms of a Specially Serviced Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage
                    Loan beyond two years prior to the Rated Final  Distribution
                    Date.  Optional  The  majority  holders  of the  Controlling
                    Class,  Termination:  then the  Depositor,  then the  Master
                    Servicer, then the Special Servicer and then the holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial
                    Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate Stated Principal Balance of the Mortgage Loans, plus accrued and unpaid interest
                    (excluding Contingent Interest) and unreimbursed Advances, plus interest on such Advances.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1


  Reports to        The   Trustee    will    prepare    and   deliver    monthly
  Certificate-      Certificateholder Reports. The Special Servicer will prepare
  holders:          and deliver to the Trustee a monthly Special Servicer Report summarizing the status of each Specially  Serviced  Mortgage
                    Loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1


III.  Originators   Morgan Stanley Mortgage Capital Inc.
                    ------------------------------------
                    The Mortgage Pool includes 142 Mortgage Loans, representing approximately 49.1% of the Initial Pool Balance, either acquired or originated by or on behalf of Morgan Stanley
                    Mortgage  Capital Inc.  ("MSMC").  MSMC is a  subsidiary  of
                    Morgan Stanley & Co. Incorporated that was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                    Midland Loan Services, Inc. and PNC Bank, N.A.
                    ----------------------------------------------
                    The Mortgage Pool includes 109 Mortgage Loans, representing approximately 32.7% of the Initial Pool Balance, either acquired or originated by or on behalf of Midland Loan Services, Inc. ("Midland") or by PNC Bank National Association ("PNC"). Of the above 109 Mortgage Loans, PNC originated 41 with an aggregate principal balance of $201,300,000. In addition, Midland has originated 63 with an aggregate principal balance of $181,323,800, and Midland purchased five with an aggregate principal balance of $7,395,000

                    On April 3, 1998, Midland Loan Services, L.P. was acquired by Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC. Residential Funding Corporation

                    Residential Funding Corporation
                    -------------------------------
                    The Mortgage Pool includes 71 Mortgage Loans, representing approximately 18.2% of the Initial Pool Balance, either acquired or originated by or on behalf of Residential Funding Corporation ("RFC"). RFC is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Residential Funding Securities Corporation is an affiliate of RFC.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

IV. Collateral Description

Summary: The Mortgage Pool consists of a $1,192,238,941 pool of 322 fixed-rate mortgage loans secured by first liens (with the exception of one mortgage loan representing 0.27% of the Initial Pool Balance which is secured by a second lien) on commercial and multifamily properties located throughout 40 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.454% and a weighted average remaining term to maturity of 132 months. See the Description of the Mortgage Pool and the Appendices to the Prospectus Supplement for more detailed collateral information.

                                 $1,061,090,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1


                                Property Summary

-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
                                                  Initial                  Weighted    Weighted
                                                  Pool                      Average    Average
                                     Aggregate    Balance      Weighted    Remaining   Debt       Weighted
                            Number   Balance as   as of        Average      Term to    Service    Average
                              of     of Cut-Off   Cut-Off      Mortgage     Maturity    Coverage   Loan to
      Property Type         Loans     Date ($)    Date (%)     Rate (%)      (mos)     Ratio (x)  Value (%)
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Retail                        94    376,669,668      31.59      7.652        142          1.41       69.6
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Multifamily                  108    347,435,764      29.14      7.144        127          1.44       72.9
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Office                        36    144,524,262      12.12      7.579        117          1.35       68.7
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Hospitality                   26    106,277,181       8.91      7.805        125          1.51       65.5
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Industrial                    25     84,397,329       7.08      7.541        140          1.38       70.7
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Mixed Use                      2     55,404,718       4.65      7.110        132          1.31       75.9
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Mobile Home Park              15     36,283,197       3.04      7.190        116          1.39       69.7
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Self Storage                  12     24,188,932       2.03      7.375        148          1.59       64.4
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Garage                         2     10,310,409       0.86      7.214        117          1.50       74.9
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Nursing Home/Assisted          2      6,747,481       0.57      7.966        214          2.37       45.0
Living
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------
Total:                       322    $1,192,238,941  100.0%      7.454%       132          1.42x      70.3%
-------------------------- -------- ------------- ----------- ----------- ------------ ---------- ----------



                             GEOGRAPHIC DISTRIBUTION


               California                            22.9%
               Pennsylvania                           7.4%
               New Jersey                             5.5%
               Texas                                  5.1%
               North Carolina                         4.8%
               Florida                                4.3%
               Illinois                               4.2%
               Ohio                                   3.8%
               Massachusetts                          3.6%
               Georgia                                3.4%
               Arizona                                2.9%
               Washington                             2.7%
               Kentucky                               2.4%
               Colorado                               2.3%
               Oregon                                 2.2%
               New York                               2.1%
               West Virginia                          2.0%
               Louisiana                              1.9%
               Missouri                               1.9%
               Indiana                                1.8%
               Oklahoma                               1.7%
               Nevada                                 1.5%
               Maryland                               1.4%
               Michigan                               1.3%
               New Hampshire                          1.1%
               Mississippi                            0.9%
               Tennessee                              0.8%
               Virginia                               0.6%
               Iowa                                   0.5%
               Nebraska                               0.4%
               Connecticut                            0.4%
               South Carolina                         0.4%
               Kansas                                 0.4%
               New Mexico                             0.3%
               Utah                                   0.3%
               Maine                                  0.3%
               Minnesota                              0.3%
               Idaho                                  0.2%
               Rhode Island                           0.1%
               Vermont                                0.1%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9       WAC:
Chicago, IL 60603                                                    WAMM:


                                                                 Number of Pages
                                                                 ---------------

                      Table of Contents                                 1

                      REMIC Certificate Report                          1

                      Other Related Information                         2

                      Asset Backed Facts Sheets                         1

                      Delinquency Loan Detail                           1

                      Mortgage Loan Characteristics                     2

                      Loan Level Listing                                1


                      Total Pages Included In This Package              9


                      Specially Serviced Loan Detail              Appendix A
                      Modified Loan Detail                        Appendix B
                      Realized Loss Detail                        Appendix C

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9       WAC:
Chicago, IL 60603                                                    WAMM:

         Original      Opening    Principal   Principal     Negative     Closing     Interest    Interest    Pass-through
Class   Fact Value(1)  Balance     Payment   Adj. Of Loss  Amortization  Balance      Payment    Adjustment     Rate (2)
CUSIP   Per $1,000    Per $1,000  Per $1,000  Per $1,000   Per $1,000    Per $1,000  Per $1,000  Per $1,000  Next Rate (3)


           0.00          0.00        0.00          0.00         0.00         0.00       0.00        0.00


                                                                 Total P&I Payment      0.00

Notes:    (1) N denotes notional balance not included in total
          (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
          (3) Estimated

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                            Other Related Information

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                           Other Related Information

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

Distribution Delinq 1 Month Delinq 2 months Delinq 3+ Months Foreclosure/Bankruptcy REO Modification Prepayments Curr. Weighted Avg.
 Date        #  Balance      #   Balance       #   Balance       #   Balance          #   Balance     #  Balance       Coupon  Remit

08/15/98     0     0         0      0          0     0           0      0             0       0       0      0
           0.00% 0.000%    0.00%  0.000%     0.00%  0.000%      0.00%  0.000%       0.00%    0.000%  0.00% 0.000%















              Note: Foreclosure and REO Totals are Included in the
                     Appropriate Delinquency Aging Category

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                             Delinquent Loan Detail

                 Paid               Outstanding   Out. Property                   Special
Disclosure Doc   Thru   Current P&I     P&I        Protection     Advance         Servicer      Foreclosure    Bankruptcy     REO
Control #        Date     Advance    Advances**     Advances     Description (1)  Transfer Date    Date          Date         Date




















A. P&I Advance - Loan in Grace  Period   1. P&I Advance - Loan  delinquent 1 month
                                         2. P&I Advance - Loan  delinquent 2 months

B. P&I Advance - Late Payment but        3. P&I Advance - Loan  delinquent 3 months or more
     < one month delinq                  4. Matured Balloon/Assumed Scheduled payment


** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                   Pool Total

                       Distribution of Principal Balances

------------------------------------------- ----------------------------------------------------------------------------------------
(2) Current Scheduled                       Number of                           (2) Scheduled                      Based on
             Balances                         Loans                                 Balance                        Balance
------------------------------------------- ----------------------------------------------------------------------------------------
         $0   to         $500.000
   $500,000   to       $1,000,000
 $1,000,000   to       $1,500,000
 $1,500,000   to       $2,000,000
 $2,000,000   to       $2,500,000
 $2,500,000   to       $3,000,000
 $3,000,000   to       $3,500,000
 $3,500,000   to       $4,000,000
 $4,000,000   to       $5,000,000
 $5,000,000   to       $6,000,000
 $6,000,000   to       $7,000,000
 $7,000,000   to       $8,000,000
 $8,000,000   to       $9,000,000
 $9,000,000   to      $10,000,000
$10,000,000   to      $11,000,000
$11,000,000   to      $12,000,000
$12,000,000   to      $13,000,000
$13,000,000   to      $14,000,000
$14,000,000   to      $15,000,000
$15,000,000   &       Above



------------------------------------------- --------------------------- ------------------------------------- ----------------------
               Total                        0                                                 0                               0.00%
------------------------------------------- --------------------------- ------------------------------------- ----------------------
                                                                       Average Scheduled Balance is                              0
                                                                       Maximum Scheduled Balance is                              0
                                                                       Minimum Scheduled Balance is                              0




                         Distribution of Property Types

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          Property Types                      Number of Loans                 (2) Scheduled Balance             Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------







------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------




                     Distribution of Mortgage Interest Rates

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Current Mortgage                     Number of Loans                 (2)Scheduled Balance             Based on Balance
           Interest Rate
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        7.000% or less
        7.000% to 7.125%
        7.125% to 7.375%
        7.375% to 7.625%
        7.625% to 7.875%
        7.875% to 8.125%
        8.125% to 8.375%
        8.375% to 8.625%
        8.625% to 8.875%
        8.875% to 9.125%
        9.125% to 9.375%
        9.375% to 9.625%
        9.625% to 9.875%
        9.875% to 10.125%
       10.125% &  Above

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Total                                       0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                       W/Avg Mortgage Interest Rate is                  0.0000%
                                                                       Minimum Mortgage Interest Rate is                0.0000%
                                                                       Maximum Mortgage Interest Rate is                0.0000%





                             Geographic Distribution

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        Geographic Location                   Number of Loans                 (2) Scheduled Balance             Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------

            California
             Maryland
             Virginia
              Georgia
              Florida
            New Jersey
              Arizona
           Pennsylvania
               Texas
           Rhode Island
          North Carolina
             New York
             Kentucky
               Utah
            Connecticut

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------

                                                                                                                         Page 7 of 9


ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                   Pool Total

                                 Loan Seasoning

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          Number of Years                     Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------






------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                           Weighted Average Seasoning is               0.00


                         Distribution of Remaining Term
                                Fully Amortizing

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Fully Amortizing                     Number of Loans                 (2) Scheduled Balance              Based on Balance
          Mortgage Loans
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         60 months or less
         61 to 120 months
         121 to 180 months
         181 to 240 months
         240 to 360 months
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                           Weighted Average Months to Maturity is              0






                              Distribution of DSCR

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
           Debt Service                       Number of Loans                 (2) Scheduled Balance               Based on Balance
        Coverage Ratio (1)
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        0.500 or less
        0.500 or 0.l625
        0.625 to 0.750
        0.750 to 0.875
        0.875 to 1.000
        1.000 to 1.125
        1.125 to 1.250
        1.250 to 1.375
        1.375 to 1.500
        1.500 to 1.625
        1.625 to 1.750
        1.750 to 1.875
        1.875 to 2.000
        2.000 to 2.125
        2.125 & above
           Unknown

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                              0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                       Weighted Average Debt Service Coverage Rate is 0.000



                        Distribution of Amortization Type

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Amortization Type                    Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------







------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------



                  Distribution of Remaining Term Balloon Loans

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
              Balloon
          Mortgage Loans                      Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         12 months or less
         13 to 14 months
         25 to 36 months
         37 to 48 months
         49 to 60 months
         61 to 120 months
         121 to 180 months
         181 to 240 months

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                        Weighted Average Months to Maturity is              0





                                    NOI Aging


------------------------------------ ---------------------------------- ---------------------------------- -------------------------
             NOI Date                         Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          1 year or less
           1 to 2 years
          2 Years or More
              Unknown
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

         Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                Loan Level Detail

------------ ------------- ----------- ---------- ------- ------ --------- --------  ------- ------  ---------- ----------- --------
               Appraisal    Property                            Operating  Ending                                             Loan
Disclosure     Reduction   Type Code    Maturity                Statement Principal   Note   Sched              Prepayment  Status
 Control        Amounts                   Date      DSCR   NOI     Date    Balance    Rate    P&I    Prepayment      Date   Code (1)
------------ ------------- ----------- ---------- ------- ------ -------- ---------- ------- ------  ---------- ----------- --------



















------------------------------------------------------------------------------------------------------------------------------------
*NOI and DSCR,  if  available  and  reportable  under  the  terms  of the  trust agreement,  are based on information obtained from the related borrower, and no other party  to the  agreement  shall  be  held  liable  for  the  accuracy  or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A.  P&I Adv. - in Grace Period     1.  P&I Adv - delinquent 1 month
                                               2.  P&I Adv - delinquent 2 months
                                               3.  P&I Adv. - delinquent 3+ months
                                               4.  Mat. Balloon/Assumed P&I
            B.  P&I Adv. - < one month delinq  5.  Prepaid in Full
                                               6.  Specially Served
                                               7.  Foreclosure
                                               8.  Bankruptcy
                                               9.  REO
                                              10.  DPO
                                              11.  Modification

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Page 9 of 9

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                         Specially Serviced Loan Detail

-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------
                          Beginning                                                   Specially                Comments
    Disclosure            Scheduled        Interest    Maturity       Property        Serviced
     Control #             Balance           Rate        Date           Type       Status Code (1)
-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------

































-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------
-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------

(1)   Legend:
         1)  Request  for wavier of Prepayment Penalty    4) Loan with Borrower Bankruptcy     7)  Loans Paid Off
         2)  Payment Default                              5)  Loan in Process of Foreclosure   8) Loans Returned to Master Servicer
         3)  Request for Loan Modification or Workout     6)  Loan now REO Property


                                                                                                                          Appendix A

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                              Modified Loan Detail

--------------------- ---------------------- ---------------------------------------------------------------------------------------
 Disclosure Control     Modification Date                                                   Modification Description
--------------------- ---------------------- ---------------------------------------------------------------------------------------




































--------------------- ---------------------- ---------------------------------------------------------------------------------------

                                                                                                                          Appendix B


ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Alyssa Stahl (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                              Realized Loss Detail

------- ----------- ------------- --------- ------------ ----------- --------------- ----------- ----------- -------------- --------
                                              Beginning                  Gross         Aggregate     Net      Net Proceeds
 Dist.   Disclosure   Appraisal   Appraisal  Scheduled     Gross     Proceeds as a   Liquidation Liquidation    as a % of   Realized
 Date    Control #      Date       Value      Balance     Proceeds   % of Sched.       Expenses   Proceeds   Sched. Balance   Loss
                                                                        Principal
--------- ------------ ------------ --------- ------------ ---------- --------------- ---------- ----------- -------------- --------





























--------- ------------ ------------ --------- ------------ ---------- --------------- ----------- --------- --------------- --------
Current Total                         0.00                    0.00                        0.00       0.00                      0.00
Cumulative                            0.00                    0.00                        0.00       0.00                      0.00
--------- ------------ ------------ --------- ------------ ---------- --------------- ----------- --------- --------------- --------
                                                                                                                         Appendix C


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      Commercial Mortgage Acceptance Corp.
                                   Depositor

                  Commercial Mortgage Pass-Through Certificates
                              (Issuable in Series)

      Commercial Mortgage Acceptance Corp. (the "Depositor") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates." The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes", which may have different interest rates and which may receive principal payments in differing proportions and at different times.
                                                        (continued on next page)

      The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS."

      Prospective Investors should consider the material risks discussed herein under "RISK FACTORS" at page 6 and such information as may be set forth under the caption "RISK FACTORS" in the related Prospectus Supplement before purchasing any of the Offered Certificates.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.





           The date of this Prospectus is May 13, 1998.

(cover page continued)

     In addition,  rights of the holders of certain Classes to
receive principal and interest may be subordinated to those of other Classes. Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed-use properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--General" herein. The percentage of any mixed-use property used for commercial purposes will be set forth in the Prospectus Supplement. Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include installment contracts for the sale of such types of properties. Such mortgage loans and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. The Mortgage Loans may be originated by affiliated entities, including Midland Loan Services, Inc. and/or unaffiliated entities. See "RISK FACTORS." Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be master serviced by Midland Loan Services, Inc.

      The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

      With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will continue. The Depositor does not intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in an automated quotation system of a registered securities association.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                             ADDITIONAL INFORMATION

      This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Commercial Mortgage Acceptance Corp., 201 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number (816) 435-5000. The Commission maintains an Internet Web site that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: Commercial Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number
(816) 435-5000.

                                     REPORTS

      In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each
Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the related Trust Fund.

      The Depositor intends to apply for relief from the reporting requirements of Sections 13, 15(d) and 16(a) of the 1934 Act. In lieu of filing the periodic reports required by those sections, the Master Servicer, on behalf of the related Trust Fund, will file with the Commission on Form 8-K the monthly reports and information set forth in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENT--Reports to Certificateholders; Available Information" in the related Prospectus Supplement. The Depositor does not intend to file periodic reports under the 1934 Act with respect to the related Trust Fund for any Series of Certificates following the completion of the reporting period required by Rule 15d-1 under the 1934 Act.

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT...................iii

ADDITIONAL INFORMATION..................iii

INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE.................iv

REPORTS..................................iv

SUMMARY OF PROSPECTUS.................... 1

RISK FACTORS............................. 6

   Limited Liquidity; Lack of Market for
      Resale..............................6
   Limited Assets as Security for
      Investment in Certificates;
      No Personal Liability...............6
   Effects of Prepayments on Average
      Life of Certificates and Yields.....6
   Risks Associated with Lending on
      Income Producing Properties.........7
   Potential Conflicts of Interest........8
   Certain Tax Considerations of
      Variable Rate Certificates......... 9
   Limited Nature of Credit Ratings.......9
   Potential Inability to Verify
      Underwriting Standards.............10
   Nonrecourse Mortgage Loans;
      Limited Recovery...................10
   Inclusion of Delinquent and
      Non-Performing Mortgage Loans
      May Adversely Affect Yields........10
   Junior Mortgage Loans.................10
   Balloon Payments......................10
   Extensions and Modifications of
      Defaulted Mortgage Loans;
      Additional Servicing Fees..........11
   Risks Related to the Mortgagor's
      Form of Entity and Sophistication..11
   Credit Enhancement Limitations........11
   Risks to Subordinated Certificate-
     holders; Lower Payment Priority.....12
   Taxable Income in Excess of
      Distributions Received.............13
   Due-on-Sale Clauses and Assignments
      of Leases and Rents................13
   Environmental Risks...................13
   Certain Federal Tax Considerations
      Regarding Residual Certificates....14
   ERISA Considerations..................14
   Special Hazard Losses.................15
   Control; Decisions by Certificate-
     holders.............................15
   Book-Entry Registration...............15

THE DEPOSITOR............................15

THE MASTER SERVICER......................16

USE OF PROCEEDS..........................16

DESCRIPTION OF THE CERTIFICATES..........16

   General...............................17
   Distributions on Certificates.........18
   Accounts..............................18
   Amendment.............................20
   Termination...........................21
   Reports to Certificateholders.........22
   The Trustee...........................22

THE MORTGAGE POOLS.......................22

   General...............................22
   Assignment of Mortgage Loans..........24
   Mortgage Underwriting Standards
      and Procedures.....................25
   Representations and Warranties........26

SERVICING OF THE MORTGAGE LOANS..........27

   General...............................27
   Collections and Other Servicing
      Procedures.........................27
   Insurance.............................28
   Fidelity Bonds and Errors and
      Omissions Insurance................30
   Servicing Compensation and Payment
      of Expenses........................30
   Advances..............................31
   Modifications, Waivers and Amendments.31
   Evidence of Compliance................31

 Certain Matters With Respect to the
      Master Servicer, the Special
      Servicer, the Trustee and the
      Depositor..........................32
   Events of Default.....................33
   Rights Upon Event of Default..........34

CREDIT ENHANCEMENT.......................35

   General...............................35
   Subordinate Certificates..............35
   Reserve Funds.........................36
   Cross-Support Features................37
   Certificate Guarantee Insurance.......37
   Limited Guarantee.....................37
   Letter of Credit......................37
   Pool Insurance Policies; Special
      Hazard Insurance Policies..........37
   Surety Bonds..........................38
   Fraud Coverage........................38
   Mortgagor Bankruptcy Bond.............38

CERTAIN LEGAL ASPECTS OF THE
      MORTGAGE LOANS.....................38

   General...............................39
   Types of Mortgage Instruments.........39
   Personalty............................40
   Installment Contracts.................40
   Junior Mortgages; Rights of Senior
      Mortgagees or Beneficiaries........40
   Foreclosure...........................42
   Environmental Risks...................48
   Enforceability of Certain Provisions..51
   Soldiers' and Sailors' Relief Act.....53
   Applicability of Usury Laws...........53
   Alternative Mortgage Instruments......54
   Leases and Rents......................54
   Secondary Financing; Due-on-
     Encumbrance Provisions..............55
   Certain Laws and Regulations..........55
   Type of Mortgaged Property............56
   Criminal Forfeitures..................56
   Americans With Disabilities Act.......56


MATERIAL FEDERAL INCOME TAX
      CONSEQUENCES.......................57

   General...............................57

  Federal Income Tax Consequences For
      REMIC Certificates.................58

   General...............................58
   Qualification as a REMIC..............58
   Taxation of REMIC Regular
      Certificates.......................61
   Taxation of the REMIC.................68
   Taxation of Holders of Residual
      Certificates.......................70
   Reporting Requirements and Backup
      Withholding........................75
   Tax Treatment of Foreign Investors....76
   Administrative Matters................77

  Federal Income Tax Consequences For
     Certificates As To Which
     No REMIC Election Is Made...........78

   Tax Status as a Grantor Trust.........78
   Tax Status of Certificates............79
   Pass-Through Certificates.............79
   Stripped Certificates.................80
   Sale of Certificates..................82
   Reporting Requirements and Backup
      Withholding........................82
   Treatment of Foreign Investors........83

STATE TAX CONSIDERATIONS.................83

ERISA CONSIDERATIONS.....................83

   Prohibited Transactions...............84
   Unrelated Business Taxable
      Income-Residual Interests..........85

LEGAL INVESTMENT.........................86

PLAN OF DISTRIBUTION.....................86

LEGAL MATTERS............................87

FINANCIAL INFORMATION....................87

RATINGS..................................87

                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Definitions is included at the end of this Prospectus.

Title of
Certificates........Commercial Mortgage  Pass-Through  Certificates, issuable in
                    Series Certificates (the "Certificates").

Depositor...........Commercial  Mortgage  Acceptance  Corp., a wholly-owned sub-
                    sidiary of Midland Loan Services, Inc. See "THE DEPOSITOR."

Master Servicer.....Midland  Loan Services,  Inc.,  a wholly-owned subsidiary of
                    PNC Bank, National Association. See "SERVICING OF THE MORTGAGE LOANS--General."

Special Servicer....The special  servicer (the "Special Servicer"),  if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--General."

Trustee.............The trustee (the "Trustee") for  each Series of Certificates will be named in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--The Trustee."

The Trust Fund......Each Series of Certificates will represent in the  aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:

  A. Mortgage Pool..The  primary  assets  of  each Trust Fund will  consist of a pool of  mortgage  loans (the  "Mortgage  Pool")  secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage")on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan." The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE MORTGAGE POOLS" herein and "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                    All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity; Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; and Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

                    Certain Mortgage Loans may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

                    The Depositor will not originate any Mortgage Loan, unless provided in the Prospectus Supplement; however, some or all of the Mortgage Loans may be originated by affiliates of the Depositor.

   B. Accounts......The Master Servicer generally will be required to establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.

   C. Credit
      Enhancement...If so  provided in  the  related Prospectus Supplement, pro-
                    tection against certain defaults and losses with respect to one or more Classes of

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


                    Certificates of a Series or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit Enhancement Limitations" and "CREDIT ENHANCEMENT--General."

Description of
Certificates........The  Certificates of each Series will be issued  pursuant to a Pooling and Servicing Agreement (the "Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. If so specified in the applicable Prospectus Supplement, Certificates of a given
                    Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each Series.

                    The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets as Security for Investment in Certificates; No Personal Liability" and "DESCRIPTION OF THE CERTIFICATES."
                    Distributions    on    Certificates......Distributions    of
                    principal and interest on the Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund.

                    With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master
                    Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Advances............With  respect to each Series of  Certificates,  the  related
                    Prospectus Supplement will set forth the obligations of the Master Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "SERVICING OF THE MORTGAGE LOANS--Advances."

Termination.........The  obligations  of the  parties to the  Agreement for each
                    Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement;
                    (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or
                    (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of
                    termination.       See       "DESCRIPTION       OF       THE
                    CERTIFICATES--Termination."

Risk Factors........There are material  risks  associated  with an investment in the Certificates. See "RISK FACTORS."

Listing of
Certificates........The  Depositor does not currently intend to make an applica-
                    tion to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in the automated quotation system of a registered securities association. See "RISK FACTORS--Limited Liquidity; Lack of Market for Resale."

Material Federal
Income Tax
Consequences........The Certificates  of  each  Series  will constitute   either
                    (i) "Regular Interests" ("Regular Certificates") and "Residual Interests" ("Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement. The information contained in these sections is supported by the opinion of Morrison & Hecker L.L.P., counsel to the Depositor. Potential purchasers of Certificates, however, are advised to consult their own tax advisers regarding the purchase of Certificates.

ERISA
Considerations......A fiduciary of an  employee  benefit  plan and certain other retirement plans and arrangements that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Senior Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Subordinate Certificates may not be purchased by or transferred to a Plan. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

Legal Investment....The related Prospectus Supplement will indicate  whether the
                    Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                    Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the related Prospectus Supplement.

Rating..............At the date of  issuance,  as to each  Series, each Class of
                    Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and "RATINGS" in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

Limited Liquidity; Lack of Market for Resale

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates on an automated quotation system of a Registered Securities Association. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Limited  Assets as Security  for  Investment  in  Certificates;  No
Personal Liability

     A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related
Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     In general, neither the Depositor, nor any partner, director, officer, employee or agent of the Depositor, will be liable to the related Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to the Agreement. As a result, if the assets of the related Trust Fund are depleted, the Certificateholders will not be able to recover any amounts from such persons, provided the applicable standard of care has been met.

Effects of Prepayments on Average Life of Certificates and Yields

     Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage

Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, as well as Acts of God. Accordingly, there can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment over other Classes of Certificates, including Classes of Offered Certificates, and, as a result, yields on such Series may be more sensitive to prepayments on the Mortgage Loans in the related Trust Fund. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.

     When considering the effects of prepayments on the average life and yield of a Certificate, an investor should also consider provisions of the related Agreement that permit the optional early termination of the Class of Certificates to which such Certificate belongs. If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Properties in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risks Associated with Lending on Income Producing Properties

     Mortgage loans made with respect to multifamily or commercial properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family properties. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     Further, the concentration of default, foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the businesses operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of businesses operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

     Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

Potential Conflicts of Interest

     The Special Servicer, if any, for a Series of Certificates, will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments". If the Special Servicer or anyone else who purchases Mortgage Loans and has the power to appoint the Special Servicer, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the related Agreement and will be governed by the servicing standards described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

Certain Tax Considerations of Variable Rate Certificates

     There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and variable rate regular Certificates are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method would be controlling if the IRS were to assert a different method for accruing income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Interest Weighted Certificates" and "--Taxation of REMIC Regular Certificates--Variable Rate Regular Certificates."

Limited Nature of Credit Ratings

     Any rating assigned by a Rating Agency to a Class of Certificates will reflect only its assessment of the likelihood that holders of such Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "--Credit Enhancement Limitations."

     The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure of loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to a greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "RATING".

Potential Inability to Verify Underwriting Standards

     The Mortgage Loans included in a Trust Fund may be originated by entities affiliated with the Depositor or by unaffiliated entities. Unaffiliated originators may use underwriting criteria that are different from that used by affiliates of the Depositor. The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. In certain cases, the Depositor may not be able to verify the underwriting standards used to originate a Mortgage Loan (e.g., if the Mortgage Loans being purchased from a Seller were acquired by the Seller in the open market or were originated over a long period of time pursuant to varying underwriting standards which cannot now be confirmed). In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made.

Nonrecourse Mortgage Loans; Limited Recovery

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

Inclusion of Delinquent and Non-Performing Mortgage Loans May Adversely Affect Yields

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.

Junior Mortgage Loans

     Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.

Balloon Payments

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally. Neither the Depositor or any affiliate will be required to refinance any Mortgage Loan.

Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.

Risks Related to the Mortgagor's Form of Entity and Sophistication

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.

Credit Enhancement Limitations

     The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

     A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

     The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged
Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "--Limited Nature of Credit Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."

Risks to Subordinated Certificateholders; Lower Payment Priority

     If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of
Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.

Taxable Income in Excess of Distributions Received

     A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" herein.

Due-on-Sale Clauses and Assignments of Leases and Rents

     Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

Environmental Risks

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or  disposal  of  any  hazardous  substances,  hazardous  materials,  wastes  or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."

Certain Federal Tax Considerations Regarding Residual Certificates

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates." Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder that (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. In particular, the transfer of a Residual Interest to certain "Disqualified Organizations" is prohibited. If transfer occurs in violation of such prohibition, a tax is imposed on the transfer. In addition, the transfer of a "noneconomic residuary interest" by a Residual Certificateholder will be disregarded under certain circumstances with the transferor remaining liable for any taxable income derived from the Residual Interest by the transferee Residual Certificateholder. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates." Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."

Special Hazard Losses

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, for any Trust Fund will each be required to use its best efforts in accordance with the servicing standard to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer, if any, may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through the acquisition of a blanket policy or master force placed policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "SERVICING OF THE MORTGAGE LOANS--Insurance."

Control; Decisions by Certificateholders

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights", will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."

Book-Entry Registration

     The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                  THE DEPOSITOR

     Commercial Mortgage Acceptance Corp. was incorporated in the State of Missouri on September 17, 1996. The Depositor is a wholly owned, limited purpose finance subsidiary of Midland Loan Services, Inc. The principal executive offices of the Depositor are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Its telephone number is (816) 435-5000.

     The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               THE MASTER SERVICER

     Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     The size of the loan portfolio which the Master Servicer was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement. The delinquency experience of the Master Servicer (and for periods prior to April 3, 1998, of the Master Servicer's predecessor in interest) as of the end of its three most recent fiscal years and the most recent calendar quarter for which such information is available on the portfolio of loans relating to commercial mortgage pass-through certificates master serviced by it will be summarized in each Prospectus Supplement. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay any indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. The maturity and interest rate of such indebtedness, if any, will be set forth in "USE OF PROCEEDS" in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES*

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of

________________________

*Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe the material provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

General

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed-in-lien of foreclosure (upon acquisition, any "REO Property"); (iv) all revenue received in respect of REO Property; (v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits, security agreements and pledges; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account; (x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under each related Mortgage Loan Purchase and Sale Agreement; and (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor). In addition, the Trust Fund for a Series may include various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their material characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

Distributions on Certificates

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Accounts

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner and in the amounts described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and (iv) reimburse the Master

Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

     It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such other Mortgaged Properties.

     The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

     "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii)  direct obligations  of the  Federal  Home Loan  Mortgage  Corporation
("FHLMC") (debt obligations only), the Federal National Mortgage Association ("Fannie Mae") (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);

     (iii) federal funds, time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each Rating Agency rating the Certificates of a Series;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates of a Series in its highest short-term unsecured rating category;

     (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each Rating Agency rating the Certificates of a Series as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Certificates of a Series as a permitted investment of funds backing securities having ratings equivalent to each such Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates of a Series;

provided, however, that (a) if Standard and Poor's Rating Service, a division of the McGraw-Hill Companies, Inc. ("S&P") is a Rating Agency for such Series, none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.

Amendment

     Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or this Prospectus or the related Prospectus Supplement, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement or this Prospectus or the related Prospectus Supplement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder.

     Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee, without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby (unless such amendment is permitted pursuant to the preceding paragraph) to make an advance.

      Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel (paid for as an expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class.

      The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating the Certificates of such Series.

Termination

     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

Reports to Certificateholders

     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

The Trustee

     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a fiscal agent to guarantee certain obligations of the Trustee. Such fiscal agent will be a party to the Agreement. In such event, the fiscal agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS

General

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--General," "--Types of Mortgage Instruments," "--Installment Contracts" and "--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" for more detailed information regarding the characteristics of such types of mortgage loans. A Mortgage Pool will not include securities of the type listed in the definition of Permitted Investments. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

     1.   Mortgage Loans with fixed interest rates;

     2.   Mortgage Loans with adjustable interest rates;

     3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

     4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

     6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

      Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date on which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

      Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, cash collateral deposits, personal guarantees or combinations thereof. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

      If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder. In the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or a group of Mortgage Loans of a single obligor or group of affiliated obligors representing 10% or more of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

      Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

      The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards" herein. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage

Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

      The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on or prior to the Cut-off Date). The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of each property securing the Note.

      In addition,  the Depositor will, as to each Mortgage Loan, deliver to the
Trustee:  (i) the Note,  endorsed to the order of the Trustee without  recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security agreement and/or assignment of leases, rents and profits is separate from the Mortgage, an executed assignment of such security agreement and/or re-assignment of such assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances in which the original recorded
Mortgage, mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

      The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the

Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the Master Servicer and the Seller.

Mortgage Underwriting Standards and Procedures

      The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor or third parties in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

      The originator of a Mortgage Loan generally will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. With respect to certain Mortgage Loans, the Depositor may be unable to verify the underwriting standards and procedures used by a particular originator, in which case, such fact will be disclosed in the related Prospectus Supplement. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders that were at the time of origination approved by HUD as FHA mortgagees in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards."

      If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines for appraisers established by or acceptable to the loan originator. In general, originators of commercial and multifamily mortgage loans require each mortgaged property to be appraised by an independent appraiser in accordance with MAI Standards. Furthermore, if so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Generally, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

Representations and Warranties

      The seller of a Mortgage Loan to the Depositor (the "Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or if not yet issued, a pro forma or specimen policy or a "marked-up" commitment for title insurance furnished by the related title insurance company for purposes of closing) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or pro forma or specimen policy or "marked-up" commitment for title insurance) remained in effect on the date of purchase of the Mortgage Loan from the Seller; (ii) that the Seller was the sole owner and holder of such Mortgage Loan and had full right and authority to sell and assign such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the related Cut-off Date. The Prospectus Supplement for a Series will identify each Seller and specify the representations and warranties being made by the Seller.

      All of the representations and warranties of a Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Seller do not address events that may occur following the sale of a Mortgage Loan by the Seller, the repurchase obligation of the Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of sale of the Mortgage Loans or such other date specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholders of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

      Upon the discovery of the breach of any representation or warranty made by the Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, if the Seller cannot cure such breach within 85 days following discovery of the breach or the Seller's receipt of notice of such breach, such Seller generally will be obligated to substitute a similar replacement mortgage loan for such Mortgage Loan, if so provided in the related Prospectus Supplement, or repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase, plus (a) unpaid accrued interest at the applicable rate (in the absence of a default) to, but not including, the date of repurchase, (b) the amount of any unreimbursed advances made with respect to Property Protection Expenses, (c) interest on all advances made with respect to such Mortgage Loan at the rate specified in the related Agreement, (d) the amount of any unpaid servicing compensation (other than servicing fees) and Trust Fund expenses allocable to such Mortgage Loan, and (e) the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer, if any, or the Trustee in respect of such repurchase obligation. The Master Servicer will be required to enforce such obligation of the Seller for the benefit of the Trustee and the Certificateholders in accordance with servicing standards for the applicable Agreement. This repurchase obligation, and substitution obligation, if applicable, will generally constitute the sole remedy or remedies available to the Trustee for the benefit of the Certificateholders of such Series for a breach of a representation or warranty by a Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Trustee or the Certificateholders. No assurance can be given that a Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

      If specified in the related Prospectus Supplement, the Seller may deliver to the Trustee, within a specified number of days following the issuance of a Series of Certificates, Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund (i) which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, (ii) as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or (iii) as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicer of the Mortgage Loans (the "Master Servicer") will be Midland Loan Services, Inc., the parent of the Depositor and a wholly-owned subsidiary of PNC Bank, National Association. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer's collection procedures will be described under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "--Collection Activities" in the related Prospectus Supplement. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

Collections and Other Servicing Procedures

      The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain one or more escrow accounts (each, an "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made
(i) to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments,
(iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law and (vi) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

Insurance

      The Agreement for each Series will require that the Master Servicer use its best efforts to cause each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of
(i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to cause each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "--Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property. If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its best efforts to cause the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Special Servicer will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and
(iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related mortgagor, will be advanced by the Master Servicer. Alternatively, the Master Servicer or Special Servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, as applicable, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

      In  general,  the  standard  form of fire  and  hazard  extended  coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

      The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

      Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

Fidelity Bonds and Errors and Omissions Insurance

      The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

      The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

      In addition, the Agreement for a Series may provide that the Master Servicer is entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

      The Master Servicer will generally pay the fees of the Trustee.

      The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and the Agreement for the related Series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable, (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

Advances

      The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. In general, the Master Servicer or the Special Servicer, if any, will be entitled to reimbursement for any advance equal to the amount of such advance, plus interest thereon at the rate specified in the related Agreement, from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such advance was made or (ii) upon determining that such advance is not recoverable in the manner described in the preceding clause, from any other amounts from time to time on deposit in the Collection Account, which amounts may include funds that would otherwise be applied to the reduction of the principal balance of the Certificates for such Series. The monthly statements to Certificateholders will disclose the amount of any advances made during the prior month. See "THE POOLING AND SERVICING AGREEMENT--Advances" in the related Prospectus Supplement.

Modifications, Waivers and Amendments

      The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

Evidence of Compliance

      The Agreement for each Series will generally provide that on or before a specified date in each year, with the first such date being a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a statement of a firm of independent certified public accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under the related Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding twelve (12) months and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

      In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.

Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor

      The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, misrepresentations, bad faith, fraud or negligence or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any, will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

      In addition, the Agreement will generally provide that none of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any, obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

      Generally, and in addition to the transactions permitted pursuant to the preceding paragraph, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus Supplement will describe any additional restrictions on such assignment.

      The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

      The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

      The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

      The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.

Events of Default

      Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer or the Special Servicer, as applicable, to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.

Rights Upon Event of Default

      As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement. The Agreement for the applicable Series may specify that the Special Servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

      The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.

      On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term unsecured debt rating categories by each of the Rating Agencies rating the Certificates of such Series, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency rating the Certificates of such Series, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.

      No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

      The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                               CREDIT ENHANCEMENT

General

      If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

      It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."

      If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

      A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

      The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things, to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are Offered Certificates, the sensitivity of distributions on such Certificates based on certain prepayment assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders; Lower Payment Priority" herein.

Reserve Funds

      If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

      Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

      Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

Cross-Support Features

      If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Certificate Guarantee Insurance

      If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

Limited Guarantee

      If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Letter of Credit

      Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policies; Special Hazard Insurance Policies

      If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Surety Bonds

      If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

Fraud Coverage

      If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or
(iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond

      If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains a general summary of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

      All of the Mortgage Loans are loans evidenced by a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property. Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of loans secured by mortgages.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.

Personalty

      Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Installment Contracts

      The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "mortgagor") for the payment of the purchase price, plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

      The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

      The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens, the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action conducted in a court having jurisdiction over a Mortgaged Property initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and a notice of sale and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate,


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


may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees which may be recovered by a mortgagee. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Limitations on Mortgagee's Rights. In case of foreclosure under a mortgage or a deed of trust, the sale by the referee or other designated official or the trustee is often a public sale. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly
conducted   foreclosure  sale  was  a  fraudulent  transfer  under  the  federal
Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if: (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or


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


hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. There may also be state transfer taxes due and payable upon obtaining such properties at foreclosure and such taxes could be substantial. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Courts may also apply general  equitable  principles  in  connection  with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor. In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

      Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that


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


of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale, is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

      In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale. Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Whether the mortgagee has any rights to recover these expenses from a mortgagor who redeems the property depends on the applicable state statute. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years following the year in which the property is acquired. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

      Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

      Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security; however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

      Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under such a loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

      Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder; the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

      Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions
(including foreclosure actions and deficiency judgment proceedings) related to the "bankrupt" borrower are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of

"substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that effected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

      Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel or nursing home revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel or nursing home revenues. Rents or hotel or nursing home revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding; (ii) to the extent such rents or hotel or nursing home revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

      To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

      In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

      A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy. Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.

Environmental Risks

      Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

      A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or lease the property to potential tenants. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

      In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset
Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

      The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee


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


did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

      CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

      Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor's ability to meet its loan obligations.

      At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

      The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to Hazardous Materials for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

      "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

      If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor


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


may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

      Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

      Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

      The  United  States  Environmental   Protection  Agency  (the  "EPA")  has
concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

      Under the Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act"), owners of residential housing constructed prior to 1978 are required to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

      Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

Enforceability of Certain Provisions

      Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made, and in some circumstances, may prohibit payments for a specified period and/or condition prepayments upon the mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given


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


that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to any mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

      Due-on-Sale Provisions. The enforceability of due-on-sale and due-on-encumbrance provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied under applicable state law. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which generally preempts state constitutional,  statutory  and case  law  that  prohibits  the  enforcement  of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures have exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

      The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

      In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default. It is expected that the Mortgage Loans will include a "debt-acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Soldiers' and Sailors' Relief Act

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.

Applicability of Usury Laws

      State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan, but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the mortgagee from foreclosing.

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

Leases and Rents

      Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.

Secondary Financing; Due-on-Encumbrance Provisions

      Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

Certain Laws and Regulations

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.


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


      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed on mortgagees in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Type of Mortgaged Property

      A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risks to mortgagees in that: (i) such properties are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, manager or operator; and (ii) the transferability of operating, liquor and other licenses to the entity acquiring such properties either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."

Criminal Forfeitures

      Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion was prepared by Morrison & Hecker L.L.P., counsel to the Depositor ("Counsel") and, to the extent it expresses opinions or conclusions as to federal income tax law, represents the opinion of Counsel as to such matters. The discussion below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the administrative rulings and court decisions all as in effect and existing on the date hereof and, all of which are subject to change, possibly on a retroactive basis, or possible differing interpretations. This discussion is directed primarily to investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories or classes of investors some of which (such as banks, insurance companies and foreign investors) may be subject to special rules under the federal income tax laws. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "STATE TAX CONSIDERATIONS." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

      Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

      The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. The applicable Prospectus Supplement will also specify if a REMIC election will not be made for a portion of the Trust Fund. If so specified, such portion may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made." For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


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


                         Federal Income Tax Consequences
                             For REMIC Certificates

General

      The following discussion addresses securities ("REMIC Certificates") representing interests in a Trust, or a portion thereof, which the Trustee will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code.

      An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the Trust Fund issuing Certificates of that Series will be treated as one or more REMICs for federal income tax purposes provided that the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements concerning REMICs are satisfied, and the Certificates offered thereby will be considered to be "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

Qualification as a REMIC

      In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimus portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimus requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimus amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Agreement for each Series will contain provisions to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or (ii)


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


substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgaged Properties underlying a Series of Certificates, references to the Mortgaged Properties will be deemed to refer to that portion of the Mortgaged Properties held by the Trust Fund which does not include the fixed retained yield.

      Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which such property is acquired, with extensions granted by the Internal Revenue Service ("IRS").

      In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on some or all of the qualified mortgages. A qualified variable rate includes a rate based on a weighted average of rates on some or all of the REMIC's qualified mortgages, which in turn bear a fixed rate or qualified variable rate. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest.

      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


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


      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related Certificates may not be accorded the status or given the tax treatment described below. Section 860D(b)(2) of the Code provides that if (i) an entity ceases to be a REMIC, (ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied.

      Status of REMIC Certificates. If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property" and other types of assets described in Code Section 7701(a)(19)(C)(i)-(x) (except that if the underlying mortgage loans are not residential mortgage loans, the Certificates will not so qualify)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the corresponding tax treatment in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

      Holders of Certificates should be aware that (i) Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i); and Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

      It is possible that various reserves or funds will reduce the proportion of REMIC assets that qualify under the standards described above.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the Certificates issued by the Tiered REMICs will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Regulations of the Code.

      The Tiered REMICs will be treated as one REMIC solely for purposes of determining whether the Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

Taxation of REMIC Regular Certificates

      Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Certificates") are generally taxable to Certificateholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Certificates.

      Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and the OID Regulations. Although Section 1272(a)(6) of the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued. Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Certificate and its issue price. The issue price of a Regular Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Certificate. The stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest payments."

      A holder of a Regular Certificate must include OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Certificate will be considered to be zero if it is less than a de minimus amount determined under the Code.

      Under this de minimus rule, OID on a Regular Certificate will be considered to be zero if such OID is less than .25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Although not specifically addressed by regulations, it is assumed that the schedule of distributions used in determining weighted average maturity should be based on the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a Regular Certificate includes any de minimus OID in income pro rata as stated principal payments are received.

      If the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether OID is de minimus, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificate holders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

      Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate); (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency; (iii) the yield or the changes in the price of one or more items of "actively traded" personal property other than stock or debt of the issuer or a related party, (iv) a combination of rates described in (i), (ii) or
(iii); or (v) other rates designated by the IRS in the Internal Revenue Bulletin. Each rate described in (i) through (v) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will differ significantly from the average value of the rate during the final half of its term. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular
Certificates." In the case of the Compound Interest Certificates, Interest Weighted Certificates (as defined below) and certain of the other Regular Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

      The holder of a Regular Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Certificate, the sum of the "daily portions" of such


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


OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a holder of a debt instrument, such as a Regular Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The IRS has not yet issued regulations that address Prepayment Assumptions; however, the Conference Committee Report to the Tax Reform Act of 1986 indicates that the assumed rate of prepayments used in pricing can be used for purposes of OID calculations if such assumption is reasonable for comparable transactions. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate, over (ii) the "adjusted issue price" of the Regular Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Certificate is the sum of its issue price plus prior accruals of OID, if any, reduced by the total payments, other than qualified stated interest payments, made with respect to such Regular Certificate in all prior periods. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period); (ii) events (including actual prepayments) that have occurred before the end of the accrual period; and (iii) the assumption that the remaining payments (including actual prepayments) will be made in accordance with the original Prepayment Assumption. The effect of this method will be to increase (or decrease) the portion of OID required to be included in income by a Certificateholder taking into account whether prepayments with respect to the Mortgage Loans are accruing faster (slower) than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, there is no assurance that Mortgage Loans will be prepaid at that rate and no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

      A subsequent holder of a Regular Certificate will also be required to include OID in gross income. If such a holder purchases a Regular Certificate for an amount that exceeds its adjusted issue price the holder will be entitled (as will an initial holder who pays more than a Regular Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

      Certain Classes of Certificates may represent more than one Class of Regular Interests. The Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

      Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Certificateholder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Certificateholder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the final regulations under Section 1275 governing debt issued with contingent principal


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


payments, in which case a Certificateholder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate. If the contingent payment rules were applicable to Interest Weighted Certificates (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the contingent payment regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Certificates." Because of uncertainty in the law, Counsel to the Depositor will not render any opinion on these issues.

      Variable Rate Regular Certificates. Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

      Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing tax reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. Interest and OID attributable to the Regular Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates); (b) for a qualified inverse floating rate, the value of the rate as of the issue date; and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the


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


Regular Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt-instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Certificate is then treated as converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

      Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the provisions of the OID Regulations applicable to debt instruments having contingent payments. Prospective purchasers of variable rate Regular Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

      Constant Yield Election for Interest. Under the OID Regulations, holders of Regular Certificates generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, OID, de minimus OID, market discount, de minimus market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Certificate makes such an election and (i) the Regular Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires or (ii) the Regular Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount" and "--Premium." The election to accrue interest, discount and premium on a constant yield method is irrevocable without the consent of the IRS. A holder of a Regular Certificate should consult its tax adviser before making this election.

      Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount rules of Code Section 1276 if the stated redemption price at maturity (or the revised issue price where OID has accrued on such Certificate) exceeds the basis of the Certificate in the hands of the purchaser. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate, or upon the sale or exchange of the Regular Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Certificateholder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest) allocated to such period in relation to the sum of such interest together with the remaining interest as of the end of such period. A holder of a Regular Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. Such election will apply to all taxable debt instruments (including all Regular Interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code
Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b). Purchasers who purchase Regular Certificates at a market discount should consult their tax advisors regarding the elections for recognition of such discount.

      Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificates (determined as described above under "--Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

      Premium. A Certificateholder who purchases a Regular Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium. The Certificateholder may elect under Code Section 171 to amortize such premium as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. See "--Constant Yield Election for Interest."

      Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Prepayment Assumption. If a Certificateholder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all Regular Interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Final Treasury regulations were issued in December 1997 which address the amortization of bond premiums (the "Premium Regulations"). The preamble to the Premium Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.

     Subordinate Certificates--Effects of Defaults, Delinquencies and Losses. As described above under "CREDIT ENHANCEMENT --Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to accrue interest and OID with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period.

      Although  not  entirely  clear,  and to the  extent  the bad debt rules of
Section 166 of the Code apply, it appears a Certificateholder that is a corporation or otherwise holds such Certificates in connection with a trade or business should generally be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Regular Certificate. Although similarly unclear, a noncorporate Certificateholder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Regular Certificate. A noncorporate Certificateholder alternatively, depending on the factual circumstances, may be allowed a capital loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Certificateholder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

      Allocation of Expenses in a Single Class REMIC. As a general rule, all of the servicing, administrative and other non-interest expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of REMIC Regular Certificates and the holders of REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates. If the REMIC is considered to be a "single-class REMIC" and a Regular Interest Certificateholder is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1998, estimated to be $124,500, or $62,250, in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The partial or total disallowance of these deductions may have a significant adverse impact on the yield of the Regular Certificate to such a holder.

      Sale or Exchange of Regular Certificates. A Regular Interest Certificateholder's tax basis in its Regular Certificate is the price such holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange or redemption of a Regular Certificate, measured by the difference between the amount realized and the Regular Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss.

      Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate (as defined in Code Section 1274(d)) as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate prior to its sale. In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "Conversion Transaction" as defined in Code
Section 1258(c), in an amount equal to the interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if, in the case of a noncorporate taxpayer, an election is made under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued.

      As of date of this Prospectus the maximum marginal tax rate on ordinary income for individual taxpayers is 39.6%. The maximum marginal tax rate on long-term capital gains for non-corporate taxpayers is 20%. The maximum marginal tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35% subject to certain higher marginal tax rates which phase out the benefits of the guaranteed corporate tax rate structure. Net capital gain realized on a capital asset which is sold after being held by 12 months or less is subject to tax at ordinary income tax rates. Any gain realized on a capital asset which is sold after being held for more than 12 months but not more than 18 months is subject to tax at ordinary income tax rates, subject to a maximum tax rate of 28% (a "mid-term capital gain"). Gain realized on a sale of a capital asset after a holding period of more than 18 months is subject to tax at 20%, assuming that the taxpayer is otherwise in a rate bracket equal to or greater than 20%.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "Single-Class REMIC," the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally treated as debt of the REMIC and taxed accordingly. See "--Taxation of REMIC Regular Certificates" above.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual having the calendar year as a taxable year, with certain adjustments as required under Code Section 860C(b). The "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates. See "--Taxation of Holders


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


of Residual Certificates." In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, plus any cancellation of indebtedness income due to the allocation of realized losses to the Regular Certificates, and (ii) deductions, including stated interest and OID accrued on Regular Certificates, amortization of any premium with respect to loans and servicing fees and other expenses of the REMIC.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the "Startup Day" (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans to individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimus rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which holders of Regular Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimus rules. See "--Taxation of REMIC Regular Certificates" above.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding the recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions Tax and Other Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include
(i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of limited exceptions for cash contributions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. It is not anticipated that any such contributions will occur or that any such tax will be imposed.

      Net Income from Foreclosure Property. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Liquidation of the REMIC. If a REMIC and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC) to holders of Regular Certificates and Residual Certificate holders within the 90-day period.

Taxation of Holders of Residual Certificates

      The holder of a Certificate representing a residual interest (a "Residual Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day. For this purpose, the taxable income or net loss of the REMIC, in general, will be allocated to each day in the calendar quarter ratably using such reasonable convention as set forth in the Prospectus Supplement including, as applicable, a "30 days per month/90 days per quarter/360 days per year" convention. The related Prospectus Supplement will indicate whether a different allocation method will be used. Ordinary income derived from Residual Certificates will be "portfolio income" for taxpayers subject to Code Section 469 limitation on the deductibility of "passive losses."

      A holder of a Residual Certificate that is an individual or a "Pass-Through Interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.

      As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of such a Certificateholder that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Federal Income Tax Consequences For Certificates As To Which No Remic Election Is Made--Stripped Certificates--Discount or Premium on Stripped Certificates." Accordingly, such Certificates may not be appropriate investments for individuals, estates or trusts, or


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


pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

      The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC regardless of whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing Classes of Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. (If this occurs, it is likely that cash distributions to holders of Residual Certificates will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of outstanding loan principal.

      In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate will most likely be less than that of such a bond or instrument.

      Basis. A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders discussed previously under "--Taxation of Holders of Residual Certificates," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

      Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in a Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until


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


termination of the REMIC, unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not currently so provide. See "--Sale or Exchange" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

      Limitation on Losses. The amount of the REMIC's net loss that a Certificateholder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      Distributions. Distributions on a Residual Certificate, if any, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of such distribution exceeds a holder's adjusted basis in the Residual Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Certificate) to the extent of such excess. If the Residual Certificate is property held for investment, such gain will generally be capital in nature.

      Limitations on Offset or Exemption of REMIC Income: Excess Inclusions and UBTI. The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. The Small Business Job Protection Act of 1996 eliminated a prior law exception to this rule for certain organizations taxed under Section 593 (thrift institutions) with respect to Residual Certificates with significant value. This change is effective for Residual Certificates acquired in taxable years beginning after December 31, 1995. If the holder of a Residual Certificate is an organization subject to the tax on unrelated business taxable income ("UBTI") imposed by Code Section 511, such as a pension fund or other exempt organization, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund or certain cooperatives were to own a Residual Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." See "--Tax Treatment of Foreign Investors--Residual Certificates." Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes. For this purpose, the long-term applicable


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


federal  rate,  which is  announced  monthly by the Treasury  Department,  is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Alternative Minimum Tax. The 1996 Act also provides new rules affecting the determination of alternative minimum taxable income ("AMTI") of a Residual Certificate holder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI for a taxable year cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusions. These changes are effective for tax years beginning after December 31, 1986, unless a Residual Certificate holder elects to have the rules apply only to tax years beginning after August 20, 1996.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors."

      Sale or Exchange. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of Regular Certificates" above. Except to the extent provided in regulations, which have not yet been issued, the "wash sale" rules of Code Section 1091 will disallow any loss upon disposition or a Residual Certificate if the selling Certificateholder acquires any Residual Interest in a REMIC or similar mortgage pool within six months before or after such disposition. Any such disallowed loss would be added to the Residual
Interest Certificateholder's adjusted basis in the newly acquired Residual Interest.

      Restrictions on Ownership and Transfer of Residual Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." "Disqualified Organizations" include the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity.), a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization and the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the statement is false.

      The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

      If a Residual Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a tax will be imposed on the transferor of such Residual Certificate at the


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


time of the transfer pursuant to Code Section 860E(e)(2) equal to the product of
(i) the present value (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate) of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company or any person holding as nominee) that owns a Residual Certificate, the pass-through entity will be required to pay tax equal to its product of (i) the amount of excess inclusion income of the REMIC for such taxable year allocable to the interest held by such Disqualified
Organization; multiplied by (ii) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

      Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Certificate would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a "Pass-Through Entity" has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

      Noneconomic Residual Interests. Under the REMIC Regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Certificate to a non-U.S. Person will be disregarded for all federal tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A Residual Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax imposed on corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the applicable federal rate under Code Section 1274(d)(1) that would apply to a debt instrument issued on the date the noneconomic residual interest was transferred and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Interest at the time of transfer. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or


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


unable to pay taxes on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if
(i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "--Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors."

      Mark-to-Market Rules. ..A "negative value" Residual Interest (and any Residual Interest or arrangement that the IRS deems to have substantially the same economic effect) is not treated as a security and thus may not be marked to market under final Treasury regulations under Section 475 of the Code that generally require a securities dealer to mark to market securities held for sale to customers. In general, a Residual Interest has negative value if, as of the date a taxpayer acquires the Residual Interest, the present value of the tax liabilities associated with holding the Residual Interest exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest as the REMIC generates losses. In addition, in the Preamble to the temporary Treasury regulations, the IRS requested comments regarding whether additional rules are needed to carry out the purposes of
Section 475 of the Code. Consequently, the IRS may further limit, prospectively or retroactively, the definition of "security" for purposes of Section 475 of the Code by carving out of such definition all Residual Interests.

Reporting Requirements and Backup Withholding

      A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of Certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate
(i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates. Any amounts withheld from distribution on Regular Certificates


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


would be allowed as a credit against such Certificateholders, federal income tax liability or would be refunded by the IRS.

Tax Treatment of Foreign Investors

      Regular Certificates. Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (each, a "Non-U.S. Person") such interest will normally qualify as portfolio interest (except if (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will not be subject to the 30% United States withholding tax. Upon receipt of appropriate ownership statements signed under penalties of perjury, identifying the beneficial owner and stating, together with other statements, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Certificates, including "stripped certificates" (i.e., Certificates that separate ownership of principal payments and interest payments on the Mortgage Loans), however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

      Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to United States federal income tax at regular rates.

      Residual Certificates. Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest and be subject to United States withholding tax at 30% or any lower applicable treaty rate. Holders should assume that such income does not qualify for exemption from United States withholding tax as portfolio interest. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions". If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value.

      If a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Non-U.S. Persons will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing


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


the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions."

      On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an affect on the United States taxation of foreign investors holding Regular Certificates or Residual Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Regular Certificates or Residual Certificates.

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding.

      In general, the Trustee will, to the extent permitted by applicable law, act as agent of the REMIC, and will file REMIC federal income tax returns on behalf of the related REMIC. Reports of accrued interest and OID will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

      Treasury   regulations   require   that,  in  addition  to  the  foregoing
requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "--Taxation of the REMIC--Calculation of REMIC Income" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "--Qualification as a REMIC--Status of REMIC Certificates."

      The holder of the largest percentage interest of the Residual Certificates will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. In general, the Trustee will act as attorney in fact and agent for the tax matters person and, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Interest Certificateholders in connection with the administrative and judicial review of items


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


of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Interest Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee as attorney in fact and agent for tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Interest Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Interest Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

                Federal Income Tax Consequences For Certificates
                      As To Which No REMIC Election Is Made

Tax Status as a Grantor Trust

      General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans. Under such circumstances the arrangement, pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied.

      In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee, the Master Servicer and the Special Servicer, if any, and similar fees provided that such amounts are reasonable compensation for services rendered (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under
Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer and the Special Servicer, if any. In the case of a noncorporate  holder,  however,  Servicing  Fees (to the  extent  not  otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative


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


minimum tax liability. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

Tax Status of Certificates

      In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code provided that the real property securing the loan is of the type specified in such Code Section; "obligation(s) principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

Pass-Through Certificates

      Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Depositor believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

      Original Issue Discount. The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimus amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. OID with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimus exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any OID in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to


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


offset the OID with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any OID will be reduced or eliminated.

      Market Discount. Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimus amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under
Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

      A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

Stripped Certificates

      Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the


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


creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the IRS could assert that OID must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

      Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

      In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent payment debt instrument provisions of the OID Regulations.

      Under the contingent payment debt instrument provisions, the contingent instrument is treated as if it were a debt with no contingent payments (the "noncontingent bond method"). Under this method the issue price is the amount paid for the instrument and the Certificateholder is in effect put on the cash method with respect to interest income at a comparable yield of a fixed rate debt instrument with similar terms. The comparable yield must be a reasonable yield for the issuer and must not be less than the applicable federal rate. A projected payment schedule and daily portions of interest accrual is determined based on the comparable yield. The interest for any accrual period, other than an initial short period, is the product of the comparable yield and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus accrued interest for all prior accrual periods reduced by any noncontingent or contingent payments on the debt instrument). If the amount payable for a period were, however, greater or less than the amount projected the income included for the period would be increased or decreased accordingly. Any reduction in the income accrual for a period to an amount below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment or any loss attributable to the Certificateholder's basis would be treated as a loss from a sale or exchange of the Certificate. If the loss-generating Mortgage Loan or Mortgage Loans was issued by a natural person, such loss may be an ordinary loss because loss recognized on


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


retirement of a debt instrument issued by a natural person is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset. A loss resulting from total interest inclusions exceeding total net Negative Adjustments taken into account would be an ordinary loss. If a gain were recognized on sale or exchange of the Certificate it would be capital in nature if the Certificate were a capital asset in the hands of the Certificateholder.

      Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

Sale of Certificates

      As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Except as subsequently discussed, such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

      Certain financial institutions subject to the provisions of Code Section 582(c), which recognize gain on the sale of a certificate will be taxable at ordinary income rates on such gain. In addition, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Pass-Through Certificate is held as part of a "conversion transaction" as defined in Code Section
1258(c), up to the amount of interest that would have accrued on the Pass-Through Certificateholder's applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally area subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Reporting Requirements and Backup Withholding

      The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Pass-Through Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to


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


enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount or original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issued discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of such class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences--Federal Income Tax Consequences For REMIC Certificates--Reporting Requirements and Backup Withholding".

Treatment of Foreign Investors

      To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholder on original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Tax Treatment of Foreign Investors--Regular Certificates".

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code. However, a governmental plan or a church plan may be subject to similar restrictions under other applicable federal and state law ("Similar Law"). Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. A fiduciary of a governmental plan or a church plan should make its own determination as to the need for or availability of any exemptive relief under Similar Law or Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Senior
Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

Prohibited Transactions

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless the administrative exemption described below or some other exemption is available.

      Special caution should be exercised before "plan assets" of a Plan are used to purchase a Senior Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

      Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

      The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether a Plan's assets would be deemed to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Senior Certificate) in such an entity.

      Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in


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


advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans and church plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, such as Senior Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates, such as Subordinate Certificates, may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

      Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code or, in the case of governmental plans or church plans, Similar Law of any such acquisition and ownership of such Certificates.

Unrelated Business Taxable Income-Residual Interests

      The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of Certificates.

      The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). It is anticipated that the Offered Certificates generally will not constitute "mortgage related securities" for purposes of the Enhancement Act.

      All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council (to the extent adopted by their respective regulators), which in relevant part prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income-paying," and provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Certificates will constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

      If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

      If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

      Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

                                  LEGAL MATTERS

      Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by Morrison & Hecker L.L.P., Kansas City, Missouri, and for the Underwriters as specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATINGS

      It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. See "RISK FACTORS--Limited Nature of Credit Ratings."

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              INDEX OF DEFINITIONS

1933 Act....................iii
1934 Act.....................iv
1986 Act.....................66
ACMs.........................51
ADA..........................56
Agreement.................3, 16
AMTI.........................73
Applicable Amount............67
Bankruptcy Code..............43
Cash Flow Bond Method........81
CERCLA...................13, 49
Certificateholders...........18
Certificates..................i
Classes.......................i
Closing Date.................24
Code......................5, 57
Code Plans...................83
Collection Account........2, 18
Commission..................iii
Compound Interest
  Certificates...............61
Counsel......................57
Credit Enhancement........3, 35
Cut-off Date..............4, 18
Department...................84
Disqualified Organiza-
  tions..................14, 73
Distribution Account......2, 18
Distribution Date.........3, 18
Enhancement Act..............86
EPA..........................51
ERISA.....................5, 83
ERISA Plans..................83
Escrow Account...............28
Escrow Payments..............28
Event of Default.............33
Fannie Mae...................19
FHA..........................25
FHLMC........................19
Forfeiture Laws..............56
Form 8-K.....................24
Garn-St. Germain Act.........52
Hazardous Materials..........50
HUD..........................25
Installment Contracts.....1, 22
Interest Weighted
  Certificate............63, 81
IRS..........................59
Lead Paint Act...............51
Lender Liability Act.........49
Master Servicer..............27
Master Servicer Remittance
   Date......................19
Midland......................16
mid-term capital gain........68
Mortgage..................1, 22
Mortgage Loan.............1, 22
Mortgage Loan File...........24
Mortgage Loan Groups.........24
Mortgage Loan Schedule.......24
Mortgage Loans...............ii
Mortgage Pool.............ii, 1
Mortgaged Property........1, 22
Multiple Variable Rate.......64
NCUA.........................54
Negative Adjustment..........81
noncontingent bond method....81
Non-U.S. Person..............76
Note.........................23
Offered Certificates..........i
OID..........................61
OID Regulations..............58
Pass-Through Certificates....78
Pass-Through Rate...........iii
Permitted Investments........19
Plan..........................5
Plans........................83
Policy Statement.............86
Premium Regulations..........66
Prepayment Assumption....61, 63
Property Protection Expenses.19
PTCE.........................85
Rating Agency.............5, 17
Ratio Strip Certificates.....80
Registration Statement......iii
Regular Certificates......5, 61
Regular Interests.............5
Regulations..................84
Relief Act...................53
REMIC........................ii
REMIC Certificates...........58
REMIC Provisions.............58
REMIC Regulations............58
REO Account..................19
REO Property.................17
Reserve Account..............17
Reserve Fund.................36
Residual Certificate.........70
Residual Certificates.........5
Residual Interests............5
S&P..........................20
Securities Act of 1933......iii
Seller.......................26
Senior Certificates..........35
Series........................i
Servicing Fee............30, 78
Similar Law..................84
Simple Interest Loans........23
Single Variable Rate.........62
Special Servicer..............1
Special Servicing Fee........30
Specially Serviced Mortgage
  Loans......................27
Startup Day..............58, 69
Stripped Certificates........78
Subordinate Certificates.....35
Tax Reform Act of 1986...63, 66
Tiered REMICs................60
TIN..........................75
Title V......................54
Title VIII...................54

Trust Fund................i, 17
Trustee...................1, 22
U.S. Person..................73
UBTI.........................72
UCC..........................40
Underwriter's Exemption......85
USTs.........................51
Voting Rights................15



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